As filed with the U.S. Securities and Exchange Commission January 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

DIGITAL ALLY, INC.

(Exact name of registrant as specified in its charter)

Nevada	3663	20-0064269
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 841-7774

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Stanton E. Ross

Chief Executive Officer

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 841-7774

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

David E. Danovitch, Esq. Joseph E. Segilia, Esq. Aaron M. Schleicher, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Telephone: (212) 660-3060	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St. Richmond, Virginia 23219 Tel: (804) 771-5700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 23, 2025

PRELIMINARY PROSPECTUS

Up to [   ] Units, with each Unit consisting of:

One Share of Common Stock

One Series A Warrant to Purchase One Share of Common Stock

One Series B Warrant to Purchase One Share of Common Stock

Up to [   ] Pre-Funded Units, with each Pre-Funded Unit consisting of:

One Pre-Funded Warrant to Purchase One Share of Common Stock

One Series A Warrant to Purchase One Share of Common Stock

One Series B Warrant to Purchase one Share of Common Stock

Up to [   ] Shares of Common Stock Underlying the Pre-Funded Warrants

Up to Shares of Common Stock Underlying the Series A Warrants

Up to Shares of Common Stock Underlying the Series B Warrants

Digital Ally, Inc. (the “Company,” “Digital Ally,” the “registrant,” “we,” “our” or “us”) is offering up to [   ] units (the “Units”), each Unit consisting of: (i) one share of common stock; (ii) one Series A Warrant to purchase one share of common stock (the “Series A Warrants”); and (iii) one Series B Warrant to purchase one share of common stock (the “Series B Warrants,” together with the Series A Warrants, the “Warrants”). Each Series A Warrant is exercisable at an exercise price of $[   ] per share (125% of the assumed public offering price per Unit), subject to certain anti-dilution and share combination event protections, and each Series B Warrant is exercisable at an exercise price of $[   ] per share (125% of the assumed public offering price per Unit) subject to certain share combination event protections. The Series A Warrants will be exercisable commencing upon our receipt of the Warrant Stockholder Approval (described below) and will expire five years after the date of the Warrant Stockholder Approval. The Series B Warrants will be exercisable commencing upon our receipt of the Warrant Stockholder Approval and will expire two and one-half years from the date of Warrant Stockholder Approval. See “Description of Securities.” We are offering each Unit at an assumed public offering price of $[   ] per Unit, equal to the closing price of our common stock on The Nasdaq Capital Market on January [   ], 2025.

Under the alternate cashless exercise option of the Series B Warrants, a holder of the Series B Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) three. In addition, the Series A Warrants and Series B Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (“VWAP”) during the period from the trading day immediately following, until the fifth trading day following, the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series A Warrants and Series B Warrants, among other adjustments. Additionally, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant, subject to certain exceptions.

Finally, on the 11th trading day after the Warrant Stockholder Approval date (the “Reset Date”), the exercise price of the Warrants will be reset to a price equal to the lower of (i) the exercise price then in effect and (ii) the greater of (a) the lowest daily VWAP during the period commencing on the first trading day after the Warrant Stockholder Approval date and ending following the close of trading on the 10th trading day thereafter (the “Reset Period”), and (b) the floor price set forth in the Warrants, and the number of shares issuable upon exercise will be increased such that the aggregate exercise price of the Warrants on the issuance date for the shares of common stock underlying the Warrants then outstanding shall remain unchanged.

Any reduction to the exercise prices of the Series A Warrants and the Series B Warrants and resulting increase in the shares of common stock underlying the Warrants will be subject to a floor price. Prior to the Warrant Stockholder Approval date, the floor Price shall be equal to 50% of the Nasdaq Minimum Price at the pricing of this offering and after the Warrant Stockholder Approval date, the floor Price shall be 20% of the Nasdaq minimum Price.

The Warrants will be exercisable only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market to permit the exercise of the Warrants (the “Warrant Stockholder Approval”). In the event that we are unable to obtain the Warrant Stockholder Approval, the Warrants will not be exercisable and therefore the Warrants may have substantially less value.

We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, up to [ ] pre-funded units (the “Pre-Funded Units”) to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Unit consists of: (i) one pre-funded warrant exercisable for one share of common stock (the “Pre-Funded Warrants”); (ii) one Series A Warrant; and (iii) one Series B Warrant. The purchase price of each Pre-Funded Unit is equal to the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The common stock and Pre-Funded Warrants, and the accompanying Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. Pursuant to the registration statement related to this prospectus, we are also registering the shares of common stock issuable upon exercise of the Warrants and Pre-Funded Warrants included in the Units and Pre-Funded Units offered hereby.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DGLY.” The last reported sale price of our common stock on The Nasdaq Capital Market on January 22, 2025 was $0.4000 per share. There is no established trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants and we do not intend to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

We have engaged Aegis Capital Corp. (“Aegis”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. See “Risk Factors” at page 7. We will bear all costs associated with the offering. See “Plan of Distribution” on page 98 of this prospectus for more information regarding these arrangements.

The public offering price for the securities in this offering will be determined at the time of pricing and may be at a discount to the current market price at the time. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us, the placement agent and the investors based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

We intend to use the proceeds from this offering for general corporate purposes, including working capital and investments. See “Use of Proceeds.”

Investing in the Securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Unit	Per Pre-Funded Unit	Total
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds, before expenses, to us(2)	$	$	$

(1)	Represents a cash fee equal to 8.0% of the aggregate purchase price paid by investors in this offering. We have also agreed to pay a non-accountable expense of 1.0% and have agreed to reimburse the placement agent for the fees and disbursements of its legal counsel in an amount of $225,000. See “Plan of Distribution” beginning on page 98 of this prospectus for a description of the compensation to be received by the placement agent.

(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants or Pre-Funded Warrants.

The delivery to purchasers of securities in this offering is expected to be made on or about [               ], 2025, subject to satisfaction of certain customary closing conditions.

Sole Placement Agent

Aegis Capital Corp.

The date of this prospectus is                , 2025

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment or incorporated by reference. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

You should carefully read this prospectus before deciding to invest in our securities.

Neither we nor Aegis have authorized anyone to provide you with information different from or inconsistent with the information contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When used herein, unless the context requires otherwise, references to “Digital Ally”, the “Company”, “we”, “our” or “us” refer to Digital Ally, Inc., a Nevada corporation, and its subsidiaries on a consolidated basis.

This prospectus contains trademarks, tradenames, service marks and service names of Digital Ally, Inc. and its subsidiaries.

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INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus and does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus carefully, especially “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus, before deciding whether to participate in the offering described in this prospectus.

Company Overview

The business of the Company (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, Inc., TicketSmarter, Inc. (“TicketSmarter”), Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc. (“Kustom 440”), Kustom Entertainment, Inc. (“Kustom”), and its majority-owned subsidiary Nobility Healthcare, LLC) is divided into three reportable operating segments: 1) the video solutions operating segment (the “Video Solutions Operating Segment”), 2) the revenue cycle management segment (the “Revenue Cycle Management Segment”), and 3) the entertainment segment (the “Entertainment Segment”). The Video Solutions Operating Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

Corporate Information

We were incorporated in Nevada on December 13, 2000. We conduct our business from 14001 Marshall Drive, Lenexa, Kansas 66215. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus or the registration of which it forms a part and is intended for informational purposes only. You should not consider such website information to be a part of this prospectus and such registration statement.

Recent Developments

As previously disclosed in a Current Report on Form 8-K filed with the SEC by the Company on June 6, 2023, on June 1, 2023, the Company entered into an Agreement and Plan of Merger (as amended, the “CLOE Merger Agreement”) with Clover Leaf Capital Corp., a Delaware corporation (“Clover Leaf”), CL Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Clover Leaf (the “Merger Sub”), Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the CLOE Merger Agreement) for the stockholders of Clover Leaf (other than the Company as of immediately prior to the Effective Time and its successors and assignees) in accordance with the terms and conditions of the CLOE Merger Agreement (the “Purchaser Representative”), and Kustom.

On November 7, 2024, pursuant to Section 8.1(a) of the CLOE Merger Agreement, the Company, Clover Leaf, Merger Sub, Purchaser Representative, and Kustom entered into a Mutual Termination and Release Agreement (the “Termination Agreement”) to terminate the CLOE Merger Agreement (the “Termination”). As a result of the Termination Agreement, the CLOE Merger Agreement is of no further force and effect, with the exception of specified provisions set forth in the Termination Agreement, which shall survive the Termination and remain in full force and effect in accordance with their respective terms.

As previously reported in the amendment to the Current Report on Form 8-K filed with the SEC by the Company on November 8, 2024, in order to secure the Company’s obligations under the senior secured promissory notes in aggregate principal amount of $3,600,000 issued as part of the Private Placement (as defined below) (the “Notes”), the Purchase Agreement provides that the Company shall cause its wholly owned subsidiaries, to the extent permitted under such subsidiaries’ existing obligations, to guarantee the payment of and performance of obligations under the Notes. In connection therewith, on November 13, 2024, the Company entered into that certain Secured Subsidiary Guarantee (the “Guarantee”), by and among the Company, TicketSmarter, Kustom 440, and Kustom (each of TicketSmarter, Kustom 440 and Kustom a “Guarantor” and together, the “Guarantors”). Pursuant to the Guarantee, the Guarantors guarantee to the certain institutional investors (the “Purchasers”) with whom the Company entered in a private placement transaction on November 6, 2024 (the “Private Placement”) the prompt and complete payment and performance when due of the Obligations (as defined in the Guarantee).

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As previously reported on the Form 8-K filed on November 7, 2024, pursuant to the Purchase Agreement, the Company agreed to file within 30 days of the Closing Date (as defined in the Purchase Agreement) a registration statement (the “Public Offering Registration Statement”) with the SEC for a public offering (the “Public Offering Filing Deadline”) and use its reasonable best efforts to pursue and consummate a financing transaction within ninety (90) days of the Closing Date (the “Offering Consummation Deadline”). The Company also agreed to file within 30 days of the Closing Date a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale by the Purchasers of the 808,377 shares of common stock (the “Shares”) issued under the Purchase Agreement (the “Resale Filing Deadline”).

On December 11, 2024, the Company entered into that certain First Amendment to Securities Purchase Agreement (the “Amendment”) with the Purchasers. Pursuant to the Amendment, (i) the Public Offering Filing Deadline was amended to require the Company to file the Public Offering Registration Statement not less than 20 Trading Days (as defined in the Purchase Agreement) after, and not more than 30 Trading Days after, the later of (a) the annual meeting of stockholders scheduled for December 16, 2024 and (b) the effectiveness of the registration statement described in Section 4.15 of the Purchase Agreement (the “Resale Registration Statement”), (ii) the Offering Consummation Deadline was amended to require the Company to use its reasonable best efforts to consummate a financing transaction within sixty (60) days of filing the Public Offering Registration Statement, and (iii) the Resale Filing Deadline was amended to require the Company to use reasonable best efforts to file the Resale Registration Statement on or before December 18, 2024 (but in no event later than December 20, 2024), and to use commercially reasonable efforts to cause such Resale Registration Statement to become effective within forty-five (45) calendar days following the filing thereof and to keep such Resale Registration Statement effective at all times until no Purchaser owns any Shares. Failures to meet any of the deadlines set forth in the foregoing sentence shall be considered Public Information Failures for which Public Information Failure Payments shall be due pursuant to Section 4.3(b) of the Amendment.

Pursuant to the Amendment, a participation right was added to the Purchase Agreement, such that until one (1) year following the Closing Date, the Purchasers shall have the right to receive an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement (as defined in the Amendment), which Offer Notice shall, among other things, offer to issue and sell to or exchange with such Purchaser in accordance with the terms of the Offer such Purchaser’s pro rata portion of 35% of the Offered Securities, subject to certain conditions.

Nasdaq Notifications

As previously disclosed, on January 2, 2025, the Company received a letter (the “Notice”) from the Nasdaq Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that it was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Stockholders’ Equity Requirement”), as the Company’s stockholders’ equity of ($2,448,310), as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, was below the required minimum of $2.5 million, and the Company did not meet either the alternative compliance standards relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Discussions to Sell Majority Interest in Subsidiary

The Company is in discussions to sell the 51% of the membership units that our wholly owned subsidiary, Digital Ally Healthcare, Inc., holds in its majority-owned subsidiary Nobility Healthcare, LLC. The Company expects to reach an agreement in the near term but, at the time of this prospectus, no definitive agreement has been reached.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

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THE OFFERING

Units offered by us	Up to [ ] Units in a best efforts offering. Each Unit consists of: (i) one share of common stock; (ii) one Series A Warrant; and (iii) one Series B Warrant.

Pre-Funded Units offered by us	We are also offering the opportunity to purchase, if the purchaser so chooses and in lieu of Units, up to [ ] Pre-Funded Units to purchasers whose purchase of Units in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Unit consists of: (i) one Pre-Funded Warrant exercisable for one share of common stock; (ii) one Series A Warrant; and one Series B Warrant. The purchase price of each Pre-Funded Unit is equal to the price per Unit being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant included in the Pre-Funded Unit is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit we sell, the number of Units we are offering will be decreased on a one-for-one basis. Because we will issue one Series A Warrant and one Series B Warrant as part of each Unit or Pre-Funded Unit, the number of Warrants sold in this offering will not change as a result of a change in the mix of the Units and Pre-Funded Units sold. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants and Warrants sold in this offering.

Warrants offered by us

The Series A Warrants will be exercisable commencing upon Warrant Stockholder Approval, have an exercise price of $[   ] per share (125% of the assumed public offering price per Unit), subject to certain anti-dilution and share combination event protections and have a term of five years from the date of the Warrant Stockholder Approval.

The Series B Warrants will be exercisable commencing upon Warrant Stockholder Approval, will have an exercise price of $[   ] per share (125% of the assumed public offering price per Unit), subject to certain share combination event protections and will have a term of two and one-half years from the date of Warrant Stockholder Approval.

Under the alternate cashless exercise option of the Series B Warrants, the holder of the Series B Warrant has the right to receive three shares for each warrant share underlying the Series B Warrant. In addition, beginning on the 11th trading day after the Warrant Stockholder Approval date (the “Reset Date”), the exercise price of the Warrants will reset to a price equal to the greater of (i) the Floor Price, as defined in the Warrants, in effect on the Reset Date and (ii) the lowest VWAP during the period commencing on the first trading day immediately following the Warrant Stockholder Approval date and ending on the close of trading on the 10th trading day thereafter. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split, with a proportionate adjustment to the number of shares underlying the Warrants. Beginning on the Warrant Stockholder Approval Date, with certain exceptions, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants upon our issuance of our common stock or common stock equivalents at a price per share that is less than the exercise price of the Series A Warrant.

Prior to the Warrant Stockholder Approval date, the Floor Price shall be equal to 50% of the Nasdaq Minimum Price at the pricing of this offering and after the Warrant Stockholder Approval date, the Floor Price shall be 20% of the Nasdaq minimum Price. See “Description of Securities.”

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Common stock outstanding prior to the offering(1)	7,883,214 shares.

Common stock to be outstanding after the offering	[ ] (assuming no sale of any Pre-Funded Units)

Use of Proceeds	We intend to use the net proceeds to us from this offering for working capital and other general corporate purposes, to pay in full the approximate $1.923 million aggregate amount owed under the Short-Term Merchant Advance, dated November 29, 2023 and amended March 14, 2024, issued by the Company and Kustom to Agile Capital Funding, LLC, a New York limited liability company (the “Short-Term Merchant Advance”), and to pay in full the $3.6 million aggregate face value of senior secured promissory notes issued as part of the Private Placement. See “Use of Proceeds” beginning on page 23.

Listing	Our common stock is listed on The Nasdaq Capital Market under the symbol “DGLY”. There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants, and we do not intend to list theses securities on any national securities exchange or trading system.

Assumed Public Offering Price	$[ ] per Unit, the closing price of our common stock on January [ ], 2025.

Risk Factors	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 7 of this prospectus before deciding whether or not to invest in shares of our common stock.

Lock-Up Agreements	Our officers and directors have agreed, for a period of 60 days after the Warrant Stockholder Approval date, subject to certain exceptions, not to offer, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock without the prior written consent of the underwriter.

Unless otherwise indicated, all information contained in this prospectus assumes the sale of all of the shares offered hereby at an assumed public offering price of $[   ] per share and no sale of any Pre-funded Warrants. The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 7,883,214 shares outstanding as of January 23, 2025. The number of shares outstanding as of January 23, 2025, as used throughout this prospectus, unless otherwise indicated, excludes, as of that date:

●	excludes up to 52,500 shares of our common stock issuable upon exercise of outstanding options with a weighted average exercise price of $45.14 per share.

●	excludes up to 8,832,226 shares of our common stock issuable upon exercise of warrants issued previously and outstanding, having a weighted average exercise price of $1.27 per share.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in this prospectus before deciding whether to invest in our securities, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. Our business, financial condition, results of operations and future prospects may be adversely affected as a result of such risks. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Financial Condition

We will need financing in the longer term to support our ongoing operations. If we do not raise sufficient capital when such financing is needed, we may be forced to cease operations, liquidate our assets and possibly seek bankruptcy protection or engage in a similar process.

While we believe that current cash on hand is sufficient to fund our immediate operational needs, we will need financing in the longer term to support our ongoing operations. There can be no assurance that we will be able to secure any needed funding, or that if such funding is available, the terms or conditions would be acceptable to us. If we are unable to obtain such additional financing, we will be required to divest all or a portion of our business or otherwise liquidate, wind-up, restructure or curtail our operations and product development timeline. We may seek additional capital through a combination of equity offerings, debt financings and/or strategic collaborations. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, and could increase our expenses and require that our assets secure such debt. Equity financing, if obtained, could result in dilution to our then-existing stockholders and/or require such stockholders to waive certain rights and preferences. If such financing is not available on satisfactory terms, or is not available at all, our ability to accelerate product development will be hindered, our business and financial condition may be materially and adversely affected, and you may lose all or part of your investment.

We have incurred losses in recent years.

We have had net losses for several years and had an accumulated deficit of $117,668,781 at December 31, 2023, which includes our net loss attributable to common stockholders of $25,688,547 for the year ended December 31, 2023, as compared to our net loss attributable to common stockholders of $21,666,691 for the year ended December 31, 2022. As of September 30, 2024, we had an accumulated deficit of $130,154,168, which includes net losses attributable to common stockholders of $3,470,506 for the three months ended September 30, 2024. Our management has concluded that our historical recurring losses from operations and unstable cash flows from operations, as well as our dependence on private equity and other financings, raise substantial doubt about our ability to continue as a going concern and our auditor has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report for the years ended December 31, 2023 and 2022.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

Our independent registered public accounting firm has included in its report for the year ended December 31, 2023 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. Our ability to continue as a going concern is contingent upon, other factors, our ability to raise additional capital through sales of our securities, including this offering, and incurrence of debt. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of our products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of our products. These factors raise substantial doubt about our ability to continue as a going concern. There is no assurance that additional financing will be available at terms acceptable to us or at all. If we cannot continue as a viable entity, this could materially adversely affect the value of the shares of common stock.

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Foreign currency fluctuations may affect our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in our product pricing for potential international customers. These changes in foreign end-user costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively affect the financial condition of some existing or potential foreign customers and reduce or eliminate their future orders of our products. We also import selected components which are used in the manufacturing of some of our products. Although our purchase orders are in the United States dollar, weakness in the United States dollar could lead to price increases for the components.

Our revenues and operating results may fluctuate unexpectedly from quarter to quarter, which may cause our stock price to decline.

Our revenues and operating results have varied significantly in the past and may continue to fluctuate significantly in the future due to various factors that are both in and outside our control. Thus, we believe that period-to-period comparisons of our operating results may not be meaningful in the short-term, and our performance in a particular period may not be indicative of our performance in any future period.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our reported results of operations.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business.

Risks Related to Our Business and Industry

There are risks related to dealing with domestic governmental entities as customers.

One of the principal target markets for our products is the law enforcement community. In this market, the sale of products will be subject to budget constraints of governmental agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Such governmental agencies have experienced budgetary pressures because of the recent recession and its impact on local sales, property and income taxes that provide funding for purchasing our products. These agencies also may experience political pressure that dictates the way they spend money. Thus, even if an agency wants to acquire our products, it may be unable to purchase them due to budgetary or political constraints, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

There are risks related to dealing with foreign governmental entities as customers.

We target the law enforcement community in foreign countries for the sale of many of our products. While foreign countries vary, generally the sale of our products will be subject to political and budgetary constraints of foreign governments and agencies purchasing these products, which could result in a significant reduction in our anticipated revenues. Some foreign governments are experiencing budgetary pressures because of various reasons specific to them and their impact on taxes and tariffs that in many cases provide funding for purchasing our products. Law enforcement agencies within these countries also may experience political pressure that dictates the way they spend money. Thus, even if a foreign country or its law enforcement agencies want to acquire our products, it may be unable to purchase them due to budgetary or political constraints. We cannot assure investors that such governmental agencies will have the necessary funds to purchase our products even though they may want to do so. Further, even if such agencies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

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International law enforcement and other agencies that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from a few months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by foreign governments and agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and receive no revenue in return. In addition, we may be selected as the vendor of choice by these foreign customers but never receive the funding necessary to purchase our product due to political or economic reasons.

We are marketing our DVM-250, DVM-250 Plus event recorder and FirstVU HD products to commercial customers, which is a relatively new sales channel for us and we may experience problems in gaining acceptance.

The principal target commercial market for our event recorder products is commercial fleet operators, such as taxi cabs, limousine services, transit buses, ambulance services and a variety of delivery services, and the principal target commercial market for our disinfectant/sanitizer and temperature monitoring products are healthcare centers and direct consumer businesses such as bars and restaurants. We have been marketing our FirstVU HD and EVO-HD to commercial customers for approximately one year and have been marketing our Shield™ and ThermoVU™ products to commercial customers for approximately the same period of time. While we have continued to try to capitalize on the existing market for our event recorder products, the markets for these newer products have represented relatively new sales channels for us and we may experience difficulty gaining acceptance of such products by the targeted customers. Our sales of such products will be subject to budget constraints of both the large and small prospective customers, which could result in a significant reduction in our anticipated revenues. Certain of such companies have experienced budgetary and financial pressures for various reasons specific to them or the applicable industries in which they operate, which may negatively impact their ability to purchase our products. Thus, even if prospective customers want to acquire our products, they may be unable to do so because of such factors. Further, even if such companies have the necessary funds, we may experience delays and relatively long sales cycles due to their internal decision-making policies and procedures.

We are operating in a developing market and there is uncertainty as to market acceptance of our technology and products.

The markets for our new and enhanced products and technology are developing and rapidly evolving. They are characterized by an increasing number of market entrants who have developed or are developing a wide variety of products and technologies, a number of which offer certain of the features that our products offer. Because of these factors, demand and market acceptance for new products are subject to a high level of uncertainty. There can be no assurance that our technology and products will become widely accepted. It is also difficult to predict with any assurance the future growth rate, if any, and size of the market. If a substantial market fails to develop, develops more slowly than expected or becomes saturated with competitors or if our products do not achieve or continue to achieve market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Our technology may also be marketed and licensed to device manufacturers for inclusion in the products and equipment they market and sell as an embedded solution. As with other new products and technologies designed to enhance or replace existing products or technologies or change product designs, these potential partners may be reluctant to integrate our digital video recording technology into their systems unless the technology and products are proven to be both reliable and available at a competitive price. Even assuming product acceptance, our potential partners may be required to redesign their systems to effectively use our digital video recording technology. The time and costs necessary for such redesign could delay or prevent market acceptance of our technology and products. A lack of, or delay in, market acceptance of our digital video recording technology and products would adversely affect our operations. There can be no assurance that we will be able to market our technology and products successfully or that any of our technology or products will be accepted in the marketplace.

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We expend significant resources in anticipation of a sale due to our lengthy sales cycle and may receive no revenue in return.

Generally, law enforcement and other agencies and commercial fleet and mass transit operators that may consider using our products must analyze a wide range of issues before committing to purchase products like ours, including training costs, product reliability and budgetary constraints. The length of our sales cycle may range from several months to a year or more. We may incur substantial selling costs and expend significant effort in connection with the evaluation of our products by potential customers before they place an order. Initial orders by agencies typically are for a small number of units that are used to evaluate the products. If these potential customers do not purchase our products, we will have expended significant resources and have received no revenue in return.

Failure to stay on top of technology innovation could harm our business model.

Our revenue growth will depend upon our success in new and existing markets for our technologies. The markets for our technologies and products are defined by:

●	rapid technological change;

●	new and improved technology and frequent product introductions;

●	consumer demands; evolving industry standards; and

●	technology and product obsolescence.

Our future success depends on our ability to enhance our technologies and products and to develop new technologies and products that address the market needs in a timely manner. Technology development is a complex, uncertain process requiring high levels of innovation, highly skilled engineering and development personnel, and the accurate anticipation of technological and market trends. We may not be able to identify, develop, acquire, market, or support new or enhanced technologies or products on a timely basis, if at all.

We are dependent on key personnel.

Our success will be largely dependent upon the efforts of our executive officers, Stanton E. Ross and Thomas J. Heckman. We do not have employment agreements with Messrs. Ross or Heckman, although we entered into retention agreements with such officers on December 23, 2008, which were amended in April 2018. The loss of the services of either of these individuals could have a material adverse effect on our business and prospects. There can be no assurance that we will be able to retain the services of such individuals in the future. We have not obtained key-man life insurance policies on these individuals. We are also dependent to a substantial degree on our technical, research and development staff. Our success will be dependent upon our ability to hire and retain additional qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel. Although we have not had trouble in attracting qualified personnel to date, there can be no assurance that we will be able to retain our present personnel or acquire additional qualified personnel as and when needed.

We are dependent on manufacturers and suppliers.

We purchase, and intend to continue to purchase, substantially all the components for our products and some entire products, from a limited number of manufacturers and suppliers, most of whom are located outside the United States. Our internal process is principally to assemble the various components and subassemblies manufactured by our suppliers and test the assembled product prior to shipping to our customers. We do not intend to directly manufacture any of the equipment or parts to be used in our products. Our reliance upon outside manufacturers and suppliers, including foreign suppliers, is expected to continue, increase in scope and involves several risks, including limited control over the availability of components, and products themselves and related delivery schedules, pricing and product quality. We may be subject to political and social risks associated with specific regions of the world including those that may be subject to changes in tariffs that may have substantial effects on our product costs and supply chain reliability and availability. We may experience delays, additional expenses and lost sales if we are required to locate and qualify alternative manufacturers and suppliers.

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A few of the semiconductor chip components for our products are produced by a very small number of specialized manufacturers. Currently, we purchase one essential semiconductor chip from a single manufacturer who currently sources such chipsets from the Philippines, China, Taiwan and South Korea, among other countries. While we believe that there are alternative sources of supply, if, for any reason, we are precluded from obtaining such a semiconductor chip from this manufacturer, we may experience long delays in product delivery due to the difficulty and complexity involved in producing the required component and we may also be required to pay higher costs for our components.

While we do the final assembly, testing, packaging, and shipment of certain of our products in-house, a number of our component parts are manufactured by subcontractors. These subcontractors include: raw circuit board manufacturers; circuit board assembly houses; injection plastic molders; metal parts fabricators; and other custom component providers. While we are dependent upon these subcontractors to the extent that they are producing custom subassemblies and components necessary for manufacturing our products, we still own the designs and intellectual property involved. This means that the failure of any one contractor to perform may cause delays in production. However, we can mitigate potential interruptions by maintaining “buffer stocks” of critical parts and subassemblies and by using multiple sources for critical components. We also can move our subcontracting to alternate providers. Being forced to use a different subcontractor could cause production interruptions ranging from negligible, such as a few weeks, to very costly, such as four to six months. Further, the failure of a foreign manufacturer to deliver products to us timely, in sufficient quantities and with the requisite quality would have a material adverse impact on our business, operations and financial condition.

The only components that would require a complete redesign of our digital video electronics package are the chips manufactured by Texas Instruments Incorporated (“Texas Instruments”). While there are competitive products available, each chip has unique characteristics that would require extensive tailoring of product designs to use it. The Texas Instruments chip is the heart of our video processing system. If Texas Instruments became unwilling or unable to provide us with these chips, we would be forced to redesign our digital video encoder and decoder systems. Such a complete redesign could take substantial time (over six months) to complete. We attempt to mitigate the potential for interruption by maintaining continuous stocks of these chips to support several months’ worth of production. In addition, we regularly check on the end-of-life status of these parts to make sure that we will know well in advance of any decisions by Texas Instruments to discontinue these parts. There are other semiconductors that are integral to our product design and which could cause delays if discontinued, but not to the same scale as the Texas Instruments chips.

We are uncertain of our ability to protect technology through patents.

Our ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for at least 50 patents for protection in the United States and certain other countries to cover certain design aspects of our products.

We have been issued at least 38 patents to date by the USPTO. In addition, we have at least 12 patent applications that are still under review by the U.S. Patent Office and, therefore, we have not yet been issued all the patents that we applied for in the United States. No assurance can be given that any patents relating to our existing technology will be issued from the United States or any foreign patent offices, that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

If our patents were to be denied as filed, we would seek to obtain different patents for other parts of our technology. If our main patent, which relates to the placement of the in-car video system in a rear-view mirror, were to be challenged and denied, it could potentially allow our competitors to build very similar devices. Currently, this patent is not being challenged. However, we believe that very few of our competitors would be capable of this because of the level of technical sophistication and level of miniaturization required. Even if we obtain patents, there can be no assurance that they will be enforceable to prevent others from developing and marketing competitive products or methods. If we bring an infringement action relating to any future patents, it may require the diversion of substantial funds from our operations and may require management to expend efforts that might otherwise be devoted to our operations. Furthermore, there can be no assurance that we will be successful in enforcing our patent rights.

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Further, if any patents are issued there can be no assurance that patent infringement claims in the United States or in other countries will not be asserted against us by a competitor or others, or if asserted, that we will be successful in defending against such claims. If one of our products is adjudged to infringe patents of others with the likely consequence of a damage award, we may be enjoined from using and selling such product or be required to obtain a royalty-bearing license, if available on acceptable terms. Alternatively, if a license is not offered, we might be required, if possible, to redesign those aspects of the product held to infringe to avoid infringement liability. Any redesign efforts we undertake might be expensive, could delay the introduction or the re-introduction of our products into certain markets, or may be so significant as to be impractical.

We are uncertain of our ability to protect our proprietary technology and information.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Cyber-security incidents, including data security breaches or computer viruses, could harm our business by disrupting our delivery of products or services, damaging our reputation or exposing us to liability.

We receive, process, and store, electronically, the data of our customers and others, much of which is confidential. Unauthorized access to our computer systems or stored data could result in the theft, including cyber-theft, or improper disclosure of confidential information, and the deletion or modification of records could cause interruptions in our operations. These cyber-security risks increase when we transmit information from one location to another, including over the internet or other electronic networks. Despite the security measures we have implemented, our facilities, systems and procedures, and those of our third-party service providers, may be vulnerable to security breaches, acts of vandalism, software viruses, misplaced or lost data, programming or human errors or other similar events which may disrupt our delivery of services or expose the confidential information of our customers and others. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our customers or others, whether by us or a third party, could subject us to civil and criminal penalties, have a negative impact on our reputation, or expose us to liability to our customers, third parties or government authorities. We are not aware of such breaches to date. There can be no assurance that we will be able to effectively handle a failure of our information systems, or that we will be able to restore our operational capacity in a timely manner to avoid disruption to our business. Any of these developments could have a material adverse effect on our business, financial condition and results of operations.

The digital video recording market is characterized by new products and rapid technological change.

The market for our digital video recording technology products is characterized by rapidly changing technology and frequent new product introductions. Our future success will depend in part on our ability to enhance our existing technologies and products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new digital video recording technology and products both as stand-alone products and embedded solutions in third party products and systems. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the digital video recording market. There can also be no assurance that digital video recording products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution are characterized by new products and rapid technological change.

The markets for our new branded Shield™ disinfectant/sanitizer and ThermoVU™ temperature monitoring solution products are characterized by rapidly changing technology and frequent new product introductions given the COVID-19 pandemic. Our future success will depend in part on our ability to enhance our existing products and to introduce new products and technologies to meet changing customer requirements. We are currently devoting, and intend to continue to devote, significant resources toward the development of new applications for our disinfectant/sanitizer and temperature monitoring solutions and products both as stand-alone products and embedded solutions in third party products and systems. Our current development activities include, among others, electrostatic sprayer systems to more efficiently disburse our Shield™ disinfectant/sanitizer. There can be no assurance that we will successfully complete the development of these technologies and related products in a timely fashion or that our current or future products will satisfy the needs of the market. There can also be no assurance that the disinfectant/sanitizer and temperature monitoring products and technologies developed by others will not adversely affect our competitive position or render our products or technologies non-competitive or obsolete.

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We are a party to several lawsuits both as a plaintiff and as a defendant in which we may ultimately not prevail, resulting in losses and which may cause our stock price to decline.

We are involved as a plaintiff and defendant in routine litigation and administrative proceedings incidental to our business from time to time, including customer collections, vendor and employment-related matters. We believe that the likely outcome of any other pending cases and proceedings will not be material to our business or financial condition. However, there can be no assurance that we will prevail in the litigation or proceedings or that we may not have to pay damages or other awards to the other party.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of capital equipment to end users in dental professional practices. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continued economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition and results of operations. Also, the imposition of economic sanctions on Russia as a result of the war in Ukraine could prevent us from performing existing contracts and pursuing new growth opportunities, which could adversely affect our business, financial condition and results of operations.

Future acquisitions may have a material adverse effect on our ability to manage our business and our results of operations and financial condition.

We may acquire businesses, technologies, services, or products which are complementary to our business. Future acquisitions may expose us to potential risks, including risks associated with the integration of new operations, services, and personnel, unforeseen or hidden liabilities, the diversion of resources and management attention from our existing business and technology, our potential inability to generate sufficient revenue to offset new costs, the costs and expenses incurred in connection with such acquisitions, or the potential loss of or harm to relationships with suppliers, employees, and customers resulting from our integration of new businesses.

Any of the potential risks listed above could have a material adverse effect on our ability to manage our business or our results of operations and financial condition. In addition, we may need to fund any such acquisitions through the incurrence of additional debt or the sale of additional debt or equity securities, which would result in increased debt service obligations, including additional operating and financing covenants, or liens on our assets that would restrict our operations, or dilution to our shareholders.

We face intense competition in our industry, and we may not be able to compete successfully in our target markets.

Our markets are characterized by intense competition, subject to rapid change, and are significantly affected by new product introductions and other market activities of industry participants. Our competitors include many large domestic and international companies that have substantially greater financial, technical, marketing, distribution and other resources, greater name recognition, a longer operating history, broader product lines, lower cost structures and longer-standing relationships with customers and suppliers than we do. As a result, our competitors may be able to respond better to new or emerging technologies or standards and to changes in customer requirements.

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Further, some of our competitors are in a better financial and marketing position from which to influence industry acceptance of a particular product standard or a competing technology than we are. Our competitors may also be able to devote greater resources to the development, promotion and sale of products, and may be in a position to deliver competitive products at a lower price than we can, along with the potential to conduct strategic acquisitions, joint ventures, subsidies and lobbying industry and government standards, hire more experienced technicians, engineers and research and development teams than we can. As a result, we may not be able to compete effectively against any of these organizations.

Our ability to compete in our current target markets and future markets will depend in large part on our ability to successfully develop, introduce and sell new and enhanced products or technologies on a timely and cost-effective basis and to respond to changing market requirements. We expect our competitors to continue to improve the performance of their current products and potentially reduce their prices. In addition, our competitors may develop future generations and enhancements of competitive products or new or enhanced technologies that may offer greater performance and improved pricing or render our technologies obsolete. If we are unable to match or exceed the improvements made by our competitors, our market position and prospects could deteriorate and our net product sales could decline.

Our Entertainment Segment business is dependent on the continued occurrence of large-scale sporting events, concerts and theater shows and any decrease in the number of such events may result in decreased demand for our services.

Ticket sales are sensitive to fluctuations in the number of entertainment, sporting and theater events and activities offered by promoters, teams and facilities, and adverse trends in the entertainment, sporting and leisure event industries could adversely affect our business, financial condition and results of operations. We rely on third parties to create and perform at live music, sporting and theater events, and any unwillingness to tour, lack of availability of popular artists or decrease in the number of games or performances held could limit our ability to generate revenue. Accordingly, our success depends, in part, upon the ability of these third parties to correctly anticipate public demand for particular events, as well as the availability of popular artists, entertainers and teams, and any decrease in availability or failure to anticipate public demand could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.

Changes in Internet search engine algorithms and dynamics, or search engine disintermediation, or changes in marketplace rules could have a negative impact on traffic for our sites and ultimately, our business and results of operations.

We rely heavily on Internet search engines, such as Google, to generate traffic to our website, through a combination of organic and paid searches. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our website can be negatively affected. In addition, a search engine could, for competitive or other purposes, alter its search algorithms or results causing our website to be placed lower in organic search query results. If a major search engine changes its algorithms in a manner that negatively affects the search engine ranking of our website or those of our partners, our business, results of operations and financial condition would be harmed. Furthermore, our failure to successfully manage our search engine optimization could result in a substantial decrease in traffic to our website, as well as increased costs if we were to replace free traffic with paid traffic, which may harm our business, results of operations and financial condition.

We also rely on application marketplaces, such as Apple’s App Store and Google’s Play, to enable downloads of our applications. Such marketplaces have in the past made, and may in the future make, changes that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces. Further, Apple and Google App Stores are an important distribution channel. If they choose to charge commissions on our products and we fail to negotiate compatible terms, it may harm our business, results of operations and financial condition. Similarly, if problems arise in our relationships with providers of application marketplaces, traffic to our site and our user growth could be harmed.

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Our Entertainment Segment business is dependent on the willingness of artists, teams and promoters to continue to support the secondary ticket market and any decrease in such support may result in decreased demand for our services.

Our Entertainment Segment business is dependent on the secondary ticket market for events put on by artists, teams and promoters. We rely upon the willingness of such artists, teams and promoters to support the secondary ticket market and any decrease in support of the resale market, such as by enacting restrictions regarding resale policies or partnering with other resale marketplaces on an exclusive basis, could result in reduced demand for our services, which would adversely affect our business, financial condition and results of operations.

If our future performance does not meet market expectations, the price of our securities may decline.

If our future performance does not meet market expectations, the price of our common stock may decline. In addition, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment.

General Risk Factors

Economic uncertainties or downturns, or political changes, in the United States and globally, could limit the availability of funds available to our customers and potential customers, which could materially adversely affect our business.

Our results of operations could be adversely affected by general conditions in the economy and financial markets, both in the U.S. and globally, including conditions that are outside of our control, such as the continuing uncertainty regarding the duration and scope of the COVID-19 pandemic, global supply chain disruptions, the recent inflation in the United States and the foreign and domestic government sanctions imposed on Russia as a result of its recent invasion of Ukraine. There continues to be volatility and disruptions in the capital and credit markets, and a severe or prolonged economic downturn, including, but not limited to as a result of such events, could result in a variety of risks to our business, including weakened demand for our products and our ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could strain our suppliers, possibly resulting in supply disruption, or cause delays in payments for our services. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results. Any of the foregoing could harm our business and we cannot anticipate all the ways in which the current economic climate and financial market conditions could adversely impact our business.

Changes in government trade policies, including the imposition of tariffs and export restrictions, could have an adverse impact on our business operations and sales.

The United States or foreign governments may enact changes in government trade policies that could adversely impact our ability to sell products in certain countries, particularly in China. For example, the U.S. government has imposed tariffs on certain Chinese imports and, in return, the Chinese government has imposed or proposed tariffs on certain U.S. products. We cannot predict what actions may ultimately be taken with respect to tariffs or trade relations between certain countries, what products may be subject to such actions, or what actions may be taken by other countries in response. It also may not be possible to anticipate the timing or duration of such tariffs, export restrictions, or other regulatory actions. These government trade policies may materially adversely affect our sales and operations with current customers as well as impede our ability to develop relationships with new customers.

There is a risk of further escalation and retaliatory actions between the U.S. and other foreign governments. If significant tariffs or other restrictions are placed on goods exported from China or any related counter-measures are taken, our revenue and results of operations may be materially harmed. These tariffs may also make our products more expensive for customers, which may reduce customer demand.

There is also a risk that the U.S. government may seek to implement more protective trade measures, not just with respect to China but with respect to other countries as well, such as those imposed on Russia in connection with its recent invasion of Ukraine. This could include new or higher tariffs and even more restrictive trade barriers, such as prohibiting certain types of, or all sales of certain products or products sold by certain parties into the U.S. Any increased trade barriers or restrictions on global trade could have a materially adverse impact on our business and financial results.

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If we are unable to attract, integrate and retain additional qualified personnel, including top technical talent, our business could be adversely affected.

Our future success depends in part on our ability to identify, attract, integrate and retain highly skilled technical, managerial, sales and other personnel. We face intense competition for qualified individuals from numerous other companies, including other software and technology companies, many of whom have greater financial and other resources than we do. Some of these characteristics may be more appealing to high-quality candidates than those we have to offer. In addition, new hires often require significant training and, in many cases, take significant time before they achieve full productivity. We may incur significant costs to attract and retain qualified personnel, including significant expenditures related to salaries and benefits and compensation expenses related to equity awards, and we may lose new employees to our competitors or other companies before we realize the benefit of our investment in recruiting and training them. Moreover, new employees may not be or become as productive as we expect, as we may face challenges in adequately or appropriately integrating them into our workforce and culture. If we are unable to attract, integrate and retain suitably qualified individuals who are capable of meeting our growing technical, operational and managerial requirements, on a timely basis or at all, our business will be adversely affected.

We may be subject to litigation for a variety of claims, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial and other matters. The outcome of any litigation, regardless of its merits, is inherently uncertain. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our future operating results, our cash flows or both.

The requirements of being a U.S. public company may strain our resources and divert management’s attention.

As a U.S. public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of The Nasdaq Stock Market LLC, and other applicable securities rules and regulations.

Compliance with these rules and regulations increases our legal and financial compliance costs, makes some activities more difficult, time-consuming, or costly, and increases demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and current reports with respect to our business and operating results.

As a result of disclosure of information in this prospectus and the registration statement of which this prospectus forms a part, as well as in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert resources of our management and harm our business and operating results.

Risks Related to this Offering and the Ownership of Our Securities

Our management will have broad discretion over the use of the net proceeds from this offering.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. As of the date of this prospectus, we intend to use the net proceeds of this offering for general corporate purposes, including working capital and repayment of outstanding notes, as contractually required. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

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There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities.

There is no established public trading market for the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants being offered in this offering, and we do not expect markets to develop for these securities. In addition, we do not intend to apply to list the Units, Pre-Funded Units, Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Units, Pre-Funded Units, Warrants and Pre-Funded Warrants will be limited.

The Warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing Warrants and Pre-Funded Warrants to purchase shares of common stock as part of this offering. To the extent we issue shares of common stock to effect a future business combination, the potential for the issuance of a substantial number of additional shares upon exercise of the Warrants or Pre-Funded Warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of common stock and reduce the value of the shares issued to complete the business combination. Accordingly, the Pre-Funded Warrants and Warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring a target business. Additionally, the sale, or even the possibility of a sale, of the shares of common stock underlying the Pre-Funded Warrants and Warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent the Pre-Funded Warrants and Warrants are exercised, you may experience dilution to your holdings.

The Warrants and Pre-Funded Warrants are speculative in nature.

Except as otherwise set forth in the Pre-Funded Warrants and Warrants, the Pre-Funded Warrants and Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing upon Warrant Stockholder Approval, holders of the Series A Warrants may exercise their right to acquire the common stock and pay an exercise price of $[ ] per share (125% of the assumed offering price per Unit), subject to adjustment, from time to time, until the 5 year anniversary from the date of the Warrant Stockholder Approval, after which date any unexercised Series A Warrants will expire and have no further value, and holders of the Pre-Funded Warrants may exercise their right to acquire the common stock and pay an exercise price of $0.001 per share, subject to adjustment, from time to time, until all of the Pre-Funded Warrants have been exercised; and commencing upon Warrant Stockholder Approval, holders of Series B Warrants may exercise their right to acquire the common stock and pay an exercise price of $[ ] per share 125% of the assumed offering price per Unit), subject to adjustment, from time to time, until the two and one half year anniversary from the date of Warrant Stockholder Approval, after which date any unexercised Series B Warrants will expire and have no further value.

The Warrants may not be exercised until we receive the Warrant Stockholder Approval.

Under Nasdaq listing rules, the Warrants may not be exercised unless and until we obtain the Warrant Stockholder Approval. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Warrants will have substantially less value. In addition, we will incur substantial costs, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

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Since the Pre-Funded Warrants and Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants or Pre-Funded Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants and Pre-Funded Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or Pre-Funded Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants or Pre-Funded Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

Stockholders may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Investors purchasing our shares or other securities in the future could have rights superior to existing common stockholders, and the price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock included in the Units.

The effective price per share of common stock included in the Units is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming the sale of all Units in this offering and no sale of any Pre-Funded Units, if you purchase Units in this offering, you will suffer immediate and substantial dilution of $[ ] per share, with respect to the net tangible book value of the common stock as of September 30, 2024. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Units in this offering.

You may experience future dilution as a result of future equity offerings or acquisitions.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into our common stock, in future transactions or acquisitions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering.

This offering grants our management broad discretion in the application of the net proceeds. While management intends to use the net proceeds in a manner that furthers our business objectives and maximizes the value for our investors, investors will have limited visibility into the specific uses of the net proceeds. This wide-ranging discretion allows management to allocate funds to areas that investors might not deem a priority or in their best interest. Consequently, the success of the investment is substantially dependent on the judgment of our management with regard to the application of the net proceeds. Investors should be aware that the broad discretion in the use of proceeds increases the risk of their investment, as it may reduce the ability to assess the viability and potential return of the investment. See “Use of Proceeds.”

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

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The market price for our common stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, and lack of profits, which could lead to wide fluctuations in our share price.

The market for our common stock is characterized by significant price volatility when compared to the shares of larger, more established companies that have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future, although such fluctuations may not reflect a material change to our financial condition or operations during any such period. Such volatility can be attributable to a number of factors. Such volatility can be attributable to a number of factors. First, as noted above, our common stock is, compared to the shares of such larger, more established companies, sporadically and thinly traded. The price for our common stock could, for example, decline precipitously in the event that a large number of our shares are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that has a large public float. Many of these factors are beyond our control and may decrease the market price of our common stock regardless of our operating performance.

In addition to being highly volatile, our common stock could be subject to wide fluctuations in response to a number of factors that are beyond our control, including, but not limited to:

●	variations in our revenues and operating expenses;

●	actual or anticipated changes in the estimates of our operating results or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	market conditions in our industry, the industries of our customers and the economy as a whole;

●	actual or expected changes in our growth rates or our competitors’ growth rates;

●	developments in the financial markets and worldwide or regional economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the government relating to regulations that govern our industry;

●	sales of our common stock or other securities by us or in the open market;

●	changes in the market valuations of other comparable companies; and

●	other events or factors, many of which are beyond our control, including those resulting from such events, or the prospect of such events, including war, terrorism and other international conflicts, public health issues including health epidemics or pandemics, such as the COVID-19 pandemic, and natural disasters such as fire, hurricanes, earthquakes, tornados or other adverse weather and climate conditions, whether occurring in the United States or elsewhere, could disrupt our operations, disrupt the operations of our suppliers or result in political or economic instability.

In addition, if the market for technology stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or operating results. The trading price of our common stock could also decline in reaction to events that affect other companies in our industry, even if these events do not directly affect us. Each of these factors, among others, could harm the value of our common stock. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, operating results and financial condition.

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If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our common stock price and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that securities or industry analysts may publish about us or our business, our market and our competitors. We do not have any control over such analysts. If one or more such analysts downgrade or publish a negative opinion of our common stock, the common stock price would likely decline. If analysts do not cover us or do not regularly publish reports on us, we may not be able to attain visibility in the financial markets, which could have a negative impact on our common stock price or trading volume.

In the event that our common stock is delisted from the Nasdaq Capital Market, U.S. broker-dealers may be discouraged from effecting transactions in shares of our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the Nasdaq Capital Market if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our shares of common stock have in the past constituted, and may again in the future constitute, “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers for sales of penny stocks may discourage such broker-dealers from effecting transactions in shares of our common stock, which could severely limit the market liquidity of such shares of common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

Stockholders should be aware that, according to the SEC, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include: (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our shares.

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We have financed our operations, and we expect to continue to finance our operations, acquisitions, if any, and the development of strategic relationships by issuing equity, warrants and/or convertible securities, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the issuance of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by the Company’s board of directors (the “Board”). The Board is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our Company.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our Board. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

We have been notified by Nasdaq of our failure to comply with certain continued listing requirements and, if we are unable to regain compliance with all applicable continued listing requirements and standards of Nasdaq, our common stock could be delisted from Nasdaq.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements.

As disclosed in our Current Report on Form 8-K filed with the SEC on January 3, 2025, we received the Notice from the Staff on January 2, 2025 stating that we were not in compliance with the Stockholders’ Equity Requirement, as the our stockholders’ equity of ($2,448,310), as reported in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, was below the required minimum of $2.5 million, and we did not meet either the alternative compliance standards relating to market value of listed securities of at least $35 million or net income from continuing operations of at least $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

Under Nasdaq listing rules and as specified in the Notice, we have 45 calendar days from the date of the Notice to submit to the Staff a plan to regain compliance with the Stockholders’ Equity Requirement. If our plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Notice for us to evidence compliance. We are presently evaluating various courses of action to regain compliance and intend to timely submit a plan to Nasdaq to regain compliance with the Stockholders’ Equity Requirement. There can be no assurance that our plan will be accepted or that if it is, that we will be able to regain compliance with the Stockholders’ Equity Requirement.

There can be no assurances that we will be able to regain compliance with the Stockholders’ Equity Requirement or if we do later regain compliance with the Stockholders’ Equity Requirement, that we will be able to continue to comply with all applicable Nasdaq listing requirements now or in the future. If we are unable to maintain compliance with these Nasdaq requirements, our common stock will be delisted from the Nasdaq Capital Market.

In the event that our common stock is delisted from the Nasdaq Capital Market, as a result of our failure to comply with the Stockholders’ Equity Requirement or due to our failure to continue to comply with any other requirement for continued listing on the Nasdaq Capital Market, and our common stock is not eligible for listing on another exchange, trading in the shares of our common stock could be conducted in the over-the-counter market or on an electronic bulletin board established for unlisted securities such as the Pink Market or another over-the-counter market operated by the OTC Markets Group Inc. In such event, it could become more difficult to dispose of, or obtain accurate price quotations for, our common stock, and it would likely be more difficult to obtain coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a national exchange.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements in this prospectus that are not historical facts should be considered “Forward Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the forward-looking statements can be identified by the use words such as “believe,” “expect,” “may,” “estimates,” “should,” “seek,” “approximately,” “intend,” “plan,” “estimate,” “project,” “continue” or “anticipates” or similar expressions or words, or the negatives of those expressions or words. These statements may be made directly in this prospectus and include, but are not limited to, statements about future financial and operating results and performance, statements about our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements that are not historical facts. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be $[   ] million after deducting placement agent fees and other estimated offering expenses payable by us for this offering assuming that we sell 100% of the securities offered in this offering (or approximately $[   ] million, $[   ] million and $[   ] million if we sell 75%, 50% and 25% of the securities offered in this offering, respectively).

We intend to use the net proceeds from this offering for working capital and other general corporate purposes, to pay in full the approximate $1.923 million aggregate amount owed under the Short-Term Merchant Advance and to pay in full the $3.6 million aggregate face value of senior secured promissory notes issued as part of the Private Placement. The senior secured promissory notes mature on February 4, 2025, and upon the occurrence of an event of default, as defined in the senior secured promissory notes, bears interest as the rate of 14% per annum. Pursuant to the terms of the senior secured promissory notes, we are required to apply 100% of the net proceeds of this offering to repay the senior secured promissory notes.

Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the remaining net proceeds of this offering after repayment of our outstanding debt obligations. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes. Pending these uses, we intend to invest the net proceeds of this offering in a money market or other interest-bearing account.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those which we discuss under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.”

Current Trends and Recent Developments for the Company

Segment Overview

Video Solutions Operating Segment – Within our video solutions operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVU body-worn camera line, consisting of the FirstVu Pro, FirstVu, and the FirstVU HD; our patented and revolutionary VuLink product integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVu and VuLink, which are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu™ which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria.

Our video solutions segment revenue encompasses video recording products and services for our law enforcement and commercial customers and the sale of Shield disinfectant and personal protective products. This segment generates revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and personal protective safety products and solutions. Revenues for product sales are recognized upon delivery of the product, and revenues from our cloud and warranty subscription plans are deferred over the term of the subscription, typically 3 or 5 years.

Revenue Cycle Management Operating Segment – We entered the revenue cycle management business late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare. Nobility Healthcare completed its first acquisition in June 2021, when it acquired a private medical billing company, and has since completed three additional acquisitions of private medical billing companies, in which we will assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

Our revenue cycle management segment consists of our medical billing subsidiaries. Revenues of this segment are recognized after we perform the obligations of our revenue cycle management services. Our revenue cycle management services are services, performed and charged monthly, generally based on a contractual percentage of total customer collections, for which we recognize our net service fees.

Entertainment Operating Segment - We also entered into live entertainment and events ticketing services through the formation of our wholly owned subsidiary, TicketSmarter and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country. We also offer production and promotion of live music events in third-party venues throughout the country. These services begin with the logistical matters of an event, including artist booking and research, ticketing, staging, on-site operations, vendor sourcing, and day of production.

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Our entertainment operating segment consists of entertainment services provided through TicketSmarter and its online platform, TicketSmarter.com. Revenues of this segment include ticketing service charges generally determined as a percentage of the face value of the underlying ticket and ticket sales from our ticket inventory which are recognized when the underlying tickets are sold. Entertainment direct expenses include the cost of tickets purchased for resale by the Company and held as inventory, credit card fees, ticketing platform expenses, website maintenance fees, along with other administrative costs.

Comparison of the Nine Months Ended September 30, 2024 and 2023

Results of Operations

Summarized financial information for the Company’s reportable business segments is provided for the indicated periods and as of September 30, 2024, and September 30, 2023:

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net Revenues:
Video Solutions	$1,196,362	$1,797,348	$4,500,325	$5,596,300
Revenue Cycle Management	1,601,792	1,636,543	4,600,745	5,142,904
Entertainment	1,253,557	2,903,808	6,096,227	11,575,315
Total Net Revenues	$4,051,711	$6,337,699	$15,197,297	$22,314,519

Gross Profit:
Video Solutions	$769,063	$426,795	$1,622,558	$1,740,397
Revenue Cycle Management	666,723	625,114	1,731,860	2,203,220
Entertainment	304,188	174,240	149,386	1,564,361
Total Gross Profit	$1,739,974	$1,226,149	$3,503,804	$5,507,978

Operating Income (loss):
Video Solutions	$(89,055)	$(1,311,143)	$(1,909,246)	$(4,639,316)
Revenue Cycle Management	(4,085,224)	43,202	(3,955,761)	299,010
Entertainment	(1,516,934)	(1,256,681)	(3,987,415)	(2,818,617)
Corporate	(1,691,086)	(2,623,421)	(5,083,070)	(9,102,631)
Total Operating Income (Loss)	$(7,382,299)	$(5,148,043)	$(14,935,492)	$(16,261,554)

Depreciation and Amortization:
Video Solutions	$133,246	$219,955	$520,970	$629,677
Revenue Cycle Management	26,735	26,328	80,164	69,066
Entertainment	339,265	319,302	977,112	957,884
Total Depreciation and Amortization	$499,246	$565,585	$1,578,246	$1,656,627

	September 30, 2024	December 31, 2023
Assets (net of eliminations):
Video Solutions	$16,876,673	$26,396,559
Revenue Cycle Management	1,969,225	2,260,376
Entertainment	6,037,666	6,324,211
Corporate	7,379,605	12,047,663
Total Identifiable Assets	$32,263,169	$47,028,809

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Segment net revenues reported above represent only sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income (loss), which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

Consolidated Results of Operations

We experienced operating losses for the nine months of 2024 and all quarters during 2023. The following is a summary of our recent operating results on a quarterly basis:

	For the Three Months Ended:
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Total revenue	$4,051,711	$5,616,235	$5,529,351	$6,228,351	$6,337,699
Gross profit	1,739,974	242,392	1,523,699	549,031	1,226,149
Gross profit margin %	42.9%	4.3%	27.6%	8.8%	19.3%
Total selling, general and administrative expenses	9,122,273	4,156,613	5,162,733	6,528,031	6,374,192
Operating income (loss)	(7,382,299)	(3,914,221)	(3,639,034)	(5,979,000)	(5,148,043)
Operating income (loss) %	(182.2)%	(69.7)%	(65.8)%	(96.0)%	(81.2)%
Net income (loss)	$(5,470,712)	$(5,010,551)	$(3,943,268)	$(7,484,778)	$(3,679,043)

Our business is subject to substantial fluctuations on a quarterly basis as reflected in the significant variations in revenues and operating results in the above table. These variations result from various factors, including but not limited to: (1) the timing of large individual orders; (2) the traction gained by products, such as the recently released FirstVu Pro, FirstVu II, FLT-250, EVO HD, the ThermoVu™ and the Shield™ lines; (3) production, quality and other supply chain issues affecting our cost of goods sold; (4) unusual increases in operating expenses, such as the timing of trade shows and stock-based and bonus compensation; (5) the timing of patent infringement litigation settlements (6) ongoing patent and other litigation and related expenses respecting outstanding lawsuits; and (7) the completion of corporate acquisitions including the recent purchases in the revenue cycle management and entertainment operating segments. We reported a net loss of $5,470,712 on revenues of $4,051,711 for the third quarter of 2024.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt, nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses other than the following:

We are a party to operating leases and license agreements that represent commitments for future payments and we have issued purchase orders in the ordinary course of business that represent commitments to future payments for goods and services.

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For the Three Months Ended September 30, 2024 and 2023

Results of Operations

Summarized immediately below and discussed in more detail in the subsequent subsections is an analysis of our operating results for the three months ended September 30, 2024 and 2023, represented as a percentage of total revenues for each such quarter:

	For the three months ended September 30,
	2024	2023
Revenue	100%	100%
Cost of revenue	57%	81%

Gross profit	43%	19%
Selling, general and administrative expenses:
Research and development expense	5%	9%
Selling, advertising and promotional expense	10%	30%
General and administrative expense	91%	61%
Goodwill and intangible asset impairment charge	119%	—

Total selling, general and administrative expenses	225%	101%

Operating loss	(182)%	(81)%

Change in fair value of derivative liabilities	62%	29%
Gain (loss) on extinguishment of liabilities	—%	8%
Gain on sale of property, plant and equipment	11%	—%
Loss on extinguishment of debt	(8)%	—%
Other income and interest income (expense), net	(18)%	(15)%

Income (loss) before income tax benefit	(135)%	(59)%
Income tax (provision)	—%	—%

Net income/(loss)	(135)%	(59)%

Net income (loss) attributable to noncontrolling interests of consolidated subsidiary	49%	—%

Net income (loss) attributable to common stockholders	(86)%	(59)%

Net income/(loss) per share information:
Basic	$(0.91)	$(1.32)
Diluted	$(0.91)	$(1.32)

Revenues

Revenues by Type and by Operating Segment

Our operating segments generate two types of revenues:

Product revenues primarily includes video operating segment hardware sales of in-car and body-worn cameras, along with sales of our ThermoVuTM units, disinfectants, and personal protective equipment. Additionally, product revenues also include the sale of tickets by our entertainment operating segment that have been purchased or received through our sponsorships and partnerships and held in inventory by our entertainment segment until their sale.

Service and other revenues consist of cloud and warranty services revenues from our subscription plan and storage offerings of our video solutions segment. Our entertainment operating segments’ secondary ticketing marketplace revenues are included in service revenue. We recognize service revenue from sales generated through its secondary ticketing marketplace as we collect net services fees on secondary ticketing marketplace transactions. Lastly, our revenue cycle management segment revenues are included in the service revenues for services provided to medical providers throughout the country.

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Our video operating segment sells our products and services to customers in the following manner:

●	Sales to domestic customers are made directly to the end customer (typically a law enforcement agency or a commercial customer) through our sales force, comprised of our employees. Revenue is recorded when the product is shipped to the end customer.

●	Sales to international customers are made through independent distributors who purchase products from us at a wholesale price and sell to the end user (typically law enforcement agencies or a commercial customer) at a retail price. The distributor retains the margin as compensation for its role in the transaction. The distributor generally maintains product inventory, customer receivables and all related risks and rewards of ownership. Revenue is recorded when the product is shipped to the distributor consistent with the terms of the distribution agreement.

●	Repair parts and services for domestic and international customers are generally handled by our inside customer service employees. Revenue is recognized upon shipment of the repair parts and acceptance of the service or materials by the end customer.

Our revenue cycle management operating segment sells its services to customers in the following manner:

●	Our revenue cycle management operating segment generates service revenues through relationships with medium to large healthcare organizations, in which the underlying service revenue is recognized upon execution of services. Service revenues are generally determined as a percentage of the dollar amount of medical billings collected by the customer.

Our entertainment operating segment sells our products and services to customers in the following manner:

●	Our entertainment operating segment generates product revenues from the sale of tickets directly to consumers for a particular event that the entertainment operating segment has previously purchased and held in inventory for ultimate resale to the end consumer. Service sales through TicketSmarter, are driven largely in part to the usage of the TicketSmarter.com marketplace by buyers and sellers, in which the Company collects service fees for each transaction completed through this platform.

We may discount our prices on specific orders based upon the size of the order, the specific customer and the competitive landscape.

Product revenues by operating segment is as follows:

	For the three months ended September 30,
	2024	2023
Product Revenues:
Video Solutions	$306,245	$977,193
Revenue Cycle Management	—	—
Entertainment	497,700	1,118,044
Total Product Revenues	$803,945	$2,095,237

Product revenues for the three months ended September 30, 2024 and 2023 were $803,945 and $2,095,237 respectively, a decrease of $1,291,292 (62%), due to the following factors:

●	Revenues generated by the entertainment operating segment began with the Company’s September 2021 acquisition of TicketSmarter. The entertainment operating segment generated $497,700 in product revenues for the three months ended September 30, 2024, compared to $1,118,044 for the three months ended September 30, 2023, a decrease of $620,344 (55%). Product revenue relates to the timing of the first Kustom 440 music festival in 2023 that did not recur in 2024, the initial Country Stampede music festival in 2024, as well as the resale of tickets purchased for live events, including sporting events, concerts, and theatre, then sold through various platforms to customers. The decrease in revenues is attributable to a reduction in scope of primary ticket sales by TicketSmarter as it focuses on higher margin events to improve its gross margins.

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●	The Company’s video segment operating segment generated revenues totalling $306,245 during the three months ended September 30, 2024 compared to $977,193 for the three months ended September 30, 2023, a decrease of $670,948 (69%). In general, our video solutions operating segment has experienced pressure on its product revenues as our in-car and body-worn systems are facing increased competition because our competitors have released new products with advanced features. Additionally, our law enforcement revenues declined compared to the same period in 2023 due to the Company not having inventory in–stock to fulfil existing backlog orders, price-cutting and competitive actions by our competitors and adverse marketplace effects related to our recent financial condition.

●	Our video solutions operating segment management has continued to focus on migrating commercial customers, from a hardware sale to a service fee model. Therefore, we expect a reduction in commercial hardware sales (principally DVM-250’s, FLT-250’s, and a portion of our body-worn camera line) as we convert these customers to a service model under which we provide the hardware as part of a recurring monthly service fee. In that respect, we introduced a monthly subscription agreement plan for our body worn cameras and related equipment during 2020 that allowed law enforcement agencies to pay a monthly service fee to obtain body worn cameras without incurring a significant upfront capital outlay. This program has gained some traction, resulting in decreased product revenues and increasing our service revenues. We expect this program to continue to hold traction, resulting in recurring revenues over a span of three to five years.

Service and other revenues by operating segment is as follows:

	For the three months ended September 30,
	2024	2023
Service and Other Revenues:
Video Solutions	$890,117	$820,155
Revenue Cycle Management	1,601,792	1,636,543
Entertainment	755,857	1,785,764
Total Service and Other Revenues	$3,247,766	$4,242,462

Service and other revenues for the three months ended September 30, 2024 and 2023 were $3,247,766 and $4,242,462, respectively, a decrease of $994,696 (23%), due to the following factors:

●	Cloud revenues generated by the video solutions operating segment were $710,580 and $526,401 for the three months ended September 30, 2024 and 2023, respectively, an increase of $184,179 (35%). We have experienced increased interest in our cloud solutions for law enforcement primarily due to the deployment of our cloud-based EVO-HD in-car system and our next generation body-worn camera products, which contributed to our slight increase in cloud revenues in the three months ended September 30, 2024. We expect this trend to continue throughout 2024 as the migration from local storage to cloud storage continues in our customer base.

●	Video solutions operating segment revenues from extended warranty services were $141,716 and $226,056 for the three months ended September 30, 2024 and 2023, respectively, a decrease of $84,340 (37%).

●	Our entertainment operating segment generated service revenues totalling $755,857 and $1,785,764 for the three months ended September 30, 2024 and 2023, respectively, a decrease of $1,029,907 (58%). TicketSmarter collects fees on transactions administered through the TicketSmarter.com platform for the buying and selling of tickets for live events throughout the country. We expect our entertainment operating segment to continue to fluctuate as we look to right-size this segment and work towards profitability.

●	Our revenue cycle management operating segment generated service revenues totalling $1,601,792 and $1,636,543 for the three months ended September 30, 2024 and 2023, respectively, a decrease of $34,751 (2%). Our revenue cycle management operating segment provides revenue cycle management solutions and back-office services to healthcare organizations throughout the country. We expect our revenue cycle management segment to continue to present a strong revenue outlook moving forward.

Total revenues for the three months ended September 30, 2024 and 2023 were $4,051,711 and $6,337,699, respectively, a decrease of $2,285,988 (36%), due to the reasons noted above.

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Cost of Product Revenue

Overall cost of product revenue sold for the three months ended September 30, 2024, and 2023 was $547,562 and $2,587,750, respectively, a decrease of $2,040,188 (79%). Overall cost of goods sold for products as a percentage of product revenues for the three months ended September 30, 2024, and 2023 were 68% and 124%, respectively. Cost of products sold by operating segment is as follows:

	For the three months ended September 30,
	2024	2023
Cost of Product Revenues:
Video Solutions	$157,336	$957,987
Revenue Cycle Management	—	—
Entertainment	390,226	1,629,763
Total Cost of Product Revenues	$547,562	$2,587,750

The decrease in cost of goods sold for our video solutions segment products was primarily driven by the sale of repair inventory and components as compared to the same period in the prior year. We have been unable to ship backlog due to low inventory levels of finished goods. Cost of product sold as a percentage of product revenues for the video solutions segment decreased to 51% for the three months ended September 30, 2024 as compared to 98% for the three months ended September 30, 2023.

The decrease in entertainment operating segment cost of product sold was driven by the reduction in sponsored events and primary ticket sales as we selectively limited our events presented for the three months ended September 30, 2024 compared to September 30, 2023, resulting in cost of product revenue of $390,226 for the three months ended September 30, 2024, compared to $1,629,763 for the three months ended September 30, 2023. Cost of product sold as a percentage of product revenues for the entertainment segment was 78% for the three months ended September 30, 2024 as compared to 146% for the three months ended September 30, 2023.

Cost of Service Revenue

Overall cost of service revenue sold for the three months ended September 30, 2024, and 2023 was $1,764,175 and $2,523,800, respectively, a decrease of $759,625 (30%). Overall cost of goods sold for services as a percentage of service revenues for the three months ended September 30, 2024, and 2023 were 54% and 59%, respectively. Cost of service revenues by operating shipment is as follows:

	For the three months ended September 30,
	2024	2023
Cost of Service Revenues:
Video Solutions	$269,962	$382,430
Revenue Cycle Management	935,070	1,011,429
Entertainment	559,143	1,129,941
Total Cost of Service Revenues	$1,764,175	$2,523,800

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The decrease in cost of service revenues for our video solutions segment reflects our staffing reductions implemented during 2024 in order to right-size our operations commensurate with our service revenues in the three months ended September 30, 2024 compared to the three months ended September 30, 2023. Cost of service revenues as a percentage of service revenues for the video solutions segment decreased to 30% for the three months ended September 30, 2024 as compared to 47% for the three months ended September 30, 2023.

Cost of service revenues as a percentage of service revenues for the revenue cycle management operating segment remained consistent at 58% for the three months ended September 30, 2024 as compared to 62% for the three months ended September 30, 2023.

The decrease in entertainment operating segment cost of service revenues is commensurate with the decrease in service revenues in the three months ended September 30, 2024, compared to the three months ended September 30, 2023. Cost of service revenues as a percentage of service revenues for the entertainment segment was 74% for the three months ended September 30, 2024 as compared to 63% for the three months ended September 30, 2023.

Gross Profit

Overall gross profit for the three months ended September 30, 2024 and 2023 was $1,739,974 and $1,226,149, respectively, an increase of $513,825 (42%). Gross profit by operating segment was as follows:

	For the three months ended September 30,
	2024	2023
Gross Profit:
Video Solutions	$769,063	$426,795
Revenue Cycle Management	666,723	625,114
Entertainment	304,188	174,240
Total Gross Profit	$1,739,974	$1,226,149

The overall increase is attributable to the improvement in gross profit generated by the video solutions and entertainment segments for the three months ended September 30, 2024 compared to 2023 along with a decrease in the overall cost of sales as a percentage of overall revenues to 57% for the three months ended September 30, 2024 from 81% for the three months ended September 30, 2023. Our goal is to continue to improve our margins over the longer term based on the expected margins generated by our new recent revenue cycle management and entertainment operating segments together with our video solutions operating segment and its expected margins from our EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, and our cloud evidence storage and management offering, provided that they gain traction in the marketplace. In addition, if revenues from the video solutions segment increase, we will seek to further improve our margins from this segment through expansion and increased efficiency utilizing fixed manufacturing overhead components. We plan to continue our initiative to more efficiently management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

Selling, General and Administrative Expenses

Selling, general and administrative expenses were $9,122,273 and $6,374,192 for the three months ended September 30, 2024 and 2023, respectively, an increase of $2,748,081 (43%). The increase was primarily attributable to the goodwill and intangible asset impairment charge recorded during the 2024 period offset by a reduction in new sponsorships being entered into by the Company. Our selling, general and administrative expenses as a percentage of sales increased to 225% for the three months ended September 30, 2024 compared to 101% in the same period in 2023. The significant components of selling, general and administrative expenses are as follows:

	For the three months ended September 30,
	2024	2023
Research and development expense	$210,818	$564,146
Selling, advertising and promotional expense	414,727	1,932,982
General and administrative expense	3,666,728	3,877,064
Goodwill and intangible asset impairment charge	4,830,000	—

Total	$9,122,273	$6,374,192

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Research and development expense. Our research and development expenses totalled $210,818 and $564,146 for the three months ended September 30, 2024 and 2023, respectively which represents a decrease of $353,328 (63%). We have focused on controlling our expenditures on bringing new products to market, including updates and improvements to current products in response to our decline in revenues. The decrease in research and development expense reflects the large cut-back in our engineering staff and research activities in order to right-size our expenses in this area with our revenues.

Selling, advertising and promotional expenses. Selling, advertising and promotional expense totalled $414,727 and $1,932,982 for the three months ended September 30, 2024 and 2023, respectively, a decrease of $1,518,255 (79%). The decrease in selling, advertising and promotional expenses reflects the large cut-back in selling staff and promotional and advertising activities in order to right-size our expenses in this area with our revenues. In addition, the decrease is attributable to the reduction in new sponsorships being entered into by the Company and its subsidiary TicketSmarter.

General and administrative expense. General and administrative expenses totalled $3,666,728 and $3,877,064 for the three months ended September 30, 2024 and 2023, respectively. The decrease in general and administrative expenses in the three months ended September 30, 2024 compared to the same period in 2023 is primarily attributable to a decrease in administrative salaries and reductions in headcount in order to right-size our expenses in this area with our revenues. The decrease in general and administrative expenses was offset by a substantial increase legal and professional expenses for the three months ended September 30, 2024 compared to the same period in 2023 due to the failed merger with CloverLeaf and various capital raises we have undertaken.

Goodwill and intangible asset impairment charge. We performed an interim impairment test as of the last day of the fiscal third quarter of 2024 as management determined that a triggering event had occurred resulting from the additional decline in demand for our services, prolonged economic uncertainty, the fact that the split-off transaction did not occur when and as expected and a further decrease in our stock price. Therefore, we performed an interim impairment test as of the September 30, 2024 for our reporting units with remaining goodwill.

As a result of our September 30, 2024 interim impairment test, we concluded that the carrying amount of the revenue cycle management and entertainment reporting units exceeded their estimated fair value. Thus, we recorded a non-cash goodwill impairment charge of $4,322,000, representing a portion of the goodwill balance for the revenue cycle management segment, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024. In addition, we recorded a non-cash goodwill impairment charge of $307,000, representing a portion of the goodwill balance for the entertainment segment, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three months ended September 30, 2024. The goodwill impairment was primarily driven by recent performance of the entertainment reporting unit since our annual impairment testing date, as well as a delay in the projected timing of recovery.

During the three months ended September 30, 2024, we concluded that the carrying amount of a trade name/trademark related to the entertainment segment exceeded its estimated fair value and we recorded a non-cash impairment charge of $201,000, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three months ended September 30, 2024. The charge was primarily driven by the split-off transaction not being completed when and as expected and our recent revenue performance of the related business given a decline in demand and overall economic uncertainty. The remaining balance for this trade name/trademark was $699,000 as of September 30, 2024.

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Operating Loss

For the reasons stated above, our operating loss was $7,382,299 and $5,148,043 for the three months ended September 30, 2024 and 2023, respectively, an increase of $2,234,256 (43%). Operating loss as a percentage of revenues improved to 182% in the three months ended September 30, 2024 from 81% in the same period in 2023.

Interest Income

Interest income increased slightly to $13,775 for the three months ended September 30, 2024, from $12,986 in the same period of 2024.

Interest Expense

We incurred interest expenses of $771,846 and $959,898 during the three months ended September 30, 2024 and 2023, respectively. The decrease is attributable to the pay-off of the building loan from proceeds of sale of the building and by a reduction and pay-off of the contingent earn-out notes associated with the four Nobility Healthcare acquisitions in 2024.

Other income (loss)

Other income (loss) decreased to $8,920 for the three months ended September 30, 2024, from $25,394 during the three months ended September 30, 2023, which reflects a reduction in rental income related to a warehouse lease within the corporate headquarters that was terminated when the building was sold.

Change in Fair Value of Derivative Liabilities

During the second quarter of 2023, the Company issued detachable warrants to purchase a total of 1,125,000 shares of Common Stock in association with the two secured convertible notes previously described. The Company issued an additional 1,195,219 warrants in June 2024. The underlying warrant agreement terms provide for net cash settlement outside the control of the Company in the event of tender offers under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the condensed consolidated statement of operations as the change in fair value of warrant derivative liabilities. The change in fair value of the warrant derivative liabilities from July 1, 2024, to September 30, 2024, totalled $2,530,675 which was recognized as income in the third quarter of 2024.

Gain on Extinguishment of Liabilities

During the third quarter of 2024, the Company negotiated a termination of its lease on its former headquarters. As a result, the Company recorded a gain of $9,385 on the termination during the three months ended September 30, 2024.

Loss on Extinguishment of Debt

On March 1, 2024, the Company obtained a short-term merchant advance, which totalled $1,000,000, from a single lender to fund operations. The Company modified/amended the underlying loan agreement twice during the three months ended September 30, 2024. The modifications were both deemed to be extinguishments of debt resulting in a $310,505 total loss during the three and nine months ended September 30, 2024.

Gain on Sale of Property, Plant and Equipment

During the three months ended September 30, 2024, the Company sold its building for $5,900,000 less closing costs of $7,194. The carrying amount of the building on the date of sale was $5,461,623. As a result of the sale the Company recorded a gain of $431,183 in the Consolidated Statement of Operation during the three months ended September 30, 2024.

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Loss before Income Tax Benefit

As a result of the above results of operations, we reported a loss before income tax benefit of $5,470,712, and $3,679,043 for the three months ended September 30, 2024 and 2023, respectively, an increase of $1,791,669 (49%).

Income Tax Benefit

We did not record an income tax expense related to our income for the three months ended September 30, 2024 due to our overall net operating loss carryforwards available. We have further determined to continue providing a full valuation reserve on our net deferred tax assets as of September 30, 2023. We had approximately $113.3 million of net operating loss carryforwards and $1.8 million of research and development tax credit carryforwards as of September 30, 2024 available to offset future net taxable income.

Net Loss

As a result of the above results of operations, we reported a net loss of $5,470,712, and $3,679,043 for the three months ended September 30, 2024 and 2023, respectively, an increase of $1,791,669 (49%).

Net Income Attributable to Noncontrolling Interests of Consolidated Subsidiary

The Company owns a 51% equity interest in its consolidated, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income of Nobility Healthcare which is reflected in the statement of income as “net income attributable to noncontrolling interests of consolidated subsidiary”. We reported net loss (income) attributable to noncontrolling interests of consolidated subsidiary of $2,000,206 and $(29,630) for the three months ended September 30, 2024 and 2023, respectively.

Net Loss Attributable to Common Stockholders

As a result of the above, we reported a net loss attributable to common stockholders of $3,470,506 and $3,708,673 for the three months ended September 30, 2024 and 2023, respectively, an improvement of $238,167 (6%).

Basic and Diluted Loss per Share

The basic and diluted loss per share was $0.91 and $1.32 for the three months ended September 30, 2024 and 2023, respectively. Basic loss per share is based upon the weighted average number of common shares outstanding during the period. For the three months ended September 30, 2024 and 2023, all shares issuable upon conversion of convertible debt and the exercise of outstanding stock options and warrants were antidilutive, and, therefore, not included in the computation of diluted loss per share.

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For the Nine months Ended September 30, 2024 and 2023

Results of Operations

Summarized immediately below and discussed in more detail in the subsequent subsections is an analysis of our operating results for the nine months ended September 30, 2024 and 2023, represented as a percentage of total revenues for each such quarter:

	For the nine months ended September 30,
	2024	2023
Revenue	100%	100%
Cost of revenue	77%	75%

Gross profit	23%	25%
Selling, general and administrative expenses:
Research and development expense	8%	9%
Selling, advertising and promotional expense	13%	26%
General and administrative expense	68%	62%
Goodwill and intangible asset impairment charge	32%	—%

Total selling, general and administrative expenses	121%	97%

Operating loss	(98)%	(73)%
Loss on accrual for legal settlement	—%	(8)%
Change in fair value of contingent consideration promissory notes	—%	1%
Change in fair value of derivative liabilities	14%	8%
Gain on extinguishment of liabilities	5%	2%
Loss on extinguishment of debt	(2)%	—%
Gain on sale of property, plant and equipment	3%	—%
Other income and interest income (expense), net	(18)%	(11)%
Income (loss) before income tax benefit	(95)%	(81)%
Income tax (provision)	—%	—%

Net income/(loss)	(95)%	(81)%

Net loss attributable to noncontrolling interests of consolidated subsidiary	13%	(1)%

Net income (loss) attributable to common stockholders	(82)%	(82)%

Net income/(loss) per share information:
Basic	$(3.90)	$(6.55)
Diluted	$(3.90)	$(6.55)

Product revenues by operating segment is as follows:

	For the nine months ended September 30,
	2024	2023
Product Revenues:
Video Solutions	$1,648,373	$3,318,815
Revenue Cycle Management	—	—
Entertainment	2,929,019	4,307,891
Total Product Revenues	$4,577,392	$7,626,706

Product revenues for the nine months ended September 30, 2024 and 2023 were $4,577,392 and $7,626,706 respectively, a decrease of $3,049,314 (40%), due to the following factors:

●	Revenues generated by the entertainment operating segment began with the Company’s September 2021 acquisition of TicketSmarter. The new entertainment operating segment generated $2,929,019 in product revenues for the nine months ended September 30, 2024, compared to $4,307,891 for the nine months ended September 30, 2023. This product revenue relates to the first Country Stampede music festival held by Kustom during 2024, as well as the resale of tickets purchased for live events, sporting events, concerts, and theatre, then sold through various platforms to customers. The decrease in revenues is attributable to a reduction in scope of primary ticket sales by Ticketsmarter as it focuses on higher margin events to improve its gross margins.

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●	The Company’s video segment operating segment generated revenues totalling $1,648,373 during the nine months ended September 30, 2024 compared to $3,318,815 for the nine months ended September 30, 2023. In general, our video solutions operating segment has experienced pressure on its product revenues as our in-car and body-worn systems are facing increased competition because our competitors have released new products with advanced features. Additionally, our law enforcement revenues declined compared to the same period in 2023 due to the Company not having inventory in–stock to fulfill existing backlog orders, price-cutting and competitive actions by our competitors and adverse marketplace effects related to our recent financial condition.

●	Our video solutions operating segment management has continued to focus on migrating commercial customers, from a hardware sale to a service fee model. Therefore, we expect a reduction in commercial hardware sales (principally DVM-250’s, FLT-250’s, and a portion of our body-worn camera line) as we convert these customers to a service model under which we provide the hardware as part of a recurring monthly service fee. In that respect, we introduced a monthly subscription agreement plan for our body worn cameras and related equipment during the second quarter of 2020 that allowed law enforcement agencies to pay a monthly service fee to obtain body worn cameras without incurring a significant upfront capital outlay. This program has gained some traction, resulting in decreased product revenues and increasing our service revenues. We expect this program to continue to hold traction, resulting in recurring revenues over a span of three to five years.

Service and other revenues by operating segment is as follows:

	For the nine months ended September 30,
	2024	2023
Service and Other Revenues:
Video Solutions	$2,851,952	$2,277,485
Revenue Cycle Management	4,600,745	5,142,904
Entertainment	3,167,208	7,267,424
Total Service and Other Revenues	$10,619,905	$14,687,813

Service and other revenues for the nine months ended September 30, 2024 and 2023 were $10,619,905 and $14,687,813, respectively, a decrease of $4,067,908 (28%), due to the following factors:

●	Cloud revenues generated by the video solutions operating segment were $1,964,038 and $1,421,174 for the nine months ended September 30, 2024 and 2023, respectively, an increase of $542,864 (38%). We have experienced increased interest in our cloud solutions for law enforcement primarily due to the deployment of our cloud-based EVO-HD in-car system and our next generation body-worn camera products, which contributed to our increased cloud revenues in the nine months ended September 30, 2023. We expect this trend to continue throughout 2024 as the migration from local storage to cloud storage continues in our customer base.

●	Video solutions operating segment revenues from extended warranty services were $605,723 and $659,130 for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $53,407 (8%). This correlates with the decrease in product revenue during the period.

●	Our entertainment operating segment generated service revenues totalling $3,167,208 and $7,267,424 for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $4,100,216 (56%). TicketSmarter collects fees on transactions administered through the TicketSmarter.com platform for the buying and selling of tickets for live events throughout the country. We expect our entertainment operating segment to continue to fluctuate as we look right-size this segment and work towards profitability. Our entertainment segment has focused on cost cutting and overall improvements in gross margin rather than top line revenues which has resulted in a reduction in revenues for ticketing events that did not meet its gross margin goals.

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●	Our revenue cycle management operating segment generated service revenues totalling $4,600,745 and $5,142,904 for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $542,159 (11%). Our revenue cycle management operating segment has completed four acquisitions since formation in June of 2021, thus resulting in the new service revenue stream added in the nine months ended September 30, 2024 and 2023. Our revenue cycle management operating segment provides revenue cycle management solutions and back-office services to healthcare organizations throughout the country. The slight decrease in revenue is due to refinement within one of the recent acquisitions, as they strive to maximize profitability rather than focus on top line revenue.

Total revenues for the nine months ended September 30, 2024 and 2023 were $15,197,297 and $22,314,519, respectively, a decrease of $7,117,222 (32%), due to the reasons noted above.

Cost of Product Revenue

Overall cost of product revenue sold for the nine months ended September 30, 2024, and 2023 was $5,534,209 and $7,108,366, respectively, a decrease of $1,574,157 (22%). Overall cost of goods sold for products as a percentage of product revenues for the nine months ended September 30, 2024, and 2023 were 121% and 93%, respectively. Cost of products sold by operating segment is as follows:

	For the nine months ended September 30,
	2024	2023
Cost of Product Revenues:
Video Solutions	$1,913,356	$3,658,490
Revenue Cycle Management	—	—
Entertainment	3,620,853	3,449,876
Total Cost of Product Revenues	$5,534,209	$7,108,366

The decrease in cost of goods sold for our video solutions segment products is directly correlated with the decrease in product sales for the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. In addition, the video solutions segment recorded valuation allowances for its older product lines and a portion of its Shield products during the first nine months of 2023, directly increasing cost of goods sold for the period. Cost of product sold as a percentage of product revenues for the video solutions segment remained steady at 116% for the nine months ended September 30, 2024 as compared to 110% for the nine months ended September 30, 2023.

The increase in entertainment operating segment cost of product sold was driven by the costs of the Country Stampede music festival for the nine months ended September 30, 2024 compared to September 30, 2023, resulting in cost of product revenue of $3,620,853 for the nine months ended September 30, 2024, compared to $3,449,876 for the nine months ended September 30, 2023. Cost of product sold as a percentage of product revenues for the entertainment segment was 124% for the nine months ended September 30, 2024 as compared to 80% for the nine months ended September 30, 2023.

Cost of Service Revenue

Overall cost of service revenue sold for the nine months ended September 30, 2024, and 2023 was $6,159,284 and $9,698,175, respectively, a decrease of $3,538,891 (36%). Overall cost of goods sold for services as a percentage of service revenues for the nine months ended September 30, 2024, and 2023 were 58% and 66%, respectively. Cost of service revenues by operating segment is as follows:

	For the nine months ended September 30,
	2024	2023
Cost of Service Revenues:
Video Solutions	$964,412	$1,024,798
Revenue Cycle Management	2,868,885	2,939,682
Entertainment	2,325,987	5,733,695
Total Cost of Service Revenues	$6,159,284	$9,698,175

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The decrease in cost of service revenues for our video solutions segment is commensurate with the increase in service revenues in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. Cost of service revenues as a percentage of service revenues for the video solutions segment decreased to 34% for the nine months ended September 30, 2024 as compared to 45% for the nine months ended September 30, 2023. The improved cost of service revenues as a percentage of service revenues reflects the results of cost cutting efforts and head-count reductions implemented in 2024 to improve our operating results.

The revenue cycle management operating segment cost of service revenue was consistent with the prior period. Cost of service revenues as a percentage of service revenues for the revenue cycle management operating segment was 62% for the nine months ended September 30, 2024 as compared to 57% for the nine months ended September 30, 2023.

The decrease in entertainment operating segment cost of service revenues is commensurate with the decrease in service revenues in the nine months ended September 30, 2024 compared to the nine months ended September 30, 2023. Cost of service revenues as a percentage of service revenues for the entertainment operating segment was 73% for the nine months ended September 30, 2024 as compared to 79% for the nine months ended September 30, 2023.

Gross Profit

Overall gross profit for the nine months ended September 30, 2024 and 2023 was $3,503,804 and $5,507,978, respectively, a decrease of $2,004,174 (36%). Gross profit by operating segment was as follows:

	For the nine months ended September 30,
	2024	2023
Gross Profit:
Video Solutions	$1,622,557	$1,658,584
Revenue Cycle Management	1,731,860	2,203,222
Entertainment	149,387	1,646,172
Total Gross Profit	$3,503,804	$5,507,978

The overall decrease is attributable to the overall decrease in revenues for the nine months ended September 30, 2024 and an increase in the overall cost of sales as a percentage of overall revenues to 77% for the nine months ended September 30, 2024 from 75% for the nine months ended September 30, 2023. Our goal is to improve our margins over the longer term based on the expected margins generated by our new recent revenue cycle management and entertainment operating segments together with our video solutions operating segment and its expected margins from our EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, ShieldTM disinfectants and our cloud evidence storage and management offering, provided that they gain traction in the marketplace. In addition, if revenues from the video solutions segment increase, we will seek to further improve our margins from this segment through expansion and increased efficiency utilizing fixed manufacturing overhead components. We plan to continue our initiative to more efficient management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

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Selling, General and Administrative Expenses

Selling, general and administrative expenses were $18,439,296 and $21,769,532 for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $3,330,236 (15%). The decrease was primarily attributable to the reduction in new sponsorships being entered into by the Company offset by the goodwill and intangible asset impairment charge. Our selling, general and administrative expenses as a percentage of sales increased to 121% for the nine months ended September 30, 2024 compared to 98% in the same period in 2023. The significant components of selling, general and administrative expenses are as follows:

	For the nine months ended September 30,
	2024	2023
Research and development expense	$1,244,060	$2,039,361
Selling, advertising and promotional expense	1,902,489	5,885,097
General and administrative expense	10,462,747	13,845,074
Goodwill and intangible asset impairment charge	4,830,000	—

Total	$18,439,296	$21,769,532

Research and development expense. Our research and development expenses totalled $1,244,060 and $2,039,361 for the nine months ended September 30, 2024 and 2023, respectively which represents a decrease of $795,301 (39%). We have focused on controlling our expenditures on bringing new products to market, including updates and improvements to current products in response to our decline in revenues. The decrease in research and development expense reflects the large cut-back in our engineering staff and research activities in order to right-size our expenses in this area with our revenues.

Selling, advertising and promotional expenses. Selling, advertising and promotional expense totalled $1,902,489 and $5,885,097 for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $3,982,608 (68%). The decrease in selling, advertising and promotional expenses reflects the large cut-back in selling staff and promotional and advertising activities in order to right-size our expenses in this area with our revenues. In addition, the decrease is attributable to the reduction in new sponsorships being entered into by the Company and its subsidiary TicketSmarter.

General and administrative expense. General and administrative expenses totalled $10,462,747 and $13,845,074 for the nine months ended September 30, 2024 and 2023, respectively. The decrease in general and administrative expenses in the nine months ended September 30, 2024 compared to the same period in 2023 is primarily attributable to a decrease in administrative salaries and reductions in headcount in order to right-size our expenses in this area with our revenues. The decrease in general and administrative expenses was offset by a substantial increase legal and professional expenses for the nine months ended September 30, 2024 compared to the same period in 2023 due to the failed merger with CloverLeaf and various capital raises we have undertaken.

Goodwill and intangible asset impairment charge. We performed an interim impairment test as of the last day of the fiscal third quarter of 2024 as management determined that a triggering event had occurred resulting from the additional decline in demand for our services, prolonged economic uncertainty, the fact that the split-off transaction did not occur when and as expected and a further decrease in our stock price. Therefore, we performed an interim impairment test as of the September 30, 2024 for our reporting units with remaining goodwill.

As a result of our September 30, 2024 interim impairment test, we concluded that the carrying amount of the revenue cycle management and entertainment reporting units exceeded their estimated fair value. Thus, we recorded a non-cash goodwill impairment charge of $4,322,000, representing a portion of the goodwill balance for the revenue cycle management segment, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024. In addition, we recorded a non-cash goodwill impairment charge of $307,000, representing a portion of the goodwill balance for the entertainment segment, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the nine months ended September 30, 2024. The goodwill impairment was primarily driven by recent performance of the entertainment reporting unit since our annual impairment testing date, as well as a delay in the projected timing of recovery.

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During the three months ended September 30, 2024, we concluded that the carrying amount of a trade name/trademark related to the entertainment segment exceeded its estimated fair value and we recorded a non-cash impairment charge of $201,000, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the nine months ended September 30, 2024. The charge was primarily driven by the split-off transaction not being completed when and as expected and our recent revenue performance of the related business given a decline in demand and overall economic uncertainty. The remaining balance for this trade name/trademark was $699,000 as of September 30, 2024.

Operating Loss

For the reasons stated above, our operating loss was $14,935,492 and $16,261,554 for the nine months ended September 30, 2024 and 2023, respectively, an improvement of $1,326,062 (8%). Operating loss as a percentage of revenues changed to 98% in the nine months ended September 30, 2024 from 73% in the same period in 2023.

Interest Income

Interest income decreased to $63,064 for the nine months ended September 30, 2024, from $84,071 in the same period of 2023, which reflects our change in cash and cash equivalent levels during the nine months ended September 30, 2024 compared to the same period in 2023. The Company held higher levels of cash and cash equivalents during the nine months ended September 30, 2023.

Interest Expense

We incurred interest expense of $2,505,536 and $2,480,947 during the nine months ended September 30, 2024 and 2023, respectively. The increase is attributable additional debt issued in late 2023 and during the nine months ended September 30, 2024 partially offset by the conversion of the convertible notes entered into in the second quarter of 2023, the payoff of the building debt upon sale of the building and the pay-off of the contingent earn-out notes associated with the four Nobility Healthcare acquisitions.

Other income (expense)

Other income (expense) decreased to $66,966 for the nine months ended September 30, 2024, from $76,180 during the nine months ended September 30, 2023, which reflects income related to a warehouse lease within the corporate headquarters which ceased in 2024 upon the sale of the building.

Change in Fair Value of Derivative Liabilities

During the second quarter of 2023, the Company issued detachable warrants to purchase a total of 1,125,000 shares of Common Stock in association with the two secured convertible notes previously described. The Company issued an additional 1,195,219 warrants in June 2024. The underlying warrant agreement terms provide for net cash settlement outside the control of the Company in the event of tender offers under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the condensed consolidated statement of operations as the change in fair value of warrant derivative liabilities. The change in fair value of the warrant derivative liabilities from December 31, 2023, to September 30, 2024, totalled $2,178,965 which was recognized as income during the nine months ended September 30, 2024.

Gain on Extinguishment of Liabilities

The Company recorded a gain on the extinguishment of liabilities for the nine months ended September 30, 2024 of $682,345, which reflects income related to the video segment’s ability to negotiate down payables and contract liabilities during the period. In addition, the Company negotiated a termination of its lease on its former headquarters which resulted in a gain of $9,385 on the termination during the nine months ended September 30, 2024.

The gain on extinguishment of liabilities was $507,304 for the nine months ended September 30, 2023, which reflects income related to the entertainment segment’s ability to negotiate down payables and contract liabilities during the period. The Company utilized funds from the related party note payable to resolve numerous outstanding payables at a discounted rate, the discount received was recognized as a gain on extinguishment of liabilities in the statement of operations for the nine months ended September 30, 2023.

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Loss on Extinguishment of Debt

On March 1, 2024, the Company obtained a short-term merchant advance for its entertainment segment, which totalled $1,000,000, from a single lender to fund operations. The Company modified/amended the underlying loan agreement twice during the nine months ended September 30, 2024. The modifications were both deemed to be extinguishments of debt resulting in a $310,505 total loss during the three and nine months ended September 30, 2024.

During the nine months ended September 30, 2024, the Company refinanced its merchant advance loan for its video segment and determined the refinancing of the debt should be treated as a debt extinguishment. As a result, the Company recorded a loss of $68,827 on the extinguishment during the nine months ended September 30, 2024.

Gain on Sale of Property, Plant and Equipment

During the nine months ended September 30, 2024, the Company sold its building for $5,900,000 less closing costs of $7,194. The carrying amount of the building on the date of sale was $5,461,623. As a result of the sale the Company recorded a gain of $431,183 in the Consolidated Statement of Operation during the nine months ended September 30, 2024. This amount was offset by a separate loss on sale of fixed assets of $41,661 for the nine months ended September 30, 2024.

Loss on accrual for legal settlement

The Company recognized a loss on accrual for legal settlement of $-0- and $1,792,308 during the nine months ended September 30, 2024 and 2023, respectively. This is in connection with the ongoing lawsuit with Culp McCauley, Inc.

Loss on conversion of convertible debt

The Company recognized a loss on conversion of convertible debt of $-0- and $93,386 during the nine months ended September 30, 2024 and 2023, respectively. This is in connection with the convertible note issued during the nine months ended September 30, 2023 and the conversion from debt to equity during the period.

Change in Fair Value of Contingent Consideration Promissory Notes

During the nine months ended September 30, 2023, The Company recognized a gain on the change in fair value of contingent consideration promissory notes of $177,909. This is in connection with the four acquisitions made by our revenue cycle management segment. There was no similar transaction during the nine months ended September 30, 2024.

Loss before Income Tax Benefit

As a result of the above results of operations, we reported a loss before income tax benefit of $14,424,531 and $17,979,171 for the nine months ended September 30, 2024 and 2023, respectively, an improvement of $3,554,640 (20%).

Income Tax Benefit

We did not record an income tax expense related to our income for the nine months ended September 30, 2024 due to our overall net operating loss carryforwards available. We have further determined to continue providing a full valuation reserve on our net deferred tax assets as of September 30, 2024. We had approximately $113.3 million of net operating loss carryforwards and $1.8 million of research and development tax credit carryforwards as of September 30, 2024 available to offset future net taxable income.

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Net Loss

As a result of the above results of operations, we reported a net loss of $14,424,531 and $17,979,171 for the nine months ended September 30, 2024 and 2023, respectively, an improvement of $3,554,640 (20%).

Net Income Attributable to Noncontrolling Interests of Consolidated Subsidiary

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income of Nobility Healthcare which is reflected in the statement of income as “net income attributable to noncontrolling interests of consolidated subsidiary”. We reported net loss (income) attributable to noncontrolling interests of consolidated subsidiary of $1,939,143 and $228,624 for the nine months ended September 30, 2024 and 2023, respectively.

Net Loss Attributable to Common Stockholders

As a result of the above, we reported a net loss attributable to common stockholders of $12,485,388 and $18,207,795 for the nine months September 30, 2024 and 2023, respectively, an improvement of $5,722,407 (31%).

Basic and Diluted Loss per Share

The basic and diluted loss per share was $3.90 and $6.55 for the nine months ended September 30, 2024 and 2023, respectively. Basic loss per share is based upon the weighted average number of common shares outstanding during the period. For the nine months ended September 30, 2024 and 2023, all shares issuable upon conversion of convertible debt and the exercise of outstanding stock options and warrants were antidilutive, and, therefore, not included in the computation of diluted loss per share.

Comparison of the Fiscal Years Ended December 31, 2023 and 2022

Summary Financial Data

Summarized financial information for the Company’s reportable business segments is provided for the years ended December 31, 2023, and 2022:

	Years Ended December 31,
	2023	2022
Net Revenues:
Video Solutions	$7,471,285	$8,252,288
Revenue Cycle Management	6,713,678	7,886,107
Entertainment	14,063,381	20,871,500
Total Net Revenues	$28,248,344	$37,009,895

Gross Profit (loss):
Video Solutions	$1,290,509	$(1,250,277)
Revenue Cycle Management	2,772,271	3,303,477
Entertainment	1,699,704	268,741
Total Gross Profit	$5,762,484	$2,321,941

Operating Income (loss):
Video Solutions	$(7,135,584)	$(9,278,721)
Revenue Cycle Management	292,543	357,705
Entertainment	(3,646,770)	(7,369,241)
Corporate	(11,750,742)	(13,443,001)
Total Operating Income (Loss)	$(22,240,553)	$(29,733,258)

Depreciation and Amortization:
Video Solutions	$836,699	$769,228
Revenue Cycle Management	104,352	128,082
Entertainment	1,277,186	1,279,369
Total Depreciation and Amortization	$2,218,237	$2,176,679

Assets (net of eliminations):
Video Solutions	$26,396,559	$28,509,706
Revenue Cycle Management	2,260,376	2,201,570
Entertainment	6,324,211	11,190,491
Corporate	12,047,663	14,766,295
Total Identifiable Assets	$47,028,809	$56,668,062

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Segment net revenues reported above represent only sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income (loss), which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

Consolidated Results of Operations

We experienced operating losses for all quarters during 2023 and 2022. The following is a summary of our recent operating results on a quarterly basis:

	For the Three Months Ended:
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total revenue	$6,228,351	$6,337,699	$8,062,097	$7,620,197	$8,879,504	$8,484,153	$9,351,457	$10,294,781
Gross profit	549,031	1,226,149	2,519,505	1,467,799	(1,932,256)	595,500	1,719,078	1,939,619
Gross profit margin percentage	8.8%	19.3%	31.3%	19.3%	(21.8)%	7.0%	18.4%	18.8%
Total selling, general and administrative expenses	6,528,031	6,374,192	7,460,209	7,640,605	7,769,389	7,162,523	8,380,330	8,742,957
Operating loss	(5,979,000)	(5,148,043)	(4,940,704)	(6,172,806)	(9,701,645)	(6,567,023)	(6,661,252)	(6,803,338)
Operating loss percentage	(96.0)%	(81.2)%	(61.3)%	(81.0)%	(109.3)%	(77.4)%	(71.2)%	(66.1)%
Net income/(loss)	$(7,484,778)	$(3,679,043)	$(8,320,549)	$(5,979,579)	$(9,574,258)	$(1,919,071)	$(682,187)	$(6,698,242)

Our business is subject to substantial fluctuations on a quarterly basis as reflected in the significant variations in revenues and operating results in the above table. These variations result from various factors, including but not limited to: (1) the timing of large individual orders; (2) the traction gained by products, such as the recently released FirstVu Pro, FirstVu II, FLT-250, EVO HD, the ThermoVu™ and the Shield™ lines; (3) production, quality and other supply chain issues affecting our cost of goods sold; (4) unusual increases in operating expenses, such as the timing of trade shows and stock-based and bonus compensation; (5) the timing of patent infringement litigation settlements (6) ongoing patent and other litigation and related expenses respecting outstanding lawsuits; and (7) the completion of corporate acquisitions including the recent purchases in the revenue cycle management and entertainment operating segments. We reported net loss of $7,484,778 on revenues of $6,228,351 for the fourth quarter of 2023.

The factors and trends affecting our recent performance include:

●	The Company formed two new operating segments in 2021 and continued to make acquisitions within these segments in 2021 and 2022 resulting in increased revenues and costs. The Company has since focused on the profitability of these segments and resulting in fluctuating revenues and costs on a quarterly basis. The entertainment operating segment generated $14,063,381 and $20,871,500 in revenue during the years ended December 31, 2023 and 2022, respectively, a decrease of $6,808,119 (33%). The revenue cycle management operating segment generated $6,713,678 and $7,886,107 in revenue for the years ended December 31, 2023 and 2022, respectively, a decrease of $1,172,429 (15%). We expect to continue to experience improved results from our two new operating segments and their recent acquisitions, along with improved results from the video solutions segment as the recurring revenue model expands.

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●	Our objective is to expand our video solutions segment’s recurring service revenue to help stabilize our revenues on a quarterly basis. Revenues from cloud storages have been increasing in recent quarters and reached approximately $572,892 in the fourth quarter of 2023, an increase of $141,725 (33%) over the fourth quarter of 2022. Overall, cloud revenues increased to approximately $1,994,066 for the year ended December 31, 2023 compared to approximately $1,471,860 for the year ended December 31, 2022, an increase of $522,206, or 35%. We are pursuing several new market channels outside of our traditional law enforcement and private security customers, similar to our NASCAR and event security customers, which we believe will help expand the appeal of our products and service capabilities to new commercial markets. If successful, we believe that these new market channels could yield recurring service revenues for us in the future.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet debt, nor did we have any transactions, arrangements, obligations (including contingent obligations) or other relationships with any unconsolidated entities or other persons that may have a material current or future effect on financial conditions, changes in the financial conditions, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

We are a party to operating leases and license agreements that represent commitments for future payments (described in Note 15, “Commitments and Contingencies,” to our consolidated financial statements) and we have issued purchase orders in the ordinary course of business that represent commitments to future payments for goods and services.

For the Years Ended December 31, 2023 and 2022

Results of Operations

Summarized immediately below and discussed in more detail in the subsequent sub-sections is an analysis of our operating results for the years ended December 31, 2023 and 2022, represented as a percentage of total revenues for each respective year:

	Years Ended December 31,
	2023	2022
Revenue	100%	100%
Cost of revenue	80%	94%

Gross profit	20%	6%

Selling, general and administrative expenses:
Research and development expense	9%	6%
Selling, advertising and promotional expense	25%	25%
General and administrative expense	65%	55%

Total selling, general and administrative expenses	99%	86%

Operating loss	(79)%	(80)%

Change in fair value of derivative liabilities	7%	18%
Change in fair value of contingent consideration promissory notes and earn-out agreements	1%	1%
Gain on extinguishment of warrant derivative liability	—%	10%
Loss on accrual for legal settlement	(6)%	—%
Loss on extinguishment of convertible debt	(4)%	—%
Gain on extinguishment of debt	2%	—%
Gain on sale of property, plant and equipment	—%	1%
Interest expense	(11)%	—%
Interest income and other income, net	1%	(1)%

Loss before income tax benefit	(89)%	(51)%
Income tax expense (benefit)	—%	—%

Net loss	(89)%	(51)%

Net loss attributable to noncontrolling interests of consolidated subsidiary	(1)%	(1)%
Loss on redemption – Series A & B convertible redeemable preferred stock	—%	(6)%

Net loss attributable to common stockholders	(90)%	(58)%

Net loss per share information:
Basic	$(9.22)	$(8.50)
Diluted	$(9.22)	$(8.50)

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Revenues

Revenues by Type and by Operating Segment

Our operating segments generate two types of revenues:

Product revenues primarily includes video solutions operating segment hardware sales of in-car and body-worn cameras, along with sales of our ThermoVuTM units, disinfectants, and personal protective equipment. Additionally, product revenues also include the sale of tickets by our entertainment operating segment that have been purchased or received through our sponsorships and partnerships and held in inventory by our entertainment segment until their sale.

Service and other revenues consist of cloud and warranty services revenues from our subscription plan and storage offerings of our video solutions segment. Our entertainment operating segments’ secondary ticketing marketplace revenues are included in service revenue. We recognize service revenue from sales generated through its secondary ticketing marketplace as we collect net services fees on secondary ticketing marketplace transactions. Lastly, our revenue cycle management segment revenues are included in the service revenues for services provided to medical providers throughout the country.

The following table presents revenues by type and segment:

	Year Ended December 31,
	2023	% Change	2022
Product revenues:
Video solutions	$4,303,369	(20.3)%	$5,401,089
Entertainment	5,044,576	(9.9)%	5,598,803
Total product revenues	9,347,945	(15.0)%	10,999,892
Service and other revenues:
Video solutions	3,167,916	11.1%	2,851,199
Entertainment	9,018,805	(40.9)%	15,272,697
Revenue cycle management	6,713,678	(14.9)%	7,886,107
Total service and other revenues	18,900,399	(27.3)%	26,010,003
Total revenues	$28,248,344	(23.7)%	$37,009,895

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Our video solutions operating segment sells our products and services to customers in the following manner:

●	Sales to domestic customers are made directly to the end customer (typically a law enforcement agency or a commercial customer) through our sales force, comprised of our employees. Revenue is recorded when the product is shipped to the end customer.

●	Sales to international customers are made through independent distributors who purchase products from us at a wholesale price and sell to the end user (typically law enforcement agencies or a commercial customer) at a retail price. The distributor retains the margin as compensation for its role in the transaction. The distributor generally maintains product inventory, customer receivables and all related risks and rewards of ownership. Revenue is recorded when the product is shipped to the distributor consistent with the terms of the distribution agreement.

●	Repair parts and services for domestic and international customers are generally handled by our inside customer service employees. Revenue is recognized upon shipment of the repair parts and acceptance of the service or materials by the end customer.

Our revenue cycle management operating segment sells its services to customers in the following manner:

●	Our revenue cycle management operating segment generates service revenues through relationships with medium to large healthcare organizations, in which the underlying service revenue is recognized upon execution of services. Service revenues are generally determined as a percentage of the dollar amount of medical billings collected by the customer.

Our entertainment operating segment sells our products and services to customers in the following manner:

●	Our entertainment operating segment generates product revenues from the sale of tickets directly to consumers for a particular event that the entertainment operating segment has previously purchased and held in inventory for ultimate resale to the end consumer. Service sales through TicketSmarter, are driven largely in part to the usage of the TicketSmarter.com marketplace by buyers and sellers, in which the Company collects service fees for each transaction completed through this platform.

We may discount our prices on specific orders based upon the size of the order, the specific customer and the competitive landscape.

Product revenues by operating segment is as follows:

	Years ended December 31,
	2023	2022
Product Revenues:
Video Solutions	$4,303,369	$5,401,089
Revenue Cycle Management	—	—
Entertainment	5,044,576	5,598,803
Total Product Revenues	$9,347,495	$10,999,892

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Product revenues for the years ended December 31, 2023 and 2022 were $9,347,495 and $10,999,892, respectively, a decrease of $1,651,947 (15%), due to the following factors:

●	Revenues generated by the entertainment operating segment began with the Company’s acquisition of TicketSmarter on September 1, 2021. The entertainment operating segment generated $5,044,576 in product revenues for the year ended December 31, 2023, compared to $5,598,803 for the fiscal year ended December 31, 2022. This largely relates to the Company focusing on right sizing and reducing costs and working towards profitability.

●	The Company’s video solutions operating segment generated product revenues totaling $4,303,369 during the year ended December 31, 2023 compared to $5,401,089 for the year ended December 31, 2022. In general, our video solutions operating segment has experienced pressure on its product revenues as our in-car and body-worn systems are facing increased competition because our competitors have released new products with advanced features. Additionally, our law enforcement revenues declined over the year ended December 31, 2023 and 2022 due to price-cutting and competitive actions by our competitors, adverse marketplace effects related to our patent litigation proceedings and our recent financial condition.

●	Our video solutions operating segment management has continued to focus on migrating commercial customers, from a hardware sale to a service fee model. Therefore, we expect a reduction in commercial hardware sales (principally DVM-250’s, FLT-250’s, and a portion of our body-worn camera line) as we convert these customers to a service model under which we provide the hardware as part of a recurring monthly service fee. In that respect, we introduced a monthly subscription agreement plan for our body worn cameras and related equipment during the second quarter of 2020 that allowed law enforcement agencies to pay a monthly service fee to obtain body worn cameras without incurring a significant upfront capital outlay. This program has gained some traction, resulting in decreased product revenues and increasing our service revenues. We expect this program to continue to hold traction, resulting in recurring revenues over a span of three to five years.

Service and other revenues by operating segment is as follows:

	Years ended December 31,
	2023	2022
Service and Other Revenues:
Video Solutions	$3,167,916	$2,851,199
Revenue Cycle Management	6,713,678	7,886,107
Entertainment	9,018,805	15,272,697
Total Service and Other Revenues	$18,900,399	$26,010,003

Service and other revenues for the years ended December 31, 2023 and 2022 were $18,900,399 and $26,010,003, respectively, a decrease of $7,109,604 (27%), due to the following factors:

●	Cloud revenues generated by the video solutions operating segment were $1,994,066 and $1,471,860 for the years ended December 31, 2023 and 2022, respectively, an increase of $522,206 (35%). We continue to experience increased interest in our cloud solutions for law enforcement primarily due to the deployment of our cloud-based EVO-HD in-car system and our next generation body-worn camera products, which contributed to our increased cloud revenues in the year ended December 31, 2023. We expect this trend to continue for 2024 as the migration from local storage to cloud storage continues in our customer base.

●	Video solutions operating segment revenues from extended warranty services were $860,337 and $692,017 for the years ended December 31, 2023 and 2022, respectively, an increase of $168,320 (24%). This correlates with consistent sales of hardware and additional extended warranties sold during the year

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●	Our entertainment operating segment generated service revenues totaling $9,018,805 and $15,272,697 for the years ended December 31, 2023 and 2022, respectively, a decrease of $6,253,892 (41%). The Company completed the acquisitions of Goody Tickets, LLC and TicketSmarter, LLC in the third quarter of 2021, thus resulting in the new revenue stream for the Company during the last fourth months of 2021 and twelve months ended December 31, 2022. TicketSmarter collects fees on transactions administered through the TicketSmarter.com platform for the buying and selling of tickets for live events throughout the country. We expect our entertainment operating segment to continue to fluctuate as we look right-size this segment and work towards profitability.

●	Our revenue cycle management operating segment generated service revenues totaling $6,713,678 and $7,886,107 for the years ended December 31, 2023 and 2022, respectively, a decrease of $1,172,429 (15%). Our revenue cycle management operating segment has completed four acquisitions since formation in June 2021, thus resulting in the new service revenue stream added in the twelve months ended December 31, 2022. Our revenue cycle management operating segment provides revenue cycle management solutions and back-office services to healthcare organizations throughout the country. The decrease in revenue is due to refinement within one of the recent acquisitions, as they strive to maximize profitability rather than focus on top line revenue.

Total revenues for the years ended December 31, 2023, and 2022 were $28,248,344 and $37,009,895, respectively, a decrease of $8,761,551 (24%), due to the reasons noted above.

Cost of Product Revenue

Overall cost of product revenue sold for the years ended December 31, 2023, and 2022 was $9,974,890 and $14,372,115, respectively, a decrease of $4,397,225 (31%). Overall cost of goods sold for products as a percentage of product revenues for the years ended December 31, 2023, and 2022 were 107% and 131%, respectively. Cost of products sold by operating segment is as follows:

	Years Ended December 31,
	2023	2022
Cost of Product Revenues:
Video Solutions	$4,824,967	$8,332,484
Revenue Cycle Management	—	—
Entertainment	5,149,923	6,039,631
Total Cost of Product Revenues	$9,974,890	$14,372,115

The decrease in cost of goods sold for our video solutions segment products is due to numerous factors including a sizeable increase in the allowance for excess and obsolete inventory in 2022, mostly surrounding the personal protective equipment product line. Cost of product sold as a percentage of product revenues for the video solutions segment decreased to 112% for the year ended December 31, 2023 as compared to 154% for the year ended December 31, 2022.

The decrease in entertainment operating segment cost of product sold directly correlates to the lower product revenues for the year ended December 31, 2023. Cost of Product Revenues were $5,149,923 and $6,039,631 for the year ended December 31, 2023 and 2022, a decrease of $889,708 (15%). Cost of product sold as a percentage of product revenues for the entertainment segment decreased to 102% for the year ended December 31, 2023 as compared to 108% for the year ended December 31, 2022.

We recorded $4,542,461 and $5,489,541 in reserves for obsolete and excess inventories for the years ended December 31, 2023 and 2022, respectively. Total raw materials and component parts were $3,044,653 and $4,509,165 for the years ended December 31, 2023 and 2022, respectively, a decrease of $1,464,512 (32%). Finished goods balances were $5,322,693 and $7,816,618 for the years ended December 31, 2023 and December 31, 2022, respectively, a decrease of $2,493,925 (32%) which was attributable to a reduction in inventory for the video solutions product lines and a large decrease in ticket inventory for the newly acquired entertainment segment. The decrease in the inventory reserve is primarily due to the disposal of obsolete inventory that was included in the reserves during 2022. Additionally, the Company determined a reasonable reserve for inventory held at the ticket operating segment, in which some inventory items sell below cost or go unsold, thus having to be fully written-off following the event date. We believe the reserves are appropriate given our inventory levels as of December 31, 2023.

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Cost of Service Revenue

Overall cost of service revenue sold for the years ended December 31, 2023, and 2022 was $12,510,970 and $20,315,839, respectively, a decrease of $7,804,869 (38%). Overall cost of goods sold for services as a percentage of service revenues for the years ended December 31, 2023, and 2022 were 66% and 78%, respectively. Cost of service revenues by operating segment is as follows:

	Years Ended December 31,
	2023	2022
Cost of Service Revenues:
Video Solutions	$1,355,809	$1,170,081
Revenue Cycle Management	3,941,407	4,582,630
Entertainment	7,213,754	14,563,128
Total Cost of Service Revenues	$12,510,970	$20,315,839

The increase in cost of service revenues for our video solutions segment is commensurate with the increase in service revenues in the year ended December 31, 2023 compared to the year ended December 31, 2022. Cost of service revenues as a percentage of service revenues for the video solutions segment increased to 43% for the year ended December 31, 2023 as compared to 41% for the year ended December 31, 2022.

The decrease in revenue cycle management operating segment cost of service revenue is commensurate with the decline in revenues due certain loss generating services being eliminated during the year. Cost of service revenues as a percentage of product revenues for the revenue cycle management operating segment increased to 59% for the year ended December 31, 2023 as compared to 58% for the year ended December 31, 2022.

The decrease in entertainment operating segment cost of service revenues is due to management right sizing the business working towards profitability. The Entertainment cost of service revenue was $7,213,754 for the year ended December 31, 2023, compared to $14,563,128 for the year ended December 31, 2022. Cost of service revenues as a percentage of service revenues for the entertainment segment decreased to 80% for the year ended December 31, 2023 as compared to 95% for the year ended December 31, 2022.

Gross Profit

Overall gross profit for the years ended December 31, 2023 and 2022 was $5,762,484 and $2,321,941, respectively, an increase of $3,440,543 (148%). Gross profit by operating segment was as follows:

	Years Ended December 31,
	2023	2022
Gross Profit:
Video Solutions	$1,290,509	$(1,250,278)
Revenue Cycle Management	2,772,271	3,303,477
Entertainment	1,699,704	268,742
Total Gross Profit	$5,762,484	$2,321,941

The increase is attributable to the decrease in cost of goods sold across our video and entertainment segments for the year ended December 31, 2023, as there was an overall decrease in the cost of sales as a percentage of overall revenues to 80% for the year ended December 31, 2023 from 94% for the year ended December 31, 2022. This is primarily driven by large inventory reserve being established in 2022, a focus on right sizing recent acquisitions to increase profitability and a transition to a service subscription-based model in our video solutions segment. Our goal is to improve our margins over the longer term based on the expected margins generated by our new recent revenue cycle management and entertainment operating segments together with our video solutions operating segment and its expected margins from our EVO-HD, DVM-800, VuLink, FirstVu Pro, FirstVu II, ShieldTM disinfectants and our cloud evidence storage and management offering, provided that they gain traction in the marketplace. We plan to continue our initiative to more efficient management of our supply chain through outsourcing production, quantity purchases and more effective purchasing practices.

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Selling, General and Administrative Expenses

Overall selling, general and administrative expenses were $28,003,037 and $32,055,199 for the years ended December 31, 2023 and 2022, respectively, a decrease of $4,052,162 (13%). The decrease is primarily attributable to a focus on right-sizing the business with a reduction in administrative headcount coupled with a reduction in sponsorships and advertising where costs outweighed the returns. Our selling, general and administrative expenses as a percentage of sales increased to 99% for 2023 compared to 87% in the same period in 2022.

The significant components of selling, general and administrative expenses are as follows:

	Year ended December 31,
	2023	2022
Research and development expense	$2,618,746	$2,290,293
Selling, advertising and promotional expense	7,137,529	9,312,204
General and administrative expense	18,246,762	20,452,702
Total	$28,003,037	$32,055,199

Research and development expense. Our video solutions operating segment continues to focus on bringing new products to market, including updates and improvements to current products. Our research and development expenses totaled $2,618,746 and $2,290,293 for the years ended December 31, 2023 and 2022, respectively, an increase of $328,453 (14%). We employed 21 engineers at December 31, 2023 compared to 21 engineers at December 31, 2022. Most of our engineers are dedicated to research and development activities for new products, primarily the new generation of body-worn cameras, EVO-HD and EVO Fleet that can be located in multiple places in a vehicle. We expect our research and development activities will continue to trend higher in future quarters as we continue to expand our product offerings based on our new body-worn camera and EVO-HD product platform and as we outsource more development projects. We consider our research and development capabilities and new product focus to be a competitive advantage and will continue to invest in this area on a prudent basis and consistent with our financial resources.

Selling, advertising and promotional expenses. Selling, advertising and promotional expenses totaled $7,137,529 and $9,312,204 for the years ended December 31, 2023 and 2022, respectively, a decrease of $2,174,675 (23%). The decrease is primarily attributable to a reduction in promotional and advertising sponsorships and expenses.

Promotional and advertising expenses totaled $5,479,437 during the year ended December 31, 2023 compared to $7,668,641 during the year ended December 31, 2022, a decrease of $2,189,204 (29%). The overall decrease is primarily attributable to TicketSmarter’s very active approach to sponsorship and advertising in 2022 as they were aggressively building a brand and gaining recognition. TicketSmarter accounted for $2,328,759 and $4,024,748 of the total promotional and advertising expense for the year ended December 31, 2023 and 2022, respectively.

General and administrative expenses. General and administrative expenses totaled $18,246,762 and $20,452,702 for the years ended December 31, 2023 and 2022, respectively. The decrease in general and administrative expenses for the year ended December 31, 2023 compared to the same period in 2022 is primarily attributable to a decrease in administrative salaries, as payroll begins to adjust from the new acquisitions completed by the Company. General and administrative expenses also decreased due to a decline in rent expenses, and legal and professional expenses for the years ended December 31, 2023 compared to the same period in 2022.

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Operating Loss

For the reasons previously stated, our operating loss was $22,240,553 and $29,733,258 for the years ended December 31, 2023 and 2022, respectively, a decrease of $7,492,705 (25%). Operating loss as a percentage of revenues improved to 78% in 2023 from 80% in 2022.

Interest Income

Interest income decreased to $95,717 for the year ended December 31, 2023, from $131,025 in 2022, which reflects our overall decline in our cash and cash equivalent levels in 2023 compared to 2022.

Interest Expense

We incurred interest expenses of $3,134,253 and $37,196 during the years ended December 31, 2023 and 2022, respectively. The increase is attributable the amortization of debt discounts associated with the convertible debt, revolving loan agreements and merchant advances.

Loss on Accrual for Legal Settlement

The Company recognized a loss on accrual for legal settlement of $1,792,308 and $-0- during the years ended December 31, 2023 and 2022, respectively. This is in connection with the ongoing lawsuit with Culp McCauley, Inc.

Loss on Conversion of Convertible Debt

The Company recognized a loss on conversion of convertible debt of $1,112,705 and $-0- during the year ended December 31, 2023 and 2022, respectively. This is in connection with the convertible notes issued during the year ended December 31, 2023, the conversion from debt to equity and cash settlement of debt during the period.

Change in Fair Value of Short-Term Investments

We recognized a loss on change in fair value of short-term investments totaling $-0- and $84,818 during the years ended December 31, 2023 and 2022, respectively. Such short-term investments are included in cash and cash equivalents as they contain original maturities of ninety (90) days or less. The decrease reflects our overall lower cash and cash equivalent levels in 2023 compared to 2022.

Change in Fair Value of Warrant Derivative Liabilities

During the second quarter of 2023, the Company issued detachable warrants to purchase a total of 1,125,000 shares of Common Stock in association with the two secured convertible notes previously described. The underlying warrant agreement terms provide for net cash settlement outside the control of the Company in the event of tender offers under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statement of operations as the change in fair value of warrant derivative liabilities. The change in fair value of the warrant derivative liabilities during year ended December 31, 2023 totaled $1,846,642, compared to $6,726,638 for the year ended December 31, 2022, which was recognized as a gain on the Consolidated Statements of Operations.

Change in Fair Value of Contingent Consideration Promissory Notes and Earn-Out Agreements

On June 30, 2021, Nobility Healthcare, a subsidiary of the Company, issued a contingent consideration promissory note (the “June Contingent Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “June Seller”) of $350,000. Principal payments, since its inception, on this contingent consideration promissory note totaled $232,134. The estimated fair value of the June Contingent Note at December 31, 2023 is $58,819, representing a decrease in its estimated fair value of $117,637 as compared to its estimated fair value as of December 31, 2022. This reduction only relates to the principal payments made for the year ended December 31, 2023. Therefore, the Company recorded a gain of $-0- and $27,139 in the Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

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On August 31, 2021, Nobility Healthcare, issued another contingent consideration promissory note (the “August Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “August Sellers”) of $650,000. Principal payments, since its inception, on this contingent consideration promissory note totaled $552,256. The estimated fair value of the August Contingent Note at December 31, 2023 is $129,651, representing a decrease in its estimated fair value of $259,303 as compared to is estimated fair value as of December 31, 2023. This reduction only relates to the principal payments made for the year ended December 31, 2023. Therefore, the Company recorded a loss of $-0- and $31,907 in the Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

On January 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “January Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “January Sellers”) of $750,000. Principal payments, since its inception, on this contingent consideration promissory note totaled $153,769. The estimated fair value of the January Contingent Note at December 31, 2023 is $-0-, representing a decrease in its estimated fair value of $208,083 as compared to its estimated fair value as of December 31, 2022, of which $32,936 represents payments made during the year ended December 31, 2023. Therefore, the Company recorded a gain of $175,146 and $421,085 in the Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

On February 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “February Contingent Payment Note”) in connection with an asset purchase agreement between Nobility Healthcare and a private company (the “February Sellers”) of $105,000. The estimated fair value of the February Contingent Note at December 31, 2023 is $-0-, representing a decrease in its estimated fair value of $4,347 as compared to its estimated fair value as of December 31, 2022, of which $1,584 represents payments made during the year ended December 31, 2023. Therefore, the Company recorded a gain of $2,763 and $100,654 in the Consolidated Statements of Operations for the years ended December 31, 2023 and 2022, respectively.

Gain on Extinguishment of Warrant Derivative Liabilities

We recognized a gain on the extinguishment of warrant derivative liabilities of $-0- and $3,624,794 during the year ended December 31, 2023 and December 31, 2022, respectively. This is in connection with the Warrant Exchange Agreements executed by the Company on August 23, 2022.

Gain on Extinguishment of Liabilities

Gain on extinguishment of liabilities increased to $550,867 for the year ended December 31, 2023, from $-0- during the year ended December 31, 2022, which reflects income related to the entertainment segment’s ability to negotiate down payables and contract liabilities during the period. This gain relates to the TicketSmarter Related Party Note payable for the entertainment segment, as a trust, the beneficiaries of which are TicketSmarter’s Chief Executive Officer and his spouse, contributed cash in the amount of $2,700,000 to TicketSmarter. Those funds were then utilized to resolve numerous outstanding payables at a discounted rate, the discount received is recognized as a gain on extinguishment of liabilities on the statement of operations. Additionally, these negotiations relieved TicketSmarter of numerous future obligations following fiscal year 2023, which will result in much more significant savings over the next several years.

Other income

Other income increased to $144,735 for the year ended December 31, 2023, from $-0- during the year ended December 31, 2022, which largely reflects income related to a warehouse lease within the corporate headquarters.

Other expense

Other expenses were $0 for the year ended December 31, 2023, a decrease from $230,744 during the year ended December 31, 2022, which reflects expense related to a note receivable adjustment.

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Income/(Loss) before Income Tax Benefit

As a result of the above, we reported a net loss before income tax benefit of $25,463,949 and $18,873,758 for the years ended December 31, 2023 and 2022, respectively, a decline of $6,590,191 (35%).

Income Tax Benefit

We recorded an income tax benefit of $0 for the years ended December 31, 2023 and 2022, respectively. The effective tax rate for both 2023 and 2022 varied from the expected statutory rate due to our continuing to provide a 100% valuation allowance on net deferred tax assets. We determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of December 31, 2023 and 2022 primarily because of the recurring operating losses.

We have further determined to continue providing a full valuation reserve on our net deferred tax assets as of December 31, 2023. During 2023, we decreased our valuation reserve on deferred tax assets by $7,870,000 whereby our deferred tax assets continue to be fully reserved due to our recent operating losses.

We had approximately $145,035,000 of federal net operating loss carryforwards and $1,795,000 of research and development tax credit carryforwards as of December 31, 2023 available to offset future net taxable income.

Net Loss

As a result of the above, we reported a net loss of $25,463,949 and $18,873,758 for the years ended December 31, 2023 and 2022, respectively, a decline of $6,590,191 (35%).

Net Income Attributable to Noncontrolling Interests of Consolidated Subsidiary

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income/loss of Nobility Healthcare which is reflected in the statement of income (loss) as “net income (loss) attributable to noncontrolling interests of consolidated subsidiary”. We reported net income (loss) attributable to noncontrolling interests of consolidated subsidiary of $224,598 and $407,933 for the years ended December 31, 2023 and 2022, respectively.

Loss on Redemption – Series A & B Convertible Redeemable Preferred Stock

During the year ended December 31, 2022, the Company redeemed 1,400,000 shares of Series A & 100,000 shares of Series B Preferred Stock, for a redemption price of $15,750,000, with a $13,365,000 carrying amount, resulting in a $2,385,000 loss on redemption.

Net Loss Attributable to Common Stockholders

As a result of the above, we reported a net loss of $25,688,547 and $21,666,691 for the years ended December 31, 2023 and 2022, respectively, a decline of $4,021,856 (19%).

Basic and Diluted Income/(Loss) per Share

The basic and diluted loss per share was $9.22 and $8.50 for the years ended December 31, 2023 and 2022, respectively, for the reasons previously noted. All outstanding stock options and common stock purchase warrants were considered antidilutive and therefore excluded from the calculation of diluted loss per share for the years ended December 31, 2023 and 2022 because all potentially dilutive securities during 2023 had exercise prices in excess of the market value of the company’s common stock and because of the net loss reported for 2023.

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Liquidity and Capital Resources

Overall:

Management’s Liquidity Plan. We have experienced net losses and cash outflows from operating activities since inception. Based upon our current operating forecast, we anticipate that we will need to restore positive operating cash flows and/or raise additional capital in the short-term to fund operations, meet our customary payment obligations and otherwise execute our business plan over the next 12 months. We are continuously in discussions to raise additional capital, which may include a variety of equity and debt instruments; however, there can be no assurance that our capital raising initiatives will be successful. Our recurring losses and level of cash used in operations, along with uncertainties concerning our ability to raise additional capital, raise substantial doubt about our ability to continue as a going concern.

Cash, cash equivalents: As of September 30, 2024, we had cash and cash equivalents with an aggregate balance of $415,131, a decrease from a balance of $778,149 (including restricted cash) at December 31, 2023. Summarized immediately below and discussed in more detail in the subsequent subsections are the main elements of the $363,018 net decrease in cash during the nine months ended September 30, 2024:

●	Operating activities:	$4,086,023 of net cash used in operating activities. Net cash used in operating activities was $4,086,023 and $5,842,158 for the nine months ended September 30, 2024 and 2023, respectively, a decrease of $1,756,136. The decrease is attributable to the improved net loss and the usage of cash for operating assets and liabilities during the nine months ended September 30, 2024 compared to the same period in 2023.

●	Investing activities:	$392,523 of net cash provided by investing activities. Cash provided by (used in) investing activities was $392,523 and $(197,241) for the nine months ended September 30, 2024 and 2023, respectively. During the nine months ended September 30, 2024, we made expenditures or received cash for the following: (i) sold our corporate headquarters building for $5,900,000 and received net cash of $425,653 after paying off the building loan and various other deductions (ii) the acquisition of Country Stampede; and (iii) received proceeds from the sale of our aircraft.

●	Financing activities:	$3,330,482 net cash provided by financing activities. Cash provided by financing activities was $3,330,482 and $4,715,031 for the nine months ended September 30, 2024 and 2023, respectively. During the first nine months of 2024, we most notably refinanced a loan resulting in proceeds of $1,144,000, obtained an additional merchant advance providing proceeds of $1,308,837, obtained $1,175,000 in new commercial extension of credits and issued common stock with detachable warrants resulting in $2,194,745 in net cash proceeds. The cash proceeds were partially offset by payments on outstanding loans including the payments on merchant advances.

Commitments:

We had $415,131 of cash and cash equivalents and net negative working capital of $13,181,861 as of September 30, 2024. Accounts receivable and other receivables balances represented $5,253,535 of our net working capital at September 30, 2024. We intend to collect our outstanding receivables on a timely basis and reduce the overall level during 2024, which would help to provide positive cash flow to support our operations during 2024. Inventory represents $2,325,118 of our net working capital at September 30, 2024. We are actively managing the level of inventory and our goal is to reduce such level during the balance of 2024 by our sales activities, the increase of which should provide additional cash flow to help support our operations during 2024.

Capital Expenditures:

We had the following material commitments for capital expenditures at September 30, 2024:

Lease commitments. Total lease expense under the five operating leases was approximately $160,751 and $360,934, during the three and nine months ended September 30, 2024, respectively.

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The following sets forth the operating lease right of use assets and liabilities as of September 30, 2024:

Assets:
Operating lease right of use assets	$515,538

Liabilities:
Operating lease obligations-current portion	$82,974
Operating lease obligations-less current portion	432,563
Total operating lease obligations	$515,537

The components of lease expense were as follows for the nine months ended September 30, 2024:

Selling, general and administrative expenses	$360,934

Following are the minimum lease payments for each year and in total:

Year ending December 31:
2024 (October 1, to December 31, 2024)	$29,974
2025	121,983
2026	122,822
2027	115,766
Thereafter	230,949
Total undiscounted minimum future lease payments	621,494
Imputed interest	(105,957)
Total operating lease liability	$515,537

Debt obligations – Outstanding debt obligations comprises the following:

	September 30, 2024	December 31, 2023
Economic injury disaster loan (EIDL)	$145,328	$147,781
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	129,651
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	58,819
Revolving Loan Agreement	—	4,880,000
Commercial Extension of Credit- Entertainment Segment	295,000	87,928
Merchant Advances – Video Solutions Segment	2,091,500	1,350,000
Merchant Advances – Entertainment Segment	1,364,986	—
Unamortized debt issuance costs	(315,955)	(540,429)
Debt obligations	3,580,859	6,113,750
Less: current maturities of debt obligations	3,438,910	1,260,513
Debt obligations, long-term	$141,949	$4,853,237

Debt obligations mature on an annual basis as follows as of September 30, 2024:

September 30, 2024
2024 (October 1, 2024 to December 31, 2024)	$3,436,363
2025	3,412
2026	3,542
2027	3,677
2028 and thereafter	133,865

Total	$3,580,859

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Critical Accounting Estimates

Our significant accounting policies are summarized in Note 1, “Nature of Business and Summary of Significant Accounting Policies,” to our consolidated financial statements. While the selection and application of any accounting policy may involve some level of subjective judgments and estimates, we believe the following accounting policies and estimates are the most critical to our financial statements, potentially involve the most subjective judgments in their selection and application, and are the most susceptible to uncertainties and changing conditions:

●	Revenue Recognition / Allowance for Doubtful Accounts;

●	Allowance for Excess and Obsolete Inventory;

●	Goodwill and other intangible assets;

●	Warranty Reserves;

●	Fair value of warrant derivative liabilities;

●	Stock-based Compensation Expense; and

●	Accounting for Income Taxes.

Revenue Recognition / Allowances for Doubtful Accounts. Revenue is recognized for the shipment of products or delivery of service when all five of the following conditions are met:

(i)	Identify the contract with the customer;

(ii)	Identify the performance obligations in the contract;

(iii)	Determine the transaction price;

(iv)	Allocate the transaction price to the performance obligations in the contract; and

(v)	Recognize revenue when a performance obligation is satisfied.

We consider the terms and conditions of the contract and our customary business practices in identifying our contracts under ASC 606. We determine we have a contract when the customer order is approved, we can identify each party’s rights regarding the services to be transferred, we can identify the payment terms for the services, we have determined the customer has the ability and intent to pay and the contract has commercial substance. At contract inception we evaluate whether the contract includes more than one performance obligation. We apply judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s historical payment experience or, in the case of a new customer, credit and financial information pertaining to the customer.

Performance obligations promised in a contract are identified based on the services and the products that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from us, and are distinct in the context of the contract, whereby the transfer of the services and the products is separately identifiable from other promises in the contract. Our performance obligations consist of (i) products, (ii) professional services, and (iii) extended warranties.

The transaction price is determined based on the consideration to which we expect to be entitled in exchange for transferring services to the customer. Variable consideration is included in the transaction price if, in our judgment it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of our contracts contain a significant financing component.

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If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on the relative standalone selling price (“SSP”).

Revenue for our video solutions segment is recognized at the time the related performance obligation is satisfied by transferring the control of the promised service to a customer. Revenue is recognized when control of the service is transferred to the customer, in an amount that reflects the consideration that we expect to receive in exchange for our services. We generate all our revenue from contracts with customers.

Revenue for our revenue cycle management segment is recorded on a net basis, as its primary source of revenue is its end-to-end service fees. These service fees are reported as revenue monthly upon completion of our performance obligation to provide the agreed upon services.

Revenue for our entertainment segment is recorded on a gross or net basis based on management’s assessment of whether we are acting as a principal or agent in the transaction. The determination is based upon the evaluation of control over the event ticket, including the right to sell the ticket, prior to its transfer to the ticket buyer.

We sell our tickets held in inventory, which consists of one performance obligation, being to transfer control of an event ticket to the buyer upon confirmation of the order. We act as the principal in these transactions as we own the ticket at the time of sale, therefore we control the ticket prior to transferring to the customer. In these transactions, revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed. Payment is typically due upon delivery of the ticket.

We also act as an intermediary between buyers and sellers through the online secondary marketplace. Revenues derived from this marketplace primarily consist of service fees from entertainment operations, and consists of one primary performance obligation, which is facilitating the transaction between the buyer and seller, being satisfied at the time the order has been confirmed. As we do not control the ticket prior to the transfer, we act as an agent in these transactions. Revenue is recognized on a net basis, net of the amount due to the seller when an order is confirmed, the seller is then obligated to deliver the tickets to the buyer per the seller’s listing. Payment is due at the time of sale.

We review all significant, unusual, or nonstandard shipments of product or delivery of services as a routine part of our accounting and financial reporting process to determine compliance with these requirements. Extended warranties are offered on selected products, and when a customer purchases an extended warranty, the associated proceeds are treated as contract liability and recognized over the term of the extended warranty.

For our video solutions segment, our principal customers are state, local, and federal law enforcement agencies, which historically have been low risks for uncollectible accounts. However, we have commercial customers and international distributors that present a greater risk for uncollectible accounts than such law enforcement customers and we consider a specific reserve for bad debts based on their individual circumstances. Our historical bad debts have been negligible since we commenced deliveries during 2006.

For our entertainment segment, our customers are mainly online visitors that pay at the time of the transaction, and we collect the service fees charged with the transaction. Thus, leading to minimal risk for uncollectible accounts, to which we then consider a specific reserve for bad debts based on their individual circumstances. As we continue to learn more about the collectability related to this recent acquisition, we will track historical bad debts and continue to assess appropriate reserves.

For our revenue cycle management segment, our customers are mainly medium to large healthcare organizations that are charged monthly upon the execution of our services. Being these customers are healthcare organizations with minimal risk for uncollectible accounts, we consider a specific reserve for bad debts based on their individual circumstances. As we continue to learn more about the collectability related to this recently added segment, we will track historical bad debts and continue to assess appropriate reserves.

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Allowance for Excess and Obsolete Inventory. We record valuation reserves on our inventory for estimated excess or obsolete inventory items. The amount of the reserve is equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about future demand and market conditions. On a quarterly basis, management performs an analysis of the underlying inventory to identify reserves needed for excess and obsolescence. Management uses its best judgment to estimate appropriate reserves based on this analysis. In addition, we adjust the carrying value of inventory if the current market value of that inventory is below its cost.

Inventories consisted of the following at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Raw material and component parts– video solutions segment	$2,638,063	$3,044,653
Work-in-process– video solutions segment	11,565	20,396
Finished goods – video solutions segment	3,533,839	4,623,489
Finished goods – entertainment segment	364,641	699,204
Subtotal	6,548,108	8,387,742
Reserve for excess and obsolete inventory– video solutions segment	(4,144,749)	(4,355,666)
Reserve for excess and obsolete inventory – entertainment segment	(78,241)	(186,795)
Total inventories	$2,325,118	$3,845,281

We balance the need to maintain strategic inventory levels to ensure competitive delivery performance to our customers against the risk of inventory obsolescence due to changing technology and customer requirements. As reflected above, our inventory reserves represented 65% of the gross inventory balance at September 30, 2024, compared to 54% of the gross inventory balance at December 31, 2023. We had $4,222,990 and $4,542,461 in reserves for obsolete and excess inventories at September 30, 2024 and December 31, 2023, respectively. The decrease in the inventory reserve is primarily due to the reduction in finished goods and movement of excess inventory. Additionally, the Company determined a reasonable reserve for inventory held at the ticket operating segment, in which some inventory items sell below cost or go unsold, thus having to be fully written-off following the event date. We believe the reserves are appropriate given our inventory levels as of September 30, 2024.

If actual future demand or market conditions are less favorable than those projected by management or significant engineering changes to our products that are not anticipated and appropriately managed, additional inventory write-downs may be required in excess of the inventory reserves already established.

Goodwill and other intangible assets. When we acquire a business, we determine the fair value of the assets acquired and liabilities assumed on the date of acquisition, which may include a significant amount of intangible assets such as customer relationships, software and content, as well as goodwill. When determining the fair values of the acquired intangible assets, we consider, among other factors, analyses of historical financial performance and an estimate of the future performance of the acquired business. The fair values of the acquired intangible assets are primarily calculated using an income approach that relies on discounted cash flows. This method starts with a forecast of the expected future net cash flows for the asset and then adjusts the forecast to present value by applying a discount rate that reflects the risk factors associated with the cash flow streams. We consider this approach to be the most appropriate valuation technique because the inherent value of an acquired intangible asset is its ability to generate future income. In a typical acquisition, we engage a third-party valuation expert to assist us with the fair value analyses for acquired intangible assets.

Determining the fair values of acquired intangible assets requires us to exercise significant judgment. We select reasonable estimates and assumptions based on evaluating a number of factors, including, but not limited to, marketplace participants, consumer awareness and brand history. Additionally, there are significant judgments inherent in discounted cash flows such as estimating the amount and timing of projected future cash flows, the selection of discount rates, hypothetical royalty rates and contributory asset capital charges. Specifically, the selected discount rates are intended to reflect the risk inherent in the projected future cash flows generated by the underlying acquired intangible assets.

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Determining an acquired intangible asset’s useful life also requires significant judgment and is based on evaluating a number of factors, including, but not limited to, the expected use of the asset, historical client retention rates, consumer awareness and trade name history, as well as any contractual provisions that could limit or extend an asset’s useful life.

The Company’s goodwill is evaluated in accordance with FASB ASC Topic 350, which requires goodwill to be assessed for impairment at least annually and whenever events or changes in circumstances indicate that the carrying value of goodwill may not be recoverable. In addition, an impairment evaluation of our amortizable intangible assets may also be performed if events or circumstances indicate potential impairment. Among the factors that could trigger an impairment review are current operating results that do not align with our annual plan or historical performance; changes in our strategic plans or the use of our assets; restructuring changes or other changes in our business segments; competitive pressures and changes in the general economy or in the markets in which we operate; and a significant decline in our stock price and our market capitalization relative to our net book value.

When performing our annual assessment of the recoverability of goodwill, we initially perform a qualitative analysis evaluating whether any events or circumstances occurred or exist that provide evidence that it is more likely than not that the fair value of any of our reporting units is less than the related carrying amount. If we do not believe that it is more likely than not that the fair value of any of our reporting units is less than the related carrying amount, then no quantitative impairment test is performed. However, if the results of our qualitative assessment indicate that it is more likely than not that the fair value of a reporting unit is less than its respective carrying amount, then we perform a two-step quantitative impairment test.

Evaluating the recoverability of goodwill requires judgments and assumptions regarding future trends and events. As a result, both the precision and reliability of our estimates are subject to uncertainty. Among the factors that we consider in our qualitative assessment are general economic conditions and the competitive environment; actual and projected reporting unit financial performance; forward-looking business measurements; and external market assessments. To determine the fair values of our reporting units for a quantitative analysis, we typically utilize detailed financial projections, which include significant variables, such as projected rates of revenue growth, profitability and cash flows, as well as assumptions regarding discount rates, the Company’s weighted average cost of capital and other data.

We performed an interim impairment test as of the last day of the fiscal third quarter of 2024 as management determined that a triggering event had occurred resulting from the additional decline in demand for our services, prolonged economic uncertainty, the fact that the split-off transaction did not occur when and as expected and a further decrease in our stock price. Therefore, we performed an interim impairment test as of the September 30, 2024 for our reporting units with remaining goodwill.

The fair value of each reporting unit was estimated using a weighting of the income and market valuation approaches. The income approach applied a fair value methodology to each reporting unit based on discounted cash flows. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internally-developed forecasts of revenue and profitability, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital, which is risk-adjusted to reflect the specific risk profile of the reporting unit being tested. The weighted average cost of capital used in our most recent impairment test ranged from 21% to 32.5%. We also applied a market approach, which develops a value correlation based on the market capitalization of similar publicly traded companies, referred to as a multiple, to apply to the operating results of the reporting units. The primary market multiples used are revenue and earnings before interest, taxes, depreciation, and amortization. The income and market approaches were equally weighted in our most recent annual impairment test, for all of the reporting units.

The combined fair values for all reporting units were then reconciled to our aggregate market value of our shares of common stock on the date of valuation, while considering a reasonable control premium. We consider a reporting unit’s fair value to be substantially in excess of the reporting unit’s carrying value at a 20% premium or greater. Based on our most recent impairment test, the video solutions reporting unit’s fair value was substantially in excess of its carrying value, while the revenue cycle management and entertainment segments were determined to be impaired.

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We held goodwill of $5,480,966 as of September 30, 2024 and December 31, 2023, related to businesses within our revenue cycle management segment. We held goodwill of $6,112,507 and $5,886,548 as of September 30, 2024 and December 31, 2023, respectively, related to businesses within our entertainment segment. As a result of our September 30, 2024 interim impairment test, we concluded that the carrying amount of the revenue cycle management and the entertainment reporting units exceeded its estimated fair values. Thus, we recorded a non-cash goodwill impairment charge of $4,322,000, related to the goodwill carrying balance for the revenue cycle management segment, and a non-cash goodwill impairment charge of $307,000, related to the goodwill carrying balance for the entertainment segment, both of which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024. The goodwill impairment was primarily driven by recent performance of the revenue cycle management and entertainment reporting units since our annual impairment testing date, as well as a delay in the projected timing of recovery. The remaining balance for the goodwill carrying balance related to businesses within our revenue cycle management segment and entertainment segment was $1,158,966 and $5,805,507, respectively as of September 30, 2024.

We held indefinite-lived trade names/trademarks of $900,000 and $600,000 as of September 30, 2024 and December 31, 2023, respectively, related to businesses within our entertainment segment.

During the three months ended September 30, 2024, we concluded that the carrying amount of a trade name/trademark related to the entertainment segment exceeded its estimated fair value and we recorded a non-cash impairment charge of $201,000, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024. The charge was primarily driven by the split-off transaction not being completed when and as expected and our recent revenue and operating performance of the related business given a decline in demand and overall economic uncertainty. The remaining balance for this trade name/trademark was $699,000 as of September 30, 2024.

Warranty Reserves. We generally provide up to a two-year parts and labor standard warranty on our products to our customers. Provisions for estimated expenses related to product warranties are made at the time products are sold. These estimates are established using historical information on the nature, frequency, and average cost of claims. We actively study trends of claims and take action to improve product quality and minimize claims. Our warranty reserves were decreased to $11,615 as of September 30, 2024 compared to $17,699 as of December 31, 2023 due to newer products gaining a long history of claims to consider, which was slightly offset as we begin to slow our warranty exposures through the roll-off of DVM-750 and DVM-800 units from warranty coverage. Standard warranty exposure on the DVM-800 and DVM-250plus are the responsibility of the contract manufacturers which reduced our overall warranty exposure as these are very popular products in our line. There is a risk that we will have higher warranty claim frequency rates and average cost of claims than our history has indicated on our legacy mirror products on our new products for which we have limited experience. Actual experience could differ from the amounts estimated requiring adjustments to these liabilities in future periods.

Warrant derivative liabilities. On April 5, 2023, the Company issued warrants to purchase a total of 1,125,000 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company revalues the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to equity.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the warrant derivative liability as of their date of issuance and as of September 30, 2024:

	Issuance date assumptions	September 30, 2024 assumptions
Volatility - range	106.0%	106.6%
Risk-free rate	3.36%	3.58%
Dividend	0%	0%
Remaining contractual term	5.0 years	3.5 years
Exercise price	$5.50 – 7.50	$5.50 – 7.50
Common stock issuable under the warrants	1,125,000	1,125,000

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On June 25, 2024, the Company issued warrants to purchase a total of 1,195,219 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the warrant derivative liabilities as of their date of issuance and as of September 30, 2024:

	Issuance date assumptions	September 30, 2024 assumptions
Volatility – range	72.1 - 101.1%	106.6%
Risk-free rate	4.25 – 5.46%	3.58%
Dividend	0%	0%
Remaining contractual term	0.1 - 5.0 years	4.7 years
Exercise price	$2.51	$2.51
Common stock issuable under the warrants	1,768,227	1,195,219

Stock-based Compensation Expense. We grant stock options to our employees and directors and such benefits provided are share-based payment awards which require us to make significant estimates related to determining the value of our share-based compensation. Our expected stock-price volatility assumption is based on historical volatilities of the underlying stock that are obtained from public data sources and there were no stock options granted during the three or nine months ended September 30, 2024.

If factors change and we develop different assumptions in future periods, the compensation expense that we record in the future may differ significantly from what we have recorded in the current period. There is a high degree of subjectivity involved when using option pricing models to estimate share-based compensation. Changes in the subjective input assumptions can materially affect our estimates of fair values of our share-based compensation. Certain share-based payment awards, such as employee stock options, may expire worthless or otherwise result in zero intrinsic value compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, values may be realized from these instruments that are significantly in excess of the fair values originally estimated on the grant date and reported in our financial statements. Although the fair value of employee share-based awards is determined using an established option pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction. In addition, we account for forfeitures as they occur.

Accounting for Income Taxes. Accounting for income taxes requires significant estimates and judgments on the part of management. Such estimates and judgments include, but are not limited to, the effective tax rate anticipated to apply to tax differences that are expected to reverse in the future, the sufficiency of taxable income in future periods to realize the benefits of net deferred tax assets and net operating losses currently recorded and the likelihood that tax positions taken in tax returns will be sustained on audit.

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As required by authoritative guidance, we record deferred tax assets or liabilities based on differences between financial reporting and tax bases of assets and liabilities using currently enacted rates that will be in effect when the differences are expected to reverse. Authoritative guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that all or some portion of the deferred tax asset will not be realized. As of September 30, 2023, we have fully reserved all of our deferred tax assets. Based on a review of our deferred tax assets and recent operating performance, we determined that our valuation allowance should be increased by $17,220,000 to a balance of $34,200,000 to fully reserve our deferred tax assets at December 31, 2023. We determined that it was appropriate to continue to provide a full valuation reserve on our net deferred tax assets as of September 30, 2024, because of the overall net operating loss carryforwards available. We expect to continue to maintain a full valuation allowance until we determine that we can sustain a level of profitability that demonstrates our ability to realize these assets. To the extent we determine that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Such a reversal would be recorded as an income tax benefit and, for some portion related to deductions for stock option exercises, an increase in shareholders’ equity.

As required by authoritative guidance, we have performed a comprehensive review of our portfolio of uncertain tax positions in accordance with recognition standards established by the FASB, an uncertain tax position represents our expected treatment of a tax position taken in a filed tax return or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes. We have no recorded liability as of September 30, 2024 representing uncertain tax positions.

We have generated substantial deferred income tax assets related to our operations primarily from the charge to compensation expense taken for stock options, certain tax credit carryforwards and net operating loss carryforwards. For us to realize the income tax benefit of these assets, we must generate sufficient taxable income in future periods when such deductions are allowed for income tax purposes. In some cases where deferred taxes were the result of compensation expense recognized on stock options, our ability to realize the income tax benefit of these assets is also dependent on our share price increasing to a point where these options have intrinsic value at least equal to the grant date fair value and are exercised. In assessing whether a valuation allowance is needed in connection with our deferred income tax assets, we have evaluated our ability to generate sufficient taxable income in future periods to utilize the benefit of the deferred income tax assets. We continue to evaluate our ability to use recorded deferred income tax asset balances. If we fail to generate taxable income for financial reporting in future years, no additional tax benefit would be recognized for those losses, since we will not have accumulated enough positive evidence to support our ability to utilize net operating loss carryforwards in the future. Therefore, we may be required to increase our valuation allowance in future periods should our assumptions regarding the generation of future taxable income not be realized.

Inflation and Seasonality

Inflation has not materially affected us during the past fiscal year. We do not believe that our Video Solutions and Revenue Cycle Management segments business is seasonal in nature, however; the Entertainment Segment is expected to generate higher revenues during the second half of the calendar year than in the first half.

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BUSINESS

Capitalized terms used in this “Business” section are only for the purpose of this section.

Overview

We were incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. From that date until November 30, 2004, when we entered into a Plan of Merger with Digital Ally, Inc., a Nevada corporation which was formerly known as Trophy Tech Corporation (the “Predecessor Registrant”), we had not conducted any operations and were a closely-held company. In conjunction with the merger, we were renamed Digital Ally, Inc.

On January 2, 2008, we commenced trading on the Nasdaq Capital Market under the symbol “DGLY.” We conduct our business from 14001 Marshall Drive, Lenexa, Kansas 66215. Our telephone number is (913) 814-7774. Our website address is www.digitalallyinc.com. The contents of, or information accessible through, our website are not part of this prospectus and the registration statement of which this prospectus forms a part. We make our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports, as well as beneficial ownership filings available free of charge on our website as soon as reasonably practicable after we file such reports with, or furnish such reports to, the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

On August 23, 2022 (the “Effective Time”), the Predecessor Registrant merged with and into its wholly owned subsidiary, DGLY Subsidiary Inc., a Nevada corporation (the “Registrant”), pursuant to an agreement and plan of merger, dated as of August 23, 2022 (the “Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation in the merger (such transaction, the “Merger”). At the Effective Time, Articles of Merger were filed with the Secretary of State of the State of Nevada, pursuant to which the Registrant was renamed “Digital Ally, Inc.” and, by operation of law, succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Merger. Under the Nevada Revised Statutes, shareholder approval was not required in connection with the Merger Agreement or the transactions contemplated thereby.

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant, as applicable, to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants, and (iii) the directors and executive officers of the Predecessor Registrant were appointed as directors and executive officers, as applicable, of the Registrant, each to serve in the same capacity and for the same term as such person served with the Predecessor Registrant immediately before the Merger.

For the purposes of this prospectus and the registration statement of which this prospectus forms a part, unless the context otherwise requires, (i) the term “our,” or “us” refers to the Predecessor Registrant and its subsidiaries with respect to the period prior to the Effective Time and to the Registrant and its subsidiaries with respect to the period on and after the Effective Time; (ii) as of any period prior to the Effective Time, references to the “directors” mean the directors of the Predecessor Registrant, and, as of any period at and after the Effective Time, the directors of the Registrant, (iii) as of any period prior to the Effective Time, references to “stockholders” mean the holders of Predecessor Common Stock, and, as of any period at and after the Effective Time, the holders of Registrant Common Stock, and (iv) as of any period prior to the Effective Time, references to “Common Stock” means the Predecessor Common Stock, and, as of any period at and after the Effective Time, Registrant Common Stock.

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The business of the Registrant, Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC (“Digital Ally Healthcare”), TicketSmarter, Inc. (“TicketSmarter”), Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Kustom, and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,” “Digital,” and the “Company”), is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Entertainment Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. The following table sets forth the Company’s total revenue and the revenue derived from each reportable operating segment:

	Years Ended December 31,
	2023	2022
Net Revenues:
Video Solutions	$7,471,285	$8,252,288
Revenue Cycle Management	6,713,678	7,886,107
Entertainment	14,063,381	20,871,500
Total Net Revenues	$28,248,344	$37,009,895

Additional information regarding each reportable operating segment is also included in Note 23 entitled Segment Data of “Notes to Consolidated Financial Statements”.

Video Solutions Operating Segment

Within our video solutions operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu II, and the FirstVu HD; our patented and revolutionary VuLink product which integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video mirrors that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVu and VuLink, which are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu® which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria.

Our video solutions segment revenue encompasses video recording products and services for our law enforcement and commercial customers and the sale of ShieldTM disinfectant and personal protective products. This segment generates revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and personal protective safety products and solutions. Revenues for product sales are recognized upon delivery of the product, and revenues from our cloud and warranty subscription plans are deferred over the term of the subscription, typically 3 or 5 years.

Revenue Cycle Management Operating Segment

We entered the revenue cycle management business late in the second quarter of 2021 with the formation of our wholly owned subsidiary, Digital Ally Healthcare, Inc. and its majority-owned subsidiary Nobility Healthcare, LLC (“Nobility Healthcare”). Nobility Healthcare completed its first acquisition on June 30, 2021, when it acquired a private medical billing company, and has since completed three more acquisitions of private medical billing companies, in which we assist in providing working capital and back-office services to healthcare organizations throughout the country. Our assistance consists of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we aim to maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows.

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Our revenue cycle management segment consists of our medical billing subsidiaries. Revenues of this segment are recognized after we perform the obligations of our revenue cycle management services. Our revenue cycle management services are services, performed and charged monthly, generally based on a contractual percentage of total customer collections, for which we recognize our net service fees.

Entertainment Operating Segment

We also provide live entertainment and events ticketing services through the formation of our wholly owned subsidiary, TicketSmarter, Inc. (“TicketSmarter”) and its completed acquisitions of Goody Tickets, LLC and TicketSmarter, LLC, on September 1, 2021. TicketSmarter provides ticket sales, partnerships, and mainly, ticket resale services through its online ticketing marketplace for live events, TicketSmarter.com. TicketSmarter offers tickets for over 125,000 live events through its platform, for a wide range of events, including concerts, sporting events, theatres, and performing arts, throughout the country.

Our entertainment operating segment consists of entertainment services provided through TicketSmarter and its online platform, TicketSmarter.com. Revenues of this segment include ticketing service charges generally determined as a percentage of the face value of the underlying ticket and ticket sales from our ticket inventory which are recognized when the underlying tickets are sold. Entertainment direct expenses include the cost of tickets purchased for resale by the Company and held as inventory, credit card fees, ticketing platform expenses, website maintenance fees, along with other administrative costs.

Our Video Solutions Operating Segment Products and Services

Through our video solutions operating segment we supply technology-based products utilizing our portable digital video and audio recording capabilities for the law enforcement and security industries and for the commercial fleet and mass transit markets. We have the ability to integrate electronic, radio, computer, mechanical, and multi-media technologies to create positive solutions to our customers’ requests. Our products include: the EVO-HD, DVM-800 and DVM-800 Lite, which are in-car digital video systems for law enforcement and commercial markets; the FirstVu body-worn camera line, consisting of the FirstVu Pro, FirstVu, and the FirstVu HD; our patented and revolutionary VuLink product integrates our body-worn cameras with our in-car systems by providing hands-free automatic activation for both law enforcement and commercial markets; the EVO Fleet, FLT-250, DVM-250, and DVM-250 Plus, which are our commercial line of digital video products that serve as “event recorders” for the commercial fleet and mass transit markets; and FleetVu and VuLink, which are our cloud-based evidence management systems. We further diversified and broadened our product offerings in 2020, by introducing two new lines of branded products: (1) the ThermoVu® which is a line of self-contained temperature monitoring stations that provides alerts and controls facility access when an individual’s temperature exceeds a pre-set threshold and (2) our Shield™ disinfectants and cleansers which are for use against viruses and bacteria.

In-Car Digital Video Mirror System for Law Enforcement – EVO-HD, DVM-800 and DVM-800 Lite

In-car video systems for patrol cars are a necessity and have generally become standard. Current systems are primarily digital based systems with cameras mounted on the windshield and the recording device generally in the trunk, headliner, dashboard, console or under the seat of the vehicle.

The Company launched its in-car digital video platform under the name EVO-HD during the second quarter of 2019. The EVO-HD is a revolutionary in-car system that delivers versatility and reliability for law enforcement.

With built-in, patented auto-activation technology, EVO-HD captures multiple recording angles in sync from a FirstVu PRO or FirstVu HD body-worn camera and up to four HD in-car cameras – all from a single trigger. The EVO-HD maximizes space and offers top-end reliability when paired with remote service capabilities. An internal cell modem will allow for connectivity to the VuVault.net cloud, powered by Amazon Web Services (“AWS”) and real time metadata when in the field.

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The Company offers the DVM-800, a continuation in the family of highly successful digital video mirrored (DVM) systems developed by the Company. The DVM-800 is a time-tested, compact, powerful and easy-to-use solution designed for law enforcement. The DVM-800 system has built-in road and driver facing cameras and can record up to two external HD cameras. The DVM-800 is compatible with the patented VuLink® auto-activation technology and can be paired with a FirstVu HD body-worn camera.

The Company also offers the DVM-800 Lite, an entry level system is a self-contained video recorder, microphone and digital storage system that is integrated into a rear-view mirror and is designed for law enforcement. The system can record up to two internal HD cameras.

In-Car Digital Video “Event Recorder” System – EVO Fleet, DVM-250 Plus and FLT-250 for Commercial Fleets

Digital Ally provides commercial fleets and commercial fleet managers with the digital video tools that they need to increase driver safety, track assets in real-time and minimize the company’s liability risk while enabling fleet managers to operate the fleet at an optimal level. We market a product designed to address these commercial fleet markets with our EVO Fleet, DVM-250 Plus and FLT-250 event recorders that provide various types of commercial fleets with features and capabilities that are fully-customizable and consistent with their specific application and inherent risks.

The DVM-250 Plus is a part of the DVM family and is designed for commercial fleets featuring built-in digital audio and video recording technology and other features to provide commercial fleet managers unmatched driver and asset management – all while aiming to deliver the return on investment that matters most: the safety and security of drivers and passengers. The DVM-250 Plus is designed to capture events, such as wrecks and erratic driving or other abnormal occurrences, for evidentiary or training purposes. The commercial fleet markets may find our units attractive from both a feature and a cost perspective compared to other providers. Due to our marketing efforts, commercial fleets are beginning to adopt this technology, and in particular, the ambulance and taxi-cab markets.

The FLT-250 offers the same great features of the DVM-250 Plus in a new compact, non-mirrored form factor that allows for multiple mounting options in any vehicle type for commercial fleets. The non-mirror-based aspect of this product, allowed the FLT-250 to become more attractive for our potential customers, as it is a much simpler plug and play option compared to mirror-based products.

In the fourth quarter of 2022, Digital Ally released the EVO Fleet, offering a full-featured solution utilizing the latest in telematics technology, including immediate driver-assist feedback by recognizing pedestrians, distracted or drowsy driving, and lane shifting. We believe that, due to the new technology, including the A.I. interface, live tracking capabilities, up to four streams of video, and video on command, this product will become a very prominent product in the market and for our current and potential customers.

Digital Ally offers a suite of data management web-based tools to assist fleet managers in the organization, archival, and management of videos and telematics information. Within the suite, there are powerful mapping and reporting tools that are intended to optimize efficiency, serve as training tools for teams on safety, and, ultimately, generate a significant return on investment for the organization.

The EVO-HD has become the platform for a new family of in-car video solution products for the commercial markets. The innovative EVO-HD technology replaces the current in-car mirror-based systems with a miniaturized system that can be custom-mounted in the vehicle, while offering numerous hardware configurations to meet the varied needs and requirements of our commercial customers. In its commercial market application, the EVO-HD can support up to four HD cameras, with two cameras having pre-event and ECA capabilities to allow customers to review entire shifts. An internal cell modem will allow for connectivity to the FleetVu Manager cloud-based system for commercial fleet tracking and monitoring, which is powered by AWS and real time metadata when in the field.

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Body-Worn Digital Video System – FirstVu Pro, FirstVu II, and FirstVu HD for Law Enforcement and Private Security

Digital Ally launched two next generation body-worn cameras and docking stations, refreshing the Company’s complete ecosystem of evidence recording devices. The latest body worn camera launched by the Company is the FirstVu Pro, the Company’s flagship product in its family of next generation of technology. The light weight, one-piece unit captures full HD video and audio, while offering industry leading features such as live streaming, a full-color touchscreen display, an advanced image sensor with IR LEDs, proprietary image distortion reduction, IP67 rated resisting dust and wind and is water submersible for 30 minutes at a depth of 3 feet. It is also MIL-STD-810G compliant capable of handling drops, shock, and vibration, and will function flawlessly in a wide temperature range.

In addition to the FirstVu Pro, Digital Ally also added the FirstVu II to its family of next generation technology. The FirstVu II is a one-piece device offering industry leading technology such as an articulating camera head, a full-color display, an advanced image sensor, and GPS. It can be used in law enforcement, private and event security and commercial segments.

Digital Ally still carries the FirstVu HD, the two-piece body-worn camera which allows for multiple mounting options while minimizing space and weight. It can be used in law enforcement, private and event security and commercial segments. This system is also a derivative of our in-car video systems, but is much smaller and lighter and more rugged and water-resistant to handle a hostile outdoor environment. The FirstVu HD can be used in many applications in addition to law enforcement and private security and is designed specifically to be clipped to an individual’s pocket or other outer clothing. The unit is self-contained and requires no external battery or storage devices. Our FirstVU HD integrates with our in-car video systems through our patented VuLink system allowing for automatic activation of both systems.

With the newly introduced body-worn cameras, Digital Ally also introduced two new QuickVu docking stations compatible with the FirstVu PRO and FirstVu II body-worn cameras. The QuickVu docking stations provide a comprehensive and elegant solution for storing and charging body cameras while uploading video evidence to the cloud. QuickVu also allows for rapid reviewing of footage right from the interactive touchscreen display, and is available in eight or twenty-four individual docking bays. For docking with the FirstVu HD body-worn cameras, Digital Ally offers a 12-bay docking station and Mini-Docks. The 12-bay docking station includes a 1TB local memory hard drive which simultaneously upload 4 hours of video from 12 FirstVu HD cameras within a 15-minute shift change and push configuration updates. The Mini-Dock is a single unit, portable smart dock that uploads video evidence to VuVault from a FirstVu HD body camera.

Auto-activation and Interconnectivity Between In-car Video Systems and Body-worn Camera Products – VuLink for Law Enforcement

Recognizing a critical limitation in law enforcement camera technology, we pioneered the development of our VuLink ecosystem that provides intuitive auto-activation functionality as well as coordination between multiple recording devices. The United States Patent and Trademark Office (the “USPTO”) has recognized these pioneering efforts by granting us multiple patents with claims covering a variety of triggers, including emergency lights and sirens, extreme acceleration or braking, g-force or any 12-volt relay. Additionally, the awarded patent claims cover automatic coordination between multiple recording devices. Prior to our VuLink ecosystem, officers had to manually activate each device while responding to emergency scenarios, a requirement that both decreased the usefulness of the existing camera systems and diverted officers’ attention during critical moments.

EVO Web and FleetVu Manager

EVO Web is a web-based software, powered by and hosted on the AWS GovCloud platform, that enables police departments and security agencies to manage digital video evidence quickly and easily. EVO Web is capable of playing back, reviewing, downloading, archiving, unit configuration and management, running customizable reports and maintaining a chain of custody logs. AWS is the most secure cloud platform on the market with features that go beyond simply storing and reviewing video evidence. AWS GovCloud platform is trusted by the Department of Justice, Defense Digital Services for the US Air Force, U.S. Department of Treasury, and U.S. Department of Homeland Security. Our products that are compatible with EVO Web include: FirstVu Pro, FirstVu II, FirstVu HD, QuickVu, EVO-HD, DVM-800 and DVM-800 Lite.

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FleetVu Manager is a web-based software that provides commercial fleet managers with the tools to increase driver safety, track assets in real-time and minimize their companies’ liability risks. FleetVu Manager is able to generate driver reports, identify at risk behaviors before an incident takes place, and enable commercial fleet managers to manage the entire fleet through a single, easy to use platform. Our products compatible with FleetVu Manager include: EVO Fleet, DVM-250 Plus and FLT-250.

ShieldTM Heath Protection Products

The Company’s ShieldTM brand offers a variety of products to help keep you safe, including; Shield Cleansers, ThermoVu, Shied Disinfectant, and a variety of personal protection equipment including masks, gloves and sanitizer wipes.

Shield Cleansers is a full line of safe and effective hypochlorous acid (HOCl) based products - and is free of toxic bleach, ammonia, methanol, ethanol, and alcohol ingredients. Shield Disinfectant is EPA approved and has shown effectiveness against SARS-COV-2, the virus that causes the novel COVID-19 disease. Other products in the Shield brand include animal wellness products, wound care, and household cleaning solutions.

ThermoVu is a non-contact temperature-screening instrument that measures temperature through the wrist and controls entry to facilities when temperature measurements exceed pre-determined parameters. ThermoVu has optional features such as facial recognition to improve facility security by restricting access based on temperature and/or facial recognition reasons. ThermoVu provides an instant pass/fail audible tone with its temperature display and controls access to facilities based on such results.

The Company has been distributing other personal protective equipment and supplies, since the second quarter of 2021, such as masks and gloves to supplement its Shield brand of products to health care workers as well as other consumers, consisting of vinyl and nitrile gloves, level 3 and N95 NIOSH certified face masks, and disposable wipes.

Our Revenue Cycle Management Operating Segment Products and Services

Through our revenue cycle management segment, we provide assistance in providing working capital and back-office services to healthcare organizations throughout the country. Our RCM operating segment services consist of insurance and benefit verification, medical treatment documentation and coding, and collections. Through our expertise and experience in this field, we maximize our customers’ service revenues collected, leading to substantial improvements in their operating margins and cash flows. We generally receive a service fee based on a percentage of the service revenues collected by our customers.

Our Entertainment Operating Segment Products and Services

Through our entertainment segment, we provide customers with access to the online live event ticketing marketplace through our online platform - TicketSmarter.com. Offering over 48 million tickets for sale for over 125,000 live events, TicketSmarter is a national ticket marketplace offering tickets for live events featuring sports, concerts and theatre. TicketSmarter is the official ticket resale partner of more than 35 collegiate conferences, over 300 universities, and hundreds of events and venues.

Established in late 2022, Kustom 440 is another piece of the entertainment segment of the Company, whose mission it is to attract, manage and promote concerts, sports and private events. Kustom 440 offers the production and promotion of live music events in third-party venues throughout the country. These services begin with the logistical matters of an event, including artist booking and research, ticketing, staging, on-site operations, vendor sourcing, and day of production. These events range in size from small corporate events to full stadium multi-day events.

Our entertainment operating segment primarily receives compensation for its services generally determined as a percentage of the face-value of the tickets being purchased. Our entertainment operating segment also provides customers with access to tickets which it has purchased or received in return for its sponsorship or partnership from the venue, event or owner.

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Market and Industry Overview – Video Solutions Operating Segment

Our video solutions segment has historically had a primary market of domestic and international law enforcement agencies. We have since expanded our scope by pursuing the commercial fleet vehicle and mass transit markets. Additionally, we have expanded into event security services where we provide the hardware and software to supplement private security for NASCAR races, football and other sporting events, concerts and other events where people gather. We continue to further expand our focus on private security, homeland security, mass transit, healthcare, general retail, educational, general consumer and other commercial markets. In that regard, we have several installations involving private security on cruise ships and similar markets. We believe there are many potential private uses of our product offerings. We continue to have sales in the commercial fleet and ambulance service provider market, confirming that our EVO Fleet, DVM-250 Plus and FLT-250 products and FleetVu Manager can become a significant revenue producer for us. Additionally, our body-worn cameras have applications in law enforcement, along with private and event security, as well as commercial segments. With the recent acquisitions we completed in 2021 and 2022, we hope to utilize the connections we now have to live events, stadiums, and arenas, as well as new medical connections.

Market and Industry Overview – Revenue Cycle Management Operating Segment

Our revenue cycle management segment consists of end-to-end revenue cycle management services that focuses on claim reimbursement billing, verification, and related services to medical providers throughout the country. We offer agreements with customers in which we provide our services and bill the customers monthly for our services. The healthcare industry in the United States represents a strong portion of the United States’ economy, offering a robust market for these services. Our current market includes many diverse specialties, including radiology, oncology, orthopedics, pediatrics, internal medicine, and cardiology. We continue to investigate ways to expand our market reach, although can make no assurances in that regard.

Market and Industry Overview – Entertainment Operating Segment

Our entertainment segment refers to the sale of event tickets primarily through our online and mobile platforms. We will buy inventory of event tickets to then sell tickets through various platforms, including our own. Our resale services refer to the sale of tickets by a holder, who originally obtained the tickets directly from a venue or entity, through our platform in which we then collect services fees on the transaction. This is commonly referred to as secondary ticketing. We work directly with consumers looking to buy or sell event tickets for particular shows, concerts, games, and other events, allowing a simple and effective platform to move tickets. We also offer production and promotion of live music events in third-party venues throughout the country. These services begin with the logistical matters of an event, including artist booking and research, ticketing, staging, on-site operations, vendor sourcing, and day of production.

Competition - Video Solutions Operating Segment

Our video solutions segment, consisting of law enforcement and security surveillance markets, is extremely competitive. Competitive factors in these industries include ease of use, quality, portability, versatility, reliability, accuracy and cost. There are direct competitors with technology and products in the law enforcement and surveillance markets for all of our products, including those that are in development. Many of these competitors have significant advantages over us, including greater financial, technical, marketing and manufacturing resources, more extensive distribution channels, larger customer bases and faster response times to adapt new or emerging technologies and changes in customer requirements. Our primary competitors in the in-car video systems market include L-3 Mobile-Vision, Inc., Coban Technologies, Inc., Enforcement Video, LLC d/b/a WatchGuard Video (“WatchGuard”), Kustom Signals, Panasonic System Communications Company, International Police Technologies, Inc. and a number of other competitors who sell, or may in the future sell, in-car video systems to law enforcement agencies. Our primary competitors in the body-worn camera market include Axon Enterprises, Inc. (“Axon”), Reveal Media, WatchGuard, and VieVU, Inc., which was acquired by Axon in 2018. We face similar and intense competitive factors for our event recorders in the commercial fleet and private security markets as we do in the law enforcement and security surveillance markets. There can be no assurance that we will be able to compete successfully in these markets. Further, there can be no assurance that new and existing companies will not enter the law enforcement and security surveillance markets in the future. The commercial fleet security and surveillance markets likewise are also very competitive. There are direct competitors for our FLT-250 and DVM-250 Plus “event recorders,” which may have greater financial, technical marketing, and manufacturing resources than we do. Our primary competitors in the commercial fleet sector include Lytx, Inc. (previously DriveCam, Inc.) and SmartDrive Systems, among others.

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Competition – Revenue Cycle Management Operating Segment

Our revenue cycle management segment is a highly competitive market that is only intensifying as the market continues to grow. We face competition from a variety of sources, including internal revenue cycle management departments within healthcare organizations, as these organizations are beginning to make internal investments in these departments to keep these services in-house. Additionally, other revenue cycle management providers exist and offer similar services through software vendors, traditional consultants, and information technology sources.

Competition – Entertainment Operating Segment

Our entertainment segment faces robust competition from several sources throughout the industry. As the online and mobile ticketing market continues to increase, it has allowed for more technology-based companies to offer ticketing services and systems. The online environment consists of numerous other websites and platforms for all markets. With the market continuing to grow, resale marketplaces and websites can reach a vastly larger audience with more convenient access to tickets for a wide variety of events. We continue to build our brand and recognition, through numerous partnerships and sponsorships throughout the country, in attempt to become a preferred platform for consumers. The event production portion of this segment faces strong competition ranging from small festival production companies to large concert production companies and venues.

Worldwide Reinsurance Ltd.

In December 2021, the Company formed a wholly-owned subsidiary, Worldwide Reinsurance Ltd. (“Worldwide Re”), a Bermuda incorporated captive insurance company that provided primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace.

Worldwide Re is subject to capital and other regulatory requirements imposed by the Bermuda Monetary Authority (“BMA”). Although these capital requirements are generally less constraining than U.S. capital requirements, failure to satisfy these requirements could result in regulatory actions from the BMA or loss of or modification of Worldwide Re’s Class 1 insurer license, which could adversely impact our ability to support our insurance needs and to grow this business into another line of business for our holding company. To date, our captive’s relatively immature claims history limits the predictive value of estimating the costs of incurred and future claims. Accordingly, the captive could continue to incur significant fluctuations in financial results as the captive provides insurance coverage to Digital Ally and its affiliated businesses and seeks to expand beyond our affiliated companies to offer coverage for third parties.

Intellectual Property – Video Solutions Operating Segment

Our video solutions operating segment’s ability to compete effectively will depend on our success in protecting our proprietary technology, both in the United States and abroad. We have filed for patent protection in the United States and certain other countries to cover certain design aspects of our products.

Some of our patent applications are still under review by the USPTO and, therefore, we have not yet been issued all the patents that we applied for in the United States. We were issued several patents in recent years, including a patent on our VuLink product that provides automatic triggering of our body-worn camera and our in-car video systems. No assurance can be given which, or any, of the patents relating to our existing technology will be issued from the United States or any foreign patent offices. Additionally, no assurance can be given that we will receive any patents in the future based on our continued development of our technology, or that our patent protection within and/or outside of the United States will be sufficient to deter others, legally or otherwise, from developing or marketing competitive products utilizing our technologies.

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We have entered into supply and distribution agreements with several companies that produce certain of our products, including our FirstVu Pro & FirstVu II body cameras, QuickVu docking stations, EVO Fleet, DVM-250 and DVM-800 products. These supply and distribution agreements contain certain confidentiality provisions that protect our proprietary technology, as well as that of the third-party manufacturers.

In addition to seeking patent protection, we rely on trade secrets, know-how and continuing technological advancement to seek to achieve and thereafter maintain a competitive advantage. Although we have entered into or intend to enter into confidentiality and invention agreements with our employees, consultants and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how. Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Intellectual Property – Revenue Cycle Management Operating Segment

Our revenue cycle management’s operating segment’s ability to compete effectively primarily depends on our trade secrets and know-how and does not depend heavily on any proprietary technology or patents.

Intellectual Property – Entertainment Operating Segment

Our entertainment operating segment’s ability to compete effectively primarily depends on our trade secrets and know-how and does not depend heavily on any proprietary technology or patents.

Human Capital

As of December 31, 2023, Digital Ally, and its subsidiaries, had approximately 170 full-time employees spread throughout the country, representing the core values and objectives of the Company. These employees are spread amongst our operating segments as follows:

As of
December 31, 2023
Employee headcount:
Video Solutions	98
Revenue Cycle Management [1]	60
Entertainment	12
Total Employee Headcount	170

[1] Our revenue cycle management operating segment has no direct employees. Nobility Healthcare, our minority interest partner provides all human capital resources to manage and operate the Company’s revenue cycle management operating segment.

Our employees are our most important assets and they set the foundation for our ability to achieve our strategic objectives. All of our employees contribute to Digital Ally’s success and, in particular, the employees in our manufacturing, sales, research and development, and quality assurance departments are instrumental in driving operational execution and strong financial performance, advancing innovation and maintaining a strong quality and compliance program.

Our employees are not covered by any collective bargaining agreement, and we have never experienced a work stoppage. We strive to create a culture and work environment that enables us to attract, train, promote, and retain a diverse group of talented employees who together can help us gain a competitive advantage. Our key programs and initiatives that are focused to attract, develop and retain our diverse workforce include:

●	Compensation Programs and Employee Benefits: the main objective of Digital Ally’s compensation program is to provide a compensation package that will attract, retain, motivate and reward superior employees who must operate in a highly competitive and technologically challenging environment. We seek to do this by linking annual changes in compensation to overall Company performance, as well as each individual’s contribution to the results achieved. The emphasis on overall Company performance is intended to align the employee’s financial interests with the interests of shareholders. Digital Ally also seeks fairness in total compensation with reference to external comparisons, internal comparisons and the relationship between management and non-management remuneration. The structure of our compensation programs balances incentive earnings for both short-term and long-term performance. Specifically:

●	We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location.
●	We align our executives’ long-term equity compensation with our shareholders’ interests by linking realizable pay with stock performance.
●	Annual increases and incentive compensation are based on merit, which is communicated to employees at the time of hiring and documented through our talent management process as part of our annual review procedures and upon internal transfer and/or promotion.
●	All employees are eligible for health insurance, paid and unpaid leaves, short-term disability, worker’s compensation, long-term disability, a retirement plan and life and disability/accident coverage. We also offer a variety of voluntary benefits that allow employees to select the options that meet their needs.

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MANAGEMENT

Directors

The names of the members of our Board and our executive officers and certain information about them as of the date of this prospectus and the registration statement of which this prospectus forms a part are set forth below:

Name of Board of Director Member (4)	Positions	Age	Director Since
Stanton E. Ross	Chairman, President and Chief Executive Officer	63	2005
Leroy C. Richie (1)(2)(3)	Lead Independent Director, Chairman of the Nominating Committee and Compensation Committee and attorney	83	2005
D. Duke Daughtery (1)(2)	Independent Director; Chairman of Audit Committee	60	2023
Charles M. Anderson (1)(2)(3)	Independent Director	66	2024

Name of Executive Officer (4)	Positions	Age	Executive Officer Since
Thomas J. Heckman	Vice President, Chief Financial Officer, Treasurer & Secretary	65	2007
Peng Han	Chief Operating Officer	51	2021

(1)	Member of Audit Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating Committee

(4)	The address of each executive officer and director listed is 14001 Marshall Drive, Lenexa, Kansas 66215.

The Board has determined that Messrs. Richie, Daughtery and Anderson are “independent directors,” as defined by the rules and listing standards of Nasdaq. In making this determination, the Board considered the transactions and relationships disclosed under “Certain Relationships and Related Transactions” below.

Biographical Information - Directors

Stanton E. Ross has served as Chairman, President and Chief Executive Officer (“CEO”) since September 2005. From March 1992 to June 2005, Mr. Ross was the Chairman and President of American Noble Gas Inc. (formerly known as Infinity Energy Resources, Inc.), a publicly held oil and gas exploration and development company (“AMGAS”) and served as an officer and director of each of AMGAS’s subsidiaries. He resigned from all his positions with AMGAS in June 2005, except Chairman, but was reappointed President in October 2006. From 1991 until March 1992, he founded and served as President of Midwest Financial, a financial services corporation involved in mergers, acquisitions, and financing for corporations in the Midwest. From 1990 to 1991, Mr. Ross was employed by Duggan Securities, Inc., an investment banking firm in Lenexa, Kansas, where he primarily worked in corporate finance. From 1989 to 1990, he was employed by Stifel, Nicolaus & Co., a member of the New York Stock Exchange, where he was an investment executive. From 1987 to 1989, Mr. Ross was self-employed as a business consultant. From 1985 to 1987, Mr. Ross was President and founder of Kansas Microwave, Inc., which developed a radar detector product. From 1981 to 1985, he was employed by Birdview Satellite Communications, Inc., which manufactured and marketed home satellite television systems, initially as a salesman and later as National Sales Manager. Mr. Ross estimates he devoted most of his time to Digital Ally and the balance to AMGAS in 2020. In late 2007, AMGAS sold a substantial portion of its operating assets and has not required a substantial amount of his time since such point. Mr. Ross holds no public company directorships other than with the Company and AMGAS and has not held any others during the previous five years. The Company believes that Mr. Ross’s broad entrepreneurial, financial, and business expertise and his experience with micro-cap public companies and his role as President and Chief Executive Officer give him the qualifications and skills to serve as a Director.

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Leroy C. Richie has been the Lead Independent Director of Digital Ally since September 2005. He is also the Chairman of the Compensation Committee and Nominating Committee and a member of the Audit Committee. Since June 1, 1999, Mr. Richie has been a director of AMGAS. Additionally, until 2017, Mr. Richie served as a member of the board of directors of Columbia Mutual Funds, (or mutual fund companies acquired by or merged with Columbia Mutual Funds), a family of investment companies managed by Ameriprise Financial, Inc. From 2004 to 2015, he was of counsel to the Detroit law firm of Lewis & Munday, P.C. From 2007 to 2014, Mr. Richie served as a member of the board of directors of OGE Energy Corp. He holds no other public directorships and has not held any others during the previous five years. Until 2019, Mr. Richie served as the Vice-Chairman of the Board of Trustees and Chairman of the Compensation Committee for the Henry Ford Health System, in Detroit. Mr. Richie was formerly Vice President of Chrysler Corporation and General Counsel for automotive legal affairs, where he directed all legal affairs for its automotive operations from 1986 until his retirement in 1997. Before joining Chrysler, he was an associate with the New York law firm of White & Case (1973-1978) and served as director of the New York office of the Federal Trade Commission (1978-1983). Mr. Richie received a B.A. from City College of New York, where he was valedictorian, and a J.D. from the New York University School of Law, where he was awarded an Arthur Garfield Hays Civil Liberties Fellowship. The Company believes that Mr. Richie’s extensive experience as a lawyer and as an officer or director of public companies gives him the qualifications and skills to serve as a Director.

D. Duke Daughtery joined the board of directors of Digital Ally in October 2023 and he is also the chairman of the Audit Committee, and a member of the Compensation Committee and Nominating Committee. From 1987 to 2019, Mr. Daughtery was an assurance partner and audit practice leader with Grant Thornton and Deloitte & Touche in Kansas City. Mr. Daughtery was instrumental in the significant growth of Grant Thornton’s Kansas City audit practice. Mr. Daughtery served numerous companies ranging from high growth private equity backed clients, to multi-billion revenue private companies to public companies ranging from smaller public companies to the Fortune 500. Mr. Daughtery brings to the board of directors many years of leadership experience as an assurance partner at major accounting firms and extensive experience in developing and executing growth strategies, acquisitions and capital transactions. The Company considers Mr. Daughtery to be an audit committee financial expert. Mr. Daughtery obtained his Bachelor of Arts in Accounting and in Management and Business Administration from Saint Ambrose University. Mr. Daughtery holds no public company directorships other than with the Company and has only held the aforementioned position in Digital Ally during the previous five years. From 2019 to 2023 Mr. Daughtery was not employed by any company. The Company believes that Mr. Daughtery’s extensive experience as an accountant of public companies gives him the qualifications and skills to serve as a director.

Charles “Chopper” Anderson joined the board of directors of Digital Ally in December 2024. Mr. Anderson has served as Chief Executive Officer at Alien Audio since 2007. He is a renowned bass player known for his exceptional talent and versatility in the music industry. Mr. Anderson graduated from Belmont College in 1977 as one of the first graduates of their newly found music program. Moving to Nashville, Tennessee in 1975, Mr. Anderson became a sought-after session musician, collaborating with a wide range of artists across genres like rock, pop, country, and R&B. Through a variety of tours, records, and sessions, Mr. Anderson played the bass guitar with numerous notable artists such as Dolly Parton, Dottie West, Kenny Rogers, Marie Osmond, Lee Roy Parnell, and Edwin McCain. From 1991 to 2001 Mr. Anderson was on tour with Reba McIntire. In 2007, he founded his own bass guitar manufacturing company, Alien Audio, still doing business to date. His dynamic bass lines have featured on numerous hit albums, earning him a reputation for innovation and reliability. His contributions to music have earned him several awards and accolades, celebrating his technical proficiency and creative approach. His lasting impact on the music world continues to inspire both current and future generations of musicians. Mr. Anderson holds no public company directorships, nor has he held any public company directorships within the past five years, and the Company believes that Mr. Anderson’s extensive experience in the entertainment industry gives him the qualifications and skills to serve as a director.

Our Directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board. There is no family relationship between any of our directors, director nominees and executive officers. Board vacancies are filled by a majority vote of the Board.

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Biographical Information – Executive Officers

Thomas J. Heckman has served as our Chief Financial Officer, Secretary and Treasurer since September 2007. During the years 2001-2007, Mr. Heckman provided consulting and business investment services to publicly traded and private companies. He has been involved in the successful completion of a number of initial public offerings (IPOs), reverse mergers and other transactions; drafted, filed and achieved SEC effectiveness for Form SB-2 filings; assisted in the raising of capital for private companies in a variety of industries; and developed multiple private placement memorandums. From 1983 until 2001, Mr. Heckman was employed by Deloitte and Touche, LLP, a subsidiary of Deloitte Touche Tohmatsu, one of the largest auditing, consulting, and financial advisory, risk management, and tax services organizations in the world. During his 18 years with Deloitte and Touche, LLP, including six years as Accounting and Auditing Partner in the Kansas City office, Mr. Heckman specialized in IPOs and public reporting entities. He served as partner in charge of a high-technology and emerging/high-growth company market segment for cross-discipline marketing efforts, assisted companies in preparing for public offerings and other liquidity events, and was involved in numerous initial/secondary financings and merger / acquisition transactions for public and private companies. He is experienced in all facets of SEC financial reporting and compliance matters. Mr. Heckman earned his Bachelor of Arts degree in Accounting at the University of Missouri – Columbia.

Peng Han has served as Chief Operating Officer since November 2021. Joining Digital Ally in February 2010, Mr. Han served as Lead Software Engineer, Software Manager, Vice President of Engineering, and CTO. With over two decades of experience in spearheading the development of innovative and cutting-edge software and hardware products, Mr. Han’s expertise lies in large-scale software development, video technology, real-time embedded systems, telecommunications, and intellectual property management. From 2005 to 2010, Mr. Han worked as Senior Staff Engineer for Ingenient Technologies, a leading provider of embedded multimedia system solutions. From 2004 to 2005, Mr. Han was employed by WMS Gaming, an electronic game entertainment company, where he worked as Core Software Engineer. From 2001 to 2003, he was employed as a Software Engineer by Tellabs, a telecommunication software and hardware solution provider. Mr. Han received his Master of Science degree in Computer Science at Iowa State University in Ames, Iowa.

Involvement in Certain Legal Proceedings

None.

Board of Directors and Committee Meetings

Our Board held four meetings and acted a number of times by unanimous consent resolutions during the fiscal year ended December 31, 2024. Each of our directors attended at least 75% of the meetings of the Board and the committees on which he was appointed and served in the fiscal year ended December 31, 2024. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve and are also expected to attend our annual meeting of stockholders. All directors then in office attended the 2024 annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three committees: an Audit Committee, a Compensation Committee and a Nominating Committee. Each committee has a written charter approved by the Board outlining the principal responsibilities of the committee. These charters are also available on the Investor Relations page of our website. All of our directors, other than our Chairman and Chief Executive Officer, have met in executive sessions without management present on a regular basis in 2024 and year-to-date 2025.

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Audit Committee

Our Audit Committee appoints the Company’s independent auditors, reviews audit reports and plans, accounting policies, financial statements, internal controls, audit fees, and certain other expenses and oversees our accounting and financial reporting process. Specific responsibilities include selecting, hiring and terminating our independent auditors; evaluating the qualifications, independence and performance of our independent auditors; approving the audit and non-audit services to be performed by our auditors; reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies; overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; reviewing any earnings announcements and other public announcements regarding our results of operations in conjunction with management and our public auditors; conferring with management and the independent auditors regarding the effectiveness of internal controls, financial reporting processes and disclosure controls; consulting with management and the independent auditors regarding Company policies governing financial risk management; reviewing and discussing reports from the independent auditors on critical accounting policies used by the Company; establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviewing and approving related-person transactions in accordance with the Company’s policies and procedures with respect to related-person transactions and applicable rules; reviewing the financial statements to be included in our Annual Report on Form 10-K; discussing with management and the independent auditors the results of the annual audit and the results of quarterly reviews and any significant changes in our accounting principles; and preparing the report that the SEC requires in our annual proxy statement. The report of the Audit Committee for the year-ended December 31, 2024 was included in our annual proxy statement for 2024.

The Audit Committee is comprised of three Directors, each of whom is independent, as defined by the rules and regulations of the SEC and Nasdaq Rule 5605(a)(2). The Audit Committee held four meetings during the year ended December 31, 2024. The members of our Audit Committee are D. Duke Daughtery (Chairman), Leroy C. Richie and Charles M. Anderson. The Board determined that Mr. Daughtery qualifies as an “audit committee financial expert,” as defined under the applicable rules and listing standards of Nasdaq and SEC rules and regulations and is independent as noted above.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee to assure that such services do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) that sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditors are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the table, as well as services for limited review of actuarial reports and calculations. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent registered public accounting firm. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee but may not delegate such authority to management.

Compensation Committee

Our Compensation Committee assists our Board in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include approving the compensation and benefits of our executive officers; reviewing the performance objectives and actual performance of our officers; administering our stock option and other equity compensation plans; and reviewing and discussing with management the compensation discussion and analysis that the SEC requires in our future Form 10-Ks and proxy statements.

Our Compensation Committee is comprised of three Directors, whom the Board considers to be independent under the applicable rules and listing standards of Nasdaq and SEC rules and regulations. The members of our Compensation Committee are Leroy C. Richie (Chairman), D. Duke Daughtery and Charles M. Anderson. The Compensation Committee held two meetings and acted several times by unanimous written consent resolutions during the year ended December 31, 2024. Mr. Ross, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation. Thomas J. Heckman, our Chief Financial Officer (“CFO”), also assists the Compensation Committee in its deliberations regarding executive officer, director and employee compensation. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation.

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Nominating Committee

Our Nominating Committee assists our Board by identifying and recommending individuals qualified to become members of our Board, reviewing correspondence from our stockholders, and establishing, evaluating, and overseeing our corporate governance guidelines. Specific responsibilities include the following: evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and appointing directors to our committees; establishing a policy for considering stockholder nominees for election to our Board; and evaluating and recommending candidates for election to our Board.

Our Nominating Committee strives for a Board composed of individuals who bring a variety of complementary skills, expertise, or background and who, as a group, will possess the appropriate skills and experience to oversee our business. The diversity of the members of the Board relates to the selection of its nominees. While the Committee considers diversity and variety of experiences and viewpoints to be important factors, it does not believe that a director nominee should be chosen or excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity. In selecting a director nominee for recommendation to our Board, our Nominating Committee focuses on skills, expertise or background that would complement the existing members on the Board. Accordingly, although diversity may be a consideration in the Committee’s process, the Committee and the Board do not have a formal policy regarding the consideration of diversity in identifying director nominees.

When the Nominating Committee has either identified a prospective nominee or determined that an additional or replacement director is required, the Nominating Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating Committee considers a number of factors, including: the current size and composition of the Board, the needs of the Board and the respective committees of the Board, and such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service and potential conflicts of interest.

The Nominating Committee of the Board selects director nominees and recommends them to the full Board. In relation to such nomination process, the Nominating Committee:

●	determines the criteria for the selection of prospective directors and committee members;

●	reviews the composition and size of the Board and its committees to ensure proper expertise and diversity among its members;

●	evaluates the performance and contributions of directors eligible for re-election;

●	determines the desired qualifications for individual directors and desired skills and characteristics for the Board;

●	identifies persons who can provide needed skills and characteristics;

●	screens possible candidates for Board membership;

●	reviews any potential conflicts of interests between such candidates and the Company’s interests; and

●	shares information concerning the candidates with the Board and solicits input from other directors.

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The Nominating Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; the ability to work well with the other directors; the extent of the person’s familiarity with the issues affecting our business; an understanding of the fiduciary responsibilities that are required of a member of the Board; and the commitment of time and energy necessary to diligently carry out those responsibilities. A candidate for director must agree to abide by our Code of Ethics and Conduct.

After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Our Nominating Committee is comprised of two Directors, whom the Board considers to be independent under the applicable rules and listing standards of Nasdaq and SEC rules and regulations. The Nominating Committee held one meeting during the year ended December 31, 2024. The members of our Nominating Committee are Leroy C. Richie (Chairman) and Charles M. Anderson.

Board of Directors’ Role in the Oversight of Risk Management

We face a variety of risks, including credit, liquidity, and operational risks. In fulfilling its risk oversight role, our Board focuses on the adequacy of our risk management process and overall risk management system. Our Board believes that an effective risk management system will (i) adequately identify the material risks that we face in a timely manner; (ii) implement appropriate risk management strategies that are responsive to our risk profile and specific material risk exposures; (iii) integrate consideration of risk and risk management into our business decision-making; and (iv) include policies and procedures that adequately transmit necessary information regarding material risks to senior executives and, as appropriate, to the Board or relevant committee.

The Board has designated the Audit Committee to take the lead in overseeing risk management at the Board level. Accordingly, the Audit Committee schedules time for periodic review of risk management, in addition to its other duties. In this role, the Audit Committee receives reports from management, independent registered public accounting firm, outside legal counsel, and other advisors, and strives to generate serious and thoughtful attention to our risk management process and system, the nature of the material risks we face, and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

Although the Board has assigned the primary risk oversight to the Audit Committee, it also periodically receives information about our risk management system and the most significant risks that we face. This is principally accomplished through Audit Committee reports to the Board and summary versions of the briefings provided by management and advisors to the Audit Committee.

In addition to the formal compliance program, our Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for us. As a result, the Board and the Audit Committee periodically ask our executives to discuss the most likely sources of material future risks and how we are addressing any significant potential vulnerability.

Board Leadership Structure

Our Board does not have a policy on whether the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. Our Board believes that it should be free to make a choice from time to time in any manner that is in the best interest of us and our stockholders. The Board believes that Mr. Ross’s service as both Chief Executive Officer and Chairman of the Board is in the best interest of us and our stockholders. Mr. Ross possesses detailed and in-depth knowledge of the issues, opportunities and challenges we face and is thus best positioned to develop agendas, with the input of Mr. Richie, the lead independent director, to ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, customers, and suppliers, particularly during times of turbulent economic and industry conditions.

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Our Board also believes that a lead independent director is part of an effective Board leadership structure. To this end, the Board has appointed Mr. Richie as the lead independent director. The independent directors meet regularly in executive sessions at which only they are present, and the lead independent director chairs those sessions. As the lead independent director, Mr. Richie calls meetings of the independent directors as needed; sets the agenda for meetings of the independent directors; presides at meetings of the independent directors; is the principal liaison on Board issues between the independent directors and the Chairman and between the independent directors and management; provides feedback to the Chairman and management on the quality, quantity and timeliness of information sent to the Board; is a member of the Compensation Committee that evaluates the CEO’s performance; and oversees the directors’ evaluation of the Board’s overall performance. The Nominating Committee and the Board believe that its leadership structure, which includes the appointment of a lead independent director, is appropriate because it, among other things, provides for an independent director who gives board member leadership and each of the directors, other than Mr. Ross, is independent. Our Board believes that the independent directors provide effective oversight of management.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board by writing to us as follows: Digital Ally, Inc., attention: Corporate Secretary, 14001 Marshall Drive, Lenexa, Kansas 66215. Stockholders who would like their submission directed to a member of the Board may so specify and the communication will be forwarded as appropriate.

Policy for Director Recommendations and Nominations

Our Nominating Committee will consider candidates for Board membership suggested by Board members, management and our stockholders. The policy of our Nominating Committee is to consider recommendations for candidates to the Board from any stockholder of record in accordance with the Company’s bylaws (the “Bylaws”). A director candidate recommended by our stockholders will be considered in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a stockholder may nominate a person directly for election to the Board at an annual meeting of stockholders, provided the stockholder meets the requirements set forth in our Bylaws. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Stockholder Recommendations for Director Nominations. Stockholder recommendations for director nominations may be submitted to the Company at the following address: Digital Ally, Inc., Attention: Corporate Secretary, 14001 Marshall Drive, Lenexa, Kansas 66215. Such recommendations will be forwarded to the Nominating Committee for consideration, provided that they are accompanied by sufficient information to permit the Board to evaluate the qualifications and experience of the nominees, and they are in time for the Nominating Committee to do an adequate evaluation of the candidate before the Annual Meeting. The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected and to cooperate with a background check.

Stockholder Nominations of Directors. Our Bylaws provide that, in order for a stockholder to nominate a director at an annual meeting of stockholders, the stockholder must give timely written notice to our Secretary and such notice must be received at our principal executive offices not less than one-hundred-and-twenty (120) days before the date of our release of the proxy statement to stockholders in connection with our previous year’s annual meeting of stockholders. Such stockholder’s notice shall include, with respect to each person whom the stockholder proposes to nominate for election as a director, all information relating to such nominee that is required under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and serving as a director, and cooperating with a background investigation. In addition, the stockholder must include in such notice the name and address, as they appear on our records, of the stockholder proposing the nomination of such person, and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, the class and number of shares of our capital stock that are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the nomination is made, and any material interest or relationship that such stockholder of record and/or the beneficial owner, if any, on whose behalf the nomination is made may respectively have in such business or with such nominee. At the request of the Board, any person nominated for election as a director shall furnish to our Secretary the information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

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To be timely in the case of a special meeting or if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, a stockholder’s notice must be received at our principal executive offices no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past has served, as a member of the Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.

Code of Ethics and Conduct

Our Board has adopted a Code of Ethics and Conduct that is applicable to all of our employees, officers and directors. Our Code of Ethics and Conduct is intended to ensure that our employees, officers and directors act in accordance with the highest ethical standards. The Code of Ethics and Conduct is available on the Investor Relations page of our website at http://www.digitalally.com and the Code of Ethics and Conduct was filed as an exhibit to our Annual Report on Form 10-KSB filed March 4, 2008.

Delinquent Section 16(a) Reports

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our common stock must report on their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established. During the fiscal year ended December 31, 2023, we believe the following reports listed in the table below were required to be filed by such persons pursuant to Section 16(a) and were not filed on a timely basis for each such reporting person:

Name	Number of Late Reports	Description
Han Peng	1	Mr. Peng’s Form 4 was not filed on timely basis.
Stanton E. Ross	1	Mr. Ross’ Form 4 was not filed on timely basis.

Insider Trading Arrangements and Policies

We have a written insider trading policy that applies to our directors, officers, employees and contractors, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. We intend to disclose future amendments to such policy, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above or in a current report on Form 8-K that we would file with the SEC.

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material non-public information subject to compliance with the terms of our insider trading policy.

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DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying dividends in the foreseeable future. The payment of dividends will be at the discretion of the Board and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in our future debt agreements, and other factors that the Board may deem relevant.

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CERTAIN RELATIONS AND RELATED PARTY TRANSACTIONS

American Rebel Holding, Inc. Secured Promissory Notes

On October 1, 2020, the Company advanced $250,000 to American Rebel Holdings, Inc. (“AREB”) under a secured promissory note. The CEO, President and Chairman of AREB is the brother of the Company’s CEO, President and Chairman. Such note bears interest at 8% and is secured by all the tangible and intangible assets of the Company that are not currently secured by other indebtedness. The Company also received warrants to purchase 69 shares of AREB common stock at an exercise price of $1,800 per share with a five-year term. This note had an original maturity date of January 2, 2021; however, additional provisions within the note provided for an extension of the maturity date for fourteen months due to AREB’s failure to raise $300,000 in new debt or equity financing prior to the original maturity date. Upon this extension, the AREB was obligated to make equal monthly payments of principal and interest over the extended period of the note.

On October 21, 2020, the Company advanced $250,000 to AREB under a second secured promissory note. Such note bears interest at 8% and is secured by inventory manufactured and revenue/accounts receivable derived from a specific purchase order. The Company also received warrants to purchase 69 shares of AREB common stock at an exercise price of $1,800 per share with a five-year term. This note has a maturity date of April 21, 2021, subject to full repayment upon AREB closing on debt or equity financings of at least $600,000, and the receipt of revenue from the sale of inventory sold under the specific purchase order serving as collateral. On March 1, 2021, the Company advanced an additional $117,600 to AREB on terms similar to the previously issued notes.

On April 21, 2021, the parties agreed to the terms of a Debt Settlement Agreement and Mutual Release regarding the following: (a) the secured promissory note dated October 1, 2020; (b) the secured promissory note dated October 21, 2020; and (c) an advance made by the Company on March 1, 2021. The parties arranged for a lump sum payment aggregating $639,956 to liquidate all outstanding debt including accrued interest for the two delinquent notes and the advance which lump-sum payment was made on April 21, 2021. No gain or loss was determined on this transaction.

Transactions with Affiliate and Member of Board of Director

Christian J. Hoffmann, III is currently the Chief Financial Officer and General Counsel for Nobility, which is the managing member of the Company’s majority owned subsidiary, Nobility Healthcare. The Company has made payments to Mr. Hoffmann and his affiliates for legal and other services rendered totaling $105,926 during the year ended December 31, 2021. Furthermore, on January 27, 2022, the Board appointed Mr. Hoffmann to become a member of the Board until the next annual meeting of shareholders of the Company at which directors are being elected.

Transactions with Managing Member of Nobility Healthcare

Nobility is currently the managing member of Nobility Healthcare. The Company has advanced a total of $158,384 in the form of working capital loan to Nobility, in order to fund capital expenditures necessary for the initial growth of the joint venture during the year ended December 31, 2021. The outstanding balance of working capital loan was $158,384 as of December 31, 2021 and the Company anticipates full repayment of this advance during the year ended December 31, 2022.

Transactions with Managing Member of Nobility Healthcare

On January 27, 2022, the Board appointed Christian J. Hoffmann, III as a member of the Board, effective immediately. Mr. Hoffmann is a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

The Company has advanced a total of $158,384 in the form of a working capital loan to Nobility, LLC in order to fund capital expenditures necessary for the initial growth of the joint venture during 2022. The outstanding balance of the working capital loan was $138,384 as of December 31, 2022 and the Company anticipates full repayment of this advance during the year ended December 31, 2023. The Company paid distributions to the noncontrolling in consolidated subsidiary totaling $15,692 and $-0-, for the years ended December 31, 2022 and 2021, respectively.

On August 1, 2022, Mr. Hoffmann resigned as a member of the Board, effective immediately. He remains as a principal owner and manager of Nobility, LLC.

In 2023, a trust, the beneficiaries of which are the Chief Executive Officer of TicketSmarter, and his spouse, contributed cash in the amount of $2,700,000 to support TicketSmarter’s operations and to repay approved debts and obligations of TicketSmarter in exchange for the TicketSmarter Related Party Note (the “TickerSmarter Related Party Note”). The TicketSmarter Related Party Note bears interest of 13.25% per annum with weekly repayments of the principal amount of $54,000.00 each, together with accrued interest, for fifty weeks, or until the principal is paid in full, commencing on January 2, 2024. The use of proceeds of the TicketSmarter Related Party Note was to resolve numerous outstanding payables at a discounted rate, the discount received is recognized as a gain on extinguishment of liabilities on the statement of operations. Additionally, these negotiations relieved TicketSmarter of numerous future obligations following fiscal year 2023.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 30, 2024. Such information is set forth on the following basis:

●	on an actual basis;

●

on a pro forma basis giving effect to (i) the issuance of senior secured promissory notes in aggregate principal amount of $3.6 million and 808,377 shares of our common stock issued as a part of the Private Placement, (ii) the use of $2,015,623 of the net proceeds of the Private Placement to pay in full all liabilities, obligations and indebtedness owed to Mosh Man, LLC and (iii) the issuance of an aggregate of 3,049,745 of our common stock upon the exercise of our Class B warrants, which were subject to reset provisions for total proceeds of $3,049.75; and

●	on a pro forma as adjusted basis giving effect to the sale of [ ] Units (assuming no sale of Pre-Funded Units and no exercise of the Warrants issued in connection with this offering) by us in this offering at an assumed public offering price of $[ ] per Unit, after deducting the underwriter discount and commissions and offering expenses.

You should read the following table in conjunction with “Use of Proceeds” and our financial statements and related notes included in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of September 30, 2024
	Actual	Pro Forma	Pro Forma As Adjusted
Cash and cash equivalents	$415,131	$1,071,808	$	[●]

Total liabilities	$34,711,479	$35,502,817	$	[●]

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; none issued or outstanding at September 30, 2024, none issued or outstanding – September 30, 2024 Pro Forma Basis and none issued or outstanding – September 30, 2024 Pro Forma As Adjusted Basis	$—	$—		[●]
Common stock, $0.001 par value per share; 200,000,000 shares authorized; shares issued: 4,025,092 shares issued – September 30, 2024, 7,883,214 shares issued – September 30, 2024 Pro Forma Basis and [7,883,214] shares issued – September 30, 2024 Pro Forma As Adjusted Basis	4,025	7,883
Additional Paid-in Capital	$128,967,685	$129,506,332		[●]
Noncontrolling interest in consolidated subsidiary	$(1,265,852)	$(1,265,852)
Accumulated Deficit	$(130,154,168)	$(130,831,334)		[●]
Total Stockholders’ equity (deficit)	$(2,448,310)	$(2,582,971)		[●]

Total capitalization	$32,263,169	$32,919,846	$	[●]

The information above excludes:

●	excludes up to 52,500 shares of our common stock issuable upon exercise of outstanding options with a weighted average exercise price of $45.14 per share.

●	excludes up to 8,832,226 shares of our common stock issuable upon exercise of warrants issued previously and outstanding, having a weighted average exercise price of $1.27 per share.

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DILUTION

If you invest in the securities being offered by this prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per Unit and the pro forma net tangible book value per share of our common stock after this offering.

Our historical net tangible book value as of September 30, 2024 was $(13,598,855), or $(3.38) per share of our common stock. Historical net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the number of shares of our common stock outstanding as of September 30, 2024.

Our pro forma net tangible book value was $(13,733,516), or $(1.74) per share of our common stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving pro forma effect to (i) the issuance of senior secured promissory notes in aggregate principal amount of $3.6 million and 808,377 shares of our common stock issued as a part of the Private Placement, (ii) the use of $2,015,623 of the net proceeds of the Private Placement to pay in full all liabilities, obligations and indebtedness owed to Mosh Man, LLC and (iii) the issuance of an aggregate of 3,049,745 of our common stock upon the exercise of our Class B warrants, which were subject to reset provisions for total proceeds of $3,049.75.

After giving effect to (i) the sale of [●] Units at the assumed public offering price of $[●] per Unit (the closing sale price of our common stock on Nasdaq on [●], 2025, and assuming no sale of any Pre-Funded Units and no exercise of the Warrants issued in connection with this offering), after deducting the placement agent fees and estimated offering expenses payable by us and (ii) (1) the issuance of senior secured promissory notes in aggregate principal amount of $3.6 million and 808,377 shares of our common stock issued as a part of the Private Placement, (2) the use of $2,015,623 of the net proceeds of the Private Placement to pay in full all liabilities, obligations and indebtedness owed to Mosh Man, LLC and (3) the issuance of an aggregate of 3,049,745 of our common stock upon the exercise of our Class B warrants, which were subject to reset provisions for total proceeds of $3,049.75, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $[●] or approximately $[●] per share. This represents an immediate decrease in net tangible book value of approximately $[●] per share to our existing stockholders and an immediate dilution of approximately $[●] per share to purchasers of our securities in this offering, as illustrated by the following table:

Assumed public offering price per Unit	$	[●]
Pro forma net tangible book value per share, as of September 30, 2024, before giving effect to this offering		$(1.74)
Decrease in pro forma net tangible book value (deficit) per share attributable to new investors in this offering	$	[●]
Pro forma as adjusted net tangible book value per share, after this offering	$	[●]
Dilution to pro forma as adjusted net tangible book value per share to investors in this offering	$	[●]

The dilution information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. A $[●] increase or decrease in the assumed public offering price of $[●] per Unit (and $[●] per Pre-Funded Unit) would increase or decrease the pro forma, as adjusted net tangible book value per share by approximately $[●] million, and increase or decrease the pro forma, as adjusted net tangible book value per share to investors participating in this offering by approximately $[●] per share, assuming the number of Units (and Pre-Funded Units) offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the placement agent fee and estimated offering expenses payable by us.

To the extent that our outstanding warrants are exercised, you could experience further dilution. To the extent that we raise additional capital through the sale of additional equity, the issuance of any of our shares of common stock could result in further dilution to our stockholders.

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EXECUTIVE COMPENSATION

The following table presents information concerning the total compensation of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (“COO”) (collectively, the “Named Executive Officers”) for services rendered to the Company in all capacities for the years ended December 31, 2024 and 2023:

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)		Option awards ($) (1)	All other compensation ($) (2)	Total ($)
Stanton E. Ross	2024	$112,885	$—	$42,600	(3)	$—	$6,175	$161,660
Chairman, CEO and President	2023	$250,000	$—	$87,325	(5)	$—	$11,200	$348,525

Thomas J. Heckman	2024	$51,923	$—	$—		$—	$2,885	$54,808
CFO, Treasurer and Secretary	2023	$120,000	$—	$18,713	(6)	$—	$6,354	$145,067

Peng Han	2024	$112,885	$—	$31,950	(4)	$—	$5,706	$150,541
COO	2023	$250,000	$—	$24,950	(7)	$—	$10,821	$285,771

(1)	Represents aggregate grant date fair value pursuant to ASC Topic 718 for the respective year for stock options granted.

(2)	Amounts included in all other compensation include the following items: the employer contribution to the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) on behalf of the named executive. We are required to provide a 100% matching contribution for all who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for all employees’ elective deferral between 4% and 5%. The employee (i) is 100% vested at all times in the employee contributions and employer matching contributions; (ii) receives Company paid healthcare insurance; (iii) receives Company paid contributions to health savings accounts; and (iv) receives Company paid life, accident and disability insurance. See “All Other Compensation Table” below.

(3)	Stock awards include the following restricted stock granted during 2024 to Mr. Ross: 17,500 shares at $2.13 per share that vest 100% on January 31, 2025, subject to Mr. Ross remaining an employee of the Company at that point in time.

(4)	Stock awards include the following restricted stock granted during 2024 to Mr. Han: 15,000 shares at $2.13 per share, 3,000 shares vest immediately on January 31, 2024 at $2.13 per share and remaining that vest 100% on January 31, 2025, subject to Mr. Han remaining an employee of the Company at that point in time.

(5)	Stock awards include the following restricted stock granted during 2023 to Mr. Ross: 17,500 shares at $4.99 per share that vest 50% on January 10, 2024 and 50% on January 10, 2025, subject to Mr. Ross remaining an employee of the Company at that point in time.

(6)	Stock awards include the following restricted stock granted during 2023 to Mr. Heckman: 3,750 shares at $4.99 per share that vested on April 1, 2023.

(7)	Stock awards include the following restricted stock granted during 2023 to Mr. Han: 5,000 shares at $4.99 per share that vest 20% annually on the anniversary of January 10 from 2024 to 2028, subject to Mr. Han remaining an employee of the Company at that point in time.

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All Other Compensation Table

		401(k) Plan	Company paid	Flexible & health savings account	Company paid life, accident &	Other
Name	Year	contribution by Company	healthcare insurance	contributions by Company	disability insurance	Contractual payments	Total
Stanton E. Ross	2024	$4,635	$—	$719	$821	$—	$6,175
Chairman, CEO and President	2023	$11,200	$—	$1,100	$821	$—	$13,121

Thomas J. Heckman	2024	$1,869	$—	$379	$637	$—	$2,885
CFO, Treasurer and Secretary	2023	$4,800	$—	$895	$659	$—	$6,354

Peng Han	2024	$4,885	$—	$—	$821	$—	$5,706
COO	2023	$10,000	$—	$—	$821	$—	$10,821

Compensation Policy. Our executive compensation plan is based on attracting and retaining qualified professionals who possess the skills and leadership necessary to enable us to achieve earnings and profitability growth to satisfy its stockholders. We must, therefore, create incentives for these executives to achieve both our and individual performance objectives using performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

Compensation Components. The main elements of its compensation package consist of base salary, stock options or restricted stock awards and bonus.

Base Salary. The base salary for each executive officer is reviewed and compared to the prior year, with considerations given for increase or decrease. The review is generally on an annual basis but may take place more often in the discretion of the Compensation Committee.

On January 31, 2024, the Compensation Committee approved the annual base salaries of Stanton E. Ross, Chief Executive Officer, Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, and Peng Han, Chief Operating Officer, at $250,000, $120,000, and $250,000, respectively for 2024.

The Compensation Committee plans to review the base salaries for possible adjustments on an annual basis. Base salary adjustments will be based on both individual and our performances and will include both objective and subjective criteria specific to each executive’s role and responsibility with us.

Stock Options and Restricted Stock Awards. The Compensation Committee determined stock option and restricted stock awards based on numerous factors, some of which include responsibilities incumbent with the role of each executive with us, tenure with us, as well as our performance. The vesting period of options and restricted stock is also tied, in some instances, to our performance directly related to certain executive’s responsibilities with us. The Compensation Committee determined that Messrs. Ross and Han were eligible for awards of stock options or restricted stock in 2024 based on their performance. Refer to the “Grants of Plan-Based Awards” table below for restricted stock awards made in 2024. The Committee also determined that Messrs. Ross, Heckman, and Han would be eligible in 2024 for awards of restricted stock or stock options. On January 31, 2024, the Compensation Committee awarded Stanton E. Ross 20,000 shares of restricted common stock that will vest 100% on January 31, 2025 provided that he remains an officer on such dates. Peng Han was awarded 15,000 shares of restricted common stock that will vest on January 31, 2025 provided that he remains an officer on such dates.

Bonuses. The Compensation Committee determined to award no bonuses to each of the executive officers in 2023 and 2024, as set forth in the foregoing table. Refer to the “Summary Compensation Table” above.

Other. In July 2008, we amended and restated our 401(k) Plan. The amended 401(k) Plan requires us to provide a 100% matching contribution for employees who elect to contribute up to 3% of their compensation to the plan and a 50% matching contribution for employees’ elective deferrals between 4% and 5%. We have made matching contributions for executives who elected to contribute to the 401(k) Plan during 2024. Each participant is 100% vested at all times in employee and employer matching contributions. Mr. Heckman, as trustee of the 401(k) Plan, holds the voting power as to the shares of our common stock held in the 401(k) Plan. We have no profit-sharing plan in place for our employees. However, we may consider adding such a plan to provide yet another level of compensation to our compensation plan.

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The following table presents information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2024:

Grants of Plan-Based Awards

Name	Grant date	Date approved by Compensation Committee	All other stock awards: Number of shares of stock or units: (#) (1) (2)		Exercise or base price of option awards ($/Share)	Grant date fair value of stock awards ($) (2)
Stanton E. Ross
Chairman and CEO	January 31, 2024	January 31, 2024	20,000	(1)	$2.13	$42,600

Thomas J. Heckman
CFO, Treasurer and Secretary	—	—	—		$—	$—

Peng Han
COO	January 31, 2024	January 31, 2024	15,000	(1)	$2.13	$31,950

(1) These restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over a one-year period (100% on January 31, 2025) contingent upon whether the individual is still employed by us at that point.

(2) Stock awards noted represent the aggregate amount of grant date fair value as determined under ASC Topic 718. Please refer to Note 16 to the consolidated financial statements that appear in our Annual Report on Form 10-K, filed with the SEC on April 1, 2024, for a further description of the awards and the underlying assumptions utilized to determine the amount of grant date fair value related to such grants.

Employment Contracts; Termination of Employment and Change-in-Control Arrangements

We do not have any employment agreements with any of our executive officers. However, on December 23, 2008, we entered into retention agreements with the following executive officers: Stanton E. Ross and Thomas J. Heckman. In April 2018 we amended these agreements.

Retention Agreements - Potential Payments upon Termination or Change of Control

The following table sets forth for each named executive officer potential post-employment payments and payments on a change in control and assumes that the triggering event took place on January 1, 2024 and that the amendments to the retention agreements of each person were in effect.

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Retention Agreement Compensation

Name	Change in control payment due based upon successful completion of transaction	Severance payment due based on termination after Change of Control occurs	Total
Stanton E. Ross	$125,000	$500,000	$625,000
Thomas J. Heckman	$115,000	$460,000	$575,000
Total	$240,000	$960,000	$1,200,000

The retention agreements guarantee the executive officers’ specific payments and benefits upon a Change in Control of the Company. The retention agreements also provide for specified severance benefits if, after a Change in Control of the Company occurs, the executive officer voluntarily terminates employment for “Good Reason” or is involuntarily terminated without “Cause.”

Under the retention agreements, a “Change in Control” means (i) one party alone, or acting with others, has acquired or gained control over more than 50% of the voting shares of the Company; (ii) the Company merges or consolidates with or into another entity or completes any other corporate reorganization, if more than 50% of the combined voting power of the surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; (iii) a majority of the Board is replaced and/or dismissed by the stockholders of the Company without the recommendation of or nomination by the Company’s current Board; (iv) the Company’s Chief Executive Officer (the “CEO”) is replaced and/or dismissed by stockholders without the approval of the Board; or (v) the Company sells, transfers or otherwise disposes of all or substantially all of the consolidated assets of the Company and the Company does not own stock in the purchaser or purchasers having more than 50% of the voting power of the entity owning all or substantially all of the consolidated assets of the Company after such purchase.

“Good Reason” means either (i) a material adverse change in the executive’s status as an executive or other key employee of the Company, including without limitation, a material adverse change in the executive’s position, authority, or aggregate duties or responsibilities; (ii) any adverse change in the executive’s base salary, target bonus or benefits; or (iii) a request by the Company to materially change the executive’s geographic work location.

“Cause” means (i) the executive has acted in bad faith and to the detriment of the Company; (ii) the executive has refused or failed to act in accordance with any specific lawful and material direction or order of his or her supervisor; (iii) the executive has exhibited, in regard to employment, unfitness or unavailability for service, misconduct, dishonesty, habitual neglect, incompetence, or has committed an act of embezzlement, fraud or theft with respect to the property of the Company; (iv) the executive has abused alcohol or drugs on the job or in a manner that affects the executive’s job performance; and/or (v) the executive has been found guilty of or has plead nolo contendere to the commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Prior to termination for Cause, the Company shall give the executive written notice of the reason for such potential termination and provide the executive a 30-day period to cure such conduct or act or omission alleged to provide grounds for such termination.

If any Change in Control occurs and the executive continues to be employed as of the completion of such Change in Control, upon completion of such Change in Control, as payment for the executive’s additional efforts during such Change in Control, the Company shall pay the executive a Change in Control benefit payment equal to three months of the his base salary at the rate in effect immediately prior to the Change in Control completion date, payable in a lump sum net of required tax withholdings. If any Change in Control occurs, and if, during the one-year period following the Change in Control, the Company terminates the executive’s employment without Cause or the executive submits a resignation for Good Reason (the effective date of such termination or resignation, the “Termination Date”), then:

a)	The Company shall pay the executive severance pay equal to 12 months of his base salary at the higher of the rate in effect immediately prior to the Termination Date or the rate in effect immediately prior to the occurrence of the event or events constituting Good Reason, payable on the Termination Date in a lump sum net of required tax withholdings, plus all other amounts then payable by the Company to the executive less any amounts then due and owing from the executive to the Company;

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b)	The Company shall provide continuation of the executive’s health benefits at the Company’s expense for 18 months following the Termination Date; and

c)	The executive’s outstanding employee stock options shall fully vest and be exercisable for a 90-day period following the Termination Date.

The executive is not entitled to the above severance benefits for a termination based on death or disability, resignation without Good Reason or termination for Cause. Following the Termination Date, the Company shall also pay the executive all reimbursements for expenses in accordance with the Company’ policies, within ten days of submission of appropriate evidence thereof by the executive.

The following table presents information concerning the outstanding equity awards for the Named Executive Officers as of December 31, 2024:

Outstanding Equity Awards at Fiscal Year-End

Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable (1)	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (1)	Market value of shares or units of stock that have not vested (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or Payout value of unearned shares, units or other rights that have not vested
Stanton E. Ross
Chairman and CEO		-	-	-	-	28,750	$15,238	-	$-

Thomas J. Heckman
CFO, Treasurer and Secretary	-	-	-	-	-	-	$-	-	$-

Peng Han
COO	-	-	-	-	-	19,000	$10,070	-	$-

(1) These stock option and restricted stock awards were made under the Digital Ally, Inc. Stock Option and Restricted Stock Plans and vest over the prescribed period contingent upon whether the individual is still employed by the Company at that point.

(2) Market value based upon the closing market price of $0.53 on December 31, 2024.

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The following table presents information concerning the stock options exercised and the vesting of restricted stock awards during 2024 for the Named Executive Officers for the year ended December 31, 2024:

	Option Exercises and Restricted Stock Vested
	Option Awards		Stock Awards
	Number of Shares acquired realized on exercise (#)	Value realized on exercise ($)	Number of Shares acquired on vesting (#)	Value on vesting ($)
Stanton E. Ross Chairman and CEO	-	$-	17,500	$37,450	(1)

Thomas J. Heckman CFO, Treasurer and Secretary	-	$-	-	$-

Peng Han COO	-	$-	5,000	$10,670	(2)

(1)	Based on the closing market price of our common stock of $2.19 on January 10, 2024, the date of vesting for 8,750 shares of common stock, and the closing market price of our common stock of $2.09 on January 7, 2024, the date of vesting for 8,750 shares of common stock for Mr. Ross.

(2)	Based on the closing market price of our common stock of $2.13 on January 31, 2024, the date of vesting for 3,000 shares of common stock, the closing market price of our common stock of $2.09 on January 7, 2024, the date of vesting for and the closing market price of our common stock of $2.19 on January 10, 2024, the date of vesting for 1,000 shares of common stock for Mr. Han.

The number of stock options and restricted stock awards that an employee, director, or consultant may receive under our Plans (defined below under “Information Regarding Plans and Other Arrangements Not Subject to Security Holder Action”) is in the discretion of the administrator and therefore cannot be determined in advance. The Board’s policy in 2024 was to grant officers an award of 20,000 restricted shares of common stock to our CEO and 15,000 restricted shares of common stock to our COO and each non-employee director no award of options or restricted stock, all subject to vesting requirements.

The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the Plans during the year ended December 31, 2024 and (b) the average per share exercise price of such options.

	Number of
	Restricted
	Shares of	Number of	Average per
	Common	Options	Share Exercise
Name of Individual or Group	Stock Granted	Granted	Price
Stanton E. Ross, Chairman of the Board of Directors & CEO	20,000	-	$-
Leroy C. Richie, Director	-	-	$-
Thomas J. Heckman, Vice President, CFO, Treasurer & Secretary	-	-	$-
Peng Han, COO	15,000	-	$-
All executive officers, as a group	35,000	-	$-
All directors who are not executive officers, as a group	-	-	$-
All employees who are not executive officers, as a group	45,197	-	$-

Director Compensation

Our non-employee directors received no stock option or restricted stock grants as noted in the “Director Compensation” table below for their service on the Board in 2024, including on the Audit, Nominating and Compensation Committees.

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Director compensation for the year ended December 31, 2024 was as follows:

Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($) (2)	Total ($)
Stanton E. Ross, Chairman of the Board of Directors (1)	$—	$—	$—	$—
Leroy C. Richie (2)	$15,000	$—	$—	$15,000
D Duke Daughtery (2)	$13,750	$—	$—	$13,750
Charles M Anderson (3)	$—	$—	$—	$—

(1)	As a Named Executive Officer, Mr. Ross’s compensation and option awards are fully reflected in the “Summary Compensation” table, and elsewhere under “Executive Compensation.” He did not receive compensation, stock awards or options for his services as a director.

(2)	The Board suspended their cash fees for the second, third and fourth quarters of 2024. The amounts shown represent the respective Director’s accrued but unpaid fees for the first quarter of 2024.

(3)	Mr. Anderson was appointed to the Board on December 17, 2024. Therefore, he received no director fees or stock-based compensation for services as a director during the year ended December 31, 2024.

On November 17, 2023, our Board adopted a clawback policy (the “Clawback Policy”) permitting the Company to seek the recovery of incentive compensation received by any of the Company’s current and former executive officers (as determined by the board in accordance with Section 10D of the Exchange Act) and such other senior executives/employees who may from time to time be deemed subject to the Clawback Policy by the board (collectively, the “Covered Executives”). The amount to be recovered will be the excess of the incentive compensation paid to the Covered Executive based on the erroneous data over the incentive compensation that would have been paid to the Covered Executive had it been based on the restated results, as determined by the board. If the board cannot determine the amount of excess incentive compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.

Outstanding Stock Options Held by Directors

The following table presents information concerning the outstanding equity awards for the Board as of December 31, 2023:

Outstanding Equity Awards at Fiscal Year-End

	Equity
	incentive
	plan
	awards:
	Number of	Number of	Number of
	securities	securities	securities
	underlying	underlying	underlying	Option
	unexercised	unexercised	unexercised	exercise	Option
	options (#)	options (#)	unearned	price	expiration
Name	exercisable	unexercisable	options (#)	($)	date
Stanton E. Ross Chairman, CEO and President	—	—	—	$—	—

Leroy C. Richie Lead Outside Director	5,000			$33.40	7/8/2031
	3,750			$41.80	5/1/2030
	3,000			$60.20	5/24/2029
	2,500			$44.00	7/5/2028
	1,500			$60.00	8/14/2027
	500	—	—	$78.40	5/11/2026

D Duke Daughtery
Director	—		—	$—	—

Charles M Anderson
Director	—		—	$—	—

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Securities Authorized for Issuance Under Equity Compensation Plans

As of September 30, 2024, the Company had adopted ten separate stock option and restricted stock plans: (i) the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”), (v) the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”), (vii) the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (viii) the 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”), (ix) the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”), and (x) the 2022 Stock Option and Restricted Stock Plan (the “2022 Plan”). The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan, 2018 Plan, 2020 Plan and 2022 Plan are referred to as the “Plans.”

Stock option grants. The Company believes that such awards better align the interests of our employees with those of its stockholders. Option awards have been granted with an exercise price equal to the market price of its stock at the date of grant with such option awards generally vesting based on the completion of continuous service and having ten-year contractual terms. These option awards typically provide for accelerated vesting if there is a change in control (as defined in the Plans). The Company has registered all shares of common stock that are issuable under its Plans with the SEC. A total of 137,042 shares remained available for awards under the various Plans as of December 31, 2024.

The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan, 2018 Plan, 2020 Plan, and 2022 Plan are collectively referred to as the “Plans.”

The Plans authorize us to grant (i) to the key employees incentive stock options (except for the 2007 Plan) to purchase shares of Common Stock and non-qualified stock options to purchase shares of Common Stock and restricted stock awards, and (ii) to non-employee directors and consultants’ non-qualified stock options and restricted stock. The Compensation Committee of our Board (the “Compensation Committee”) administers the Plans by making recommendations to the Board or determinations regarding the persons to whom options or restricted stock should be granted and the amount, terms, conditions and restrictions of the awards.

The Plans allow for the grant of incentive stock options (except for the 2007 Plan), non-qualified stock options and restricted stock awards. Incentive stock options granted under the Plans must have an exercise price at least equal to 100% of the fair market value of the Common Stock as of the date of grant. Incentive stock options granted to any person who owns, immediately after the grant, stock possessing more than 10% of the combined voting power of all classes of our stock, or of any parent or subsidiary corporation, must have an exercise price at least equal to 110% of the fair market value of the Common Stock on the date of grant. Non-statutory stock options may have exercise prices as determined by our Compensation Committee.

The Compensation Committee is also authorized to grant restricted stock awards under the Plans. A restricted stock award is a grant of shares of the Common Stock that is subject to restrictions on transferability, risk of forfeiture and other restrictions and that may be forfeited in the event of certain terminations of employment or service prior to the end of a restricted period specified by the Compensation Committee.

We have filed various registration statements on Form S-8 and amendments to previously filed Form S-8’s with SEC, which registered a total of 408,750 shares of Common Stock issued or to be issued underlying the awards under the Plans.

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The following table sets forth certain information regarding the Plans as of December 31, 2024:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	52,500	$45.14	408,750
Equity compensation plans not approved by stockholders	—	$—	—
Total all plans	52,500	$45.14	408,750

Pay Versus Performance

The following table sets forth compensation information for our Chief Executive Officer, Stanton E. Ross, referred to in the tables below as the PEO, and our Chief Financial Officer, Thomas J. Heckman, and our Chief Operating Officer, Peng Han, referred to in the tables below as the Non-PEO NEOs, for purposes of comparing their respective compensation to our net loss, calculated in accordance with SEC regulations, for the fiscal years ended December 31, 2024 and 2023.

			Average
			Summary	Average
	Summary	Compensation	Compensation	Compensation
	Compensation	Actually	Table Total for	Actually Paid	Net
	Table Total	Paid to	Non-PEO	to Non-PEO	Income
Year	for PEO	PEO	NEOs	NEOs	(Loss)
	(1)	(2)	(3)	(4)	(5)
2024	$161,660	$116,097	$102,675	$88,325	$(14,424,531)
2023	$348,525	$279,525	$215,419	$205,552	$(25,463,949)

(1)	The dollar amounts reported are the amounts of total compensation reported for Mr. Ross in the Summary Compensation Table for the fiscal years ended December 31, 2024 and 2023.

(2)	The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Ross during the applicable year, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “PEO Equity Award Adjustment Breakout” below for further information.

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(3)	The dollar amounts reported are the average total compensation reported for our Non-PEO NEO in the Summary Compensation Table for the fiscal years ended December 31, 2024 and 2023.

(4)	The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our Non-PEO NEOs. The dollar amounts reported are the average total compensation reported for our Non-PEO NEOs in the Summary Compensation Table for the fiscal years ended December 31, 2024 and 2023, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “Non-PEO NEOs Equity Award Adjustment Breakout” below for further information.

(5)	The dollar amounts reported for 2024 are the net loss before income attributable to noncontrolling interests from the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed on December 30, 2024.

PEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Fair Value
Increase or
			Fair	Fair Value		Decrease
			Value	Year over	Fair	from
			as of Year	Year	Value of	Prior Year
		Reported	End for	Increase or	Awards	end for
		Value of	Awards	Decrease in	Granted	Awards
	Summary	Equity	Granted	Unvested	and	that
	Compensation	Awards	During	Awards	Vested	Vested	Compensation
	Table Total	for	The	Granted in	During	during	Actually Paid
Year	for PEO	PEO(1)	Year	Prior Years	the Year	the Year	to PEO
2024	$161,660	$(42,600)	$10,600	$(13,913)	$-0-	$350	$116,097
2023	$348,525	$(87,325)	$37,100	$(21,700)	$-0-	$2,925	$279,525

(1)	Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

Non-PEO NEOs Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

Fair Value
Increase or
			Fair	Fair Value	Fair	Decrease
			Value	Year over	Value	from Prior
		Reported	as of Year	Year	of	Year
		Value of	End for	Increase or	Awards	end for
	Summary	Equity	Awards	Decrease in	Granted	Awards
	Compensation	Awards	Granted	Unvested	and	that	Compensation
	Table Total	for	During	Awards	Vested	Vested	Actually Paid
	for Non-PEO	Non-PEO	The	Granted in	During	during	to Non-PEO
Year (1)	NEOs	NEOs(2)	Year	Prior Years	the Year	the Year	NEOs
2024	$102,675	$(15,975)	$3,975	$(5,565)	$3,195	$20	$88,325
2023	$215,419	$(12,475)	$5,300	$(4,960)	$-0-	$2,268	$205,552

(1)	All the amounts are average for Non-PEO NEOs.

(2)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common stock for:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are currently exercisable or exercisable within sixty (60) days of January 23, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to securities currently exercisable or exercisable within sixty (60) days of January 23, 2025 are deemed to be outstanding for computing the percentage ownership of the person holding such securities and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Digital Ally, Inc., 14001 Marshall Drive., Lenexa, KS 66215.

	Number of Shares of Common Stock Beneficially Owned (1)		% of Total
	Shares	%	Voting Power
5% or Greater Stockholders:
None	—	—	—
Executive Officers and Directors:
Stanton E. Ross(2)	136,065	1.7%	1.7%
Leroy C. Richie(3)	18,211	*	*
D. Duke Daughtery	1,405	*	*
Thomas J. Heckman(4)	138,968	1.8%	1.8%
Peng Han(5)	28,781	*	*
Charles M. Anderson	—	*	*

All executive officers and directors as a group (six individuals)	323,430	4.1%	4.1%

* Represents less than 1%.

(1)	Based on 7,883,214 shares of common stock issued and outstanding as of January 23, 2025 and, with respect only to the ownership by all executive officers and directors as a group.
(2)	Mr. Ross’s total shares of common stock include 17,500 restricted shares that are subject to forfeiture to us.
(3)	Mr. Richie’s total shares of common stock include 16,250 shares of common stock to be received upon the exercise of vested options.
(4)	Mr. Heckman’s total shares of common stock include 85,401 shares of common stock held in the Company’s 401(k) Retirement Savings Plan (the “401(k) Plan”) (on December 31, 2024) as to which Mr. Heckman has voting power as trustee of the 401(k) Plan.
(5)	Mr. Han’s total shares of common stock include (i) 17,000 restricted shares that are subject to forfeiture to us and (ii) 331 shares of common stock to be received upon the exercise of vested options.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our Articles of Incorporation and our Bylaws.

General

The following description of our common stock and certain provisions of our Articles of Incorporation and our Bylaws are summaries and are qualified by reference to our Articles of Incorporation and Bylaws. Such summaries do not purport to be complete and are qualified in their entirety by reference to Nevada law, including the NRS, as well as copies of our Articles of Incorporation and Bylaws, which have been filed as exhibits to prior reports filed by us with the SEC.

Common Stock

Our authorized common stock consists of 50,000,000 shares of common stock, $0.001 par value per share. As of the date of this prospectus, we had 7,883,214 shares of our common stock issued and outstanding.

Voting Rights

Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting, and the minority would not be able to elect any director at that meeting.

Dividends

Each share of our common stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our common stock in the future. Any future determination to declare cash dividends will be made at the discretion of our Board, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our Board may deem relevant. Our Board may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation

If the Company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of any securities with liquidation preferences senior to the common stock are paid will be distributed to the owners of our common stock pro rata.

Preemptive Rights

Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering such shares to current stockholders.

Redemption Rights

We do not have the right to buy back shares of our common stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights

Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability

All outstanding shares of our common stock are fully paid and nonassessable.

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Listing

Our common stock trades on Nasdaq under the symbol “DGLY.”

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock in the United States is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd., Salt Lake City, UT 84122. Its telephone number is (801) 274-1088.

Warrants and Pre-Funded Warrants Offered in this Offering

The following summary of certain terms and provisions of the Warrants and Pre-Funded Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of Warrant and Pre-Funded Warrant, which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the forms of Warrant and Pre-Funded Warrant.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Series A Warrants will be exercisable commencing upon the Warrant Stockholder Approval until five years after the date of Warrant Stockholder Approval, and the Series B Warrants will be exercisable commencing upon the Warrant Stockholder Approval until two and one-half years after the date of Warrant Stockholder Approval. Each of the Warrants and the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full in immediately available funds for the number of shares of common stock subscribed for upon such exercise (except in the case of a cashless exercise as discussed below).

Cashless Exercise and Alternative Cashless Exercise

If a registration statement registering the issuance of the shares of common stock underlying the Warrants or Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrants or Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Warrants or Pre-Funded Warrants, as applicable.

No fractional shares of common stock will be issued in connection with the exercise of a Warrant or Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Under the alternate cashless exercise option, the holder of the Series B Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cashless exercise of the Series B Warrant and (y) 3.0.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any warrants, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants and Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The exercise price of each Pre-Funded Warrant included in each Pre-Funded Unit is $0.001 per share.

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The Series A Warrants will be exercisable upon Warrant Stockholder Approval, have an exercise price of $[ ] per share of common stock (equal to 125% of the public offering price per Unit, subject to certain anti-dilution and share combination event protections, as further set forth below) and will expire 5 years from the date of Warrant Stockholder Approval.

The Series B Warrants will be exercisable commencing upon Warrant Stockholder Approval, will have an exercise price of $[ ] per share of common stock (equal to 125% of the public offering price per Unit, subject to certain share combination event protections, as further set forth below) per share of common stock and will expire two and one-half years from the date of Warrant Stockholder Approval.

Beginning on the 11th trading day after the Warrant Stockholder Approval Date (the “Reset Date”), the exercise price of the Warrants will reset to a price equal to the greater of (i) the Floor Price, as defined in the Warrants, in effect on the Reset Date, and (ii) the lowest VWAP during the period commencing on the first trading day immediately following the Warrant Stockholder Approval date and ending on the close of trading on the 10th trading day thereafter. In addition, following a reverse stock split, the exercise price of the Warrants will be adjusted to equal the lowest single-day VWAP during the period from the trading day immediately following, until the fifth trading day following the reverse stock split with a proportionate adjustment to the number of shares underlying the Warrants.

Adjustment for Subsequent Issuances. Subject to certain exceptions, if the Company sells any common stock (or securities convertible into or exercisable into common stock) at a price per share (or conversion or exercise price, as applicable) less than the exercise price of the Series A Warrants then in effect, then the exercise price of the Series A Warrants will be reduced to such lower price (subject to a minimum exercise price of $ prior to Stockholder Warrant Approval (50% of the Nasdaq Minimum Price as of the date of pricing of this offering and a minimum exercise price of $ after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price as of the date of pricing of this offering)).

Share Combination Event Adjustment. If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our common stock and the lowest daily volume weighted average price during the period commencing on the trading day immediately following the applicable date of share combination event and ending on the fifth trading day immediately following such date is less than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be reduced to the lowest daily volume weighted average price during such period (subject to a minimum exercise price of $ prior to Stockholder Warrant Approval (50% of the Nasdaq Minimum Price as of the date of pricing of this offering and a minimum exercise price of $ after Warrant Stockholder Approval (20% of the Nasdaq Minimum Price as of the date of pricing of this offering)) and the number of shares issuable upon exercise will be proportionately adjusted such that the aggregate price will remain unchanged.

Warrant Stockholder Approval. Under Nasdaq listing rules, the Warrants may not be exercised unless and until we obtain the approval of our stockholders. While we intend to promptly seek stockholder approval, there is no guarantee that the Warrant Stockholder Approval will ever be obtained. If we are unable to obtain the Warrant Stockholder Approval, the Warrants may not be exercised and will have substantially less value. In addition, we will incur substantial cost, and management will devote substantial time and attention, in attempting to obtain the Warrant Stockholder Approval.

Transferability. Subject to applicable laws, the Warrants and the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants or Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the Warrant or Pre-Funded Warrant.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants, and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Governing Law. The Pre-Funded Warrants and the Warrants are governed by New York law.

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PLAN OF DISTRIBUTION

Aegis Capital Corp. (“Aegis” or the “placement agent”) has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated January [●], 2025 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a placement agency agreement with Aegis, which agreement includes representations and warranties by us. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the placement agent agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus and, we expect, at a single closing.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to eight percent (8.0%) of the gross proceeds of the offering. In addition, we have agreed to pay the placement agent a non-accountable expense allowance of one percent (1.0%) of the gross proceeds of the offering. We have also agreed to reimburse the placement agent for reasonable legal fees and disbursements incurred by the placement agent in the amount of $225,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $[●].

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors, employees and holders of at least 10% of our Company’s Common Stock and securities exercisable for or convertible into its Common Stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period of sixty (60) days after the Warrant Stockholder Approval date.

The placement agent, in its sole discretion, may release the Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Common Stock and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of Common Stock and other securities for which the release is being requested and market conditions at the time.

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Company Standstill

We have agreed, for a period of sixty (60) days after the Warrant Stockholder Approval date (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering.

Right of First Refusal

If, for the period beginning on the Closing and ending twenty-four (24) months after the commencement of sales in the offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees and terms for transactions of similar size and nature, including indemnification, which are appropriate to such a transaction.

Notwithstanding the foregoing, the decision to accept our engagement shall be made by Aegis or one of its affiliates, by a written notice to us, within ten (10) Business Days after the receipt of our notification of financing needs, including a detailed term sheet. Aegis’s determination of whether in any case to exercise its right of first refusal will be strictly limited to the terms on such term sheet, and any waiver of such right of first refusal shall apply only to such specific terms. If Aegis waives its right of first refusal, any deviation from such terms shall void the waiver and require us to seek a new waiver from the right of first refusal.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

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Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and is affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Securities Transfer Corporation.

Trading Market

Our Common Stock Common Stock is listed on the Nasdaq Capital Market under the symbol “DGLY.” We do not intend to apply for listing of the Pre-funded Warrants or the Warrants on any securities exchange or other nationally recognized trading system.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

EXPERTS

The consolidated financial statements of Digital Ally, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, appearing in this prospectus, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report thereon (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), appearing elsewhere in this prospectus, are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Sullivan & Worcester LLP, New York, New York. The placement agent is being represented by Kaufman & Canoles, P.C., Richmond, VA, in connection with this offering.

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

Digital Ally, Inc.

14001 Marshall Drive

Lenexa, KS 66215

(913) 814-7774

Copies of these filings are also available through the “Investor Relations” section of our website at www.digitalally.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our electronic SEC filings, including such registration statement, on the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available at the website of the SEC referred to above. We also maintain a website at www.digitalally.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our securities in this offering.

101

F-1

New York Office: 805 Third Avenue New York, NY 10022 212.838-5100 www.rbsmllp.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and the

Board of Directors of

Digital Ally, Inc. and subsidiaries

Lenexa, KS

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Digital Ally, Inc. and its subsidiaries (the Company) as of December 31, 2023 and 2022, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flow for each of the years in the two year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial operating losses and will require additional capital to continue as a going concern. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Basis for Opinion

These financial statement are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

New York, NY Washington DC Mumbai & Pune, India Boca Raton, FL

San Francisco, CA Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide

F-2

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Goodwill, Indefinite Life Intangibles and Other Intangibles Impairment Assessments – Entertainment/Ticketing Reporting Unit – Refer to Notes 1, 8 and 22 to the consolidated financial statements

Critical Audit Matter Description

As described in Note 22 to the consolidated financial statements, the Company’s goodwill and indefinite life intangible asset balance was $5,886,547 and $600,000, respectively as of December 31, 2023. The Company also has amortizable identifiable intangible assets of $5,600,000 and $600,000 which are being amortized over 5 years and 4 years, respectively, and are related to the Entertainment/Ticketing reporting unit. Management tests these assets annually for impairment or more frequently when potential impairment triggering events are present. Goodwill is tested for impairment by comparing the estimated fair value of a reporting unit to its carrying value. Management uses a market approach to estimate the fair value of its reporting unit. The key assumptions and estimates utilized in the market approach primarily include market multiples, peer group and comparable transaction selection and selection of relevant financial matrices for concluding the fair value of reporting unit, and future levels of revenue growth.

The principal considerations for our determination that performing procedures relating to the goodwill and intangible asset impairment assessments of the Entertainment/Ticketing reporting unit is a critical audit matter because (i) the significant judgment used by management when determining the fair value estimates of the reporting units; (ii) the high degree of auditor judgment, subjectivity and effort in performing procedures and evaluating the significant assumptions used in management’s fair value estimates; and (iii) the audit effort involved in the use of professionals with specialized skill and knowledge.

How the Critical Audit Matter Was Addressed in the Audit

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements.

●	These procedures included, among others, (i) testing management’s process for determining the fair value estimates of the entertainment/ticketing reporting unit; (ii) testing the completeness and accuracy of the underlying data used in the market approach; and (iii) evaluating the reasonableness of the significant assumptions used by management related to market multiples, peer group and comparable transaction selection and selection of relevant financial matrices for concluding the fair value of reporting unit and future levels of revenue growth.
●	Evaluating management’s assumptions related to the future levels of revenue growth and involved evaluating whether the assumptions were reasonable considering (i) current and past performance of the reporting units; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.
●	Professionals with specialized skill and knowledge were used to assist in evaluating (i) the appropriateness of the market approach and (ii) the reasonableness of significant assumptions related to the market multiples, peer group and comparable transaction selection and selection of relevant financial matrices for concluding the fair value of reporting unit and future levels of revenue growth.

/s/ RBSM LLP

We have served as the Company’s auditor since 2019.

New York, NY

April 1, 2024

PCAOB ID Number 587

New York, NY Washington DC Mumbai & Pune, India Boca Raton, FL

San Francisco, CA Las Vegas, NV Beijing, China Athens, Greece

Member: ANTEA International with affiliated offices worldwide

F-3

DIGITAL ALLY, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2023 AND 2022

	2023	2022
Assets
Current assets:
Cash and cash equivalents	$680,549	$3,532,199
Accounts receivable-trade, less allowance for doubtful accounts of $200,668 – 2023 and $152,736 – 2022	1,584,662	2,044,056
Other receivables, net of $5,000 allowance – 2023 and $0 - 2022 (including $-0- due from related parties – 2023 and $138,384– 2022, refer to Note 19)	3,107,634	4,076,522
Inventories, net	3,845,281	6,839,406
Prepaid expenses	6,366,368	8,466,413

Total current assets	15,584,494	24,958,596

Property, plant, and equipment, net	7,283,702	7,898,686
Goodwill and other intangible assets, net	16,510,422	17,872,970
Operating lease right of use assets, net	1,053,159	782,129
Other assets	6,597,032	5,155,681

Total assets	$47,028,809	$56,668,062

Liabilities and Equity
Current liabilities:
Accounts payable	$10,732,089	$9,477,355
Accrued expenses	3,269,330	1,090,967
Current portion of operating lease obligations	279,538	294,617
Contract liabilities – current	2,937,168	2,154,874
Notes payable – related party – current portion	2,700,000	—
Debt obligations – current	1,260,513	485,373
Warrant derivative liabilities	1,369,738	—
Income taxes payable	61	8,097

Total current liabilities	22,548,437	13,511,283

Long-term liabilities:
Debt obligations – long term	4,853,237	442,467
Operating lease obligation – long term	827,836	555,707
Contract liabilities – long term	7,340,459	5,818,082
Lease deposit	10,445	—

Total liabilities	35,580,414	20,327,539

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 200,000,000 shares authorized; shares issued: 2,800,752 – 2023 and 2,720,170 – 2022	2,801	2,721
Additional paid in capital	128,441,083	127,869,342
Noncontrolling interest in consolidated subsidiary	673,292	448,694
Accumulated deficit	(117,668,781)	(91,980,234)

Total equity	11,448,395	36,340,523

Total liabilities and equity	$47,028,809	$56,668,062

See Notes to Consolidated Financial Statements.

F-4

DIGITAL ALLY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED

DECEMBER 31, 2023 AND 2022

	2023	2022
Revenue:
Product	$9,347,945	$10,999,892
Service and other	18,900,399	26,010,003

Total revenue	28,248,344	37,009,895

Cost of revenue:
Product	9,974,890	14,372,115
Service and other	12,510,970	20,315,839

Total cost of revenue	22,485,860	34,687,954

Gross profit	5,762,484	2,321,941

Selling, general and administrative expenses:
Research and development expense	2,618,746	2,290,293
Selling, advertising and promotional expense	7,137,529	9,312,204
General and administrative expense	18,246,762	20,452,702

Total selling, general and administrative expenses	28,003,037	32,055,199

Operating loss	(22,240,553)	(29,733,258)

Other income (expense):
Interest income	95,717	131,025
Interest expense	(3,134,253)	(37,196)
Other income	144,735	—
Other expense	—	(230,744)
Loss on accrual for legal settlement	(1,792,308)	—
Loss on conversion of convertible debt	(1,112,705)	—
Change in fair value of short-term investments	—	(84,818)
Change in fair value of warrant derivative liabilities	1,846,642	6,726,638
Change in fair value of contingent consideration promissory notes and earn-out agreements	177,909	516,970
Gain on the extinguishment of liabilities	550,867	—
Gain on extinguishment of warrant derivative liabilities	—	3,624,794
Gain on sale of property, plant and equipment	—	212,831

Total other income (loss)	(3,223,396)	10,859,500

Loss before income tax benefit (provision)	(25,463,949)	(18,873,758)
Income tax expense benefit (provision)	—	—

Net loss	(25,463,949)	(18,873,758)

Net income attributable to noncontrolling interests of consolidated subsidiary	(224,598)	(407,933)

Loss on redemption – Series A & B convertible redeemable preferred stock	—	(2,385,000)

Net loss attributable to common stockholders	$(25,688,547)	$(21,666,691)

Net loss per share attributable to common information:
Basic	$(9.22)	$(8.50)
Diluted	$(9.22)	$(8.50)

Weighted average shares outstanding:
Basic	2,784,894	2,548,549
Diluted	2,784,894	2,548,549

See Notes to Consolidated Financial Statements.

F-5

DIGITAL ALLY, INC.

CONSOLIDATED STATEMENTS OF EQUITY

YEARS ENDED DECEMBER 31, 2023 AND 2022

				Noncontrolling
			Additional	Interest in
	Common Stock		Paid In	consolidated	Accumulated
	Shares	Amount	Capital	subsidiary	deficit	Total

Balance, December 31, 2021	2,545,220	$2,545	$124,476,447	$56,453	$(68,672,206)	$55,863,239

Stock-based compensation	—	—	1,282,757	—	—	1,282,757
Restricted common stock grant	35,750	36	(36)	—	—	—
Restricted common stock forfeitures	(3,250)	(3)	3	—	—	—
Distribution to noncontrolling interest in consolidated subsidiary	—	—	—	(15,692)	—	(15,692)
Issuance of common stock under rule 144 restrictions related to contemplated spin-off transaction	25,000	25	(25)	—	—	—
Repurchase and cancellation of common stock	(186,300)	(186)	—	—	(4,026,337)	(4,026,523)
Issuance of common stock through warrant exchange agreement	303,750	304	4,495,196	—	—	4,495,500
Loss on redemption of Series A and Series B Preferred Stock	—	—	(2,385,000)	—	—	(2,385,000)

Net loss	—	—	—	407,933	(19,281,691)	(18,873,758)

Balance, December 31, 2022	2,720,170	$2,721	$127,869,342	$448,694	$(91,980,234)	$36,340,523

Stock-based compensation	—	—	452,071	—	—	452,071
Restricted common stock grant	35,000	35	(35)	—	—	—
Restricted common stock forfeitures	(3,625)	(4)	4	—	—	—
Conversion of convertible note into common stock	25,000	25	119,725	—	—	119,750
Issuance due to rounding from reverse stock split	24,207	24	(24)	—	—	—

Net loss	—	—	—	224,598	(25,688,547)	(25,463,949)

Balance, December 31, 2023	2,800,752	$2,801	$128,441,083	$673,292	$(117,668,781)	$11,448,395

See Notes to Consolidated Financial Statements.

F-6

DIGITAL ALLY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2023 AND 2022

	2023	2022
Cash Flows from Operating Activities:
Net loss	$(25,463,949)	$(18,873,758)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	2,218,237	2,176,679
Gain on sale of property, plant and equipment	—	(212,831)
Stock based compensation	452,071	1,282,757
Non-cash interest expense	576,380	—
Amortization of debt issuance costs	161,893	—
Gain on extinguishment of liabilities	(550,867)	—
Convertible debt discount amortization	2,169,545	—
Loss on conversion of debt	93,386	—
Loss on extinguishment of convertible debt	1,019,319	—
Loss on accrual for legal settlement	1,792,308	—
Provision for doubtful accounts receivable	47,932	(39,502)
Provision for doubtful lease receivable	5,000	140,448
Change in fair value of contingent consideration promissory notes and earn-out agreements	(177,909)	(516,970)
Change in fair value of warrant derivative liability	(1,846,642)	(6,726,638)
Gain on extinguishment of warrant derivative liabilities	—	(3,624,794)
Provision for inventory obsolescence	(947,080)	1,574,453
Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable – trade	411,462	722,498
Accounts receivable – other (including related party)	963,888	(2,195,157)
Inventories	3,941,205	1,245,677
Prepaid expenses	2,100,045	1,293,080
Operating lease right of use assets	340,672	328,772
Other assets	(1,343,751)	(3,048,382)
Increase (decrease) in:
Accounts payable	1,805,601	4,709,030
Accrued expenses	289,957	(112,896)
Accrued interest - related party	95,031	—
Income taxes payable	(8,036)	6,270
Lease deposit	10,445	—
Operating lease obligations	(354,652)	(328,772)
Contract liabilities	2,304,671	3,619,651

Net cash used in operating activities	(9,893,838)	(18,580,385)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(94,165)	(2,068,508)
Proceeds from sale of property, plant and equipment	—	609,559
Purchases of intangible assets	(146,541)	(116,990)
Proceeds from sale of intangible assets	—	18,975
Cash paid for acquisition of Medical Billing Company	—	(1,153,627)
Cash paid for asset acquisition of Medical Billing Company	—	(230,000)

Net cash used in investing activities	(240,706)	(2,940,591)

Cash Flows from Financing Activities:

Repurchase and cancellation of common stock	—	(4,026,523)
Distribution to noncontrolling interest in consolidated subsidiary	—	(15,692)
Net proceeds of convertible debt with detachable warrants	2,640,000	—
Net proceeds of related party note payable	2,700,000	—
Net proceeds of revolving loan agreement – Video Solutions Segment	4,691,745	—
Proceeds – Commercial Extension of Credit – Entertainment Segment	1,455,643	—
Proceeds – Merchant Advances – Video Solutions Segment	1,000,000	—
Payments on convertible debt	(3,162,500)	—
Payments on Commercial Extension of Credit – Entertainment Segment	(1,367,715)	—
Payments on Merchant Advances – Video Solutions Segment	(162,000)	—
Principal payment on EIDL loan	(2,219)	—
Principal payment on contingent consideration promissory notes	(412,460)	(527,402)
Proceeds from issuance of Series A & B convertible redeemable preferred shares, net of issuance costs	—	13,365,000
Redemption of Series A & B convertible redeemable preferred shares	—	(15,750,000)

Net cash provided by (used in) financing activities	7,380,494	(6,954,617)

Net decrease in cash, cash equivalents and restricted cash	(2,754,050)	(28,475,593)

Cash, cash equivalents and restricted cash, beginning of year	3,532,199	32,007,792

Cash, cash equivalents, and restricted cash, end of year	$778,149	$3,532,199

Supplemental disclosures of cash flow information:
Cash payments for interest	$88,631	$49,070

Cash payments for income taxes	$1,606	$8,730

Supplemental disclosures of non-cash investing and financing activities:
Restricted common stock grant	$35	$61

Restricted common stock forfeitures	$4	$3

Issuance of contingent consideration earn-out agreement for business acquisitions	$—	$750,000

Issuance of contingent consideration promissory note for asset acquisitions	$—	$105,000

Assets acquired in business acquisitions	$—	$190,631

Goodwill acquired in business acquisitions	$—	$2,100,000

Liabilities assumed in business acquisitions	$—	$387,005

ROU and lease liability recorded on extension of lease	$611,702	$42,403

Common stock issued due to rounding from reverse stock split	$24	$—

Conversion of convertible notes payable into common stock	$119,750	$—

Issuance of common stock through warrant exchange agreement	$—	$4,495,500

Debt discount on convertible note	$3,000,000	$—

See Notes to Consolidated Financial Statements.

F-7

DIGITAL ALLY, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:

Digital Ally, Inc. was originally incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. and had no operations until 2004. On November 30, 2004, Vegas Petra, Inc. entered into a Plan of Merger with Digital Ally, Inc., at which time the merged entity was renamed Digital Ally, Inc. (such merged entity, the “Predecessor Registrant”).

On August 23, 2022 (the “Effective Time”), the Predecessor Registrant merged with and into its wholly owned subsidiary, DGLY Subsidiary Inc., a Nevada corporation (the “Registrant”), pursuant to an agreement and plan of merger, dated as of August 23, 2022 (the “Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation in the merger (such transaction, the “Merger”). At the Effective Time, Articles of Merger were filed with the Secretary of State of the State of Nevada, pursuant to which the Registrant was renamed “Digital Ally, Inc.” and, by operation of law, succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Merger. Under the Nevada Revised Statutes, shareholder approval was not required in connection with the Merger Agreement or the transactions contemplated thereby.

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant, as applicable, to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants, and (iii) the directors and executive officers of the Predecessor Registrant were appointed as directors and executive officers, as applicable, of the Registrant, each to serve in the same capacity and for the same term as such person served with the Predecessor Registrant immediately before the Merger.

The business of the Registrant, Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC (“Digital Ally Healthcare”), TicketSmarter, Inc. (“TicketSmarter”), Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc. (“Kustom 440”), Kustom Entertainment, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,” “Digital,” and the “Company”), is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Ticketing Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Such required segment information is included in Note 23.

Reverse Stock Split

On February 6, 2023, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the shares of its common stock. The Reverse Stock Split was effective as of time of filing. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of our Common Stock that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest whole number. In connection with the Reverse Stock Split, the board of directors of the Company approved appropriate and proportional adjustments to all outstanding securities or other rights convertible or exercisable into shares of the Company’s common stock, including, without limitation, all preferred stock, warrants, options, and other equity compensation rights. All historical share and per-share amounts reflected throughout the Company’s consolidated financial statements and other financial information in this Report have been adjusted to reflect the Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of the Company’s common stock was not affected by the Reverse Stock Split.

F-8

Business Combination

In June 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Leaf Capital Corp., a Delaware corporation (Nasdaq: CLOE) (“Clover Leaf”), CL Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Clover Leaf (“Merger Sub”), Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of Clover Leaf in accordance with the terms and conditions of the Merger Agreement, and Kustom Entertainment, Inc., a Nevada corporation, a wholly owned subsidiary of the Company, with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies (“Kustom”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Kustom, with Kustom continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Clover Leaf. Upon the Closing which is subject to the approval of Clover Leaf’s shareholders and the satisfaction or waiver of certain other customary closing conditions, the common stock of the combined company is expected to be listed on the Nasdaq under a mutually agreed new ticker symbol that reflects the name “Kustom Entertainment”.

The following is a summary of the Company’s Significant Accounting Policies:

Basis of Consolidation:

The accompanying financial statements include the consolidated accounts of Digital Ally, its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC. All intercompany balances and transactions have been eliminated during consolidation.

The Company formed Digital Ally International, Inc. during August 2009 to facilitate the export sales of its products. The Company formed Shield Products, LLC in May 2020 to facilitate the sales of its Shield™ line of disinfectant/cleanser products and ThermoVu® line of temperature monitoring equipment. The Company formed Nobility Healthcare, LLC (“Nobility Healthcare”) in June 2021 to facilitate the operations of its revenue cycle management solutions and back-office services for healthcare organizations. The Company formed TicketSmarter, Inc. upon its acquisition of Goody Tickets, LLC and TicketSmarter, LLC, to facilitate its global ticketing operations. The Company formed Worldwide Reinsurance Ltd., which is a captive insurance company domiciled in Bermuda. It will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace. The Company formed Digital Connect, Inc. and BirdVu Jets, Inc. for travel and transportation purposes in 2022. The Company formed Kustom 440, Inc. in 2022 to create unique entertainment experiences directly for consumers, and Kustom Entertainment, Inc. in 2023 to serve as the participant in the Business Combination.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and subordinated notes payable approximate fair value because of the short-term nature of these items.

Revenue Recognition:

The Company applies the provisions of Accounting Standards Codification (ASC) 606-10, Revenue from Contracts with Customers, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to its customers in an amount reflecting the consideration to which it expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

The Company has two different revenue streams, product and service, represented through its three segments. The Company reports all revenues on a gross basis, other than service revenues from the Company’s entertainment and revenue cycle management segments, Revenues generated by all segments are reported net of sales taxes.

F-9

Video Solutions

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with the customer. In situation where sales are to a distributor, the Company had concluded its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of part of its consideration for the contract, the Company evaluates certain factors including the customers’ ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. As the Company’s standard payment terms are less than one year, it has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e. when the Company’s performance obligations is satisfied), which typically occurs at shipment. Further in determining whether control has been transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer. Customers do not have a right to return the product other than for warranty reasons for which they would only receive repair services or replacement products. The Company has also elected the practical expedient under ASC 340-40-25-4 to expense commissions for product sales when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

Service and other revenue is comprised of revenues from extended warranties, repair services, cloud revenue and software revenue. Revenue is recognized upon shipment of the product and acceptance of the service or materials by the end customer for repair services. Revenue for extended warranty, cloud service or other software-based products is over the term of the contract warranty or service period. A time-elapsed method is used to measure progress because the Company transfers control evenly over the contractual period. Accordingly, the fixed consideration related to these revenues is generally recognized on a straight-line basis over the contract term, as long as the other revenue recognition criteria have been met.

The Company’s multiple performance obligations may include future in-car or body-worn camera devices to be delivered at defined points within a multi-year contract, and in those arrangements, the Company allocates total arrangement consideration over the life of the multi-year contract to future deliverables using management’s best estimate of selling price.

Revenue Cycle Management

The Company reports revenue cycle management revenues on a net basis, as its primary source of revenue is its end-to-end service fees which is generally determined as a percentage of the invoice amounts collected. These service fees are reported as revenue monthly upon completion of the Company’s performance obligation to provide the agreed upon service.

Entertainment

The Company reports ticketing revenue on a gross or net basis based on management’s assessment of whether the Company is acting as a principal or agent in the transaction. The determination is based upon the evaluation of control over the event ticket, including the right to sell the ticket, prior to its transfer to the ticket buyer.

The Company sells tickets held in inventory, which consists of one performance obligation, being to transfer control of an event ticket to the buyer upon confirmation of the order. The Company acts as the principal in these transactions as the ticket is owned by the Company at the time of sale, therefore controlling the ticket prior to transferring to the customer. In these transactions, revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed. Payment is typically due upon delivery of the ticket.

The Company also acts as an intermediary between buyers and sellers through online secondary marketplace. Revenues derived from this marketplace primarily consist of service fees from ticketing operations, and consists of one primary performance obligation, which is facilitating the transaction between the buyer and seller, being satisfied at the time the order has been confirmed. As the Company does not control the ticket prior to the transfer, the Company acts as an agent in these transactions. Revenue is recognized on a net basis, net of the amount due to the seller when an order is confirmed, the seller is then obligated to deliver the tickets to the buyer per the seller’s listing. Payment is due at the time of sale.

F-10

Other

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. During the year ended December 31, 2023, the Company recognized revenue of $2.6 million related to its contract liabilities. Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. Total contract liabilities consist of the following:

	December 31, 2023
	December 31, 2022	Additions/Reclass	Recognized Revenue	December 31, 2023
Contract liabilities, current	$2,154,874	$2,538,187	$1,755,893	$2,937,168
Contract liabilities, non-current	5,818,082	2,328,994	806,617	7,340,459

	$7,972,956	$4,867,181	$2,562,510	$10,277,627

	December 31, 2022
	December 31, 2021	Additions/Reclass	Recognized Revenue	December 31, 2022
Contract liabilities, current	$1,665,519	$1,478,479	$989,124	$2,154,874
Contract liabilities, non-current	2,687,786	4,560,600	1,430,304	5,818,082

	$4,353,305	$6,039,079	$2,419,428	$7,972,956

Sales returns and allowances aggregated $117,713 and $118,026 for the years ended December 31, 2023 and 2022, respectively. Obligations for estimated sales returns and allowances are recognized at the time of sales on an accrual basis. The accrual is determined based upon historical return rates adjusted for known changes in key variables affecting these return rates.

Use of Estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management utilizes various other estimates, including but not limited to, determining the estimated lives of long-lived assets, determining the potential impairment of long-lived assets, the fair value of warrants, options, the recognition of revenue, inventory valuation reserve, allowances for doubtful accounts and other receivables, incremental borrowing rate on leases, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

F-11

Cash and cash equivalents:

Cash and cash equivalents include funds on hand, in bank and short-term investments with original maturities of ninety (90) days or less. The following table shows the Company’s cash and cash equivalents by significant investment category as of December 31, 2023 and 2022:

	December 31, 2023
	Adjusted Cost	Realized Gains	Realized Losses	Fair Value
Demand deposits	$545,207	$—	$—	$545,207
Short-term investments with original maturities of 90 days or less (Level 1):
Money market funds	135,342	—	—	135,342

	$680,549	$—	$—	$680,549

	December 31, 2022
	Adjusted Cost	Realized Gains	Realized Losses	Fair Value
Demand deposits	$897,745	$—	$—	$897,745
Short-term investments with original maturities of 90 days or less (Level 1):
Money market funds	2,634,454	—	—	2,634,454

	$3,532,199	$—	$—	$3,532,199

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with numerous major financial institutions. At December 31, 2023 and 2022, the uninsured balance amounted to $29,700 and $2,495,189, respectively.

Restricted Cash:

Restricted cash of $97,600 and $-0- was included in other assets as of December 31, 2023 and 2022, respectively. Restricted cash consists of bank deposits that collateralize our debt obligations.

The following table provides a reconciliation of cash and cash equivalents in the consolidated balance sheets to cash, cash equivalents and restricted cash in the consolidated statements of cash flows:

	December 31, 2023	December 31, 2022
Cash and cash equivalents	$680,549	$3,532,199
Long-term restricted cash included in other assets	97,600	—
Total cash, cash equivalents and restricted cash in the statements of cash flows	$778,149	$3,532,199

Accounts Receivable:

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a weekly basis. The Company determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than thirty (30) days beyond terms. No interest is charged on overdue trade receivables.

Goodwill and Other Intangibles:

Goodwill - In connection with acquisitions, the Company applies the provisions of ASC 805, Business Combinations, using the acquisition method of accounting. The excess purchase price over the fair value of net tangible assets and identifiable intangible assets acquired is recorded as goodwill. In accordance with ASC 350, Intangibles - Goodwill and Other, the Company assesses goodwill for impairment annually as of December 31, and more frequently if events and circumstances indicate that goodwill might be impaired.

Goodwill impairment testing is performed at the reporting unit level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or internally generated, are available to support the value of the goodwill.

F-12

Traditionally, goodwill impairment testing is a two-step process. Step one involves comparing the fair value of the reporting units to its carrying amount. If the carrying amount of a reporting unit is greater than zero and its fair value is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount is greater than the fair value, the second step must be completed to measure the amount of impairment, if any. Step two involves calculating an implied fair value of goodwill. The Company has adopted ASU 2017-04 which simplifies subsequent goodwill measurement by eliminating step two from the goodwill impairment test. As a result, the Company compares the fair value of a reporting unit with its respective carrying value and recognizes an impairment charge for the amount by which the carrying amount exceeded the reporting unit’s fair value.

The Company determines the fair value of its reporting units using the market approach. Under the market approach, we estimate the fair value based on multiples of comparable public companies and precedent transactions. Significant estimates in the market approach include: identifying similar companies with comparable business factors such as size, growth, profitability, risk and return on investment, and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting unit.

Long-lived and Other Intangible Assets - The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of ASC 360, Accounting for the Impairment or Disposal of Long-lived Assets. An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The Company groups its assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. The Company has determined that the lowest level for which identifiable cash flows are available is the operating segment level.

Factors considered by the Company include, but are not limited to, significant underperformance relative to historical or projected operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair value if available, or discounted cash flows, if fair value is not available. The Company assessed potential impairments of its long-lived assets as of December 31, 2023 and concluded that there was no impairment.

Long-lived assets such as property, plant and equipment and purchased intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values and third-party appraisals, as considered necessary.

Intangible assets include deferred patent costs and license agreements and intangibles related to acquisitions. Legal expenses incurred in preparation of patent application have been deferred and will be amortized over the useful life of granted patents. Costs incurred in preparation of applications that are not granted will be charged to expense at that time. The Company has entered into several sublicense agreements under which it has been assigned the exclusive rights to certain licensed materials used in its products. These sublicense agreements generally require upfront payments to obtain the exclusive rights to such material. The Company capitalizes the upfront payments as intangible assets and amortizes such costs over their estimated useful life on a straight-line method.

Inventories:

Inventories for the video solutions segment consist of electronic parts, circuitry boards, camera parts and ancillary parts (collectively, “components”), work-in-process and finished goods. Finished goods that are manufactured and assembled by the Company are carried at the lower of cost or net realizable value, with cost determined by standard cost methods, which approximate the first-in, first-out method. Inventory costs include material, labor and manufacturing overhead. Inventories for the entertainment segment consists of tickets to live events purchased, which are held at lower of cost or net realizable value, and written-off after the event has occurred. Event tickets for the entertainment segment are carried at lower of cost or net realizable value, and fully written off at the time the event occurs if the ticket is unsold and remaining in inventory after the completion of the event. Management has established inventory reserves based on estimates of excess and/or obsolete current inventory.

F-13

Manufacturing inventory for the video solutions segment is reviewed for obsolescence and excess quantities on a quarterly basis, based on estimated future use of quantities on hand, which is determined based on past usage, planned changes to products and known trends in markets and technology. Changes in support plans or technology could have a significant impact on obsolescence.

To support our world-wide service operations for the video solutions segment, we maintain service spare parts inventory, which consists of both consumable and repairable spare parts. Consumable service spare parts are used within our service business to replace worn or damaged parts in a system during a service call and are generally classified in current inventory as our stock of this inventory turns relatively quickly. However, if there has been no recent usage for a consumable service spare part, but the part is still necessary to support systems under service contracts, the part is considered to be non-current and included within non-current inventories within our consolidated balance sheet. Consumables are charged to cost of goods sold when issued during the service call.

As these service parts age over the related product group’s post-production service life, we reduce the net carrying value of our repairable spare part inventory on the consolidated balance sheet to account for the excess that builds over the service life. The post-production service life of our systems is generally seven to twelve years and, at the end of twelve years, the carrying value for these parts in our consolidated balance sheet is reduced to zero. We also perform periodic monitoring of our installed base for premature end of service life events and expense, through cost of sales, the remaining net carrying value of any related spare parts inventory in the period incurred.

Property, plant and equipment:

Property, plant and equipment is stated at cost net of accumulated depreciation. Additions and improvements are capitalized while ordinary maintenance and repair expenditures are charged to expense as incurred. Depreciation is recorded by the straight-line method over the estimated useful life of the asset, which ranges from three to thirty years, other than the infinite useful life of land. Amortization expense on capitalized leases is included with depreciation expense. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income.

Leases:

The Company determines if an arrangement contains a lease at inception. For arrangements where the Company is the lessee, the Company will evaluate whether to account for the lease as an operating or finance lease. Operating leases are included in the right of use assets (ROU) and operating lease liabilities on the consolidated balance sheet as of December 31, 2023. Finance leases would be included in property, plant and equipment, net and long-term debt and finance lease obligations on the balance sheet. The Company had operating leases for copiers, offices and warehouse space at December 31, 2023 but no financing leases.

ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. The Company uses its incremental borrowing rate based on the information available at the commencement date in determining the operating lease liabilities if the operating lease does not provide an implicit rate. Lease terms may include the option to extend when Company is reasonably certain that the option will be exercised. Lease expense for operating leases is recognized on a straight-line basis over the lease term.

The Company elected to apply the short-term lease measurement and recognition exemption in which ROU assets and lease liabilities are not recognized for short term leases.

Warranties:

The Company’s video solutions segment products carry explicit product warranties that extend up to two years from the date of shipment. The Company records a provision for estimated warranty costs based upon historical warranty loss experience and periodically adjusts these provisions to reflect actual experience. Accrued warranty costs are included in accrued expenses. Extended warranties are offered on selected products and when a customer purchases an extended warranty the associated proceeds are treated as contract liabilities and recognized over the term of the extended warranty.

F-14

Shipping and Handling Costs:

Shipping and handling costs video solutions segment for outbound sales orders totaled $51,061 and $70,749 for the years ended December 31, 2023 and 2022, respectively. Such costs are included in selling, general and administrative expenses in the Consolidated Statements of Operations.

Advertising Costs:

Advertising expense video solutions segment and entertainment segments includes costs related to trade shows and conventions, promotional material and supplies, and media costs. Advertising costs are expensed in the period in which they are incurred. The Company incurred total advertising expenses of approximately $5,773,965 and $7,668,641 for the years ended December 31, 2023 and 2022, respectively. Such costs are included in selling, advertising and promotional expenses in the Consolidated Statements of Operations.

Income Taxes:

Deferred taxes are provided for by the liability method in which deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company applies the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740 - Income Taxes that provides a framework for accounting for uncertainty in income taxes and provided a comprehensive model to recognize, measure, present, and disclose in its financial statements uncertain tax positions taken or expected to be taken on a tax return. It initially recognizes tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and all relevant facts. Application requires numerous estimates based on available information. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, and it recognized tax positions and tax benefits may not accurately anticipate actual outcomes. As it obtains additional information, the Company may need to periodically adjust its recognized tax positions and tax benefits. These periodic adjustments may have a material impact on its Consolidated Statements of Operations.

The Company’s policy is to record estimated interest and penalties related to the underpayment of income taxes as income tax expense in the Consolidated Statements of Operations. There was no interest expense related to the underpayment of estimated taxes during the years ended December 31, 2023 and 2022. There were no penalties in 2023 and 2022.

The Company is subject to taxation in the United States and various states. As of December 31, 2023, the Company’s tax returns filed for 2020, 2021 and 2022 and to be filed for 2023 are subject to examination by the relevant taxing authorities. With a few exceptions, as of December 31, 2023, the Company is no longer subject to Federal, state, or local examinations by tax authorities for taxable years prior to 2020.

Research and Development Expenses:

The Company expenses all research and development costs as incurred, which is generally incurred by the video solutions segment. Development costs of computer software to be sold, leased, or otherwise marketed are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. In most instances, the Company’s products are released soon after technological feasibility has been established. Costs incurred subsequent to achievement of technological feasibility were not significant, and software development costs were expensed as incurred during 2023 and 2022.

F-15

Warrant Derivative Liabilities:

In accordance with FASB ASC 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, entities must consider whether to classify contracts that may be settled in its own stock, such as warrants to purchase shares of Common Stock, as equity of the entity or as an asset or liability. If an event that is not within the entity’s control could require net cash settlement, then the contract should be classified as an asset or a liability rather than as equity. We have determined because the terms of the warrants issued during the first quarter of 2021, and remain outstanding, include a provision that entitles all the warrant holders to receive cash for their warrants in the event of a qualifying cash tender offer, while only certain of the holders of the underlying shares of common stock would be entitled to cash, our warrants should be classified as liability measured at fair value, with changes in fair value each period reported in earnings. Volatility in the price of our common stock may result in significant changes in the value of the derivatives and resulting gains and losses on our statement of operations.

Stock-Based Compensation:

The Company grants stock-based compensation to its employees, board of directors and certain third-party contractors. Share-based compensation arrangements may include the issuance of options to purchase common stock in the future or the issuance of restricted stock, which generally are subject to vesting requirements. The Company records stock-based compensation expense for all stock-based compensation granted based on the grant-date fair value. The Company recognizes these compensation costs on a straight-line basis over the requisite service period of the award.

The Company estimates the grant-date fair value of stock-based compensation using the Black-Scholes valuation model. Assumptions used to estimate compensation expense are determined as follows:

●	Expected term is determined using the contractual term and vesting period of the award;

●	Expected volatility of award grants made in the Company’s plan is measured using the weighted average of historical daily changes in the market price of the Company’s common stock over the period equal to the expected term of the award;

●	Expected dividend rate is determined based on expected dividends to be declared;

●	Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a maturity equal to the expected term of the awards; and

●	Forfeitures are accounted for as they occur.

Segment Reporting

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Entertainment, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities, is also to be reported in the segment information. Therefore, its operations are eliminated in consolidation and is not considered a separate business segment for financial reporting purposes.

F-16

Contingent Consideration

In circumstances where an acquisition involves a contingent consideration arrangement that meets the definition of a liability under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, the Company recognizes a liability equal to the fair value of the contingent payments the Company expects to make as of the acquisition date. The Company remeasures this liability each reporting period and records changes in the fair value through the consolidated statement of operations.

Repurchase and Cancellation of Shares

From time to time, the Board may authorize share repurchases of common stock. Shares repurchased under Board authorizations are held in treasury for general corporate purposes and cancelled when it is determined appropriate by management. The Company accounts for repurchases of common stock under the cost method. Shares repurchased and cancelled during the period were recorded as a reduction to stockholders’ equity. See further discussion of the Company’s share repurchase program in Note 18–Stockholders’ Equity.

Non-Controlling Interests

Non-controlling interests in the Company’s Consolidated Financial Statements represent the interest in subsidiaries held by venture partners. The venture partners hold noncontrolling interests in the Company’s consolidated subsidiary Nobility Healthcare, LLC. Since the Company consolidates the financial statements of all wholly-owned and majority owned subsidiaries, the noncontrolling owners’ share of each subsidiary’s results of operations are deducted and reported as net income attributable to noncontrolling interest in the Consolidated Statements of Operations.

Redeemable Preferred Stock

Preferred stock may be classified as a liability, temporary equity (i.e., mezzanine equity) or permanent equity. In order to determine the appropriate classification, an evaluation of the cash redemption features is required. Where there exists an absolute right of redemption presently or in the future, the preferred stock would be classified as a liability. If redemption is contingently redeemable upon the occurrence of an event that is outside of the issuer’s control, it should be classified as mezzanine equity. The probability that the redemption event will occur is irrelevant. If no redemption features exist, or if a contingent redemption feature is within the Company’s control, the preferred stock would be considered equity.

Lease Receivable

Lease receivable are carried at the original invoice amount less the total payments received pertaining to each individual customer’s lease agreement. These agreements range from three to five years and are removed from lease receivables upon termination of the agreement. The Company determines if an allowance for doubtful accounts by regularly evaluating individual customer lease receivables and considering a customer’s financial condition, credit history, and current economic conditions. No allowance was deemed necessary for the year ended December 31, 2023.

Notes Receivable

Notes receivable are carried at the original note amount less an estimate made for doubtful receivables based on a review of all outstanding notes on a quarterly basis. The Company determines the allowance for doubtful accounts by regularly evaluating each note receivable and considering the borrower’s financial condition, credit history, and current economic conditions. The Company entered into a promissory note, through its entertainment segment, as part of a co-marketing agreement, with a principal amount of $3,000,000. Principal payment, since its inception, on this promissory note totaled $2,849,846 as of December 31, 2023, resulting in a remaining balance of $150,154 maturing December 31, 2023.

F-17

New Accounting Standards

In November 2023, the FASB issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The guidance is to be applied retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. We are currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

Going Concern Matters and Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred substantial operating losses in the years ended December 31, 2023 and December 31, 2022 primarily due to reduced gross margins caused by a combination of competitors’ introduction of newer products with more advanced features together with significant price cutting of their products and the recent acquisitions with much smaller margins than the video solutions segment, historically. The Company incurred operating losses of approximately $22.2 million for the year ended December 31, 2023 and $29.7 million during the year ended December 31, 2022 and it had an accumulated deficit of $117.7 million as of December 31, 2023. These matters raise substantial doubt about Company’s ability to continue as a going concern. In recent years the Company has accessed the public and private capital markets to raise funding through the issuance of debt and equity. In that regard, the Company raised approximately $66.6 million in the year ended December 31, 2021 through two underwritten public offerings. These equity raises were utilized to fund its operations and acquisitions. Management expects to continue this pattern until it achieves positive cash flows from operations, although it can offer no assurance in this regard.

The Company will have to restore positive operating cash flows and profitability over the next year and/or raise additional capital to fund its operational plans, meet its customary payment obligations and otherwise execute its business plan. There can be no assurance that it will be successful in restoring positive cash flows and profitability, or that it can raise additional financing when needed, and obtain it on terms acceptable or favorable to the Company.

The Company has increased its contract liabilities to nearly $10.3 million as of December 31, 2023, which results in recurring revenue during the period of 2023 to 2026. The Company believes that its quality control and cost cutting initiatives, expansion to non-law enforcement sales channels and new product introduction will eventually restore positive operating cash flows and profitability, although it can offer no assurances in this regard.

The Company has significantly cut costs in its entertainment segment through the removal of several large partnerships and sponsorships. These were not yielding the results management expected; thus, it is not expected that these costs with significantly hinder total revenues in 2024 and beyond.

In addition to the initiatives described above, the Board of Directors is conducting a review of a full range of strategic alternatives to best position the Company for the future including, but not limited to, the sale of all or certain assets, properties or groups of properties or individual businesses or merger or combination with another company. The result of this review may also include the continued implementation of the Company’s business plan. There can be no assurance that any additional transactions or financings will result from this process.

F-18

In that regard, the Company, entered into an Agreement and Plan of Merger with Clover Leaf Capital Corp., with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies. Pursuant to the Merger Agreement, the entertainment segment will become a separate publicly traded Company while the video and revenue cycle management segments will be retained by Digital Ally, Inc.

Based on the uncertainties described above, the Company believes its business plan does not alleviate the existence of substantial doubt about its ability to continue as a going concern within one year from the date of the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments that potentially subject the Company to concentrations of credit risk consist of accounts receivable. Sales to domestic customers are typically made on credit and the Company generally does not require collateral while sales to international customers require payment before shipment or backing by an irrevocable letter or credit. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for estimated losses. Accounts are written off when deemed uncollectible and accounts receivable are presented net of an allowance for doubtful accounts. The allowance for doubtful accounts totaled $200,668 as of December 31, 2023 and $152,736 as of December 31, 2022.

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At December 31, 2023 and 2022, the uninsured balance amounted to $29,700 and $2,495,189, respectively. The Company uses primarily a network of unaffiliated distributors for international sales and an employee-based direct sales force for domestic sales. No international distributor individually exceeded 10% of total revenues. No one individual customer receivable balance exceeded 10% of total accounts receivable as of December 31, 2023.

The Company’s video solutions segment purchases finished circuit boards and other proprietary component parts from suppliers located in the United States and on a limited basis from Asia. Although the Company obtains certain of these components from single source suppliers, it generally owns all tooling and management has located alternative suppliers to reduce the risk in most cases to supplier problems that could result in significant production delays. The Company has not historically experienced significant supply disruptions from any of its principal vendors and does not anticipate future supply disruptions. The Company acquires most of its components on a purchase order basis and does not have long-term contracts with its suppliers.

NOTE 3. ACCOUNTS RECEIVABLE – ALLOWANCE FOR DOUBTFUL ACCOUNTS

The allowance for doubtful accounts receivable was comprised of the following for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Beginning balance	$152,736	$113,234
Provision for bad debts	84,446	126,018
Charge-offs to allowance, net of recoveries	(36,514)	(86,516)
Ending balance	$200,668	$152,736

F-19

NOTE 4. OTHER RECEIVABLES

Other receivables were the following at December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
Notes receivable	$150,154	$1,598,340
Lease receivable, net	2,940,261	2,339,799
Other	17,219	138,383
Total other receivables	$3,107,634	$4,076,522

Notes receivable decreased by over $1.4 million at December 31, 2023 compared to December 31, 2022, primarily due to payments on a note receivable issued by the Company during 2022. The Company entered into a promissory note, through its entertainment segment, as part of a co-marketing agreement, with a principal amount of $3,000,000. Principal payment, since its inception, on this promissory note totaled $2,849,846 as of December 31, 2023, resulting in a remaining balance of $150,154 maturing December 31, 2023. Lease receivable increased by $0.6 million primarily due to increased sales under the Company’s subscription model during 2023. The Company determines if an allowance for doubtful accounts by regularly evaluating notes receivable and individual customer lease receivables, by considering a customer’s financial condition, credit history, and current economic conditions. The Company recorded an allowance of $5,000 and $-0- for the years ended December 31, 2023 and 2022. Other receivables relate to a related party receivable further described in Note 19.

NOTE 5. INVENTORIES

Inventories consisted of the following at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Raw material and component parts– video solutions segment	$3,044,653	$4,509,165
Work-in-process– video solutions segment	20,396	3,164
Finished goods – video solutions segment	4,623,489	6,846,091
Finished goods – entertainment segment	699,204	970,527
Subtotal	8,387,742	12,328,947
Reserve for excess and obsolete inventory– video solutions segment	(4,355,666)	(5,230,261)
Reserve for excess and obsolete inventory – entertainment segment	(186,795)	(259,280)
Total inventories	$3,845,281	$6,839,406

Finished goods inventory includes units held by potential customers and sales agents for test and evaluation purposes. The cost of such units totaled $42,797 and $171,071 as of December 31, 2023 and 2022, respectively.

NOTE 6. PREPAID EXPENSES

Prepaid expenses were the following at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Prepaid inventory	$5,318,939	$6,110,321
Prepaid advertising	612,292	1,931,628
Other	435,137	424,464
Total prepaid expenses	$6,366,368	$8,466,413

Prepaid expenses decreased by approximately $2.1 million primarily due to a decline in prepaid inventory purchases and advertising in 2023.

F-20

NOTE 7. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at December 31, 2023 and 2022:

	Estimated Useful Life	December 31, 2023	December 31, 2022
Building	25 years	$4,537,037	$4,537,037
Land	Infinite	739,734	739,734
Office furniture, fixtures, equipment, and aircraft	3-20 years	2,065,092	2,048,169
Warehouse and production equipment	3-7 years	29,055	51,302
Demonstration and tradeshow equipment	3-7 years	87,987	72,341
Building improvements	5-7 years	1,328,654	1,334,374
Total cost		8,787,559	8,782,957
Less: accumulated depreciation and amortization		(1,503,857)	(884,271)

Net property, plant and equipment		$7,283,702	$7,898,686

Depreciation and amortization of property, plant and equipment aggregated $711,103 and $614,121 for the years ended December 31, 2023 and 2022, respectively. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts and any gain or loss is credited or charged to income. The Company retired fixed assets during 2023 totaling $89,562 resulting in no gain or loss for the year ended December 31, 2023 on the Company’s Consolidated Statement of Operations. The Company retired fixed assets during 2022 totaling $549,104 resulting in a gain on sale of assets of $212,831 for the year ended December 31, 2022 on the Company’s Consolidated Statement of Operations.

NOTE 8. GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consisted of the following at December 31, 2023 and 2022:

	December 31, 2023			December 31, 2022
	Gross value	Accumulated amortization	Net carrying value	Gross value	Accumulated amortization	Net carrying value
Amortized intangible assets:
Licenses (video solutions segment)	$225,545	$89,887	$135,658	$211,183	$80,378	$130,805
Patents and trademarks (video solutions segment)	483,521	266,403	217,118	472,077	305,021	167,056
Sponsorship agreement network (entertainment segment)	5,600,000	2,613,333	2,986,667	5,600,000	1,493,333	4,106,667
SEO content (entertainment segment)	600,000	350,000	250,000	600,000	200,000	400,000
Personal seat licenses (entertainment segment)	180,081	14,004	166,077	180,081	8,001	172,080
Website enhancements (entertainment segment)	13,500	—	13,500	—	—	—
Client agreements (revenue cycle management segments)	999,034	226,768	772,266	999,034	126,864	872,170
	8,101,681	3,560,395	4,541,286	8,062,375	2,213,597	5,848,778

Indefinite life intangible assets:
Goodwill (entertainment and revenue cycle management segments)	11,367,514	—	11,367,514	11,367,514	—	11,367,514
Trade name (entertainment segment)	600,000	—	600,000	600,000	—	600,000
Patents and trademarks pending (video solutions segment)	1,622	—	1,622	56,678	—	56,678

Total	$20,070,817	$3,560,395	$16,510,422	$20,086,567	$2,213,597	$17,872,970

F-21

Patents and trademarks pending will be amortized beginning at the time they are issued by the appropriate authorities. If issuance of the final patent or trademark is denied, then the amount deferred will be immediately charged to expense.

Amortization expense for the years ended December 31, 2023 and 2022 was $1,507,134 and $1,562,558, respectively. Estimated amortization for intangible assets with definite lives for the next five years ending December 31, 2023, and thereafter is as follows:

Year ending December 31:
2024	$1,502,013
2025	1,409,517
2026	904,979
2027	112,965
2028 and thereafter	611,810
$4,541,284

NOTE 9. OTHER ASSETS

Other assets were the following at December 31, 2023 and December 31, 2022:

	December 31, 2023	December 31, 2022
Lease receivable	$6,095,050	$4,700,923
Sponsorship network	—	116,828
Restricted Cash	97,600	—
Other	404,382	337,930
Total other assets	$6,597,032	$5,155,681

NOTE 10. DEBT OBLIGATIONS

Debt obligations is comprised of the following:

	December 31, 2023	December 31, 2022
Economic injury disaster loan (EIDL)	$147,781	$150,000
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	129,651	388,955
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	58,819	176,456
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	208,083
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	4,346
Revolving Loan Agreement	4,880,000	—
Commercial Extension of Credit- Entertainment Segment	87,928	—
Merchant Advances	1,350,000	—
Unamortized debt issuance costs	(540,429)	—
Debt obligations	6,113,750	927,840
Less: current maturities of debt obligations	1,260,513	485,373
Debt obligations, long-term	$4,853,237	$442,467

F-22

Debt obligations mature as follows as of December 31, 2023:

December 31, 2023
2024	$1,260,513
2025	4,712,154
2026	3,542
2027	3,677
2028 and thereafter	133,864

Total	$6,113,750

2020 Small Business Administration Notes.

On May 12, 2020, the Company received $150,000 in loan funding from the SBA under the EIDL program administered by the SBA, which program was expanded pursuant to the recently enacted CARES Act. The EIDL is evidenced by an unsecured promissory note, dated May 8, 2020, in the original principal amount of $150,000 with the SBA, the lender.

Under the terms of the note issued under the EIDL program, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of such note is thirty years, though it may be payable sooner upon an event of default under such note. Monthly principal and interest payments began in November 2022, after being deferred for thirty months after the date of disbursement and total $731.00 per month thereafter. Such note may be prepaid in part or in full, at any time, without penalty. The Company granted the secured party a continuing interest in and to any and all collateral, including but not limited to tangible and intangible personal property.

The Company made principal payments of $2,219 and $-0- for the years ended December 31, 2023 and 2022 and recorded interest expense of $5,606 in 2023.

Contingent Consideration Promissory Notes

On June 30, 2021, Nobility Healthcare, a subsidiary of the Company, issued a contingent consideration promissory note (the “June Contingent Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “June Seller”) of $350,000. The Contingent Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for six months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the June Contingent Note is subject to an earn-out adjustment, being the difference between the $975,000 (the “June Projected Revenue”) and the cash basis revenue (the “June Measurement Period Revenue”) collected by the June Seller in its normal course of business from the clients existing on June 30, 2021, during the period from October 1, 2021 through September 30, 2022 (the “June Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the June Measurement Period Revenue is less than the June Projected Revenue, such amount will be subtracted from the principal balance of this June Contingent Note on a dollar-for-dollar basis. If the June Measurement Period Revenue is more than the June Projected Revenue, such amount will be added to the principal balance of this June Contingent Note on a dollar-for-dollar basis. In no event will the principal balance of this June Contingent Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be to zero. There are no limits to the increases to the principal balance of the June Contingent Note as a result of the earn-out adjustments.

The June Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $350,000 at the acquisition date. Principal payments, since its inception, on this contingent consideration promissory note totaled $232,134. The estimated fair value of the June Contingent Note at December 31, 2023 is $58,819, representing a decrease in its estimated fair value of $117,637 as compared to its estimated fair value as of December 31, 2022. This reduction only relates to the principal payments made for the year ended December 31, 2023. Therefore, the Company recorded a gain of $-0- and $27,139 in the Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

F-23

On August 31, 2021, Nobility Healthcare, issued another contingent consideration promissory note (the “August Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “August Sellers”) of $650,000. The August Contingent Payment Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for six months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the August Contingent Payment Note is subject to an earn-out adjustment, being the difference between the $3,000,000 (the “August Projected Revenue”) and the cash basis revenue (the “August Measurement Period Revenue”) collected by the August Sellers in its normal course of business from the clients existing on September 1, 2021, during the period from December 1, 2021 through November 30, 2022 (the “August Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the August Measurement Period Revenue is less than the August Projected Revenue, such amount will be subtracted from the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. If the August Measurement Period Revenue is more than the August Projected Revenue, such amount will be added to the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this August Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be to zero. There are no limits to the increases to the principal balance of the August Contingent Payment Note as a result of the earn-out adjustments.

The August Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $650,000 at the acquisition date. Principal payments, since its inception, on this contingent consideration promissory note totaled $552,256. The estimated fair value of the August Contingent Note at December 31, 2023 is $129,651, representing a decrease in its estimated fair value of $259,303 as compared to is estimated fair value as of December 31, 2023. This reduction only relates to the principal payments made for the year ended December 31, 2023. Therefore, the Company recorded a loss of $-0- and $31,907 in the Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

On January 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “January Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “January Sellers”) of $750,000. The January Contingent Payment Note has a two-and-a-half-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for seven months and is due in equal quarterly installments on the tenth business day of each quarter. The principal amount of the January Contingent Payment Note is subject to an earn-out adjustment, being the difference between $3,500,000 (the “January Projected Revenue”) and the cash basis revenue (the “January Measurement Period Revenue”) collected by the January Sellers in its normal course of business from the clients existing on January 1, 2022, during the period from April 1, 2022 through March 31, 2023 (the “January Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the January Measurement Period Revenue is less than the January Projected Revenue, such amount will be subtracted from the principal balance of this January Contingent Payment Note on a dollar-for-dollar basis. If the January Measurement Period Revenue is more than the January Projected Revenue, such amount will be added to the principal balance of this January Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this January Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the January Contingent Payment Note as a result of the earn-out adjustments.

On January 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “January Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “January Sellers”) of $750,000. Principal payments, since its inception, on this contingent consideration promissory note totaled $153,769. The estimated fair value of the January Contingent Note at December 31, 2023 is $-0-, representing a decrease in its estimated fair value of $208,083 as compared to its estimated fair value as of December 31, 2022, of which $32,936 represents payments made during the year ended December 31, 2023. Therefore, the Company recorded a gain of $175,146 and $421,085 in the Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

F-24

On February 1, 2022, Nobility Healthcare issued another contingent consideration promissory note (the “February Contingent Payment Note”) in connection with an asset purchase agreement between Nobility Healthcare and a private company (the “February Sellers”) of $105,000. The February Contingent Payment Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for seven months and are due in equal quarterly installments on the tenth business day of each quarter. The principal amount of the February Contingent Payment Note is subject to an earn-out adjustment, being the difference between $440,000 (the “February Projected Revenue”) and the cash basis revenue (the “February Measurement Period Revenue”) collected by the February Sellers in its normal course of business from the clients existing on February 1, 2022, during the period from May 1, 2022 through April 30, 2023 (the “February Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the February Measurement Period Revenue is less than the February Projected Revenue, such amount will be subtracted from the principal balance of this February Contingent Payment Note on a dollar-for-dollar basis. If the February Measurement Period Revenue is more than the February Projected Revenue, such amount will be added to the principal balance of this February Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this February Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the February Contingent Payment Note as a result of the earn-out adjustments.

The February Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $105,000 at the acquisition date. The estimated fair value of the February Contingent Note at December 31, 2023 is $-0-, representing a decrease in its estimated fair value of $4,347 as compared to its estimated fair value as of December 31, 2022, of which $1,584 represents payments made during the year ended December 31, 2023. Therefore, the Company recorded a gain of $2,763 and $100,654 in the Consolidated Statements of Operations for the years ended December 31, 2023 and 2022, respectively.

Contingent consideration earn-out Agreement – TicketSmarter Acquisition

On September 1, 2021, TicketSmarter, Inc., a subsidiary of the Company, issued a contingent consideration earn-out agreement (the “TicketSmarter Earn-Out”) in connection with the Stock Purchase Agreement between TicketSmarter, Inc., Goody Tickets, LLC and TicketSmarter, LLC (“TicketSmarter”) of up to $4,244,400 with a fair value at acquisition of $3,700,000. The TicketSmarter Earn-Out shall be payable with ninety percent (90%) readily available funds and ten percent (10%) in stock consideration. The principal amount of the TicketSmarter Earn-Out is subject to an earn-out adjustment, being the difference between the $2,896,829 (the “Projected EBITDA”) and the actual EBITDA (the “Measurement Period EBITDA”) generated by TicketSmarter in its normal course of business, during the period from September 1, 2021 through December 31, 2021 (the “Measurement Period”). If the Measurement Period EBITDA is less than seventy percent (70%) of the Projected EBITDA, there will be zero contingent payment. If the Measurement Period EBITDA is between seventy percent (70%) and one hundred percent (100%) of the Projected EBITDA, then a fractional amount of the contingent payment will be paid out. If the Measurement Period EBITDA is more than the Projected EBITDA, the full principal balance of this TicketSmarter Earn-Out will be paid out. In no event will the principal balance of this TicketSmarter Earn-Out become a negative number. The maximum downward earn-out adjustment to the earn-out balance will be to reduce the balance to zero.

The contingent consideration earn-out is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration earn-out at its estimated fair value of $3,700,000 at the acquisition date. Management determined that the actual Measurement Period EBITDA generated by TicketSmarter was less than 70% of the Projected EBITDA threshold. Therefore, no TicketSmarter Earn-Out payments amounts were due under the agreement. Therefore, the fair value of the contingent consideration earn-out agreement was reduced to zero, and the resulting gain of $-0- and $-0- was reported in our Consolidated Statements of Operations for the years ended December 31, 2023 and December 31, 2022, respectively.

F-25

2023 Commercial Extension of Credit

On February 23, 2023, the Company’s Entertainment segment entered into an extension of credit in the form of a loan to use in marketing and operating its business in accordance with the Private Label Agreement previously entered into with the Lender. The Lender agreed to extend, subject to the conditions hereof, and Borrower agreed to take, a Loan for Principal Sum of $1,000,000.

Lender shall retain 25% of each remittance owed to Borrower under the terms of the Private Label Agreement. Such remittances shall include regular weekly remittances and any additional incentive payments to which the Borrower may be entitled. The 25% withholding of the Borrower’s applicable remittance shall be deemed a “Payment” under the terms of this Note, and Payments shall continue until the earlier of (i) repayment of the Principal Sum, accrued Interest, and a fee of $35,000.00 or (ii) expiration of the Private Label Agreement on December 31, 2023.

During the year ended December 31, 2023, the Entertainment segment drew an additional $455,643 on this agreement, with the principal balance never exceeding $1,000,000. During the year ended December 31, 2023, the Company’s Entertainment segment had repaid $1,367,715 towards the principal on the loan through remittances and had an outstanding balance of $87,928.

Convertible Note

On April 5, 2023, the Company entered into and consummated the initial closing (the “First Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of April 5, 2023 (the “Purchase Agreement”), between the Company and certain investors (the “Purchasers”).

At the First Closing, the Company issued and sold to the Purchasers Senior Secured Convertible Notes in the aggregate original principal amount of $3,000,000 (the “Notes”) and warrants (the “Warrants”). The Purchase Agreement provided for a ten percent (10%) original interest discount resulting in gross proceeds to the Company of $2,700,000. No interest accrues under the Notes. The Warrants are exercisable for an aggregate 1,125,000 shares comprised of 375,000 warrants at an exercise price of $5.50 per share of the Company’s common stock, par value $0.001 (the “Common Stock”), 375,000 warrants at an exercise price of $6.50 per share of Common Stock, and 375,000 warrants at an exercise price of $7.50 per share of Common Stock.

Subject to certain conditions, within 18 months from the effectiveness date and while the Notes remain outstanding, the Purchasers have the right to require the Company to consummate a second closing of up to an additional $3,000,000 of Notes (the “Second Notes”) and Warrants on the same terms and conditions as the First Closing, except that the Second Notes may be subordinate to a mortgage on the Company’s headquarters building (the “Bank Mortgage”).

The Notes are convertible into shares of Common Stock at the election of the Purchasers at any time at a fixed conversion price of $5.00 (the “Conversion Price”) per share of Common Stock. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the Note for cash in an amount equal to 110% of the outstanding principal amount of the Notes (the “Optional Redemption Amount”). In addition, the Purchasers may, at their option, demand repayment at the Optional Redemption Amount upon five (5) business days’ written notice following (i) the closing by the Company of the Bank Mortgage, or (ii) a sale by the Company of Common Stock or Common Stock equivalents.

F-26

The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and are secured by substantially all of the Company’s assets, as evidenced by (i) a security agreement entered into at the Closing, (ii) a trademark security agreement entered into at the Closing, (iii) a patent security agreement entered into at the Closing, (iv) a guaranty executed by all direct and indirect subsidiaries of the Company pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes, and (v) a mortgage on the Company’s headquarters building in favor of the Purchasers.

Also at the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within the 10th business day following the First Closing (the “Filing Date”) a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, and to use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible, but in any event no later than 45 days following the Filing Date (the “Effectiveness Date”). If the Registration Statement is not filed by the Filing Date or is not declared effective by the Effectiveness Date, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay, as partial liquidated damages, to each Purchaser an amount in cash equal to 2% of the original principal amount of the Notes each month until the applicable event giving rise to such payments is cured. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum.

The Company recognized the full warrant derivative value, with the remaining amount being allocated to the debt obligation. As the warrant derivative value exceeded the net proceeds from the issuance, the excess amount is recognized as a loss on the date of the issue date. Thus, the Company recorded a loss of $576,380 as an interest expense on the date of issuance relating to the Convertible note. The following is the assumptions used in calculating the estimated grant-date fair value of the detachable warrants to purchase common stock granted in connection with the Convertible Note:

Terms at April 5, 2023 (issuance date)
Volatility - range	106.0%
Risk-free rate	3.36%
Dividend	0%
Remaining contractual term	5.0 years
Exercise price	$5.50 – 7.50
Common stock issuable under the warrants	1,125,000

On June 2, 2023, the Purchasers elected to convert $125,000 principal, at the fixed price of $5.00 per share of common stock, 25,000 shares valued at $119,750. The loss on conversion of convertible note into common shares, of $93,386, was recorded during the period.

On October 26, 2023, the Company entered into a Revolving Loan Agreement of which a portion of the net proceeds were used to repay the principal amount of the Convertible debt. The Company made an aggregate payment of $3,162,500 from the proceeds, inclusive of fees to retire the convertible notes. In 2023, the Company amortized $2,169,545 in debt issuance costs associated with the convertible notes and expensed the remaining balance of $731,819 upon extinguishment of the notes. As a result a loss on extinguishment of debt totaling $1,019,319 was recorded in our Consolidated Statements of Operations for the year ended December 31, 2023. The warrants associated with the convertible debt remain outstanding.

Revolving Loan Agreement

On October 26, 2023, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) by and between the Company, Digital Ally Healthcare, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Digital Ally Healthcare” and, together with the Company, the “Borrower”), and Kompass Kapital Funding, LLC, a Kansas limited liability company (“Kompass”). In connection with the Loan Agreement, on October 26, 2023, the Company entered into a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) by and between the Company, as grantor, and Kompass, as grantee, and issued a Revolving Note (the “Revolving Note”) to Kompass. The gross proceeds to the Company are $4,880,000 before repaying those certain Senior Secured Convertible Notes issued on April 5, 2023 in the aggregate amount of $3,162,500 and paying customary fees and expenses.

F-27

Pursuant to the Loan Agreement, Kompass agreed to make revolving loans (the “Revolving Loans”) available to the Borrower as the Borrower may from time to time request until, but not including, October 26, 2025, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of the Revolving Loans outstanding at any time shall not exceed the lesser of $4,880,000.00 or an amount equal to eighty percent of the value of the mortgaged property, which consists of the real property owned by the Company having an address of 14001 Marshall Drive, Lenexa, KS 66215 (the “Mortgaged Property”). Under the Loan Agreement, the Revolving Loans made by Kompass may be repaid and, subject to customary terms and conditions, borrowed again up to, but not including October 26, 2025, unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in the Loan Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital and to retire existing debt. Under the Loan Agreement, the Borrower is required to provide written notice to Kompass prior to creating, assuming or incurring any debt or becoming liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other party. While obligations remain outstanding under the Loan Agreement, the Borrower is required to maintain a minimum balance of $97,600 in a reserve account (the “Capital Reserve Account”). Under the Loan Agreement, the Borrower is prohibited from creating, assuming, incurring or suffering or permitting to exist any lien of any kind or character upon the collateral, which consists of the Mortgaged Property and the Company’s interest in the Capital Reserve Account. The Loan Agreement contains customary covenants, representations and warranties by the Borrower.

Pursuant to the Loan Agreement, the Company issued the Revolving Note to Kompass whereby the Company and Digital Ally Healthcare jointly and severally promise to pay to the order of Kompass the lesser of (i) $4,880,000.00, or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to the Loan Agreement at the maturity or maturities and in the amount or amounts stated on the records of Kompass, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) at a floating per annum rate equal to the greater of (i) the Prime Rate plus four percent or (ii) eight percent, on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement.

The Company entered into the Mortgage to secure its obligations under the Loan Agreement. The property mortgaged under the Mortgage consists of the Mortgaged Property. The Mortgage contains customary covenants, representations and warranties by the Company. In addition, the Company recorded debt issuance costs of $188,255. During the year ended December 31, 2023, the Company amortized $16,997 of debt discount under interest expense, compared to $-0- for the year ended December 31, 2022.

Merchant Cash Advances

In November 2023, the Company obtained a short-term merchant advance, which totaled $1,050,000, from a single lender to fund operations. These advances included origination fees totaling $50,000 for net proceeds of $1,000,000. The advance is, for the most part, is secured by expected future sales transactions of the Company with expected payments on a weekly basis. The Company will repay an aggregate of $1,512,000 to the lender. During 2023, the Company made repayments totaling $162,000 and $1,350,000 remained outstanding, which is expected to be repaid in 2024.

During the year ended December 2023 the Company amortized $142,829 of debt discount under interest expense, compared to $-0- for year ended December 31, 2022.

F-28

NOTE 11. FAIR VALUE MEASUREMENT

In accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC 820”), the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1 — Quoted prices in active markets for identical assets and liabilities

●	Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities)

●	Level 3 — Significant unobservable inputs (including the Company’s own assumptions in determining the fair value)

The following table represents the Company’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2023 and 2022.

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$1,369,738	$1,369,738
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	188,470	188,470
	$—	$—	$1,558,208	$1,558,208

	December 31, 2022
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$—	$—
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	777,840	777,840
	$—	$—	$777,840	$777,840

The following table represents the change in Level 3 tier value measurements:

	Contingent Consideration Promissory Notes and Earn-Out Agreement	Warrant Derivative Liabilities

Balance, December 31, 2022	$777,840	$—

Issuance of warrant derivative liabilities	—	3,216,380

Change in fair value of warrant derivative liabilities	—	(1,846,642)

Principal payments on contingent consideration promissory notes – Revenue Cycle Management Acquisitions	(411,460)	—

Change in fair value of contingent consideration promissory notes - Revenue Cycle Management Acquisitions	(177,910)	—

Balance, December 31, 2023	$188,470	$1,369,738

F-29

NOTE 12. ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Accrued warranty expense	$17,699	$15,694
Accrued litigation costs	2,040,292	247,984
Accrued sales commissions	—	55,000
Accrued payroll and related fringes	367,826	504,020
Accrued sales returns and allowances	117,713	118,026
Accrued taxes	150,981	46,408
Accrued interest - related party	95,031	—
Customer deposits	219,462	—
Other	260,326	103,835
	$3,269,330	$1,090,967

Accrued warranty expense was comprised of the following for the years ended December 31, 2023 and 2022:

	2023	2022
Beginning balance	$15,694	$13,742
Provision for warranty expense	63,980	71,734
Charges applied to warranty reserve	(61,975)	(69,782)

Ending balance	$17,699	$15,694

NOTE 13. INCOME TAXES

The components of income tax provision (benefit) for the years ended December 31, 2023, and 2022 are as follows:

	2023	2022
Current taxes:
Federal	$—	$—
State	—	—

Total current taxes	—	—
Deferred tax provision (benefit)	—	—

Income tax provision (benefit)	$—	$—

A reconciliation of the income tax (provision) benefit at the statutory rate of 21% for the years ended December 31, 2023, and 2022 to the Company’s effective tax rate is as follows:

	2023	2022
U.S. Statutory tax rate	21.0%	21.0%
State taxes, net of Federal benefit	6.0%	6.0%
Stock based compensation	4.3%	(1.5)%
Change in valuation reserve on deferred tax assets	(28.8)%	(91.2)%
Termination of warrant derivative liabilities	—%	57.0%
Contingent consideration for acquisition	(3.0)%	4.1%
Extinguishment of convertible debt	3.2%	—%
Other, net	(2.7)%	4.6%

Income tax (provision) benefit	—%	—%

The effective tax rate for the years ended December 31, 2023, and 2022 varied from the expected statutory rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of December 31, 2023, primarily because of the current year operating losses.

Significant components of the Company’s deferred tax assets (liabilities) as of December 31, 2023 and 2022 are as follows:

	2023	2022
Deferred tax assets:
Stock-based compensation	$305,000	$510,000
Start-up costs	110,000	110,000
Inventory reserves	1,120,000	1,355,000
Uniform capitalization of inventory costs	115,000	70,000
Allowance for doubtful accounts receivable	50,000	40,000
Property, plant and equipment depreciation	230,000	290,000
Deferred revenue	2,535,000	1,965,000
Accrued litigation reserve	500,000	60,000
Accrued expenses	35,000	50,000
Net operating loss carryforward	35,365,000	27,940,000
Research and development tax credit carryforward	1,795,000	1,795,000
State jobs credit carryforward	230,000	230,000
Charitable contributions carryforward	95,000	95,000

Total deferred tax assets	42,485,000	34,510,000
Valuation reserve	(41,610,000)	(34,200,000)

Total deferred tax assets	875,000	310,000
Deferred tax liabilities:
Warrant derivative liabilities	(455,000)	—
Intangible assets	(265,000)	(165,000
Domestic international sales company	(155,000)	(145,000)

Total deferred tax liabilities	(875,000)	(310,000)

Net deferred tax assets (liability)	$—	$—

The valuation allowance on deferred tax assets totaled $41,610,000 and $34,200,000 as of December 31, 2023, and 2022, respectively. The Company records the benefit it will derive in future accounting periods from tax losses and credits and deductible temporary differences as “deferred tax assets.” In accordance with ASC 740, “Income Taxes,” the Company records a valuation allowance to reduce the carrying value of our deferred tax assets if, based on all available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company incurred operating losses in 2023 and 2022 and it continues to be in a three-year cumulative loss position at December 31, 2023 and 2022. Accordingly, the Company determined there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of our three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it determined to increase our valuation allowance by $7,870,000 but continue to fully reserve its deferred tax assets at December 31, 2023. The Company expects to continue to maintain a full valuation allowance until it determines that it can sustain a level of profitability that demonstrates its ability to realize these assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. Such a reversal would be recorded as an income tax benefit and, for some portion related to deductions for stock option exercises, an increase in shareholders’ equity.

As of December 31, 2023, the Company had available approximately $140,940,000 of Federal net operating loss carry-forwards available to offset future taxable income generated. Such tax net operating loss carry-forwards expire between 2025 and 2043, with $91,352,000 of the tax net operating loss carry-forwards have an indefinite life since the enactment of the Tax Cuts and Jobs Act of 2017. In addition, the Company had research and development tax credit carry-forwards totaling $1,794,000 available as of December 31, 2023, which expire between 2024 and 2040.

The Internal Revenue Code contains provisions under Section 382 which limit a company’s ability to utilize net operating loss carry-forwards in the event that it has experienced a more than 50% change in ownership over a three-year period. Current estimates prepared by the Company indicate that due to ownership changes which have occurred, approximately $765,000 of its net operating loss and $175,000 of its research and development tax credit carry-forwards are currently subject to an annual limitation of approximately $1,151,000 and may be further limited by additional ownership changes which may occur in the future. As stated above, the net operating loss and research and development credit carry-forwards expire between 2024 and 2039, allowing the Company to potentially utilize all of the limited net operating loss carry-forwards during the carry-forward period.

As discussed in Note 1, “Summary of Significant Accounting Policies,” tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold, it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. Management has identified no tax positions taken that would meet or exceed these thresholds and therefore there are no gross interest, penalties and unrecognized tax expense/benefits that are not expected to ultimately result in payment or receipt of cash in the consolidated financial statements.

The effective tax rate for the years ended December 31, 2023, and 2022 varied from the expected statutory rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of December 31, 2023, primarily because of the current year operating losses.

The Company’s federal and state income tax returns are closed for examination purposes by relevant statute and by examination for 2019 and all prior tax years.

F-30

NOTE 14. OPERATING LEASE

The Company entered into an operating lease with a third party in October 2019 for copiers used for office and warehouse purposes. The terms of the lease include 48 monthly payments of $1,598 with a maturity date of October 2023. The Company has the option to purchase such equipment at maturity for its estimated fair market value at that point in time. The lease for the Company’s copier operating lease expired and was renewed in October 2023.

The Company entered into an operating lease with a third party in October 2023 for copiers used for office and warehouse purposes. The terms of the lease include 48 monthly payments of $1,786 with a maturity date of October 2027. The Company has the option to purchase such equipment at maturity for its estimated fair market value at that point in time. The remaining lease term for the Company’s copier operating lease as of December 31, 2023 was forty-six months.

On May 13, 2020, the Company entered into an operating lease for new warehouse and office space, which served as its new principal executive office and primary business location prior to the April 30 purchase and sale agreement. The original lease agreement was amended on August 28, 2020 to correct the footage under lease and monthly payment amounts resulting from such correction. The lease terms, as amended include no base rent for the first nine months and monthly payments ranging from $12,398 to $14,741 thereafter, with a termination date of December 2026. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to its new location. The Company took possession of the leased facilities on June 15, 2020. The remaining lease term for the Company’s office and warehouse operating lease as of December 31, 2023 was thirty-six months.

On June 30, 2021, the Company completed the acquisition of its first medical billing company, through Nobility Healthcare. Upon completion of this acquisition, Nobility Healthcare became responsible for the operating lease for the seller’s office space. The lease terms include monthly payments ranging from $2,648 to $2,774 thereafter, with a termination date in July 2024. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The remaining lease term for the Company’s office operating lease as of December 31, 2023 was seven months.

On August 31, 2021, the Company completed the acquisition of its second acquired medical billing company, through Nobility Healthcare. Upon completion of this acquisition, Nobility Healthcare became responsible for the operating lease for the seller’s office space. The lease was renewed in April 2023 with favorable terms and payments ranging from $7,436 to $8,877 thereafter, with a termination date in March 2030. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The remaining term for the Company’s office operating lease was seventy-five months as of December 31, 2023.

On September 1, 2021, the Company completed the acquisition of Goody Tickets, LLC and TicketSmarter, LLC through TicketSmarter. Upon completion of this acquisition, the Company became responsible for the operating lease for TicketSmarter’s office space. The lease terms include monthly payments ranging from $7,211 to $7,364 thereafter, with a termination date of December 2022. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on September 1, 2021. The Company currently rents this space on a month-to-month basis with intentions to relocate upon the identification of suitable space.

On January 1, 2022, the Company completed the acquisition of a private medical billing company, through its revenue cycle management segment. Upon completion of this acquisition, the Company became responsible for the operating lease for the seller’s office space. The lease terms include monthly payments ranging from $4,233 to $4,626, with a termination date of June 2025. The Company is responsible for property taxes, utilities, insurance and its proportionate share of common area costs related to this location. The Company took possession of the leased facilities on January 1, 2022. The remaining lease term for the Company’s office and warehouse operating lease as of December 31, 2023, was seventeen months.

Lease expense related to the office spaces and copier operating leases was recorded on a straight-line basis over the lease term. Total lease expense under the five operating leases was approximately $534,830 for the year ended December 31, 2023.

The weighted-average remaining lease term related to the Company’s lease liabilities as of December 31, 2023 and December 31, 2022 was 4.5 years and 3.3 years, respectively.

The discount rate implicit within the Company’s operating leases was not generally determinable, and therefore, the Company determined the discount rate based on its incremental borrowing rate on the information available at commencement date. As of commencement date, the operating lease liabilities reflect a weighted average discount rate of 8%.

The following sets forth the operating lease right of use assets and liabilities as of December 31, 2023:

Assets:
Operating lease right of use assets	$1,053,159

Liabilities:
Operating lease obligations-current portion	279,538
Operating lease obligations-less current portion	827,836
Total operating lease obligations	$1,107,374

F-31

Following are the minimum lease payments for each year and in total.

Year ending December 31:
2024	$358,424
2025	311,849
2026	293,300
2027	117,492
Thereafter	235,020
Total undiscounted minimum future lease payments	1,316,085
Imputed interest	(208,711)
Total operating lease liability	$1,107,374

NOTE 15. COMMITMENTS AND CONTINGENCIES

Litigation.

From time to time, we are notified that we may be a party to a lawsuit or that a claim is being made against us. It is our policy to not disclose the specifics of any claim or threatened lawsuit until the summons and complaint are actually served on us. After carefully assessing the claim, and assuming we determine that we are not at fault or we disagree with the damages or relief demanded, we vigorously defend any lawsuit filed against us. We record a liability when losses are deemed probable and reasonably estimable. When losses are deemed reasonably possible but not probable, we determine whether it is possible to provide an estimate of the amount of the loss or range of possible losses for the claim, if material for disclosure. In evaluating matters for accrual and disclosure purposes, we take into consideration factors such as our historical experience with matters of a similar nature, the specific facts and circumstances asserted, the likelihood of our prevailing, the availability of insurance, and the severity of any potential loss. We reevaluate and update accruals as matters progress over time.

On May 31, 2022, the Company filed a lawsuit against Culp McAuley, Inc. (“defendant”) in the United States District Court for the District of Kansas. The lawsuit arises from the defendant’s multiple breaches of its obligations to the Company. The Company seeks monetary damages and injunctive relief based on certain conduct by the defendant. On July 18, 2022, the defendant filed its Answer to the Company’s Verified Complaint and included Counterclaims alleging breach of contract and seeking monetary damages. On August 8, 2022, the Company filed its Reply and Affirmative Defenses to the Counterclaims by, among other things, denying the allegations and any and all liability.

As of December 31, 2023, we are able to estimate a range of reasonably possible loss related to the Culp McCauley case, our estimate of the aggregate reasonably possible loss (in excess of any accrued amounts) was approximately $1.8 million. Our estimate with respect to the aggregate reasonably possible loss is based upon currently available information and is subject to significant judgment and a variety of assumptions and known and unknown uncertainties, which may change quickly and significantly from time to time, particularly if and as we engage with applicable governmental agencies or plaintiffs in connection with a proceeding. Also, the matters underlying the reasonably possible loss will change from time to time. As a result, actual results may vary significantly from the current estimate.

While the ultimate resolution is unknown, based on the information currently available, we do not expect that these lawsuits will individually, or in the aggregate, have a material adverse effect to our results of operations, financial condition or cash flows. However, the outcome of any litigation is inherently uncertain and there can be no assurance that any expense, liability or damages that may ultimately result from the resolution of these matters will be covered by our insurance or will not be in excess of amounts recognized or provided by insurance coverage and will not have a material adverse effect on our operating results, financial condition or cash flows.

F-32

General

401 (k) Plan. The Company sponsors a 401(k) retirement savings plan for the benefit of its employees. The plan, as amended, requires it to provide 100% matching contributions for employees, who elect to contribute up to 3% of their compensation to the plan and 50% matching contributions for employee’s elective deferrals on the next 2% of their contributions. The Company made matching contributions totaling $207,463 and $223,084 for the years ended December 31, 2023 and 2022, respectively. Each participant is 100% vested at all times in employee and employer matching contributions.

NOTE 16. STOCK-BASED COMPENSATION

The Company recorded pre-tax compensation expense related to the grant of stock options and restricted stock issued of $452,071 and $1,282,757 for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, the Company had adopted ten separate stock option and restricted stock plans: (i) the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”), (v) the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”), (vii) the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (viii) the 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”), (ix) the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”), and (x) the 2022 Stock Option and Restricted Stock Plan (the “2022 Plan”). The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan, 2018 Plan, 2020 Plan and 2022 Plan are referred to as the “Plans.”

These Plans permit the grant of stock options or restricted stock to its employees, non-employee directors and others for up to a total of 333,750 shares of common stock. The 2005 Plan terminated during 2015 with 1,078 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2005 Plan that remain unexercised and outstanding as of December 31, 2023 total 284. The 2006 Plan terminated during 2016 with 2,739 shares not awarded or underlying options, which shares are now unavailable for issuance. Stock options granted under the 2006 Plan that remain unexercised and outstanding as of December 31, 2023 total 531. The 2007 Plan terminated during 2017 with 4,733 shares not awarded or underlying options, which shares are now unavailable for issuance. There are no stock options granted under the 2007 Plan that remain unexercised and outstanding as of December 31, 2023. The 2008 Plan terminated during 2018 with 2,025 shares not awarded or underlying options, which shares are now unavailable for issuance. There are no stock options granted under the 2008 Plan that remain unexercised and outstanding as of December 31, 2023.

Our Board of Directors adopted the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”) on June 30, 2020 and the Company’s stockholders approved the 2020 Plan at the Annual Meeting held on September 9, 2020. The Company’s stockholders approved an amendment to the 2020 Plan at the Annual Meeting held on June 22, 2021 which increased the number of shares of Common Stock authorized and reserved for issuance under the 2020 Plan to a total of 125,000. A total of 112,958 options and restricted stock have been granted under the 2020 Plan to date. The 2020 Plan also authorizes us to grant (i) to the key employees’ incentive stock options to purchase shares of Common Stock and non-qualified stock options to purchase shares of Common Stock and restricted stock awards and (ii) to non-employee directors and consultants non-qualified stock options and restricted stock.

F-33

Our Board of Directors adopted the 2022 Stock Option and Restricted Stock Plan (the “2022 Plan”) on October 28, 2022 and the Company’s stockholders approved the 2022 Plan at the Annual Meeting held on December 7, 2022. The number of shares of Common Stock authorized and reserved for issuance under the 2022 Plan totals 125,000. The 2022 Plan also authorizes us to grant (i) to the key employees’ incentive stock options to purchase shares of Common Stock and non-qualified stock options to purchase shares of Common Stock and restricted stock awards and (ii) to non-employee directors and consultants non-qualified stock options and restricted stock.

The Company believes that such awards better align the interests of our employees with those of its stockholders. Option awards have been granted with an exercise price equal to the market price of its stock at the date of grant with such option awards generally vesting based on the completion of continuous service and having ten-year contractual terms. These option awards typically provide for accelerated vesting if there is a change in control (as defined in the Plans). The Company has registered all shares of common stock that are issuable under its Plans with the SEC. A total of 137,042 shares remained available for awards under the various Plans as of December 31, 2023.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model.

Activity in the various Plans during the years ended December 31, 2023 and 2022 is reflected in the following table:

Options	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2022	54,303	$47.40
Granted	1,250	19.60
Exercised	—	—
Forfeited	(1,603)	(80.80)
Outstanding at December 31, 2022	53,950	$45.80
Exercisable at December 31, 2022	53,950	$45.80

Options	Number of Shares	Weighted Average Exercise Price
Outstanding at January 1, 2023	53,950	$45.80
Granted	—	—
Exercised	—	—
Forfeited	(350)	(83.20)
Outstanding at December 31, 2023	53,600	$45.55
Exercisable at December 31, 2023	53,600	$45.55

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model. The total estimated grant date fair value stock options issued during the year ended December 31, 2023 and 2022 was $-0- and $22,768, respectively.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated grant date fair value of the options during the years ended December 31, 2023 and 2022:

	2023	2022
	Assumptions	Assumptions
Volatility – range	—	111.67%
Risk-free rate	—	1.81%
Expected term	—	10.0 years
Exercise price	—	$19.60

F-34

The Plans allow for the cashless exercise of stock options. This provision allows the option holder to surrender/cancel options with an intrinsic value equivalent to the purchase/exercise price of other options exercised. There were no shares surrendered pursuant to cashless exercises during the years ended December 31, 2023 and 2022.

At December 31, 2023 and 2022, the aggregate intrinsic value of options outstanding was approximately $-0- and $-0-, respectively, and the aggregate intrinsic value of options exercisable was approximately $-0- and $-0-, respectively.

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s option plans as of December 31, 2023:

	Outstanding options		Exercisable options
Exercise price range	Number of options	Weighted average remaining contractual life	Number of options	Weighted average remaining contractual life

$0.01 to $49.99	37,000	6.6 years	37,000	6.6 years
$50.00 to $69.99	15,100	4.5 years	15,100	4.5 years
$70.00 to $89.99	1,500	2.4 years	1,500	2.4 years

	53,600	5.9 years	53,600	5.9 years

Restricted stock grants. The Board of Directors has granted restricted stock awards under the Plans. Restricted stock awards are valued on the date of grant and have no purchase price for the recipient. Restricted stock awards typically vest over one to four years corresponding to anniversaries of the grant date. Under the Plans, unvested shares of restricted stock awards may be forfeited upon the termination of service to or employment with the Company, depending upon the circumstances of termination. Except for restrictions placed on the transferability of restricted stock, holders of unvested restricted stock have full stockholder’s rights, including voting rights and the right to receive cash dividends.

A summary of all restricted stock activity under the equity compensation plans for the years ended December 31, 2023 and 2022 is as follows:

	Number of Restricted shares	Weighted average grant date fair value
Nonvested balance, January 1, 2022	52,869	$37.40
Granted	60,750	14.67
Vested	(31,244)	(34.73)
Forfeited	(3,250)	(21.20)
Nonvested balance, December 31, 2022	79,125	$21.73

	Number of Restricted shares	Weighted average grant date fair value
Nonvested balance, January 1, 2023	79,125	$21.73
Granted	35,000	5.00
Vested	(56,625)	(21.29)
Forfeited	(3,625)	(22.41)
Nonvested balance, December 31, 2023	53,875	$11.27

F-35

The Company estimated the fair market value of these restricted stock grants based on the closing market price on the date of the grant. As of December 31, 2023, there was $140,573 of total unrecognized compensation costs related to all remaining non-vested restricted stock grants, which will be amortized over the next forty-eight months in accordance with their respective vesting scale.

The nonvested balance of restricted stock vests as follows:

Years ended	Number of shares

2024	27,750
2025	19,000
2026	4,125
2027	2,000
2028	1,000

NOTE 17. COMMON STOCK PURCHASE WARRANTS

2021 Purchase Warrants

The Company has issued Common Stock purchase warrants in conjunction with various debt and equity issuances. The warrants are either immediately exercisable or have a delayed initial exercise date, no more than nine months from their respective issue date and allow the holders to purchase up to 1,148,286 shares of common stock at $5.50 to $52.00 per share as of December 31, 2023. The warrants expire from July 31, 2023 through April 5, 2028 and under certain circumstances allow for cashless exercise.

On January 14, 2021 and February 1, 2021, the Company issued warrants to purchase a total of 2,127,500 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances in the event of tender offers. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

On August 19, 2021, the Company entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with the Investors cancelling February Warrants exercisable for an aggregate of 384,077 shares of Common Stock in consideration for its issuance of (i) new warrants (the “Exchange Warrants”) to the Investors exercisable for an aggregate of up to 384,077 shares of Common Stock. The Company also issued warrants (the “Replacement Original Warrants”) replacing the February Warrants for the remaining shares of Common Stock exercisable thereunder, representing an aggregate of 330,923 shares of Common Stock, and extended the expiration date of the February Warrants to September 18, 2026. The Exchange Warrants provide for an initial exercise price of $65.00 per share, subject to customary adjustments thereunder, and are immediately exercisable upon issuance for cash and on a cashless basis. On the date of the exchange, the Company calculated the fair value, using the Black-Scholes method, of the cancelled February Warrants and the newly issued Exchange Warrants, the difference in fair value measurement of the respective warrants was attributed to warrant modification expense in the consolidated statement of operations.

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On August 23, 2022, the Company entered into Warrant Exchange Agreements (the “Warrant Exchange Agreements”) with certain investors (the “Investors”), pursuant to which the Company agreed to issue to the Investors an aggregate of 303,750 shares of Common Stock in exchange for the cancellation by the Investors of the January Warrants, the Exchange Warrants and the Replacement Originals Warrants. On the date of the exchange, the Company calculated the fair value of the issuance of shares of common stock pursuant to the Warrant Exchange Agreements, attributing that value to common stock and additional paid in capital. The remaining value of the warrant derivative liability was attributed to an income from change in fair market value of warrant derivative liabilities and gain on extinguishment of warrant derivative liabilities in the consolidated statement of operations. On the date of the Warrant Exchange Agreement, using the Black-Scholes method, the fair value of the warrant derivative liability was $8.1 million, compared to $9.3 million at June 30, 2022, resulting in income from change in fair market value of warrant derivative liabilities of $1.2 million during the year ended December 31, 2022. Further, the value of the issued shares of Common Stock was $4.5 million, applied to additional paid in capital, resulting in a gain on the extinguishment of warrant derivative liabilities of $3.6 million during the year ended December 31, 2022.

Terms at August 23, 2022
Volatility - range	103.7%
Risk-free rate	3.17 - 3.36%
Dividend	0%
Remaining contractual term	3.4 - 4.1 years
Exercise price	$65.00
Common stock issuable under the warrants	1,215,000

Fluctuations in the Company’s stock price are a primary driver for the changes in the derivative valuations during each reporting period. As the stock price increases for each of the related derivative instruments, the value to the holder of the instrument generally increases, therefore increasing the liability on the Company’s balance sheet. Additionally, stock price volatility is one of the significant unobservable inputs used in the fair value measurement of each of the Company’s derivative instruments. The simulated fair value of these liabilities is sensitive to changes in the Company’s expected volatility. Increases in expected volatility would generally result in higher fair value measurement. A 10% change in pricing inputs and changes in volatilities and correlation factors would not result in a material change in our Level 3 fair value.

2023 Purchase Warrants

On April 5, 2023, the Company issued warrants to purchase a total of 1,125,000 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the warrant derivative liabilities as of their date of issuance and as of December 31, 2023:

	Issuance date assumptions	December 31, 2023 assumptions
Volatility - range	106.0%	$105.4%
Risk-free rate	3.36%	3.84%
Dividend	0%	0%
Remaining contractual term	5.0 years	4.3 years
Exercise price	5.50 – 7.50	5.50 – 7.50
Common stock issuable under the warrants	1,125,000	1,125,000

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The following table summarizes information about shares issuable under warrants outstanding during the years ended December 31, 2023 and 2022:

	Warrants	Weighted average exercise price
Vested Balance, January 1, 2022	1,300,430	$64.80
Granted	—	—
Exercised	—	—
Cancelled	(1,232,971)	(65.08)
Vested Balance, December 31, 2022	67,459	$60.26

	Warrants	Weighted average exercise price
Vested Balance, January 1, 2023	67,459	$60.26
Granted	1,125,000	6.50
Exercised	—	—
Forfeited/cancelled	(67,459)	(60.26)
Vested Balance, December 31, 2023	1,125,000	$6.50

The total intrinsic value of all outstanding warrants aggregated $-0- as of December 31, 2023 and 2022, and the weighted average remaining term was 51.2 and 3.9 months as of December 31, 2023 and 2022, respectively.

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants to purchase shares of common stock as of December 31, 2023:

	Outstanding and exercisable warrants
Exercise price	Number of warrants	Weighted average remaining contractual life
$5.50	375,000	4.3 years
$6.50	375,000	4.3 years
$7.50	375,000	4.3 years

	1,125,000	4.3 years

NOTE 18 - STOCKHOLDERS’ EQUITY

2022 Issuance of Restricted Common Stock.

On January 7, 2022, the board of directors approved the grant of 26,250 shares of common stock to officers of the Company. Such shares will vest over various periods ranging from one to five years on the anniversary of the grant date, provided that each grantee remains an officer or employee on such dates.

On various dates in January 2022, the board of directors approved the grant of 9,500 shares of common stock to employees of the Company. Most shares will generally vest in varying amounts over the next two to five years, provided that each grantee remains an employee on such vesting dates.

Cancellation of Restricted Stock

During the year ended December 31, 2023, the Company cancelled 3,625 shares for various reasons.

Preferred Stock Transaction

On October 13, 2022, the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Preferred Stock Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “2022 Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross aggregate proceeds of $15 million in the 2022 Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of the Company’s common stock, at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. In connection with the 2022 Offering, the Company paid A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and reimbursed the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

Pursuant to the Purchase Agreement, the Company filed on October 17, 2022 certificates of designation (the “Certificates of Designation”) with the Secretary of the State of Nevada designating the rights, preferences and limitations of the shares of Series A Preferred Stock and Series B Preferred Stock. The Certificate of Designation for the Series A Preferred Stock provides, in particular, that the Series A Preferred Stock will have no voting rights other than the right to vote on the Amendments on an as-if-converted-to-Common-Stock basis. The Certificate of Designation for the Series B Preferred Stock provides, in particular, that the Series B Preferred Stock will have no voting rights other than the right to vote on the Amendments and each share of Series B Preferred Stock entitles the holder thereof the right to cast 2,500 votes on the Amendments.

The holders of Preferred Stock will be entitled to dividends, on an as-if converted-to-Common-Stock basis, equal to dividends actually paid, if any, on shares of Common Stock. The Preferred Stock is convertible, at the option of the holders and, in certain circumstances, by the Company, into shares of Common Stock at a conversion price of $20.00 per share. The conversion price can be adjusted pursuant to the Certificates of Designation for stock dividends and stock splits, subsequent rights offering, pro rata distributions of dividends or other distribution of its assets, or the occurrence of a fundamental transaction (as defined in the applicable Certificate of Designation).

The holders of the Series A Preferred Stock and Series B Preferred Stock have the right to require the Company to redeem their shares of the relevant series at a price per share equal to 105% of the stated value of such shares commencing (i) after the earlier of (1) the receipt of stockholder approval of the Amendments and (2) sixty (60) days after the closing of the 2022 Offering and (ii) before the date that is ninety (90) days after such closing. The Company has the option to redeem the Series A Preferred Stock and Series B Preferred Stock at a price per share equal to 105% of the stated value of such shares commencing after the 90th day following the closing of the 2022 Offering, subject to the holders’ rights to convert the shares prior to such redemption.

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The proceeds of the 2022 Offering were held in an escrow account, along with the additional amount that would be necessary to fund the 105% redemption price until the expiration of the redemption period for the Preferred Stock, as applicable, subject to the earlier payment to redeeming holders. Upon expiration of the redemption period, any proceeds remaining in the escrow account will be disbursed to the Company.

The 2022 Offering closed on October 19, 2022. In December 2022, the Company redeemed 1,400,000 shares of Series A & 100,000 shares of Series B Preferred Stock, for a redemption price of $15,750,000, with a $13,365,000 carrying amount, resulting in a $2,385,000 loss on redemption.

Issuance of Common Stock as Consideration for the Potential Spin-Off Transaction.

On December 28, 2022, the Company issued a total of 25,000 shares of common stock as a portion of the consideration paid for the advisory services associated with the potential spin-off transaction.

Stock Repurchase Program

On December 6, 2021, the board of directors of the Company authorized the repurchase of up to $10.0 million of the Company’s outstanding common stock under the specified terms of a share repurchase program (the “Program”). During the year ended December 31, 2022, the Company repurchased 186,299 shares of its common stock for $4,026,523, in accordance with the Program.

Period	Total Number of Shares Purchased	Average Price Paid per Shares	Total Number of Shares Purchased as Part of Publicly Announced Program	Maximum Approximate Dollar Value of Shares that May Yet Be Purchased Under the Program
December 2021	86,742	$22.80	86,742	—
January 2022	34,855	22.20	34,855	—
February 2022	34,649	22.40	34,649	—
March 2022	24,298	21.20	24,298	—
April 2022	29,774	22.80	29,774	—
May 2022	35,846	21.60	35,846	—
June 2022	26,878	19.20	26,878	—
Total all plans	273,042	$22.00	273,042	$3,998,398

On June 30, 2022, the board of directors of the Company elected to terminate the Program, effective immediately. The Program began in December 2021, with the Company purchasing a total of 273,042 shares at a cost of $6,001,602 through June 30, 2022.

2023 Issuance of Restricted Common Stock

On January 10, 2023, the board of directors approved the grant of 22,500 shares of Common Stock to officers of the Company. Such shares will generally vest over a period of one to five years on their respective anniversary dates in January through January 2028, provided that each grantee remains an officer or employee on such dates. Additionally, the board of directors approved the grant of 12,500 restricted common shares to certain new employees of the Company. Such shares will generally vest over a period of one to two years on their respective anniversary dates in January through January 2025, provided that each grantee remains an employee of the company on such dates.

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Reverse Stock Split

On February 6, 2023, we filed a Certificate of Amendment to the Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the shares of our Common Stock. The Reverse Stock Split was effective as of time of filing. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of our Common Stock that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest whole number. In connection with the Reverse Stock Split, our board approved appropriate and proportional adjustments to all outstanding securities or other rights convertible or exercisable into shares of our Common Stock, including, without limitation, all preferred stock, warrants, options, and other equity compensation rights. All historical share and per-share amounts reflected throughout our consolidated financial statements and other financial information in this Report have been adjusted to reflect the Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of our Common Stock was not affected by the Reverse Stock Split.

As a result of the Reverse Stock Split, no fractional shares of new common stock will be issued in connection with the Reverse Stock Split, all of which shares of new common stock shall be rounded up to the nearest whole number of such shares. Therefore, the Company issued 24,206 shares pursuant to Reverse Stock Split related to rounding up to the nearest whole number of shares.

Noncontrolling Interests

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income/loss of Nobility Healthcare which is reflected in the statement of (income) loss as “net (income) loss attributable to noncontrolling interests of consolidated subsidiary”. We reported net income attributable to noncontrolling interests of consolidated subsidiary of $224,598 and $407,933 for the year ended December 31, 2023 and 2022, respectively.

Conversion of Convertible Note

During the year ended December 31, 2023, pursuant to the Convertible Note, the Purchasers elected to convert $125,000 principal, at the fixed price of $5.00 per share of common stock, 25,000 shares valued at $119,750.

Cancellation of Common Stock

During the year ended December 31, 2023, the Company cancelled 3,625 shares for various reasons.

NOTE 19. RELATED PARTY TRANSACTIONS

Transactions with Managing Member of Nobility Healthcare

On January 27, 2022, the board of directors appointed Christian J. Hoffmann, III as a member of the Board, effective immediately. Mr. Hoffmann is a principal owner and manager of Nobility, LLC which is currently the managing member of our consolidated subsidiary Nobility Healthcare, LLC.

The Company has advanced a total of $158,384 in the form of a working capital loan to Nobility, LLC in order to fund capital expenditures necessary for the initial growth of the joint venture during 2022. The outstanding balance of the working capital loan was $-0- as of December 31, 2023. The Company paid distributions to the noncontrolling in consolidated subsidiary totaling $-0- and $15,692, for the years ended December 31, 2023 and 2022, respectively.

The Company also accrued reimbursable expenses payable to Nobility, LLC totaling $619,301 and $265,241 for the years ended December 31, 2023 and 2022 and management fees in accordance with the operating agreement of $49,014 and $36,502 for the years ended December 31, 2023 and 2022.

On August 1, 2022, Mr. Hoffmann resigned as a member of the Board, effective immediately. He remains as a principal owner and manager of Nobility, LLC.

F-40

Transactions with Related Party of TicketSmarter

On September 22, 2023, a trust, the beneficiaries of which are TicketSmarter’s Chief Executive Officer and his spouse, contributed cash in the amount of $2,325,000 to TicketSmarter to support TicketSmarter’s operations. On October 2, 2023 an additional $375,000 was contributed to Ticketsmarter. The transaction was recorded as a related party note payable (the “TicketSmarter Related Party Note”). The TicketSmarter Related Party Note bears interest of 13.25% per annum with repayment beginning January 2, 2024. As of December 31, 2023, the entire TicketSmarter Related Party note is $2,700,000, is classified as current, with an accrued interest balance of $95,031. The use of proceeds of the TicketSmarter Related Party Note was to resolve numerous outstanding payables at a discounted rate, the discount received is recognized as a gain on extinguishment of liabilities on the statement of operations. Additionally, these negotiations relieved TicketSmarter of numerous future obligations following fiscal year 2023.

NOTE 20. NET LOSS PER SHARE

The calculation of the weighted average number of shares outstanding and loss per share outstanding for the years ended December 31, 2023 and 2022 are as follows:

	Year ended December 31,
	2023	2022
Numerator for basic and diluted loss per share – Net loss attributable to common stockholders	$(25,688,547)	$(21,666,691)

Denominator for basic loss per share – weighted average shares outstanding	2,784,894	2,548,549
Dilutive effect of shares issuable upon conversion of convertible debt and the exercise of stock options and warrants outstanding	—	—

Denominator for diluted loss per share – adjusted weighted average shares outstanding	2,784,894	2,548,549

Net loss per share:
Basic	$(9.22)	$(8.50)
Diluted	$(9.22)	$(8.50)

Basic loss per share is based upon the weighted average number of shares of common stock outstanding during the period. For the years ended December 31, 2023 and 2022, all shares issuable upon conversion of convertible debt and the exercise of outstanding stock options and warrants were antidilutive, and, therefore, not included in the computation of diluted loss per share.

NOTE 21. DIGITAL ALLY HEALTHCARE VENTURE

On June 4, 2021, Digital Ally Healthcare, a wholly-owned subsidiary of the Company, entered into a venture with Nobility LLC (“Nobility”), an eight-year-old revenue cycle management (“RCM”) company servicing the medical industry, to form Nobility Healthcare, LLC (“Nobility Healthcare”). Digital Ally Healthcare is capitalizing the venture with $13.5 million to support the venture’s business strategy to make acquisitions of RCM companies. Digital Ally Healthcare owns 51% of the venture that entitles it to 51% of the distributable cash as defined in the venture’s operating agreement plus a cumulative preferred return of 10% per annum on its invested capital. Nobility will receive a management fee and 49% of the distributable cash, subordinated to Digital Ally Healthcare’s preferred return. The venture comprises the Company’s revenue cycle management segment.

F-41

On June 30, 2021, the Company’s revenue cycle management segment completed the acquisition of a private medical billing company (the “Healthcare Acquisition”). In accordance with the stock purchase agreement, the Company’s revenue cycle management segment agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $850,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a promissory note to the stockholders of the Healthcare Acquisition in the principal amount of $350,000 that is subject to an earn-out adjustment. Management’s estimate of the fair value of this Contingent Note at December 31, 2021 is $317,212. The gain associated with the adjustment in the estimated fair value of this contingent promissory note is recorded as a gain in the Consolidated Statements of Operations for the year ended December 31, 2021. Lastly, the Company’s revenue cycle management segment agreed to pay $162,552 representing the principal and accrued interest balance due under a promissory note issued to the selling shareholders prior to the acquisition closing date. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $1,376,509. Total acquisition related costs aggregated $164,630, which was expensed as incurred. Subsequent to the acquisition date, the Company received further information regarding the purchased assets and assumed liabilities. As a result, the initial allocation of the purchase price was adjusted by increasing accounts receivable by $75,000 with a corresponding reduction of goodwill during the year ended December 31, 2021.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 8 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Healthcare Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Healthcare Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. Our assumptions and estimates are based upon information obtained from the management of the Company’s revenue cycle management segment. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Healthcare Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Healthcare Acquisition. The preliminary and final estimated fair value of assets acquired and liabilities assumed in the Healthcare Acquisition were as follows:

	Purchase price allocation
Description	Preliminary as allocated June 30, 2021	Final as allocated June 30, 2022
Assets acquired:
Tangible assets acquired, consisting of acquired cash, accounts receivable and right of use asset	$174,351	$174,351
Intangible assets acquired – client agreements	—	457,079
Goodwill	1,125,000	667,921
Liabilities assumed consisting of a promissory note issued by the selling shareholders which was paid off at closing, net of lease liability assumed	77,158	77,158
Net assets acquired and liabilities assumed	$1,376,509	$1,376,509
Consideration:
Cash paid at Healthcare Acquisition date	$1,026,509	$1,026,509
Contingent consideration earn-out agreement	350,000	350,000

Total Healthcare Acquisition purchase price	$1,376,509	$1,376,509

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The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through December 31, 2023	Estimated useful life
Identifiable intangible assets:
Client agreements	$457,079	$114,270	10 years

For the period from the date of the Healthcare Acquisition to June 30, 2022, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through June 30, 2022, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values of client agreements and goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 10, “Debt Obligations”.

On August 31, 2021, the Company’s revenue cycle management segment completed the acquisition of another private medical billing company (the “Medical Billing Acquisition”). In accordance with the stock purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $2,270,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Acquisition in the principal amount of $650,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $2,920,000. Total acquisition related costs aggregated $5,602, which was expensed as incurred.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 8 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Healthcare Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Healthcare Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. Our assumptions and estimates are based upon information obtained from the management of the Company’s revenue cycle management segment. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

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The purchase price of the Medical Billing Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Medical Billing Acquisition. The preliminary and final estimated fair value of assets acquired, and liabilities assumed in the Medical Billing Acquisition were as follows:

	Purchase price allocation
	Preliminary As allocated	Final As allocated
Description	September 30, 2021	September 30, 2022
Assets acquired:
Tangible assets acquired	$401,547	$401,547
Identifiable intangible assets acquired – client agreements	—	206,955
Goodwill	2,920,000	2,713,045
Liabilities assumed pursuant to stock purchase agreement	(401,547)	(401,547)
Net assets acquired and liabilities assumed	$2,920,000	$2,920,000
Consideration:
Cash paid at Healthcare Acquisition date	$2,270,000	$2,270,000
Contingent consideration earn-out agreement	650,000	650,000

Total Healthcare Acquisition purchase price	$2,920,000	$2,920,000

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through December 31, 2023	Estimated useful life
Identifiable intangible assets:
Client agreements	$206,955	$48,290	10 years

For the period from the date of the Healthcare Acquisition to August 31, 2022, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through August 31, 2022, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values of client agreements and goodwill.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 10, “Debt Obligations”.

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On January 1, 2022, the Company’s revenue cycle management segment completed the acquisition of another private medical billing company (the “Medical Billing Acquisition”). In accordance with the stock purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $1,153,626. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Acquisition in the principal amount of $750,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $1,903,626. Total acquisition related costs aggregated $7,996, which was expensed as incurred.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 8 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Healthcare Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Healthcare Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. Our assumptions and estimates are based upon information obtained from the management of the Company’s revenue cycle management segment. The acquisition was structured as stock purchase, therefore the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will not be amortized for income tax filing purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the Medical Billing Acquisition was allocated to the tangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the Medical Billing Acquisition. There was no change from the preliminary estimated fair value to the final estimated fair value of assets acquired, and liabilities assumed in the Healthcare Acquisition, those value were as follows:

Description	Amount
Assets acquired:
Tangible assets acquired	$190,631
Goodwill	2,100,000
Liabilities assumed pursuant to stock purchase agreement	(387,005)
Total assets acquired and liabilities assumed	$1,903,626
Consideration:
Cash paid at acquisition date	$1,153,626
Contingent consideration promissory note	750,000

Total acquisition purchase price	$1,903,626

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 10, “Debt Obligations”.

F-45

On February 1, 2022, the Company’s revenue cycle management segment completed an asset acquisition from another private medical billing company (the “Medical Billing Asset Acquisition”). In accordance with the asset purchase agreement, Nobility Healthcare agreed to a non-refundable initial payment (the “Initial Payment Amount”) of $230,000. In addition to the Initial Payment Amount, the Company’s revenue cycle management segment agreed to issue a contingent promissory note to the stockholders of the Medical Billing Asset Acquisition in the principal amount of $105,000 that is subject to an earn-out adjustment. The Company’s revenue cycle management segment anticipates the estimated fair value of the contingent promissory note to be paid in full, therefore, the total aggregate purchase price was determined to be approximately $335,000. Total acquisition related costs aggregated $10,322, which was expensed as incurred.

In accordance with ASC 805, “Business Combinations”, the acquisition method of accounting is used, and recognition of the assets acquired is at fair value as of the acquisition dates. All acquisition costs were expensed as incurred. The consideration paid has been allocated to the assets acquired based on their estimated fair values at the acquisition date. The estimate of fair values for the intangible assets acquired were agreed to by both buyer and seller. The estimated fair value of intangible assets acquired in the Medical Billing Asset Acquisition were as follows:

Description	Amount
Assets acquired:
Intangible assets acquired – client agreements	$335,000
Total assets acquired and liabilities assumed	$335,000
Consideration:
Cash paid at acquisition date	$230,000
Contingent consideration promissory note	105,000

Total acquisition purchase price	$335,000

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through December 31, 2023	Estimated useful life
Identifiable intangible assets:
Client agreements	$335,000	$64,208	10 years

The change in fair value of the contingent consideration is more fully described in Note 10, “Debt Obligations” and will be estimated on a quarterly basis.

F-46

NOTE 22. TICKETSMARTER ACQUISITION

On September 1, 2021, Digital Ally, Inc. formed TicketSmarter, Inc. (“TicketSmarter”), through which the Company completed the acquisition of Goody Tickets, LLC, a Kansas limited liability company (“Goody Tickets”) and TicketSmarter, LLC, a Kansas limited liability company (“TicketSmarter LLC”), collectively the “TicketSmarter Acquisition”. TicketSmarter, Inc. comprises the Company’s entertainment business segment. In accordance with the stock purchase agreement, the Company agreed to an initial payment (the “Initial Payment Amount”) of $9,403,600 through a combination of cash and common stock. In addition to the Initial Payment Amount, the Company agreed to issue an earn-out agreement to the stockholders of Goody Tickets and TicketSmarter LLC in the contingent amount of $4,244,400 that is subject to an earn-out adjustment based on actual EBITDA achieved in 2021, of which the Company gave a fair value of $3,700,000 on the date of acquisition. However, following the completion of 2021, it was determined that the actual EBITDA threshold for any earn-out adjustment to be paid was not met. Thus, in accordance with U.S. GAAP, the fair value of the contingent earn-out is reduced to zero, and the associated gain related to this revaluation is recorded in our Consolidated Statements of Operations for the year ended December 31, 2021. Lastly, included in the agreement, the Company agreed to place $500,000 in escrow, subject to a working capital adjustment based on actual working capital amounts on the acquisition date as defined in the agreement, this amount was subject to disbursement 45 days following the close of the acquisition. The parties completed the working capital adjustment resulting in the Company retaining $297,726 of the escrow amount with the $202,274 released to the Sellers. The total acquisition related costs aggregated $40,625, which was expensed as incurred.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the TicketSmarter Acquisition has been allocated to Goody Tickets’ and TicketSmarter LLC’s acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the TicketSmarter Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The TicketSmarter Acquisition was structured as a stock purchase; however the parties agreed to coordinate the election to invoke IRS Section 338(h)(10) relative to this transaction for tax purposes. Therefore, the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will be amortized over 15 years for income tax filing purposes. Likewise, the other acquired assets were stepped up to fair value and is deductible for income tax purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

The purchase price of the TicketSmarter Acquisition was allocated to Goody Tickets’ and TicketSmarter LLC’s tangible assets, goodwill, identifiable intangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the TicketSmarter Acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The preliminary and final estimated fair value of assets acquired, and liabilities assumed in the TicketSmarter Acquisition were as follows:

	Purchase price allocation
	As allocated	Final as allocated
Description	September 30, 2021	December 31, 2021
Assets acquired:
Tangible assets acquired, including $51,432 of cash acquired	$7,139,930	$5,748,291
Identifiable intangible assets acquired	—	6,800,000
Goodwill	11,839,308	5,886,547
Liabilities assumed	(5,128,964)	(5,128,964)
Net assets acquired and liabilities assumed	$13,850,274	$13,305,874
Consideration:
Cash paid at TicketSmarter Acquisition date	$8,413,240	$8,413,240
Common stock issued as consideration for TicketSmarter Acquisition at date of acquisition	990,360	990,360
Contingent consideration earn-out agreement	4,244,400	3,700,000
Cash paid at closing to escrow amount	500,000	500,000
Cash retained from escrow amount pursuant to settlement of working capital target	(297,726)	(297,726)

Total TicketSmarter Acquisition purchase price	$13,850,274	$13,305,874

F-47

The following table sets forth the components of identifiable intangible assets acquired and their estimated useful lives in years as of the date of acquisition:

	Cost	Amortization through December 31, 2023	Estimated useful life
Identifiable intangible assets:
Trademarks	$600,000	$—	indefinite
Sponsorship agreement network	5,600,000	2,613,333	5 years
Search engine optimization/content	600,000	350,000	4 years

	$6,800,000	$2,963,333

For the period from the date of the TicketSmarter Acquisition to December 31, 2021, the Company adjusted its preliminary fair value estimates and estimated useful lives based upon information obtained through December 31, 2021, which resulted in adjustments to the preliminary allocation of the purchase price. These adjustments primarily related to estimated identifiable intangible asset fair values (primarily related to the sponsorship agreement network), the estimated fair value of the contingent earn-out agreement liability and goodwill. There were no adjustments to the allocation of the purchase price during the year ended December 31, 2023.

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date. The change in fair value of the contingent consideration is more fully described in Note 10, “Debt Obligations”.

NOTE 23. SEGMENT DATA

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Entertainment, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities, is also to be reported in the segment information. The Company’s captive insurance subsidiary provides services to the Company’s other business segments and not to outside customers. Therefore, its operations are eliminated in consolidation and is not considered a separate business segment for financial reporting purposes.

The Video Solutions Segment encompasses our law, commercial, and shield divisions. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

F-48

The Company’s corporate administration activities are reported in the corporate line item. These activities primarily include expense related to certain corporate officers and support staff, certain accounting staff, expense related to the Company’s Board of Directors, stock option expense for options granted to corporate administration employees, certain consulting expenses, investor relations activities, and a portion of the Company’s legal, auditing and professional fee expenses. Corporate identifiable assets primarily consist of cash, invested cash (if any), refundable income taxes (if any), and deferred income taxes.

Summarized financial information for the Company’s reportable business segments is provided for the years ended December 31, 2023, and 2022:

	Years Ended December 31,
	2023	2022
Net Revenues:
Video Solutions	$7,471,285	$8,252,288
Revenue Cycle Management	6,713,678	7,886,107
Entertainment	14,063,381	20,871,500
Total Net Revenues	$28,248,344	$37,009,895

Gross Profit (loss):
Video Solutions	$1,290,509	$(1,250,277)
Revenue Cycle Management	2,772,271	3,303,477
Entertainment	1,699,704	268,741
Total Gross Profit	$5,762,484	$2,321,941

Operating Income (loss):
Video Solutions	$(7,135,584)	$(9,278,721)
Revenue Cycle Management	292,543	357,705
Entertainment	(3,646,770)	(7,369,241)
Corporate	(11,750,742)	(13,443,001)
Total Operating Income (Loss)	$(22,240,553)	$(29,733,258)

Depreciation and Amortization:
Video Solutions	$836,699	$769,228
Revenue Cycle Management	104,352	128,082
Entertainment	1,277,186	1,279,369
Total Depreciation and Amortization	$2,218,237	$2,176,679

Assets (net of eliminations):
Video Solutions	$26,396,559	$28,509,706
Revenue Cycle Management	2,260,376	2,201,570
Entertainment	6,324,211	11,190,491
Corporate	12,047,663	14,766,295
Total Identifiable Assets	$47,028,809	$56,668,062

The segments recorded noncash items affecting the gross profit and operating income (loss) through the established inventory reserves based on estimates of excess and/or obsolete current and non-current inventory. The Company recorded a reserve for excess and obsolete inventory in the video solutions segment of $4,355,666 and $5,230,261 and a reserve for the entertainment segment of $186,795 and $259,280 as of December 31, 2023 and 2022.

The segment net revenues reported above represent sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income, which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

F-49

Note 24. SUBSEQUENT EVENTS

2023 Issuance of Restricted Common Stock

On January 31, 2024, the Compensation Committee of the Board of Directors (the “Committee”) awarded Stanton E. Ross 20,000 shares of restricted common stock, half of these share will vest on January 31, 2025 and half on January 1, 2026, or in full at the completion of the previously disclosed Transaction entered into by the Company’s wholly-owned subsidiary, Kustom Entertainment, pursuant to the Merger Agreement with Clover Leaf, and the Company, whichever occurs first, provided that he remains an officer on such dates. Peng Han was awarded 15,000 shares of restricted common stock that will vest 3,000 shares on January 31, 2024, January 31, 2025, January 31, 2026, January 31, 2027 and January 31, 2028, or in full at the completion of the Transaction, whichever occurs first, provided that he remains an officer on such dates.

Resignation of Michael J. Caulfield

On January 31, 2024, Michael J. Caulfield notified the Board of Directors (the “Board”) of Digital Ally, Inc. (the “Company”) that he resigns as a director of the Board, effective immediately.

Country Stampede Acquisition

On March 1, 2024, Kustom 440, entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with JC Entertainment, LLC, a Kansas limited liability company (“JC Entertainment”). Pursuant to the Acquisition Agreement, Kustom 440 acquired certain assets associated with a music entertainment event (“Country Stampede”), including all intellectual property arising out of and relating to Country Stampede (“Country Stampede Intellectual Property”) and certain contracts in which JC Entertainment is a party to host and operate the 2024 Country Stampede (the “Assumed Contracts”, and together with the Country Stampede Intellectual Property, the “Purchased Assets”).

Senior Secured Promissory Note

On March 1, 2024, the Company entered into a Note Purchase Agreement (the “Note Agreement”), by and between the Company, Kustom Entertainment (together with the Company, the “Borrowers”), and Mosh Man, LLC, a New Jersey limited liability company (the “Purchaser”), pursuant to which the Borrowers issued to the Purchaser a Senior Secured Promissory Note (the “Note”) with a principal amount of $1,425,000. In connection with the Agreement, the Borrowers entered into a Security Agreement (the “Security Agreement”) by and between the Borrowers, as grantor, and the Purchaser, as grantee. The gross proceeds to the Company are $1,000,000, before paying customary fees and expenses.

Pursuant to the Note, the Borrowers shall repay the Note, in full, on the earlier of (i) November 1, 2024, and (ii) the consummation of the merger between Kustom Entertainment and Clover Leaf pursuant to the Merger Agreement among the Company, Kustom Entertainment, Clover Leaf Capital Corp., Yntegra Capital Investments LLC and CL Merger Sub, dated as of June 1, 2023. The Borrowers shall pay in arrears in cash an amount equal to 50% of revenues from all ticket sales generated by Kustom Entertainment, up nine thousand tickets sold, and thereafter equal to 10% of all revenues from all ticket sales until the earlier of the date on which the Note is repaid in full or the Maturity Date. The Note bears interest at a rate of 1.58% per month. The Borrowers have the right, but not the obligation, under the Note to prepay the Note, upon written notice to the Purchaser, by payment in full of the entire outstanding principal balance plus interest. Upon a change of control of either Borrower or a sale or all or substantially all of either Borrower’s assets, the Purchaser may require the Borrowers to repay the Note, upon written notice to the Borrowers, by payment in full of the entire outstanding principal balance plus interest. In addition, upon the receipt of proceeds from any financing or extraordinary receipts, the Borrowers are required to repay the Note as follows: (A) if the aggregate proceeds of all such financings and extraordinary receipts are less than $3,000,000, the Borrowers shall prepay an amount equaling to 50% of the outstanding principal of the Note, and (B) if the aggregate proceeds of all such financings and extraordinary receipts are equal to or greater than $3,000,000, the Borrowers shall prepay the Note in full.

Pursuant to the Security Agreement, the Borrowers’ obligations under the Note and Agreement are secured by substantially all of the assets of the Borrowers, other than any real property.

Notice of Failure to Satisfy a Continued Listing Rule

On March 14, 2024, the Nasdaq Listing Qualifications staff notified Digital Ally, Inc. (the “Company”), that due to resignation of Mr. Michael J. Caulfield from the Company’s board of directors (the “Board”) effective on January 31, 2024, the Company no longer complies with the audit committee and compensation committee requirements as set forth in Listing Rule 5605 of The Nasdaq Stock Market LLC (“Nasdaq”), including the requirements that there are at least three independent directors on the Company’s audit committee and at least two independent directors on the Company’s compensation committee.

The notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rules, the Company is provided a cure period until the earlier of the Company’s next annual shareholders’ meeting (or July 29, 2024 if the next shareholders’ meeting will be held before July 29, 2024) or January 31, 2025 (the “Cure Period”). If the Company does not regain compliance by within the Cure Period, Nasdaq will provide written notice that the Company’s common stock, par value $0.001 per share, will be subject to delisting from the Nasdaq Capital Market, at which time, the Company may appeal the delisting determination to a Hearings Panel.

The management of the Company has resolved to take commercially reasonable steps to fill the vacancy on the Board with a new director who qualifies as independent under the Nasdaq Listing Rules as soon as is practical and anticipates regaining compliance during the Cure Period. However, there can be no assurance that the Company will be able to satisfy Nasdaq Listing Rule 5605 or will otherwise be in compliance with other Nasdaq listing criteria.

Business Combination

In February 2024, Kustom Entertainment and Clover Leaf announced the filing of Amendment No. 2 to a Registration Statement on Form S-4 by Clover Leaf with the SEC on February 5, 2024, relating to the previously announced proposed Business Combination.

F-50

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2024 AND DECEMBER 31, 2023

	September 30, 2024 (Unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$415,131	$680,549
Accounts receivable – trade, net of $176,227 allowance – September 30, 2024 and $200,668 – December 31, 2023	1,593,622	1,584,662
Other receivables, net of $25,000 allowance – September 30, 2024 and $5,000 – December 31, 2023	3,659,913	3,107,634
Inventories, net	2,325,118	3,845,281
Prepaid expenses	6,325,183	6,366,368

Total current assets	14,318,967	15,584,494

Property, plant, and equipment, net	444,603	7,283,702
Goodwill and other intangible assets, net	11,150,545	16,510,422
Operating lease right of use assets, net	515,538	1,053,159
Other assets	5,833,516	6,597,032

Total assets	$32,263,169	$47,028,809

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$12,247,613	$10,732,089
Accrued expenses	3,596,680	3,269,330
Current portion of operating lease obligations	82,974	279,538
Contract liabilities – current portion	4,068,578	2,937,168
Notes payable – related party – current portion	2,800,000	2,700,000
Debt obligations – current portion	3,438,910	1,260,513
Warrant derivative liabilities	1,266,073	1,369,738
Income taxes payable	—	61

Total current liabilities	27,500,828	22,548,437

Long-term liabilities:
Debt obligations – long term	141,949	4,853,237
Operating lease obligation – long term	432,563	827,836
Contract liabilities – long term	6,625,694	7,340,459
Lease Deposit	10,445	10,445

Total liabilities	34,711,479	35,580,414

Commitments and contingencies

Stockholders’ Equity (Deficit):

Preferred stock, $0.001 par value per share; 10,000,000 shares authorized; none issued or outstanding at September 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value per share; 200,000,000 shares authorized; shares issued: 4,025,092 shares issued – September 30, 2024 and 2,800,752 shares issued – December 31, 2023	4,025	2,801
Additional paid in capital	128,967,685	128,441,083
Noncontrolling interest in consolidated subsidiary	(1,265,852)	673,292
Accumulated deficit	(130,154,168)	(117,668,781)

Total stockholders’ equity (deficit)	(2,448,310)	11,448,395

Total liabilities and stockholders’ equity (deficit)	$32,263,169	$47,028,809

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-51

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED

SEPTEMBER 30, 2024 AND 2023

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenue:
Product	$803,945	$2,095,237	$4,577,392	$7,626,706
Service and other	3,247,766	4,242,462	10,619,905	14,687,813

Total revenue	4,051,711	6,337,699	15,197,297	22,314,519

Cost of revenue:
Product	547,562	2,587,750	5,534,209	7,108,366
Service and other	1,764,175	2,523,800	6,159,284	9,698,175

Total cost of revenue	2,311,737	5,111,550	11,693,493	16,806,541

Gross profit	1,739,974	1,226,149	3,503,804	5,507,978

Selling, general and administrative expenses:
Research and development expense	210,818	564,146	1,244,060	2,039,361
Selling, advertising and promotional expense	414,727	1,932,982	1,902,489	5,885,097
General and administrative expense	3,666,728	3,877,064	10,462,747	13,845,074
Goodwill and intangible asset impairment charge	4,830,000	—	4,830,000	—

Total selling, general and administrative expenses	9,122,273	6,374,192	18,439,296	21,769,532

Operating loss	(7,382,299)	(5,148,043)	(14,935,492)	(16,261,554)

Other income (expense):
Interest income	13,775	12,986	63,064	84,071
Interest expense	(771,846)	(959,898)	(2,505,536)	(2,480,947)
Other income (expense)	8,920	25,394	66,966	76,180
Loss on accrual for legal settlement	—	—	—	(1,792,308)
Loss on conversion of convertible note	—	—	—	(93,386)
Change in fair value of warrant derivative liabilities	2,530,675	1,863,326	2,178,965	1,803,560
Change in fair value of contingent consideration promissory notes	—	19,888	—	177,909
Gain on extinguishment of liabilities	9,385	507,304	691,730	507,304
Loss on extinguishment of debt	(310,505)		(379,332)
Gain on sale of intangibles	—	—	5,582	—
Gain on sale of property, plant and equipment	431,183	—	389,522	—

Total other income (expense)	1,911,587	1,469,000	510,961	(1,717,617)

Income (loss) before income tax benefit	(5,470,712)	(3,679,043)	(14,424,531)	(17,979,171)
Income tax benefit	—	—	—	—

Net loss	(5,470,712)	(3,679,043)	(14,424,531)	(17,979,171)

Net (income) loss attributable to noncontrolling interests of consolidated subsidiary	2,000,206	(29,630)	1,939,143	(228,624)

Net loss attributable to common stockholders	$(3,470,506)	$(3,708,673)	$(12,485,388)	$(18,207,795)

Net loss per share information:
Basic	$(0.91)	$(1.32)	$(3.90)	$(6.55)
Diluted	$(0.91)	$(1.32)	$(3.90)	$(6.55)

Weighted average shares outstanding:
Basic	3,820,860	2,800,752	3,204,495	2,779,530
Diluted	3,820,860	2,800,752	3,204,495	2,779,530

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-52

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	Common Stock		Additional Paid In	Noncontrolling interest in consolidated	Accumulated
	Shares	Amount	Capital	Subsidiary	Deficit	Total
Balance, December 31, 2022	2,720,170	$2,721	$127,869,342	$448,694	$(91,980,234)	$36,340,523
Stock-based compensation	—	—	114,848	—	—	114,848
Restricted common stock grant	35,000	35	(35)	—	—	—
Issuance due to rounding from reverse stock split	54	—	—		—	—
Net loss	—	—	—	126,239	(6,105,818)	(5,979,579)

Balance, March 31, 2023	2,755,224	2,756	127,984,155	574,933	(98,086,052)	30,475,792

Stock-based compensation	—	—	179,483	—	—	179,483
Restricted common stock forfeitures	(3,625)	(4)	4	—	—	—
Issuance due to rounding from reverse stock split	24,153	24	(24)	—	—	—
Conversion of convertible note into common stock	25,000	25	119,725	—	—	119,750
Net loss	—	—	—	72,755	(8,393,304)	(8,320,549)

Balance, June 30, 2023	2,800,752	2,801	128,283,343	647,688	(106,479,356)	22,454,476

Stock-based compensation	—	—	84,586	—	—	84,586
Net loss	—	—	—	29,630	(3,708,673)	(3,679,043)

Balance, September 30, 2023	2,800,752	$2,801	$128,367,929	$677,318	$(110,188,029)	$18,860,019

Balance, December 31, 2023	2,800,752	$2,801	$128,441,083	$673,292	$(117,668,781)	$11,448,395
Stock-based compensation	—	—	40,695	—	—	40,695
Restricted common stock grant	80,197	80	(80)	—	—	—
Restricted common stock forfeitures	(1,125)	(1)	1	—	—	—
Net loss	—	—	—	(12,248)	(3,931,020)	(3,943,268)

Balance, March 31, 2024	2,879,824	2,880	128,481,699	661,044	(121,599,801)	7,545,822

Stock-based compensation	—	—	60,772	—	—	60,772
Sale of common stock and pre-funded warrants, net of offering costs	622,211	622	2,528,826	—	—	2,529,448
Fair value of warrants issued along with sale of common stock	—	—	(2,075,300)	—	—	(2,075,300)
Net loss	—	—	—	73,310	(5,083,861)	(5,010,551)

Balance, June 30, 2024	3,502,035	3,502	128,995,997	734,354	(126,683,662)	3,050,191

Stock-based compensation	—	—	(27,789)	—	—	(27,789)
Issuance of common stock upon exercise of prefunded warrants	573,004	573	(573)	—	—	—
Restricted common stock forfeitures	(49,947)	(50)	50	—	—	—
Net loss	—	—	—	(2,000,206)	(3,470,506)	(5,470,712)

Balance, September 30, 2024	4,025,092	$4,025	$128,967,685	$(1,265,852)	$(130,154,168)	$(2,448,310)

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-53

DIGITAL ALLY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	For the nine months ended September 30,
	2024	2023
Cash Flows From Operating Activities:
Net loss	$(14,424,531)	$(17,979,171)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	1,578,246	1,656,627
Gain on sale of property, plant and equipment	(389,522)	—
Gain on sale on intangible	(5,582)	—
Goodwill and intangible asset impairment charge	4,830,000	—
Stock-based compensation	73,678	378,917
Amortization of debt issuance costs	1,792,040	576,380
Gain on extinguishment of liabilities	(691,730)	(507,304)
Loss on extinguishment of debt	379,332	—
Change in fair value of warrant derivative liabilities	(2,178,965)	(1,803,560)
Convertible debt discount amortization	—	1,887,273
Loss on conversion of debt	—	93,386
Provision for inventory obsolescence	(476,441)	(918,571)
Provision for doubtful accounts receivable	(24,441)	47,931
Allowance for doubtful lease reserve	20,000	5,000
Change in fair value of contingent consideration promissory note	—	(177,909)

Change in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable – trade	(809,519)	(26,605)
Other receivable	(572,279)	1,453,710
Inventories	2,037,604	2,563,198
Prepaid expenses	379,583	1,142,798
Operating lease right of use assets	114,017	285,667
Other assets	628,416	(1,477,391)
Increase (decrease) in:
Accounts payable	3,053,399	3,619,557
Accrued expenses	303,335	1,713,623
Accrued expenses-related party	290,101	3,478
Income taxes payable	(61)	(17,544)
Lease deposit	—	10,445
Operating lease obligations	(121,348)	(285,667)
Contract liabilities	128,645	1,913,574

Net cash used in operating activities	(4,086,023)	(5,842,158)

Cash Flows from Investing Activities:
Purchases of property, plant and equipment	(23,821)	(86,348)
Purchase of intangible assets	(136,056)	(110,893)
Cash paid for acquisition of Country Stampede	(514,432)	—
Proceeds from sale of intangible asset	90,535	—
Proceeds from sale of land and building	425,653	—
Proceeds from sale of property, plant and equipment	550,644	—

Net cash provided by (used in) investing activities	392,523	(197,241)

Cash Flows from Financing Activities:
Proceeds – Merchant Advances – Video Solutions Segment	1,144,000	—
Proceeds – Merchant Advances – Entertainment Segment	1,308,837	—
Net proceeds of equity offering with detachable warrants	2,194,745	—
Net proceeds of convertible debt with detachable warrants	—	2,640,000
Proceeds – Commercial Extension of Credit – Entertainment Segment	1,175,000	1,224,577
Payments on Commercial Extension of Credit – Entertainment Segment	(162,928)	(1,156,441)
Payments on Merchant Advances – Video Solutions Segment	(1,382,500)	—
Net proceeds of related party note payable	100,000	2,325,000
Payments on Merchant Advances – Entertainment Segment	(855,749)	—
Principal payment on EIDL loan	(2,453)	—
Principal payment on contingent consideration promissory notes	(188,470)	(318,105)

Net cash provided by financing activities	3,330,482	4,715,031

Net decrease in cash, cash equivalents, and restricted cash	(363,018)	(1,324,368)

Cash, cash equivalents, beginning of period	778,149	3,532,199

Cash, cash equivalents, end of period	$415,131	$2,207,831

Supplemental disclosures of cash flow information:
Cash payments for interest	$429,002	$26,220

Cash payments for income taxes	$8,006	$9,447

Supplemental disclosures of non-cash investing and financing activities:
Commercial extension of credit repaid through accrued revenue – Entertainment segment	$825,000	$—

ROU and lease liability recorded on extension (termination) of lease	$470,489	$538,056

Conversion of convertible notes payable into common stock	$—	$119,750

Fair value of warrants issued with sale of shares	$2,075,300	$—

Assets acquired in business acquisitions	$605,000	$—

Liabilities assumed in the business acquisition	$288,000	$—

Goodwill acquired in business acquisitions	$225,959	$—

Adjustments of accounts payable with the sale proceeds of property, plant and equipment	$549,356	$—

Reduction in proceeds from sale of building for loan, prepaid rent, and other accrued expenses	$5,474,347	$—

Payments to vendors directly from proceeds of sale of common stock	$334,703	$—

Issuance of common stock upon exercise of re-funded warrants	$573	—

Restricted common stock grant	$80	$35

Reverse stock split rounding issuances	$—	$24

Restricted common stock forfeitures	$51	$4

Debt discount on convertible note	$—	$3,000,000

See Notes to the Unaudited Condensed Consolidated Financial Statements.

F-54

DIGITAL ALLY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations:

Digital Ally, Inc. was originally incorporated in Nevada on December 13, 2000 as Vegas Petra, Inc. and had no operations until 2004. On November 30, 2004, Vegas Petra, Inc. entered into a Plan of Merger with Digital Ally, Inc., at which time the merged entity was renamed Digital Ally, Inc. (such merged entity, the “Predecessor Registrant”).

On August 23, 2022 (the “Effective Time”), the Predecessor Registrant merged with and into its wholly owned subsidiary, DGLY Subsidiary Inc., a Nevada corporation (the “Registrant”), pursuant to an agreement and plan of merger, dated as of August 23, 2022 (the “Merger Agreement”), between the Predecessor Registrant and the Registrant, with the Registrant as the surviving corporation in the merger (such transaction, the “Merger”). At the Effective Time, Articles of Merger were filed with the Secretary of State of the State of Nevada, pursuant to which the Registrant was renamed “Digital Ally, Inc.” and, by operation of law, succeeded to the assets, continued the business and assumed the rights and obligations of the Predecessor Registrant immediately prior to the Merger. Under the Nevada Revised Statutes, shareholder approval was not required in connection with the Merger Agreement or the transactions contemplated thereby.

At the Effective Time, pursuant to the Merger Agreement, (i) each outstanding share of Predecessor Registrant’s common stock, par value $0.001 per share (the “Predecessor Common Stock”) automatically converted into one share of common stock, par value $0.001 per share, of the Registrant (“Registrant Common Stock”), (ii) each outstanding option, right or warrant to acquire shares of Predecessor Common Stock converted into an option, right or warrant, as applicable, to acquire an equal number of shares of Registrant Common Stock under the same terms and conditions as the original options, rights or warrants, and (iii) the directors and executive officers of the Predecessor Registrant were appointed as directors and executive officers, as applicable, of the Registrant, each to serve in the same capacity and for the same term as such person served with the Predecessor Registrant immediately before the Merger.

The business of the Registrant, Digital Ally, Inc. (with its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC (“Digital Ally Healthcare”), TicketSmarter, Inc. (“TicketSmarter”), Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc. (“Kustom 440”), Kustom Entertainment, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC, collectively, “Digital Ally,” “Digital,” and the “Company”), is divided into three reportable operating segments: 1) the Video Solutions Segment, 2) the Revenue Cycle Management Segment and 3) the Ticketing Segment. The Video Solutions Segment is our legacy business that produces digital video imaging, storage products, disinfectant and related safety products for use in law enforcement, security and commercial applications. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms. The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Such required segment information is included in Note 14.

Business Combination

In June 2023, the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Leaf Capital Corp., a Delaware corporation (Nasdaq: CLOE) (“Clover Leaf”), CL Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Clover Leaf (“Merger Sub”), Yntegra Capital Investments LLC, a Delaware limited liability company, in the capacity as the representative from and after the Effective Time (as defined in the Merger Agreement) for the stockholders of Clover Leaf in accordance with the terms and conditions of the Merger Agreement, and Kustom Entertainment, Inc., a Nevada corporation, a wholly owned subsidiary of the Company, with a focus and mission to own and produce events, festivals, and entertainment alongside its evolving primary and secondary ticketing technologies (“Kustom”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Kustom, with Kustom continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Clover Leaf. Upon the Closing which is subject to the approval of Clover Leaf’s shareholders and the satisfaction or waiver of certain other customary closing conditions, the common stock of the combined company was expected to be listed on the Nasdaq under a mutually agreed new ticker symbol that reflects the name “Kustom Entertainment”.

On November 8, 2024, Clover Leaf and Kustom mutually agreed to terminate their previously announced Merger Agreement and Plan of Merger effective as of November 7, 2024 by entering into a mutual termination and release agreement among the parties. The parties released each other of all obligations related to the Merger Agreement.

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Basis of Presentation:

The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine-month period ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024.

The balance sheet as of December 31, 2023 has been derived from the audited financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements.

For further information, refer to the audited consolidated financial statements and footnotes included in the Company’s annual report on Form 10-K for the year ended December 31, 2023.

Liquidity and Going Concern

During the second quarter of 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provided U.S. GAAP guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and about related footnote disclosures. Under this standard, the Company is required to evaluate whether there is substantial doubt about its ability to continue as a going concern each reporting period, including interim periods. In evaluating the Company’s ability to continue as a going concern, management considered the conditions and events that could raise substantial doubt about the Company’s ability to continue as a going concern within 12 months after the Company’s financial statements were issued (December 30, 2024). Management considered the Company’s current financial condition and liquidity sources, including current funds available, forecasted future cash flows and the Company’s obligations due before December 30, 2025.

The Company has experienced net losses and cash outflows from operating activities since inception. For the nine months ended September 30, 2024, the Company had a net loss attributable to common stockholders of $12,485,388, net cash used in operating activities of $4,086,023, $392,523 provided by investing activities and $3,330,482 provided by financing activities. The Company will have to restore positive operating cash flows and profitability over the next year and/or raise additional capital to fund its operational plans, meet its customary payment obligations and otherwise execute its business plan. There can be no assurance that it will be successful in restoring positive cash flows and profitability, or that it can raise additional financing when needed, and obtain it on terms acceptable or favorable to the Company.

The Company is pursuing a significant capital raise to provide funding for its short and long-term liquidity needs. The Company has implemented an enhanced quality control program to detect and correct product issues before they result in significant rework expenditures affecting its gross margins and has seen progress in that regard. The Company has also implemented a marketing and advertisement reduction plan for its entertainment segment, which will focus on reducing and alleviating current obligations from its media marketing agreements and place a hold on entering into any new agreements. The Company believes that its quality control, cost-cutting initiatives, and new product introduction will eventually restore positive operating cash flows and profitability, although it can offer no assurances in this regard.

Management has evaluated the significance of the conditions described above in relation to the Company’s ability to meet its obligations and concluded that, without additional funding, the Company will not have sufficient funds to meet its obligations within one year from the date the unaudited condensed consolidated financial statements were issued. Such factors raise substantial doubt about the Company’s ability to sustain operations for at least one year from the issuance of these financial statements. The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

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Basis of Consolidation:

The accompanying financial statements include the consolidated accounts of Digital Ally, its wholly-owned subsidiaries, Digital Ally International, Inc., Shield Products, LLC, Digital Ally Healthcare, LLC, TicketSmarter, Inc., Worldwide Reinsurance, Ltd., Digital Connect, Inc., BirdVu Jets, Inc., Kustom 440, Inc., and its majority-owned subsidiary Nobility Healthcare, LLC. All intercompany balances and transactions have been eliminated during consolidation.

The Company formed Digital Ally International, Inc. during August 2009 to facilitate the export sales of its products. The Company formed Shield Products, LLC in May 2020 to facilitate the sales of its Shield™ line of disinfectant/cleanser products and ThermoVu™ line of temperature monitoring equipment. The Company formed Nobility Healthcare, LLC (“Nobility Healthcare”) in June 2021 to facilitate the operations of its revenue cycle management solutions and back-office services for healthcare organizations. The Company formed TicketSmarter, Inc. upon its acquisition of Goody Tickets, LLC and TicketSmarter, LLC, to facilitate its global ticketing operations. The Company formed Worldwide Reinsurance Ltd., which is a captive insurance company domiciled in Bermuda. It will provide primarily liability insurance coverage to the Company for which insurance may not be currently available or economically feasible in today’s insurance marketplace. The Company formed Kustom 440, Inc. in 2022 to create unique entertainment experiences directly for consumers.

Fair Value of Financial Instruments:

The carrying amounts of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and subordinated notes payable approximate fair value because of the short-term nature of these items.

Revenue Recognition:

The Company applies the provisions of Accounting Standards Codification (ASC) 606-10, Revenue from Contracts with Customers, and all related appropriate guidance. The Company recognizes revenue under the core principle to depict the transfer of control to its customers in an amount reflecting the consideration to which it expects to be entitled. In order to achieve that core principle, the Company applies the following five-step approach: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when a performance obligation is satisfied.

The Company has two different revenue streams, product and service, represented through its three segments. The Company reports all revenues on a gross basis, other than service revenues from the Company’s entertainment and revenue cycle management segments, Revenues generated by all segments are reported net of sales taxes.

Video Solutions

The Company considers customer purchase orders, which in some cases are governed by master sales agreements, to be the contracts with the customer. In situation where sales are to a distributor, the Company had concluded its contracts are with the distributor as the Company holds a contract bearing enforceable rights and obligations only with the distributor. As part of its consideration for the contract, the Company evaluates certain factors including the customers’ ability to pay (or credit risk). For each contract, the Company considers the promise to transfer products, each of which is distinct, to be the identified performance obligations. In determining the transaction price, the Company evaluates whether the price is subject to refund or adjustment to determine the net consideration to which it expects to be entitled. As the Company’s standard payment terms are less than one year, it has elected the practical expedient under ASC 606-10-32-18 to not assess whether a contract has a significant financing component. The Company allocates the transaction price to each distinct product based on its relative standalone selling price. The product price as specified on the purchase order is considered the standalone selling price as it is an observable input which depicts the price as if sold to a similar customer in similar circumstances. Revenue is recognized when control of the product is transferred to the customer (i.e. when the Company’s performance obligations is satisfied), which typically occurs at shipment. Further in determining whether control has been transferred, the Company considers if there is a present right to payment and legal title, along with risks and rewards of ownership having transferred to the customer. Customers do not have a right to return the product other than for warranty reasons for which they would only receive repair services or replacement products. The Company has also elected the practical expedient under ASC 340-40-25-4 to expense commissions for product sales when incurred as the amortization period of the commission asset the Company would have otherwise recognized is less than one year.

F-57

Service and other revenue is comprised of revenues from extended warranties, repair services, cloud revenue and software revenue. Revenue is recognized upon shipment of the product and acceptance of the service or materials by the end customer for repair services. Revenue for extended warranty, cloud service or other software-based products is over the term of the contract warranty or service period. A time-elapsed method is used to measure progress because the Company transfers control evenly over the contractual period. Accordingly, the fixed consideration related to these revenues is generally recognized on a straight-line basis over the contract term, as long as the other revenue recognition criteria have been met.

The Company’s multiple performance obligations may include future in-car or body-worn camera devices to be delivered at defined points within a multi-year contract, and in those arrangements, the Company allocates total arrangement consideration over the life of the multi-year contract to future deliverables using management’s best estimate of selling price.

Revenue Cycle Management

The Company reports revenue cycle management revenues on a net basis, as its primary source of revenue is its end-to-end service fees which is generally determined as a percentage of the invoice amounts collected. These service fees are reported as revenue monthly upon completion of the Company’s performance obligation to provide the agreed upon service.

Entertainment

The Company reports ticketing revenue on a gross or net basis based on management’s assessment of whether the Company is acting as a principal or agent in the transaction. The determination is based upon the evaluation of control over the event ticket, including the right to sell the ticket, prior to its transfer to the ticket buyer.

The Company sells tickets held in inventory, which consists of one performance obligation, being to transfer control of an event ticket to the buyer upon confirmation of the order. The Company acts as the principal in these transactions as the ticket is owned by the Company at the time of sale, therefore controlling the ticket prior to transferring to the customer. In these transactions, revenue is recorded on a gross basis based on the value of the ticket and is recognized when an order is confirmed. Payment is typically due upon delivery of the ticket.

The Company also acts as an intermediary between buyers and sellers through online secondary marketplace. Revenues derived from this marketplace primarily consist of service fees from ticketing operations, and consists of one primary performance obligation, which is facilitating the transaction between the buyer and seller, being satisfied at the time the order has been confirmed. As the Company does not control the ticket prior to the transfer, the Company acts as an agent in these transactions. Revenue is recognized on a net basis, net of the amount due to the seller when an order is confirmed, the seller is then obligated to deliver the tickets to the buyer per the seller’s listing. Payment is due at the time of sale.

F-58

Other

Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. During the nine months ended September 30, 2024, the Company recognized revenue of $2.0 million related to its contract liabilities. Contract liabilities consist of deferred revenue and include payments received in advance of performance under the contract and are reported separately as current liabilities and non-current liabilities in the Consolidated Balance Sheets. Such amounts consist of extended warranty contracts, prepaid cloud services and prepaid installation services and are generally recognized as the respective performance obligations are satisfied. Total contract liabilities consist of the following:

	September 30, 2024
	December 31, 2023	Additions/ Reclass	Recognized Revenue	September 30, 2024
Contract liabilities, current	$2,937,168	$1,689,038	$(557,628)	$4,068,578
Contract liabilities, non-current	7,340,459	761,421	(1,476,186)	6,625,694

	$10,277,627	$2,450,459	$(2,033,814)	$10,694,272

	September 30, 2023
	December 31, 2022	Additions/ Reclass	Recognized Revenue	September 30, 2023
Contract liabilities, current	$2,154,874	$2,133,969	$(1,536,860)	$2,751,983
Contract liabilities, non-current	5,818,082	1,943,313	(626,848)	7,134,547

	$7,972,956	$4,077,282	$(2,163,708)	$9,886,530

Sales returns and allowances aggregated $86,370 and $117,713 for the nine months ended September 30, 2024 and September 30, 2023, respectively. Obligations for estimated sales returns and allowances are recognized at the time of sales on an accrual basis. The accrual is determined based upon historical return rates adjusted for known changes in key variables affecting these return rates.

Use of Estimates:

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management utilizes various other estimates, including but not limited to determining the estimated lives of long-lived assets, determining the potential impairment of long-lived assets, the fair value of warrants, options, the recognition of revenue, inventory valuation reserve, fair value of assets and liabilities acquired in a business combination, incremental borrowing rate on leases, the valuation allowance for deferred tax assets and other legal claims and contingencies. The results of any changes in accounting estimates are reflected in the financial statements in the period in which the changes become evident. Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period that they are determined to be necessary.

Cash and cash equivalents:

Cash and cash equivalents include funds on hand, in bank and short-term investments with original maturities of ninety (90) days or less.

The Company maintains its cash and cash equivalents in banks insured by the Federal Deposit Insurance Corporation (FDIC) in accounts that at times may be in excess of the federally insured limit of $250,000 per bank. The Company minimizes this risk by placing its cash deposits with major financial institutions. At September 30, 2024 and December 31, 2023, the uninsured balance amounted to $0 and $29,700, respectively.

Restricted Cash:

Restricted cash of $-0- and $97,600 was included in other assets as of September 30, 2024 and December 31, 2023, respectively. Restricted cash consists of bank deposits that collateralize a debt obligation. Such debt obligation was paid off as of September 30, 2024.

F-59

Accounts Receivable:

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a weekly basis. The Company determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions.

Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received. A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than thirty (30) days beyond terms. No interest is charged on overdue trade receivables.

Goodwill and Other Intangibles:

Goodwill - In connection with acquisitions, the Company applies the provisions of ASC 805, Business Combinations, using the acquisition method of accounting. The excess purchase price over the fair value of net tangible assets and identifiable intangible assets acquired is recorded as goodwill. In accordance with ASC 350, Intangibles - Goodwill and Other, the Company assesses goodwill for impairment annually as of December 31st, and more frequently if events and circumstances indicate that goodwill might be impaired.

Goodwill impairment testing is performed at the reporting unit level. Goodwill is assigned to reporting units at the date the goodwill is initially recorded. Once goodwill has been assigned to reporting units, it no longer retains its association with a particular acquisition, and all of the activities within a reporting unit, whether acquired or internally generated, are available to support the value of the goodwill.

Traditionally, goodwill impairment testing is a two-step process. Step one involves comparing the fair value of the reporting units to its carrying amount. If the carrying amount of a reporting unit is greater than zero and its fair value is greater than its carrying amount, there is no impairment. If the reporting unit’s carrying amount is greater than the fair value, the second step must be completed to measure the amount of impairment, if any. Step two involves calculating an implied fair value of goodwill. The Company has adopted ASU 2017-04 which simplifies subsequent goodwill measurement by eliminating step two from the goodwill impairment test. As a result, the Company compares the fair value of a reporting unit with its respective carrying value and recognized an impairment charge for the amount by which the carrying amount exceeded the reporting unit’s fair value.

The Company determines the fair value of its reporting units using a weighting of the income and market valuation approaches. The income approach applies a fair value methodology to each reporting unit based on discounted cash flows. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internally-developed forecasts of revenue and profitability, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital, which is risk-adjusted to reflect the specific risk profile of the reporting unit being tested. Under the market approach, we estimate the fair value based on multiples of comparable public companies and precedent transactions. Significant estimates in the market approach include: identifying similar companies with comparable business factors such as size, growth, profitability, risk and return on investment, and assessing comparable revenue and operating income multiples in estimating the fair value of the reporting unit.

Long-lived and Other Intangible Assets - The Company periodically assesses potential impairments of its long-lived assets in accordance with the provisions of ASC 360, Accounting for the Impairment or Disposal of Long-lived Assets. An impairment review is performed whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The Company groups its assets at the lowest level for which identifiable cash flows are largely independent of the cash flows of the other assets and liabilities. The Company has determined that the lowest level for which identifiable cash flows are available is the operating segment level.

Factors considered by the Company include, but are not limited to, significant underperformance relative to historical or projected operating results; significant changes in the manner of use of the acquired assets or the strategy for the overall business; and significant negative industry or economic trends. When the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, the Company recognizes an impairment loss. An impairment loss is reflected as the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair value if available, or discounted cash flows, if fair value is not available. The Company assessed potential impairments of its long-lived assets as of December 31, 2023 and concluded that there was no impairment. Subsequent to completing our 2023 annual impairment test, no events or changes in circumstances were noted that required an interim goodwill impairment test until the three months ended September 30, 2024, when events occurred that we considered triggering events.

During the third fiscal quarter of 2024, management determined that triggering events had occurred resulting from the additional decline in demand for our services, prolonged economic uncertainty, the split-off transaction did not occur when and as expected and a further decrease in our stock price. Therefore, we performed an interim impairment test as of September 30, 2024. Refer to Note 8. Goodwill and Other Intangible Assets for additional details on the interim impairment test, valuation methodologies, and inputs used in the fair value measurements.

F-60

Intangible assets include deferred patent costs, license agreements, trademarks and trade names. Legal expenses incurred in preparation of patent application have been deferred and will be amortized over the useful life of granted patents. Costs incurred in preparation of applications that are not granted will be charged to expense at that time. The Company has entered into several sublicense agreements under which it has been assigned the exclusive rights to certain licensed materials used in its products. These sublicense agreements generally require upfront payments to obtain the exclusive rights to such material. The Company capitalizes the upfront payments as intangible assets and amortizes such costs over their estimated useful life on a straight-line method.

Segment Reporting

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Entertainment, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities and are also to be reported in the segment information.

Contingent Consideration

In circumstances where an acquisition involves a contingent consideration arrangement that meets the definition of a liability under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, the Company recognizes a liability equal to the fair value of the contingent payments the Company expects to make as of the acquisition date. The Company remeasures this liability each reporting period and records changes in the fair value through the consolidated statement of operations.

Non-Controlling Interests

Non-controlling interests in the Company’s Consolidated Financial Statements represent the interest in subsidiaries held by our venture partner. The venture partner holds a noncontrolling interest in the Company’s consolidated subsidiary Nobility Healthcare, LLC. Since the Company consolidates the financial statements of all wholly-owned and majority owned subsidiaries, the noncontrolling owners’ share of each subsidiary’s results of operations are deducted and reported as net income or loss attributable to noncontrolling interest in the Consolidated Statements of Operations.

New Accounting Standards

In November 2023, the FASB issued Accounting Standards Update No. 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”), which is intended to improve reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The guidance is to be applied retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

F-61

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which modifies the rules on income tax disclosures to require entities to disclose (1) specific categories in the rate reconciliation, (2) the income or loss from continuing operations before income tax expense or benefit (separated between domestic and foreign) and (3) income tax expense or benefit from continuing operations (separated by federal, state and foreign). ASU 2023-09 also requires entities to disclose their income tax payments to international, federal, state and local jurisdictions, among other changes. The guidance is effective for annual periods beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. ASU 2023-09 should be applied on a prospective basis, but retrospective application is permitted. We are currently evaluating the potential impact of adopting this new guidance on our consolidated financial statements and related disclosures.

NOTE 2. INVENTORIES

Inventories consisted of the following at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023
Raw material and component parts– video solutions segment	$2,638,063	$3,044,653
Work-in-process– video solutions segment	11,565	20,396
Finished goods – video solutions segment	3,533,839	4,623,489
Finished goods – entertainment segment	364,641	699,204
Subtotal	6,548,108	8,387,742
Reserve for excess and obsolete inventory– video solutions segment	(4,144,749)	(4,355,666)
Reserve for excess and obsolete inventory – entertainment segment	(78,241)	(186,795)
Total inventories	$2,325,118	$3,845,281

NOTE 3. DEBT OBLIGATIONS

Debt obligations is comprised of the following:

	September 30, 2024	December 31, 2023
Economic injury disaster loan (EIDL)	$145,328	$147,781
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	129,651
Contingent consideration promissory note – Nobility Healthcare Division Acquisition	—	58,819
Revolving Loan Agreement	—	4,880,000
Commercial Extension of Credit- Entertainment Segment	295,000	87,928
Merchant Advances – Video Solutions Segment	2,091,500	1,350,000
Merchant Advances – Entertainment Segment	1,364,986	—
Unamortized debt issuance costs	(315,955)	(540,429)
Debt obligations	3,580,859	6,113,750
Less: current maturities of debt obligations	3,438,910	1,260,513
Debt obligations, long-term	$141,949	$4,853,237

F-62

Debt obligations mature on an annual basis as follows as of September 30, 2024:

September 30, 2024
2024 (October 1, 2024 to December 31, 2024)	$3,436,363
2025	3,412
2026	3,542
2027	3,677
2028 and thereafter	133,865

Total	$3,580,859

2020 Small Business Administration Notes.

On May 12, 2020, the Company received $150,000 in loan funding from the SBA under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the recently enacted CARES Act. The EIDL is evidenced by a secured promissory note, dated May 8, 2020, in the original principal amount of $150,000 with the SBA, the lender.

Under the terms of the note issued under the EIDL program, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of such note is thirty years, though it may be payable sooner upon an event of default under such note. Monthly principal and interest payments began in November 2022, after being deferred for thirty months after the date of disbursement and total $731 per month thereafter. Such note may be prepaid in part or in full, at any time, without penalty. The Company granted the SBA a continuing interest in and to any and all collateral, including but not limited to tangible and intangible personal property.

The Company made principal payments of $2,453 during the nine months ended September 30, 2024 and recorded interest expense of $1,368 and $4,126 for the three and nine months ended September 30, 2024.

Contingent Consideration Promissory Notes

On June 30, 2021, Nobility Healthcare, a subsidiary of the Company, issued a contingent consideration promissory note (the “June Contingent Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “June Seller”) of $350,000. The June Contingent Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for nine months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the June Contingent Note is subject to an earn-out adjustment, being the difference between $975,000 (the “June Projected Revenue”) and the cash basis revenue (the “June Measurement Period Revenue”) collected by the June Seller in its normal course of business from the clients existing on June 30, 2021, during the period from October 1, 2021 through September 30, 2022 (the “June Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the June Measurement Period Revenue is less than the June Projected Revenue, such amount will be subtracted from the principal balance of this June Contingent Note on a dollar-for-dollar basis. If the June Measurement Period Revenue is more than the June Projected Revenue, such amount will be added to the principal balance of this June Contingent Note on a dollar-for-dollar basis. In no event will the principal balance of this June Contingent Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be a reduction to zero. There are no limits to the increases to the principal balance of the June Contingent Note as a result of the earn-out adjustments.

The June Contingent Note is considered to be additional purchase price; therefore, the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition with subsequent changes in fair value recorded as a gain or loss in the Consolidated Statements of Operations. Management recorded the contingent consideration promissory note at its estimated fair value of $350,000 at the acquisition date. Total principal payments, since inception, on this contingent consideration promissory note totalled $290,073. The estimated fair value of the June Contingent Note at September 30, 2024 is $-0-, representing a reduction in its estimated fair value of $58,819 as compared to its estimated fair value as of December 31, 2023. This reduction only relates to the principal payments made for the nine months ended September 30, 2024. Therefore, the Company recorded no gain or loss in the Consolidated Statements of Operations for the nine months ended September 30, 2024.

On August 31, 2021, Nobility Healthcare, issued another contingent consideration promissory note (the “August Contingent Payment Note”) in connection with a stock purchase agreement between Nobility Healthcare and a private company (the “August Sellers”) of $650,000. The August Contingent Payment Note has a three-year term and bears interest at a rate of 3.00% per annum. Quarterly principal and interest payments are deferred for nine months and is due in equal quarterly installments on the seventh business day of each quarter. The principal amount of the August Contingent Payment Note is subject to an earn-out adjustment, being the difference between the $3,000,000 (the “August Projected Revenue”) and the cash basis revenue (the “August Measurement Period Revenue”) collected by the August Sellers in its normal course of business from the clients existing on September 1, 2021, during the period from December 1, 2021 through November 30, 2022 (the “August Measurement Period”) measured on a quarterly basis and annualized as of the relevant period. If the August Measurement Period Revenue is less than the August Projected Revenue, such amount will be subtracted from the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. If the August Measurement Period Revenue is more than the August Projected Revenue, such amount will be added to the principal balance of this August Contingent Payment Note on a dollar-for-dollar basis. In no event will the principal balance of this August Contingent Payment Note become a negative number. The maximum downward earn-out adjustment to the principal balance will be to zero. There are no limits to the increases to the principal balance of the August Contingent Payment Note as a result of the earn-out adjustments.

F-63

The August Contingent Payment Note is considered to be additional purchase price, therefore the estimated fair value of the contingent liability is recorded as a liability at the acquisition date and the fair value is considered part of the consideration paid for the acquisition. Management has recorded the contingent consideration promissory note at its estimated fair value of $650,000 at the acquisition date. Principal payments, since its inception, on this contingent consideration promissory note totalled $681,907. The estimated fair value of the August Contingent Note at September 30, 2024 is $-0-, representing a decrease in its estimated fair value of $129,651 as compared to is estimated fair value as of December 31, 2023. This reduction only relates to the principal payments made for the nine months ended September 30, 2024. Therefore, the Company recorded no gain or loss in the Consolidated Statements of Operations for the nine months ended September 30, 2024.

2023 Commercial Extension of Credit

On February 23, 2023, the Company’s Entertainment segment entered into an extension of credit in the form of a loan to use in marketing and operating its business in accordance with the Private Label Agreement previously entered into with the Lender. The Lender agreed to extend, subject to the conditions hereof, and Borrower agreed to take, a Loan for Principal Sum of $1,000,000.

The Lender retains 25% of each remittance owed to Borrower under the terms of the Private Label Agreement. Such remittances includes regular weekly remittances and any additional incentive payments to which the Borrower may be entitled. The 25% withholding of the Borrower’s applicable remittance is deemed a “Payment” under the terms of this Note, and Payments shall continue until the earlier of (i) repayment of the Principal Sum, accrued Interest, and a fee of $35,000 or (ii) expiration of the Private Label Agreement on December 31, 2023.

During the nine months ended September 30, 2024, the Entertainment segment Company’s Entertainment segment repaid the outstanding principal of $87,928 and did not renew this agreement.

2024 Commercial Extension of Credit

On January 22, 2024, the Company’s Entertainment segment entered into an extension of credit in the form of a loan to use in marketing and operating its business in accordance with the Ticket Solution Agreement. The Lender, Ticket Evolution, Inc., agreed to extend, subject to the conditions hereof, and Borrower agreed to take, an advance for a sum of $75,000 with monthly advances of $100,000.

The advances made are recoupable from client service fees with no more than $25,000 being recouped in any one week. The total advances received for the nine months ended September 30, 2024 were $975,000 and payments made totalled $900,000. The outstanding balance as of September 30, 2024 was $75,000.

On August 7, 2024 and as amended on September 25, 2024, the Company’s Entertainment segment entered into an extension of credit (the “Agreement”) with Vegas Tickets in the form of a prepayment for the rights to acquire certain Major League Baseball and National Football League playoff and season tickets. Vegas Tickets agreed to advance, subject to the conditions of the Agreement, and the Company’s Entertainment segment agreed to take, an advance for a sum of $200,000. Under the Agreement, the Company’s Entertainment segment has the right to reacquire the tickets for a cash amount of $220,000 by November 1, 2024. The repurchase date was extended to December 1, 2024 by an amendment dated October 31, 2024.

The Company’s Entertainment segment intends to repurchase the tickets and has recorded the cash repurchase obligation amount of $220,000 as the outstanding extension of credit balance as of September 30, 2024, with $20,000 of such amount recorded as interest expense during the three and nine months ended September 30, 2024.

Convertible Note

On April 5, 2023, the Company entered into and consummated the initial closing (the “First Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of April 5, 2023 (the “Purchase Agreement”), between the Company and certain investors (the “Purchasers”).

At the First Closing, the Company issued and sold to the Purchasers Senior Secured Convertible Notes in the aggregate original principal amount of $3,000,000 (the “Notes”) and warrants (the “Warrants”). The Purchase Agreement provided for a ten percent (10%) original interest discount resulting in gross proceeds to the Company of $2,700,000. No interest accrues under the Notes. The Warrants are exercisable for an aggregate 1,125,000 shares comprised of 375,000 warrants at an exercise price of $5.50 per share of the Company’s common stock, par value $0.001 (the “Common Stock”), 375,000 warrants at an exercise price of $6.50 per share of Common Stock, and 375,000 warrants at an exercise price of $7.50 per share of Common Stock.

F-64

Subject to certain conditions, within 18 months from the effectiveness date and while the Notes remain outstanding, the Purchasers have the right to require the Company to consummate a second closing of up to an additional $3,000,000 of Notes (the “Second Notes”) and Warrants on the same terms and conditions as the First Closing, except that the Second Notes may be subordinate to a mortgage on the Company’s headquarters building (the “Bank Mortgage”).

The Notes are convertible into shares of Common Stock at the election of the Purchasers at any time at a fixed conversion price of $5.00 (the “Conversion Price”) per share of Common Stock. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the Note for cash in an amount equal to 110% of the outstanding principal amount of the Notes (the “Optional Redemption Amount”). In addition, the Purchasers may, at their option, demand repayment at the Optional Redemption Amount upon five (5) business days’ written notice following (i) the closing by the Company of the Bank Mortgage, or (ii) a sale by the Company of Common Stock or Common Stock equivalents.

The Notes rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and are secured by substantially all of the Company’s assets, as evidenced by (i) a security agreement entered into at the Closing, (ii) a trademark security agreement entered into at the Closing, (iii) a patent security agreement entered into at the Closing, (iv) a guaranty executed by all direct and indirect subsidiaries of the Company pursuant to which each of them has agreed to guaranty the obligations of the Company under the Notes, and (v) a mortgage on the Company’s headquarters building in favor of the Purchasers.

Also at the Closing, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within the 10th business day following the First Closing (the “Filing Date”) a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants, and to use its best efforts to cause such Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible, but in any event no later than 45 days following the Filing Date (the “Effectiveness Date”). If the Registration Statement is not filed by the Filing Date or is not declared effective by the Effectiveness Date, or under certain other circumstances described in the Registration Rights Agreement, then the Company shall be obligated to pay, as partial liquidated damages, to each Purchaser an amount in cash equal to 2% of the original principal amount of the Notes each month until the applicable event giving rise to such payments is cured. If the Company fails to pay any partial liquidated damages in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum.

The Company recognized the full warrant derivative value, with the remaining amount being allocated to the debt obligation. As the warrant derivative value exceeded the net proceeds from the issuance, the excess amount is recognized as a loss on the date of the issue date. Thus, the Company recorded a loss of $576,380 as an interest expense on the date of issuance relating to the Notes. The following is the assumptions used in calculating the estimated grant-date fair value of the detachable warrants to purchase common stock granted in connection with the Notes:

Terms at April 5, 2023 (issuance date)
Volatility – range	106.0%
Risk-free rate	3.36%
Dividend	0%
Remaining contractual term	5.0 years
Exercise price	$5.50 – 7.50
Common stock issuable under the warrants	1,125,000

F-65

On June 2, 2023, the Purchasers elected to convert $125,000 principal, at the fixed price of $5.00 per share of common stock, 25,000 shares valued at $119,750. The loss on conversion of convertible note into common shares, of $93,386, was recorded during the period.

On October 26, 2023, the Company entered into a Revolving Loan Agreement of which a portion of the net proceeds were used to repay the principal amount of the Convertible debt. The warrants associated with the convertible debt remain outstanding.

Revolving Loan Agreement

On October 26, 2023, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) by and between the Company, Digital Ally Healthcare, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Digital Ally Healthcare” and, together with the Company, the “Borrower”), and Kompass Kapital Funding, LLC, a Kansas limited liability company (“Kompass”). In connection with the Loan Agreement, on October 26, 2023, the Company entered into a Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Mortgage”) by and between the Company, as grantor, and Kompass, as grantee, and issued a Revolving Note (the “Revolving Note”) to Kompass. The gross proceeds to the Company were $4,880,000 before repaying those certain Senior Secured Convertible Notes issued on April 5, 2023 in the aggregate amount of $3,162,500 and paying customary fees and expenses.

Pursuant to the Loan Agreement, Kompass agreed to make revolving loans (the “Revolving Loans”) available to the Borrower as the Borrower may from time to time request until, but not including, October 26, 2025, and in such amounts as the Borrower may from time to time request, provided, however, that the aggregate principal balance of the Revolving Loans outstanding at any time shall not exceed the lesser of $4,880,000 or an amount equal to eighty percent of the value of the mortgaged property, which consists of the real property owned by the Company having an address of 14001 Marshall Drive, Lenexa, KS 66215 (the “Mortgaged Property”). Under the Loan Agreement, the Revolving Loans made by Kompass may be repaid and, subject to customary terms and conditions, borrowed again up to, but not including October 26, 2025, unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in the Loan Agreement. The Revolving Loans shall be used by the Borrower for the purpose of working capital and to retire existing debt. Under the Loan Agreement, the Borrower is required to provide written notice to Kompass prior to creating, assuming or incurring any debt or becoming liable, whether as endorser, guarantor, surety or otherwise, for any debt or obligation of any other party. While obligations remain outstanding under the Loan Agreement, the Borrower is required to maintain a minimum balance of $97,600 in a reserve account (the “Capital Reserve Account”). Under the Loan Agreement, the Borrower is prohibited from creating, assuming, incurring or suffering or permitting to exist any lien of any kind or character upon the collateral, which consists of the Mortgaged Property and the Company’s interest in the Capital Reserve Account. The Loan Agreement contains customary covenants, representations and warranties by the Borrower.

Pursuant to the Loan Agreement, the Company issued the Revolving Note to Kompass whereby the Company and Digital Ally Healthcare jointly and severally promise to pay to the order of Kompass the lesser of (i) $4,880,000.00, or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to the Loan Agreement at the maturity or maturities and in the amount or amounts stated on the records of Kompass, together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) at a floating per annum rate equal to the greater of (i) the Prime Rate plus four percent or (ii) eight percent, on the aggregate principal amount of all Revolving Loans outstanding from time to time as provided in the Loan Agreement.

The Company entered into the Mortgage to secure its obligations under the Loan Agreement. The property mortgaged under the Mortgage consists of the Mortgaged Property. The Mortgage contains customary covenants, representations and warranties by the Company.

F-66

On August 12, 2024, the Company sold the Mortgaged Property and paid off the $4,880,000 outstanding principal balance together with all accrued and unpaid interest. In addition, upon origination of the Revolving Loan, the Company recorded debt issuance costs of $188,255 which was fully amortized as of the date the Mortgage was paid in full. The remaining unamortized discount was $-0- and $171,258 as September 30, 2024 and December 31, 2023, respectively.

Merchant Cash Advances – Video Solutions Segment

In November 2023, the Company obtained a short-term merchant advance, which totalled $1,050,000, from a single lender to fund operations. These advances included origination fees totalling $50,000 for net proceeds of $1,000,000. The advance is, for the most part, secured by expected future sales transactions of the Company with expected payments on a weekly basis. The Company will repay an aggregate of $1,512,000 to the lender. The loan bears interest at 2.9% per week.

During the nine months ended September 30, 2024, the Company made repayments totalling $1,382,500 and received additional proceeds of $1,144,000. The Company refinanced this loan in April 2024 resulting in the additional proceeds received during the nine months ended September 30, 2024. The refinancing was deemed to be an extinguishment of debt and a loss on extinguishment of debt was recorded during the nine months ended September 30, 2024 of $68,827.

As of September 30, 2024 the outstanding principal balance was $2,091,500 which is expected to be repaid in 2024 and early 2025. As of September 30, 2024 the remaining discount balance was $52,538.

The remaining unamortized discount was $52,538 and $369,171 as September 30, 2024 and December 31, 2023, respectively.

Merchant Cash Advances – Entertainment Segment

On March 1, 2024, the Company obtained a short-term merchant advance, which totalled $1,000,000, from a single lender to fund operations. These advances included origination and issuance fees totalling $85,000 for net proceeds of $915,000. The advance is, for the most part, is secured by expected future sales transactions of the Company with expected payments on a weekly basis. The Company will repay an aggregate of $1,425,000 to the lender. The loan bears interest at an 40.4523% annual effective rate based on latest debt modification. During the three and nine months ended September 30, 2024, the Company made repayments totalling $803,850 and $855,749, respectively.

The Company modified/amended the underlying loan agreement twice during the three months ended September 30, 2024, resulting in additional proceeds totalling $393,836. The modifications were both deemed to be extinguishments of debt resulting in a $310,505 total loss on the extinguishment of debt during the three and nine months ended September 30, 2024. As of September 30, 2024 the outstanding balance was $1,101,569 which is expected to be repaid in 2024. See Note 16. Subsequent Events for an update to this matter.

The remaining unamortized discount was $263,417 and $-0- as September 30, 2024 and December 31, 2023, respectively.

The Company entered into the original agreement on March 1, 2024. On July 13, 2024, the Company entered into a letter agreement with the Purchaser, amending the terms of the note agreement, and on September 12, 2024, the Company entered into a second letter agreement further amending the terms of the note agreement

On July 13, 2024, the Company entered into a Letter Agreement with the note holder, which modified the note payable by increasing the principal amount of the note payable from $1,425,000 to $1,725,000; provided, however, that if the Borrowers repay the Note in full on or before August 15, 2024, then the principal amount of the Note shall be reduced automatically by $100,000. Pursuant to the Letter Agreement, the Borrowers’ failure to adhere to certain repayment requirements of the underlying note purchase agreement did not constitute an event of default, as defined in the note purchase agreement. Pursuant to the modified/amended note, the Company agreed to make a cash payment to the note holder in the amount of $150,000 on or before July 26, 2024. The Company also agreed to sell or enter into a firm commitment to sell the office building owned by the Company and pay to the Purchaser: (i) $325,000, if the Company sells or enters into a firm commitment to sell the building on or before August 7, 2024; or (ii) $400,000, if the Company sells or enters into a firm commitment to sell the building after August 7, 2024. Pursuant to the modified/amended note, the Company’s failure to sell or enter into a firm commitment to sell the building prior to September 1, 2024 shall constitute an event of default, as defined in the note purchase agreement. The Company also agreed to pay to the note holder $100,000 per month until the modified/amended note is repaid in full, with the first such payment occurring on August 12, 2024, and each subsequent payment occurring on the 12th calendar day of each month thereafter.

On September 25, 2024, the Company and the note holder agreed to an amended and restated senior secured promissory note with a new principal amount of up to $2,000,000. The amended note evidences the new principal amount and amends and restates in its entirety, the terms and provisions of the Note. Pursuant to the amended note the Company promised to pay to the note holder the new principal amount, together with accrued interest or the amount outstanding under the amended note from time to time, to be computed from the date of the amended note at the rates and in the amounts set forth in the amended note. The amount of the unpaid balance, including such interest, that shall be due and payable under the Amended Note may increase and decrease as advances and payments are made thereunder. The Amended Note bears interest at a rate of 1.58% per month.

F-67

The Company can request advances in writing to the note holder and upon approval by the note holder to be determined in its sole discretion, (but which shall not be unreasonably withheld), the note holder can either make payment directly to specified vendor(s) or other creditors on behalf of the Company or deposit the advance into the Company’s account.

The amended note, requires the Company to repay the amended note, in full, on the earlier of (i) November 1, 2024, and (ii) the consummation of the merger between Kustom Entertainment and CL Merger Sub, Inc. (“CL Merger Sub”) pursuant to the merger agreement among the Company, Kustom Entertainment, Clover Leaf Capital Corp. the Company is also required to pay in arrears in cash an amount equal to 50% of revenues from all ticket sales generated by Kustom Entertainment, up to nine thousand tickets sold, and thereafter equal to 10% of all revenues from all ticket sales until the earlier of the date on which the amended note is repaid in full or the November 1, 2024 maturity date. The Company has the right, but not the obligation, under the amended note to prepay the amended note, upon written notice to the Company, by payment in full of the entire outstanding principal balance plus interest.

Furthermore, pursuant to the amended note, the parties agreed to extend the repayment date of $100,000, by the Company to the note holder, from September 26, 2024, to October 10, 2024. As further described in Note 16. Subsequent Events this payment was not made on a timely basis, however, the Note was paid in full on November 7, 2024.

NOTE 4. FAIR VALUE MEASUREMENT

In accordance with ASC Topic 820 — Fair Value Measurements and Disclosures (“ASC 820”), the Company utilizes the market approach to measure fair value for its financial assets and liabilities. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets, liabilities or a group of assets or liabilities, such as a business.

ASC 820 utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

●	Level 1 — Quoted prices in active markets for identical assets and liabilities

●	Level 2 — Other significant observable inputs (including quoted prices in active markets for similar assets or liabilities)

●	Level 3 — Significant unobservable inputs (including the Company’s own assumptions in determining the fair value)

The following table represents the Company’s hierarchy for its financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2024 and December 31, 2023:

	September 30, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$1,266,073	$1,266,073
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	—	—
	$—	$—	$1,266,073	$1,266,073

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant derivative liabilities	$—	$—	$1,369,738	$1,369,738
Contingent consideration promissory notes and contingent consideration earn-out agreement	—	—	188,470	188,470
	$—	$—	$1,558,208	$1,558,208

F-68

The following table represents the change in Level 3 tier value measurements for the nine months ended September 30, 2024:

	Contingent Consideration Promissory Notes and Earn-Out Agreement	Warrant Derivative Liabilities

Balance, December 31, 2023	$188,470	$1,369,738

Issuance of warrant derivative liabilities	—	2,075,300

Change in fair value of warrant derivative liabilities	—	(2,178,965)

Principal payments on contingent consideration promissory notes – Revenue Cycle Management Acquisitions	(188,470)	—

Change in fair value of contingent consideration promissory notes - Revenue Cycle Management Acquisitions	—	—

Balance, September 30, 2024	$—	$1,266,073

NOTE 5. ACCRUED EXPENSES

Accrued expenses consisted of the following at September 30, 2024 and December 31, 2023:

	September 30, 2024	December 31, 2023

Accrued warranty expense	$11,615	$17,699
Accrued litigation costs	2,040,292	2,040,292
Accrued payroll and related fringes	585,030	367,826
Accrued sales returns and allowances	93,170	117,713
Accrued taxes	116,463	150,981
Accrued interest - related party	385,390	95,031
Customer deposits	227,885	219,462
Other	136,835	260,326
	$3,596,680	$3,269,330

F-69

Accrued warranty expense was comprised of the following for the nine months ended September 30, 2024:

Beginning balance	$17,699
Provision for warranty expense	38,898
Charges applied to warranty reserve	(44,982)

Ending balance	$11,615

NOTE 6. INCOME TAXES

The effective tax rate for the three and nine months ended September 30, 2024 and 2023 varied from the expected statutory rate due to the Company continuing to provide a 100% valuation allowance on net deferred tax assets. The Company determined that it was appropriate to continue the full valuation allowance on net deferred tax assets as of September 30, 2024, primarily because of the Company’s history of operating losses.

The Company has incurred operating losses in recent years, and it continues to be in a three-year cumulative loss position at September 30, 2024. Accordingly, the Company determined there was not sufficient positive evidence regarding its potential for future profits to outweigh the negative evidence of our three-year cumulative loss position under the guidance provided in ASC 740. Therefore, it is determined to continue to provide a 100% valuation allowance on its net deferred tax assets. The Company expects to continue to maintain a full valuation allowance until it determines that it can sustain a level of profitability that demonstrates its ability to realize these assets. To the extent the Company determines that the realization of some or all of these benefits is more likely than not based upon expected future taxable income, a portion or all of the valuation allowance will be reversed. The Company has available to it approximately $140.9 million (based on its December 31, 2023 tax return) in net operating loss carryforwards to offset future taxable income as of September 30, 2024.

NOTE 7. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following at September 30, 2024 and December 31, 2023:

	Estimated Useful Life	September 30, 2024	December 31, 2023
Building	25 years	$—	$4,537,037
Land	Infinite	—	739,734
Office furniture, fixtures, equipment, and aircraft	3-20 years	780,492	2,065,092
Warehouse and production equipment	3-7 years	237,141	29,055
Demonstration and tradeshow equipment	3-7 years	77,791	87,987
Building improvements	5-7 years	20,935	1,328,654
Total cost		1,116,359	8,787,559
Less: accumulated depreciation and amortization		(671,756)	(1,503,857)

Net property, plant and equipment		$444,603	$7,283,702

F-70

Depreciation expense for the three months ended September 30, 2024 and September 30, 2023 was $127,474 and $188,100, respectively, and is included in general and administrative expenses. Depreciation expense for the nine months ended September 30, 2024 and September 30, 2023 was $471,307 and $533,992, respectively, and is included in general and administrative expenses.

During the nine months ended September 30, 2024 the Company engaged a broker and sold its aircraft for $1,100,000 less closing costs of $1,500. The carrying amount of the aircraft on the date of sale was $1,141,661. As a result of the sale the Company recorded a loss of $41,661 in the Consolidated Statement of Operations.

During the three and nine months ended September 30, 2024 the Company engaged a broker and sold its building for $5,900,000 less closing costs of $7,194. The carrying amount of the building on the date of sale was $5,461,623. As a result of the sale the Company recorded a gain of $431,183 in the Consolidated Statement of Operation during the three and nine months ended September 30, 2024.

NOTE 8. GOODWILL AND OTHER INTANGIBLE ASSETS

Intangible assets consisted of the following as of September 30, 2024 and December 31, 2023:

	September 30, 2024				December 31, 2023
	Gross value	Accumulated amortization	Accumulated Impairment	Net carrying value	Gross value	Accumulated amortization	Net carrying value
Amortized intangible assets:
Licenses (video solutions segment)	$151,652	$23,907	$—	$127,745	$225,545	$89,887	$135,658
Patents and trademarks (video solutions segment)	483,521	355,314	—	128,207	483,521	266,403	217,118
Sponsorship agreement network (entertainment segment)	5,600,000	3,453,333	—	2,146,667	5,600,000	2,613,333	2,986,667
SEO content (entertainment segment)	600,000	462,500	—	137,500	600,000	350,000	250,000
Personal seat licenses (entertainment segment)	117,339	12,060	—	105,279	180,081	14,004	166,077
Software	23,653	—	—	23,653
Website enhancements (entertainment segment)	35,900	6,841	—	29,059	13,500	—	13,500
Client agreements (revenue cycle management segments)	999,034	301,695	—	697,339	999,034	226,768	772,266
	8,011,099	4,615,650	—	3,395,449	8,101,681	3,560,395	4,541,286

Indefinite life intangible assets:
Goodwill (Entertainment segment)	6,112,507	—	307,000	5,805,507	5,886,548	—	5,886,548
Goodwill (Revenue cycle management segment)	5,480,966	—	4,322,000	1,158,966	5,480,966	—	5,480,966
Trade name and trademarks (entertainment segment)	900,000	—	201,000	699,000	600,000	—	600,000
Patents and trademarks pending (video solutions segment)	91,623	—	—	91,623	1,622	—	1,622

Total	$20,596,195	$4,615,650	$4,830,000	$11,150,545	$20,070,817	$3,560,395	$16,510,422

F-71

Patents and trademarks pending will be amortized beginning at the time they are issued by the appropriate authorities. If issuance of the final patent or trademark is denied, then the amount deferred will be immediately charged to expense.

Amortization expense for the three months ended September 30, 2024 and 2023 was $371,772 and $377,485, respectively and $1,106,939 and $1,122,635 for the nine months ended September 30, 2024 and 2023, respectively. Estimated amortization for intangible assets with definite lives for the next five years ending December 31 and thereafter is as follows:

Year ending December 31:
2024 (October 1, 2024 to December 31, 2024)	$371,227
2025	1,418,272
2026	913,733
2027	116,387
2028 and thereafter	575,830
$3,395,449

Interim impairment test

We performed an interim impairment test as of the last day of the fiscal third quarter of 2024 as management determined that a triggering event had occurred resulting from the additional decline in demand for our services, prolonged economic uncertainty, the fact that the split-off transaction did not occur when and as expected and a further decrease in our stock price. Therefore, we performed an interim impairment test as of the September 30, 2024 for our reporting units with remaining goodwill.

The fair value of each reporting unit was estimated using a weighting of the income and market valuation approaches. The income approach applied a fair value methodology to each reporting unit based on discounted cash flows. This analysis requires significant judgments, including estimation of future cash flows, which is dependent on internally-developed forecasts of revenue and profitability, estimation of the long-term rate of growth for our business, estimation of the useful life over which cash flows will occur, and determination of our weighted average cost of capital, which is risk-adjusted to reflect the specific risk profile of the reporting unit being tested. The weighted average cost of capital used in our most recent impairment test ranged from 21% to 32.5%. We also applied a market approach, which develops a value correlation based on the market capitalization of similar publicly traded companies, referred to as a multiple, to apply to the operating results of the reporting units. The primary market multiples used are revenue and earnings before interest, taxes, depreciation, and amortization. The income and market approaches were equally weighted in our most recent annual impairment test, for all of the reporting units.

The combined fair values for all reporting units were then reconciled to our aggregate market value of our shares of common stock on the date of valuation, while considering a reasonable control premium. We consider a reporting unit’s fair value to be substantially in excess of the reporting unit’s carrying value at a 20% premium or greater. Based on our most recent impairment test, the video solutions reporting unit’s fair value was substantially in excess of its carrying value, while the revenue cycle management and entertainment segments were determined to be impaired.

We held goodwill of $5,480,966 as of September 30, 2024 and December 31, 2023, related to businesses within our revenue cycle management segment. We held goodwill of $6,112,507 and $5,886,548 as of September 30, 2024 and December 31, 2023, respectively, related to businesses within our entertainment segment. As a result of our September 30, 2024 interim impairment test, we concluded that the carrying amount of the revenue cycle management and the entertainment reporting units exceeded its estimated fair values. Thus, we recorded a non-cash goodwill impairment charge of $4,322,000, related to the goodwill carrying balance for the revenue cycle management segment, and a non-cash goodwill impairment charge of $307,000, related to the goodwill carrying balance for the entertainment segment, both of which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024. The goodwill impairment was primarily driven by recent performance of the revenue cycle management and entertainment reporting units since our annual impairment testing date, as well as a delay in the projected timing of recovery. The remaining balance for the goodwill carrying balance related to businesses within our revenue cycle management segment and entertainment segment was $1,158,966 and $5,805,507, respectively as of September 30, 2024.

Indefinite-lived intangible assets

We held indefinite-lived trade names/trademarks of $900,000 and $600,000 as of September 30, 2024 and December 31, 2023, respectively, related to businesses within our entertainment segment.

During the three months ended September 30, 2024, we concluded that the carrying amount of a trade name/trademark related to the entertainment segment exceeded its estimated fair value and we recorded a non-cash impairment charge of $201,000, which was included in goodwill and intangible asset impairment charge on our Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2024. The charge was primarily driven by the split-off transaction not being completed when and as expected and our recent revenue and operating performance of the related business given a decline in demand and overall economic uncertainty. The remaining balance for this trade name/trademark was $699,000 as of September 30, 2024.

NOTE 9. COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, we are notified that we may be a party to a lawsuit or that a claim is being made against us. It is our policy to not disclose the specifics of any claim or threatened lawsuit until the summons and complaint are actually served on us. After carefully assessing the claim, and assuming we determine that we are not at fault or we disagree with the damages or relief demanded, we vigorously defend any lawsuit filed against us. We record a liability when losses are deemed probable and reasonably estimable. When losses are deemed reasonably possible but not probable, we determine whether it is possible to provide an estimate of the amount of the loss or range of possible losses for the claim, if material for disclosure. In evaluating matters for accrual and disclosure purposes, we take into consideration factors such as our historical experience with matters of a similar nature, the specific facts and circumstances asserted, the likelihood of our prevailing, the availability of insurance, and the severity of any potential loss. We reevaluate and update accruals as matters progress over time.

On May 31, 2022, the Company filed a lawsuit against Culp McAuley, Inc. (“Culp McAuley”) and four individuals (Brandon Culp, Campbell McAuley, Mark Depew and Larry Roberts) (collectively the “defendants”) in the United States District Court for the District of Kansas, seeking monetary damages and injunctive relief based on certain conduct by the defendants. On July 18, 2022, Culp McAuley filed its Answer to the Company’s Verified Complaint and included Counterclaims alleging breach of contract and seeking monetary damages. On August 8, 2022, the Company filed its Reply and Affirmative Defenses to the Counterclaims by, among other things, denying the allegations and any and all liability.

On December 20, 2022, the Company filed a motion for leave to file a second amended complaint to add additional claims against the defendants to avoid fraudulent transfers, to pierce the corporate veil of Culp McAuley, and for remedies related to the claims for fraudulent transfers and piercing the corporate veil. On December 22, 2022, the Court issued an Order granting the Company’s motion for leave to file a second amended complaint, which was filed with the Court on December 27, 2022. Because Culp McAuley’s original counsel withdrew, Culp McAuley was ordered to obtain new counsel on or before December 2, 2022. On December 5, 2022, the Court ordered that Culp McAuley show cause in writing by December 21, 2022, why the Court should not direct the Clerk to enter default against it. On December 22, 2022, the Court directed the Clerk to enter default against Culp McAuley. On February 21, 2023, the Clerk entered default against Culp McAuley.

In February and March, 2023, defendants Larry Roberts and Mark Depew filed separate motions to dismiss, respectively. The Company opposed both motions. On July 7, 2023, the Court issued an Order granting Roberts’ motion to dismiss and denying Depew’s motion to dismiss. On December 7, 2023, the Company filed an application for the Clerk’s entry of default against defendant Brandon Culp. On December 13, 2023, the Clerk entered default against Brandon Culp.

F-72

On January 5, 2024, the Company filed a motion for summary judgment against defendants Campbell McAuley and Mark Depew. On the same date, the Company also filed separate motions for default judgment against Culp McAuley and Brandon Culp, respectively. On January 5, 2024, defendant Mark Depew filed a motion for summary judgment against the Company. On May 17, 2024, the Court issued Orders which, respectively, (i) granted defendant Mark Depew’s motion for summary judgment against the Company; (ii) denied the Company’s motion for summary judgment against Depew; (iii) granted the Company’s motion for summary judgment against defendant Campbell McAuley; and (iv) granted the Company’s motions for default judgment against defendants Culp McAuley and Brandon Culp. Finding that defendants Brandon Culp and Campbell McAuley were each the alter ego of Culp McAuley, on June 4, 2024, the Court entered judgment in favor of the Company in the amount of $3,999,984 against Culp McAuley, Brandon Culp, and Campbell McAuley, jointly and severally (the “judgment”). The Company is currently uncertain as to what amount, if any, of the judgment amount it will ultimately be able to recover.

On June 14, 2024, the Company filed a Notice of Appeal to the United States Court of Appeals for the Tenth Circuit from the Court’s May 17, 2024 Order that granted summary judgment in favor of Mark Depew. On December 10, 2024, the Company and Depew filed a Stipulation of Dismissal in the Tenth Circuit that ended the appeal after the Company and Depew reached a settlement.

In March 2024, the Company filed a complaint against Larry Roberts (“defendant”) in the Superior Court of the State of California, County of Orange. The lawsuit arises from the defendant’s multiple breaches of his obligations to the Company. The Company seeks monetary damages based on certain conduct by the defendant. On May 28, 2024, the defendant filed a motion to strike portions of the complaint and a motion for demurrer. On October 4, 2024, the Court sustained in part and overruled in part defendant’s motion for demurrer. The Court further denied the defendant’s motion to strike in its entirety. The case is pending.

As of September 30, 2024, we are able to estimate a range of reasonably possible loss related to the Culp McCauley case (when taking into account, among other things, the uncertainty of recovering the judgment amount owed to the Company by Culp McAuley, Brandon Culp and Campbell McAuley, jointly and severally), our estimate of the aggregate reasonably possible loss (in excess of any accrued amounts) was approximately $1.8 million. Our estimate with respect to the aggregate reasonably possible loss is based upon currently available information and is subject to significant judgment and a variety of assumptions and known and unknown uncertainties, which may change quickly and significantly from time to time, particularly if and as we engage with applicable governmental agencies or plaintiffs in connection with a proceeding. Also, the matters underlying the reasonably possible loss will change from time to time. As a result, actual results may vary significantly from the current estimate.

While the ultimate resolution is unknown, based on the information currently available, we do not expect that the pending lawsuit or the enforcement of the judgment will have a material adverse effect on our operations, financial condition or cash flows. However, the outcome of any litigation is inherently uncertain and there can be no assurance that any expense, liability or damages that may ultimately result from the resolution of the pending lawsuit or enforcement of the judgment will be covered by our insurance or will not be in excess of amounts recognized or provided by insurance coverage and will not have a material adverse effect on our operating results, financial condition or cash flows.

Notice of Failure to Satisfy a Continued Listing Rule

On March 14, 2024, the Nasdaq Listing Qualifications staff notified Digital Ally, Inc. (the “Company”), that due to resignation of Mr. Michael J. Caulfield from the Company’s board of directors (the “Board”) effective on January 31, 2024, the Company no longer complies with the audit committee and compensation committee requirements as set forth in Listing Rule 5605 of The Nasdaq Stock Market LLC (“Nasdaq”), including the requirements that there are at least three independent directors on the Company’s audit committee and at least two independent directors on the Company’s compensation committee.

The notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market. In accordance with Nasdaq Listing Rules, the Company is provided a cure period until the earlier of the Company’s next annual shareholders’ meeting (or July 29, 2024 if the next shareholders’ meeting will be held before July 29, 2024) or January 31, 2025 (the “Cure Period”). If the Company does not regain compliance by within the Cure Period, Nasdaq will provide written notice that the Company’s common stock, par value $0.001 per share, will be subject to delisting from the Nasdaq Capital Market, at which time, the Company may appeal the delisting determination to a Hearings Panel.

Management of the Company has resolved to take commercially reasonable steps to fill the vacancy on the Board with a new director who qualifies as independent under the Nasdaq Listing Rules as soon as is practical and anticipates regaining compliance during the Cure Period. However, there can be no assurance that the Company will be able to satisfy Nasdaq Listing Rule 5605 or will otherwise be in compliance with other Nasdaq listing criteria. See Note 16. Subsequent Events for additional information pertaining to this matter.

NOTE 10. STOCK-BASED COMPENSATION

The Company recorded pre-tax compensation expense related to the grant of stock options and restricted stock issued of $(27,789) and $84,586 for the three months ended September 30, 2024 and 2023, and $73,678 and $378,917 for the nine months ended September 30, 2024 and 2023, respectively.

F-73

As of September 30, 2024, the Company had adopted ten separate stock option and restricted stock plans: (i) the 2005 Stock Option and Restricted Stock Plan (the “2005 Plan”), (ii) the 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), (iii) the 2007 Stock Option and Restricted Stock Plan (the “2007 Plan”), (iv) the 2008 Stock Option and Restricted Stock Plan (the “2008 Plan”), (v) the 2011 Stock Option and Restricted Stock Plan (the “2011 Plan”), (vi) the 2013 Stock Option and Restricted Stock Plan (the “2013 Plan”), (vii) the 2015 Stock Option and Restricted Stock Plan (the “2015 Plan”), (viii) the 2018 Stock Option and Restricted Stock Plan (the “2018 Plan”), (ix) the 2020 Stock Option and Restricted Stock Plan (the “2020 Plan”), and (x) the 2022 Stock Option and Restricted Stock Plan (the “2022 Plan”). The 2005 Plan, 2006 Plan, 2007 Plan, 2008 Plan, 2011 Plan, 2013 Plan, 2015 Plan, 2018 Plan, 2020 Plan and 2022 Plan are referred to as the “Plans.”

Stock option grants. The Company believes that such awards better align the interests of our employees with those of its stockholders. Option awards have been granted with an exercise price equal to the market price of its stock at the date of grant with such option awards generally vesting based on the completion of continuous service and having ten-year contractual terms. These option awards typically provide for accelerated vesting if there is a change in control (as defined in the Plans). The Company has registered all shares of common stock that are issuable under its Plans with the SEC. A total of 137,042 shares remained available for awards under the various Plans as of September 30, 2024.

The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation model.

A summary of all stock option activity under the Plans for the nine months ended September 30, 2024 is as follows:

Options	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2023	53,600	$45.55
Granted	—	—
Exercised	—	—
Forfeited/expired	(1,100)	(65.00)
Outstanding at September 30, 2024	52,500	$45.14
Exercisable at September 30, 2024	52,500	$45.14

The Plans allow for the cashless exercise of stock options. This provision allows the option holder to surrender/cancel options with an intrinsic value equivalent to the purchase/exercise price of other options exercised. There were no shares surrendered pursuant to cashless exercises during the nine months ended September 30, 2024 and 2023.

The aggregate intrinsic value of options outstanding was $-0- and $-0-, at September 30, 2024 and December 31, 2023, respectively. The aggregate intrinsic value of options exercisable was $-0- and $-0-, at September 30, 2024 and December 31, 2023, respectively.

As of September 30, 2024, the unrecognized portion of stock compensation expense on all existing stock options was $-0-.

F-74

The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable options under the Company’s option plans as of September 30, 2024:

	Outstanding options		Exercisable options
Exercise price range	Number of options	Weighted average remaining contractual life	Number of options	Weighted average remaining contractual life

$0.01 to $49.99	37,000	5.9 years	37,000	5.9 years
$50.00 to $69.99	14,000	4.0 years	14,000	4.0 years
$70.00 to $89.99	1,500	1.6 years	1,500	1.6 years

	52,500	5.2 years	52,500	5.2 years

Restricted stock grants. The Board of Directors has granted restricted stock awards under the Plans. Restricted stock awards are valued on the date of grant and have no purchase price for the recipient. Restricted stock awards typically vest over one to five years corresponding to anniversaries of the grant date. Under the Plans, unvested shares of restricted stock awards may be forfeited upon the termination of service to or employment with the Company, depending upon the circumstances of termination. Except for restrictions placed on the transferability of restricted stock, holders of unvested restricted stock have full stockholder’s rights, including voting rights and the right to receive cash dividends.

A summary of all restricted stock activity under the Plans for the nine months ended September 30, 2024 is as follows:

	Number of Restricted shares	Weighted average grant date fair value
Nonvested balance, December 31, 2023	53,875	$11.27
Granted	80,197	2.12
Vested	(32,250)	(10.87)
Forfeited	(51,072)	(2.91)
Nonvested balance, September 30, 2024	50,750	$5.48

The Company estimated the fair market value of these restricted stock grants based on the closing market price on the date of grant. As of September 30, 2024, there were $88,399 of total unrecognized compensation costs related to all remaining non-vested restricted stock grants, which will be amortized over the next forty-two months in accordance with their respective vesting scale.

The nonvested balance of restricted stock vests as follows:

Years ended	Number of Shares

2024 (October 1, 2024 through December 31, 2024)	—
2025	35,250
2026	6,500
2027	5,000
2028	4,000

F-75

NOTE 11. COMMON STOCK PURCHASE WARRANTS

2023 Purchase Warrants

On April 5, 2023, the Company issued warrants to purchase a total of 1,125,000 shares of Common Stock. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the warrant derivative liability relative to the 2023 Purchase Warrants as of their date of issuance and as of September 30, 2024:

	Issuance date assumptions	September 30, 2024 assumptions
Volatility – range	106.0%	106.6%
Risk-free rate	3.36%	3.58%
Dividend	0%	0%
Remaining contractual term	5.0 years	3.5 years
Exercise price	$5.50 – 7.50	$5.50 – 7.50
Common stock issuable under the warrants	1,125,000	1,125,000

2024 Purchase Warrants

On June 25, 2024, the Company issued Series A and prefunded warrants to purchase a total of 1,768,227 shares of Common Stock along with the sale of common stock. The Company also issued Series B Warrants that will be exercisable at any time or times on or after the date Stockholder Approval is obtained. Both the Series A and Series B warrants have reset provisions that are activated upon the date Stockholder Approval is obtained. See Note 16. Subsequent Events for further information on such reset provisions. The warrant terms provide for net cash settlement outside the control of the Company under certain circumstances. As such, the Company is required to treat these warrants as derivative liabilities which are valued at their estimated fair value at their issuance date and at each reporting date with any subsequent changes reported in the consolidated statements of operations as the change in fair value of warrant derivative liabilities. Furthermore, the Company re-values the fair value of warrant derivative liability as of the date the warrant is exercised with the resulting warrant derivative liability transitioned to change in fair value of warrant derivative liabilities through the consolidated statement of operations.

During the three and nine months ended September 30, 2024, the prefunded warrants to purchase 573,008 shares of common stock were fully exercised.

F-76

The Company has utilized the following assumptions in its Black-Scholes option valuation model to calculate the estimated fair value of the derivative liability relative to the 2024 Purchase Warrants as of their date of issuance and as of September 30, 2024:

	Issuance date assumptions	September 30, 2024 assumptions
Volatility – range	72.1 - 101.1%	106.6%
Risk-free rate	4.25 – 5.46%	3.58%
Dividend	0%	0%
Remaining contractual term	0.1 - 5.0 years	4.7 years
Exercise price	$2.51	$2.51
Common stock issuable under the warrants	1,768,227	1,195,219

The following table summarizes information about shares issuable under all warrants outstanding during the nine months ended September 30, 2024:

	Warrants	Weighted average exercise price
Vested Balance, December 31, 2023	1,125,000	$6.50
Granted	1,768,227	2.51
Exercised	(573,008)	(2.51)
Forfeited/cancelled	—	—
Vested Balance, September 30, 2024	2,320,219	$4.44

The total intrinsic value of all outstanding warrants aggregated $-0- as of September 30, 2024. The following table summarizes the range of exercise prices and weighted average remaining contractual life for outstanding and exercisable warrants to purchase shares of common stock as of September 30, 2024:

	Outstanding and exercisable warrants
Exercise price	Number of warrants	Weighted average remaining contractual life
$5.50	375,000	3.5 years
$6.50	375,000	3.5 years
$7.50	375,000	3.5 years
$2.51	1,195,219	4.7 years

	2,320,219	4.1 years

F-77

NOTE 12. STOCKHOLDERS’ EQUITY

2023 Issuance of Restricted Common Stock

On January 10, 2023, the board of directors approved the grant of 22,500 shares of common stock to officers of the Company. Such shares will generally vest over a period of one to five years on their respective anniversary dates in January through January 2028, provided that each grantee remains an officer or employee on such dates. Additionally, the board of directors approved the grant of 12,500 restricted common shares to certain new employees of the Company. Such shares will generally vest over a period of one to two years on their respective anniversary dates in January through January 2025, provided that each grantee remains an employee of the company on such dates.

2024 Issuance of Restricted Common Stock

In January 2024, the board of directors approved the grant of 55,000 shares of common stock to officers of the Company. Such shares will generally vest over a period of one to five years on their respective anniversary dates in January through January 2028, provided that each grantee remains an officer or employee on such dates. Additionally, the board of directors approved the grant of 25,197 restricted common shares to certain new employees of the Company. Such shares will generally vest over a period of one to two years on their respective anniversary dates in January through January 2026, provided that each grantee remains an employee of the company on such dates.

2024 Private Placement Transaction

On June 24, 2024, the Company entered into a private placement transaction (the “Private Placement”), pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) for aggregate gross proceeds of approximately $2.9 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the Private Placement.

As part of the Private Placement, the Company issued an aggregate of 1,195,219 units and pre-funded units (collectively, the “Units”) at a purchase price of $2.51 per unit (less $0.0001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”)), (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of Common Stock as will be determined on the Reset Date and in accordance with the terms therein (the “Series B Warrant”, and together with the Series A Warrant, the “Warrants”).

Cancellation of Restricted Stock

During the nine months ended September 30, 2024 and 2023, the Company cancelled 51,072 and 3,625 shares due to termination of employees, respectively.

F-78

Exercise of Prefunded Warrants

During the nine months ended September 30, 2024, the prefunded warrants to purchase 573,008 shares of common stock were fully exercised.

Reverse Stock Split

On February 6, 2023, we filed a Certificate of Amendment to the Articles of Incorporation, as amended, with the Secretary of State of the State of Nevada to effect a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the shares of our common stock. The Reverse Stock Split was effective as of time of filing. No fractional shares were issued in connection with the Reverse Stock Split. Any fractional shares of our Common Stock that would have otherwise resulted from the Reverse Stock Split were rounded up to the nearest whole number. In connection with the Reverse Stock Split, our board approved appropriate and proportional adjustments to all outstanding securities or other rights convertible or exercisable into shares of our Common Stock, including, without limitation, all preferred stock, warrants, options, and other equity compensation rights. All historical share and per-share amounts reflected throughout our condensed consolidated financial statements and other financial information in this Report have been adjusted to reflect the Reverse Stock Split as if the split occurred as of the earliest period presented. The par value per share of our common stock was not affected by the Reverse Stock Split.

Noncontrolling Interests

The Company owns a 51% equity interest in its consolidated subsidiary, Nobility Healthcare. As a result, the noncontrolling shareholders or minority interest is allocated 49% of the income/loss of Nobility Healthcare which is reflected in the statement of (income) loss as “net (income) loss attributable to noncontrolling interests of consolidated subsidiary”. We reported net loss (income) attributable to noncontrolling interests of consolidated subsidiary of $2,000,206 and $(29,360) for the three months ended September 30, 2024 and 2023, and $1,939,143 and $(228,624) for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 13. COUNTRY STAMPEDE ACQUISITION

On March 1, 2024, Kustom 440, entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with JC Entertainment, LLC, a Kansas limited liability company (“JC Entertainment”). Pursuant to the Acquisition Agreement, Kustom 440 acquired certain assets associated with a music entertainment event (“Country Stampede”), including all intellectual property arising out of and relating to Country Stampede (“Country Stampede Intellectual Property”) and certain contracts in which JC Entertainment is a party to host and operate the 2024 Country Stampede (the “Assumed Contracts”, and together with the Country Stampede Intellectual Property, the “Purchased Assets”).

As consideration for acquiring the Purchased Assets, Kustom 440 paid JC Entertainment the aggregate purchase price amount $542,959, with the sum of $400,000 paid at the time of closing (“Closing”), and the remainder to be paid on or before thirty days from the time of Closing. Kustom 440 shall receive a credit for all non-refunded festival ticket sales for the 2024 Country Stampede to be calculated immediately prior to Closing, and JC Entertainment shall be entitled to keep all ticket sale proceeds made and/or received prior to Closing. Kustom 440 shall be obligated, to the extent a refund is sought after Closing, to provide such refund, if appropriate, to the customer requesting a refund, and shall indemnify and hold harmless JC Entertainment from any and all claims, liabilities, costs, suits, or the like relating to such refund request.

The Company accounts for business combinations using the acquisition method and that the Company has early adopted the amendments of Regulation S-X dated May 21, 2020 and has concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented. Under the acquisition method, the purchase price of the Country Stampede Acquisition has been allocated to the acquired tangible and identifiable intangible assets and assumed liabilities based on their estimated fair values at the time of the Country Stampede Acquisition. This allocation involves a number of assumptions, estimates, and judgments that could materially affect the timing or amounts recognized in our financial statements. The Country Stampede Acquisition was structured as an asset purchase; however the parties agreed to coordinate the election to invoke IRS Section 338(h)(10) relative to this transaction for tax purposes. Therefore, the excess purchase price over the fair value of net tangible assets acquired was recorded as goodwill, which will be amortized over 15 years for income tax filing purposes. Likewise, the other acquired assets were stepped up to fair value and is deductible for income tax purposes. The results of operations of acquired businesses are included in the consolidated financial statements from the acquisition date.

F-79

The purchase price of the Country Stampede Acquisition was allocated to tangible assets, goodwill, identifiable intangible assets, and assumed liabilities based on their preliminary estimated fair values at the time of the acquisition. The Company retained the services of an independent valuation firm to determine the fair value of these identifiable intangible assets. The Company will continue to evaluate the fair value of the identified intangible assets. The preliminary estimated fair value of assets acquired, and liabilities assumed in the Country Stampede Acquisition were as follows:

As allocated (Preliminary)
Description	March 1, 2024
Assets acquired (provisional):
Tangible assets acquired	$305,000
Identifiable intangible assets acquired (Trademarks and trade names)	300,000
Goodwill	225,959
Liabilities assumed	(288,000)

Net assets acquired and liabilities assumed	$542,959
Consideration:
Cash paid at Country Stampede Acquisition date	$400,000
Cash paid subsequent to closing	142,959

Total Country Stampede Acquisition purchase price	$542,959

During the measurement period (which is the period required to obtain all necessary information that existed at the acquisition date, or to conclude that such information is unavailable, not to exceed one year), additional assets or liabilities may be recognized, or there could be changes to the amounts of assets or liabilities previously recognized on a preliminary basis, if new information is obtained about facts and circumstances that existed as of the acquisition date that, if known, would have resulted in the recognition of these assets or liabilities as of that date.

NOTE 14. SEGMENT DATA

The accounting guidance on Segment Reporting establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information of those segments to be presented in financial statements. Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the chief operating decision maker (the Company’s Chief Executive Officer or “CODM”) in making decisions on how to allocate resources and assess performance. The Company’s three operating segments are Video Solutions, Revenue Cycle Management, and Entertainment, each of which has specific personnel responsible for that business and reports to the CODM. Corporate expenses capture the Company’s corporate administrative activities, is also to be reported in the segment information. The Company’s captive insurance subsidiary provides services to the Company’s other business segments and not to outside customers. Therefore, its operations are eliminated in consolidation and is not considered a separate business segment for financial reporting purposes.

The Video Solutions Segment encompasses our law, commercial, and Shield™ divisions. This segment includes both service and product revenues through our subscription models offering cloud and warranty solutions, and hardware sales for video and health safety solutions. The Revenue Cycle Management Segment provides working capital and back-office services to a variety of healthcare organizations throughout the country, as a monthly service fee. The Entertainment Segment acts as an intermediary between ticket buyers and sellers within our secondary ticketing platform, ticketsmarter.com, and we also acquire tickets from primary sellers to then sell through various platforms.

F-80

The Company’s corporate administration activities are reported in the corporate line item. These activities primarily include expense related to certain corporate officers and support staff, certain accounting staff, expense related to the Company’s Board of Directors, stock option expense for options granted to corporate administration employees, certain consulting expenses, investor relations activities, and a portion of the Company’s legal, auditing and professional fee expenses. Corporate identifiable assets primarily consist of cash, invested cash (if any), refundable income taxes (if any), and deferred income taxes.

Summarized financial information for the Company’s reportable business segments is provided for the indicated periods and as of September 30, 2024, and 2023:

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Net Revenues:
Video Solutions	$1,196,362	$1,797,348	$4,500,325	$5,596,300
Revenue Cycle Management	1,601,792	1,636,543	4,600,745	5,142,904
Entertainment	1,253,557	2,903,808	6,096,227	11,575,315
Total Net Revenues	$4,051,711	$6,337,699	$15,197,297	$22,314,519

Gross Profit:
Video Solutions	$769,063	$426,795	$1,622,558	$1,740,397
Revenue Cycle Management	666,723	625,114	1,731,860	2,203,220
Entertainment	304,188	174,240	149,386	1,564,361
Total Gross Profit	$1,739,974	$1,226,149	$3,503,804	$5,507,978

Operating Income (loss):
Video Solutions	$(89,055)	$(1,311,143)	$(1,909,246)	$(4,639,316)
Revenue Cycle Management	(4,085,224)	43,202	(3,955,761)	299,010
Entertainment	(1,516,934)	(1,256,681)	(3,987,415)	(2,818,617)
Corporate	(1,691,086)	(2,623,421)	(5,083,070)	(9,102,631)
Total Operating Income (Loss)	$(7,382,299)	$(5,148,043)	$(14,935,492)	$(16,261,554)

Depreciation and Amortization:
Video Solutions	$133,246	$219,955	$520,970	$629,677
Revenue Cycle Management	26,735	26,328	80,164	69,066
Entertainment	339,265	319,302	977,112	957,884
Total Depreciation and Amortization	$499,246	$565,585	$1,578,246	$1,656,627

F-81

	September 30, 2024	December 31, 2023
Assets (net of eliminations):
Video Solutions	$16,876,673	$26,396,559
Revenue Cycle Management	1,969,225	2,260,376
Entertainment	6,037,666	6,324,211
Corporate	7,379,605	12,047,663
Total Identifiable Assets	$32,263,169	$47,028,809

The segments recorded noncash items effecting the gross profit and operating income (loss) through the established inventory reserves based on estimates of excess and/or obsolete current and non-current inventory. The Company recorded a reserve for excess and obsolete inventory in the video solutions segment of $4,144,749 and a reserve for the entertainment segment of $78,241 as of September 30, 2024.

The segment net revenues reported above represent sales to external customers. Segment gross profit represents net revenues less cost of revenues. Segment operating income, which is used in management’s evaluation of segment performance, represents net revenues, less cost of revenues, less all operating expenses. Identifiable assets are those assets used by each segment in its operations. Corporate assets primarily consist of cash, property, plant and equipment, accounts receivable, inventories, and other assets.

NOTE 15. RELATED PARTY TRANSACTIONS

Transactions with Managing Member of Nobility Healthcare

The Company accrued reimbursable expenses payable to Nobility, LLC totalling $294,715 and $404,483 as of September 30, 2024 and $265,241 as of December 31, 2023 and management fees in accordance with the operating agreement of $6,877 as of September 30, 2024 and $36,502 as of December 31, 2023. The Company recorded management fees of $29,280 and $20,062 for the nine months ended September 30, 2024 and 2023.

Transactions with Related Party of TicketSmarter

On September 22, 2023, a trust, the beneficiaries of which are TicketSmarter’s Chief Executive Officer and his spouse, made a loan in the amount of $2,325,000 to TicketSmarter to support TicketSmarter’s operations. On October 2, 2023 an additional $375,000 was advanced to Ticketsmarter. The transaction was recorded as a related party note payable (the “TicketSmarter Related Party Note”). The TicketSmarter Related Party Note bears interest of 13.25% per annum with repayment beginning January 2, 2024. As of September 30, 2024, the entire TicketSmarter Related Party note is $2,700,000, is classified as current, with an accrued interest balance of $384,545. The use of proceeds of the TicketSmarter Related Party Note was to resolve numerous outstanding payables at a discounted rate, the discount received to resolve such outstanding payables is recognized as a gain on extinguishment of liabilities on the statement of operations. Additionally, these negotiations relieved TicketSmarter of numerous future obligations following fiscal year 2023.

Company Related Party Note

On August 22, 2024, Digital Ally’s Chief Executive Officer, made a loan in the amount of $100,000 to the Company to support its operations. The transaction was recorded as a related party note payable (the “Company Related Party Note”). The Company Related Party Note bears interest at the prime Rate (8.00% as of September 30, 2024) per annum with repayment due on demand. As of September 30, 2024, the entire Company Related Party note of $100,000, is classified as current, with an accrued interest balance of $854.

F-82

NOTE 16. SUBSEQUENT EVENTS

Default and Reservation Letter

On March 1, 2024, the Company entered into a Note Purchase Agreement (the “Agreement”), by and between the Company and its wholly-owned subsidiary of the Company (the “Borrowers”), and Mosh Man, LLC, (the “Purchaser”), pursuant to which the Borrowers issued to the Purchaser a Senior Secured Promissory Note (the “Original Note”), as modified pursuant to a Letter Agreement dated July 13, 2024, as further modified by a Letter Agreement dated September 12, 2024, and as further modified pursuant to an Amended and Restated Promissory Note, dated September 25, 2024 (the “Amended Note”, and together with the Original Note, the “Note”). In connection with the Agreement, the Borrowers entered into a security agreement by and between the Borrowers, as grantor, and the Purchaser, as grantee.

On October 22, 2024, the Company received a Default and Reservation Letter (the “Default Notice”) from counsel for the administrative agent for the Note, (i) notifying the Company that it is in default under the Note for, among other reasons, failing to make a $100,000 payment that was due on October 10, 2024, (ii) accelerating all principal and interest payments due under the Note, and (iii) demanding the Borrowers enter into a lockbox control agreement within ten (10) business days of the date of the Default Notice. As of the date of the Default Notice, the outstanding obligation of the Company under the Note was approximately $1,600,000.

On October 24, 2024, the Company received a Notice of UCC Article 9 Public Sale (the “Sale Notice”) from counsel to the administrative agent for the Note notifying the Company that it intended to conduct a public sale of the collateral securing the Company’s obligations under the Note and Security Agreement on November 5, 2024.

As further described below, the Company raised sufficient funds through a private placement which closed on November 7, 2024, to repay the Note in full. The Company’s full repayment of the outstanding obligations under such promissory note effectively cured all defaults under the Agreement and terminated the public sale process of the collateral securing the Borrowers’ obligations thereunder.

Securities Purchase Agreement

On November 6, 2024, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to such Purchasers, in a private placement transaction, (i) senior secured promissory notes in aggregate principal amount of $3,600,000 (the “Notes”), and (ii) 808,377 shares (the “Commitment Shares”) of the Company’s common stock, for aggregate gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company. This private placement closed on November 7, 2024 (the “Closing Date”).

Pursuant to the SPA, the Company was required to use approximately $2,015,623 of the net proceeds from the private placement to pay, in full, all liabilities, obligations and indebtedness owing by the Company and its subsidiary, Kustom Entertainment, Inc., to Mosh Man, LLC (the “Borrower”).

The Company’s full repayment of the outstanding obligations under such promissory note effectively cured all defaults under the promissory note and terminated the public sale process of the collateral securing the Borrowers’ obligations thereunder.

The Company anticipates that the remaining net proceeds from the Private Placement after repayment of the Mosh Man promissory note, and after deducting placement agent fees and other offering expenses, will meet the Company’s capital needs for approximately three months, subsequent to which the Company anticipates that it will need to raise additional funds to implement its business plan and to service its ongoing operations. The Company also anticipates pursuing the sale of its video solutions business in the short term.

F-83

Pursuant to the SPA, the Company is required to file within 30 days of the Closing Date a registration statement with the SEC for a public offering and use its reasonable best efforts to pursue and consummate a follow-on financing transaction within 90 days of the Closing Date. The proceeds of the public offering shall be first used for the repayment of the principal amounts of the Notes. The Company is also required to file within 30 days of the Closing Date a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale by the Purchasers of the Commitment Shares issued under the SPA. The Company is required to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the filing thereof and to keep such registration statement effective at all times until no Purchaser owns any Commitment Shares.

Furthermore, pursuant to the SPA, the Company was required to complete the following: (i) the Company’s board of directors shall approve an amendment to the Company’s bylaws setting the quorum required for a special meeting of stockholders to one-third of all stockholders entitled to vote at such special meeting and (ii) the Company shall file with the SEC a preliminary proxy statement on Schedule 14A announcing a meeting of stockholders for the purpose of approving the Series A and Series B warrants issued by the Company on June 25, 2024.

Senior Secured Promissory Notes

The Notes mature ninety (90) days following their issuance date (the “Maturity Date”) and shall accrue no interest unless and until an Event of Default (as defined in the Notes) has occurred, in which case interest shall accrue at a rate of 14% per annum during the pendency of such Event of Default. In addition, upon customary Events of Default, the Purchasers may require the Company to redeem all or any portion of the Notes in cash with a 125% redemption premium. The Purchasers may also require the Company to redeem all or any portion of the Notes in cash upon a Change of Control, as defined in the Notes, at the prices set forth therein. Upon a Bankruptcy Event of Default (as defined in the Notes), the Company shall immediately pay to the Purchasers an amount in cash representing 100% of all outstanding principal, accrued and unpaid interest, if any, in addition to any and all other amounts due under the Notes, without the requirement for any notice or demand or other action by the Purchaser or any other person.

If the Company engages in one or more subsequent financings while the Notes are outstanding, the Company will be required to use at least 100% of the gross proceeds of such financing to redeem all or any portion of the Notes outstanding. The Company may also prepay the Notes in whole or in part at any time or from time to time. The Notes also contain customary representations and warranties and covenants of each of the parties. Subject to certain exceptions, the Notes are secured by a first lien and continuing security interest in and to the Collateral (as defined in the Notes).

Notice of Failure to Satisfy a Continued Listing Rule

On November 25, 2024, the Company received a notice (the “Notice”) from the Nasdaq Stock Market LLC, which indicated that, as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2024, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires Nasdaq-listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission.

F-84

The Notice states that the Company has until January 24, 2025, to submit to Nasdaq an update to its plan to regain compliance with the Rule. The Notice also indicates that any additional exception to allow the Company to regain compliance with all delinquent filings will be limited to up to 180 calendar days from the due date of the Initial Delinquent Filing, or until May 19, 2025. The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq.

The Company continues to work diligently to complete its Quarterly Report and plans to file its Quarterly Report as promptly as possible to regain compliance with the Rule.

December 20, 2024, the Company received a written notification from The Nasdaq Stock Market LLC indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as the Company’s closing bid price for its common stock was below $1.00 per share for the prior thirty (30) consecutive business days. The Company has been granted a 180-calendar day compliance period, or until June 18, 2025, to regain compliance with the Minimum Bid Price Requirement. If the Company is not in compliance by June 18, 2025, the Company may be afforded a second 180-calendar day compliance period. If the Company does not regain compliance within such compliance period, including any granted extensions, its common stock may be subject to delisting, which delisting may be appealed to a Nasdaq hearings panel.

Common Stock Warrant Reset

On June 24, 2024, the Company entered into a private placement transaction as previously described in NOTE 12. STOCKHOLDERS’ EQUITY (the “June 2024 Private Placement”). As part of the June 2024 Private Placement, the Company issued an aggregate of 1,195,219 units and pre-funded units at a purchase price of $2.51 per unit (less $0.00001 per pre-funded unit). Each Unit consisted of (i) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock), (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of Common Stock as will be determined on the Reset Date (as defined below) and in accordance with the terms therein. The Pre-Funded Warrants were immediately exercisable at an exercise price of $0.0001 per share of Common Stock and were fully exercised in August 2024. The Series A Warrants became issued and exercisable on and after the date Stockholder Approval was obtained, has an initial exercise price of $2.51 per share of Common Stock and a term of 5 years after the date that the Company obtains Stockholder Approval. Such Stockholder Approval was obtained at the annual meeting of shareholders held on December 17, 2024 as described below. The Series A and B Warrants are now issued and exercisable at any time after the date Stockholder Approval was obtained (December 17, 2024). Both the Series A and B warrants are subject to price and quantity resets based on the lowest daily weighted average trading price of the shares of Common Stock during a period of 20 trading days, subject to a pricing reset floor of $0.502 per share of Common Stock. Based on the Stockholder Approval date of December 17, 2024 and the weighted average trading price experienced, the Series A and B warrants both reset to the floor price of $0.502 per share and the number of shares underlying the Series A Warrants and Series B Warrants were reset to approximately 5,976,095 shares and 4,780,877 shares, respectively. Both the Series A and B warrants are now fully issued and exercisable subsequent to December 17, 2024.

Common Stock Issuance

The Company issued 698,000 shares of common stock subsequent to September 30, 2024, upon the exercise of common stock purchase Series B warrants.

On November 6, 2024, the Company entered into a SPA with certain institutional investors, pursuant to which the Company issued to such institutional investors, in a private placement transaction, (i) senior secured promissory notes in aggregate principal amount of $3,600,000, and (ii) 808,377 shares of the Company’s common stock, for aggregate gross proceeds of approximately $3.0 million.

Termination of Material Definitive Agreement.

On June 1, 2023, the Company and its wholly owned subsidiary Kustom Entertainment, Inc. (“Kustom”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Clover Leaf Capital Corp., (“Clover Leaf”), and their subsidiary whereby Kustom and Clover Leaf would merge.

On November 7, 2024, pursuant to provisions of the Merger Agreement, the Company, Clover Leaf, and related entities the parties entered into a Mutual Termination and Release Agreement (the “Termination Agreement”) to terminate the Merger Agreement. As a result of the Termination Agreement, the Merger Agreement was fully terminated and is of no further force and effect.

Amendments to Company Bylaws

On November 6, 2024, the Company adopted Amendment No. 1 to its Corporate Bylaws with the approval of the Company’s board of directors. The Bylaws were amended to reduce the quorum requirement at any meeting of the Company’s stockholders to thirty-three and one-third percent (33 1/3%) of the stock issued and outstanding and entitled to vote at such meeting.

Annual Meeting

The Company held its annual meeting of stockholders (the “Annual Meeting”) on December 17, 2024 for the following purpose:

1.	To elect four directors;

2.	To ratify the appointment of RBSM LLP as our independent registered public accounting firm;

3.	To approve the transactions contemplated by the securities purchase agreement, entered into as of June 24, 2024, by and between the Company and investors, including, the issuance of 20% or more of our outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) upon (i) exercise of Series A Common Stock Purchase Warrant; and (ii) exercise of Series B Common Stock Purchase Warrant, each dated June 25, 2024; and

4.

To approve a proposal to authorize the board of directors of the Company, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our articles of incorporation, to effect a reverse stock split of our issued and outstanding Common Stock at a ratio to be determined by the Board, ranging from one-for-five (1:5) to one-for-twenty (1:20), with such reverse stock split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, but no later than December 16, 2025, when the authority granted in this proposal to implement the reverse stock split would terminate.

All of the above matters were approved by the stockholders at the Annual Meeting on December 17, 2024. As a result, the Notice of Failure to Satisfy a Continued Listing Rule described in NOTE 9. COMMITMENTS AND CONTINGENCIES has been cured with the election of four members to serve on our Board of Directors at the Annual Meeting on December 17, 2024.

*************************************

F-85

Up to [   ] Units, with each Unit consisting of:

One Share of Common Stock

One Series A Warrant to Purchase One Share of Common Stock

One Series B Warrant to Purchase One Share of Common Stock

Up to [   ] Pre-Funded Units, with each Pre-Funded Unit consisting of:

One Pre-Funded Warrant to Purchase One Share of Common Stock

One Series A Warrant to Purchase One Share of Common Stock

One Series B Warrant to Purchase One Share of Common Stock

Up to [   ] Shares of Common Stock Underlying the Pre-Funded Warrants

Up to [   ] Shares of Common Stock Underlying the Series A Warrants

Up to [   ] Shares of Common Stock Underlying the Series B Warrants

Digital Ally, Inc.

PRELIMINARY PROSPECTUS

Aegis Capital Corp.

                 , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses, other than the estimated placement agent fees and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount
SEC registration fee	$	[ ]
FINRA filing fee		[ ]
Legal fees and expenses		[ ]
Accounting fees and expenses		[ ]
Transfer agent and registrar fees and expenses		[ ]
Miscellaneous fees and expenses		[ ]
Total	$	[ ]

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada law, a corporation may include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of his or her fiduciary duty as a director, (b) for acts or omissions not in good faith or that involve intentional misconduct, fraud or a knowing violation of law, (c) for conduct violating the NRS, or (d) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Section 78.7502 of the NRS provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS Section 78.4502 also provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

II-1

Any indemnification pursuant to the above provisions may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the Board by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation, as amended, and bylaws (the “Bylaws”) provide, among other things, that a director or officer of the corporation may be indemnified against expenses, liability, and loss (including attorneys’ fees inclusive of any appeal), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any claim, action, suit or proceeding, whether civil, criminal, or investigative, to the fullest extent permitted under the NRS, unless it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Directors and officers of the corporation cannot be personally liable for damages for breach of fiduciary duty, except (a) for acts of omissions involving intentional misconduct, fraud, or knowing violation of law, or (b) the payment of dividends in violation of Section 78.300 of the NRS.

Insofar as indemnification for liabilities arising under the Securities Act may be provided for directors, officers, employees, agents or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

The following is a summary of all of our securities sold by us within the past three years which were not registered under the Securities Act.

On September 2, 2021, the Company, and TicketSmarter, LLC (“TicketSmarter”) on behalf of itself and its wholly owned subsidiary Goody Tickets, LLC, and members of TicketSmarter, entered into a Unit Purchase Agreement (the “UPA”), pursuant to which, the Company purchased all of the issued and outstanding membership interests of TicketSmarter, for aggregate consideration of approximately $13.3 million, (subject to adjustment) including cash of approximately $8.9 million and 35,987 shares of Company Common Stock with a value of approximately $990,360, which consideration was paid at closing. Such consideration includes up to approximately $3.7 million structured as contingent payment in additional cash and shares of Common Stock if TicketSmarter achieves certain EBITDA milestones prior to March 31, 2022, as set forth in the UPA.

The UPA contains customary representations and warranties and covenants. The closing of the UPA and the acquisition also occurred on September 2, 2021. Mr. Jeffrey Goodman and Mr. Michael Goodman, will be employed by Digital TicketSmarter as Chief Executive Officer and Chief Operations Officer, respectively, and they each executed certain restricted stock grant agreements with the Company, whereby the Company issued 5,000 restricted shares of Common Stock and 2,500 shares of Common Stock to Mr. Jeffrey Goodman and Mr. Michael Goodman, respectively, subject to the terms and provisions of the Company’s 2020 Stock Option and Restricted Stock Plan. The restricted shares of Common Stock were valued based on the closing price of the Common Stock on the Nasdaq Stock Market on the day of grant. The restricted shares of Common Stock will vest in equal installments over a five-year period beginning on the first anniversary date each recipient began employment.

II-2

The issuance of the 35,987 restricted common shares and the total issuance of the 7,500 shares of restricted common stock to Jefferey Goodman and Michael Goodman were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) because Jefferey Goodman and Michael Goodman had a pre-existing relationship with the Company, there was no general solicitation made, and the investors represented their sophistication. Furthermore, the creditor made representations that the securities issued to extinguish the obligations were taken for investment purposes and not with a view to resale.

On August 23, 2022, the Company entered into an Exchange Agreement (collectively, the “New Warrant Exchange Agreements”) with each of the January 2021 Investors, pursuant to which the Company agreed to issue to the Investors an aggregate of 303,750 shares of Common Stock in exchange for the cancellation by the January 2021 Investors of the January 2021 Warrants, the August 2021 Exchange Warrants and the August 2021 Replacement Warrants. Each of the New Warrant Exchange Agreements provides that, for a period of 60 days, the Company will not issue shares of Common Stock or securities convertible into shares of Common Stock, or otherwise file any registration statement with respect to the issuance of such securities, subject in each case to certain exceptions described more fully in the New Warrant Exchange Agreements.

On October 13, 2022 the Company, entered into a Securities Purchase Agreement with certain institutional investors (the “October 2022 Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “October 2022 Offering”), 1,400,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and 100,000 shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”), at an offering price of $9.50 per share, representing a 5% original issue discount to the stated value of $10.00 per share, for gross aggregate proceeds of $15 million in the October 2022 Offering, before the deduction of discounts, fees and offering expenses. The shares of Preferred Stock will, under certain circumstances, be convertible into shares of Common Stock, at the option of the holders of the Preferred Stock and, in certain circumstances, by the Company. The Purchase Agreement contains customary representations, warranties and agreements by the Company and the October 2022 Investors, and customary conditions to closing. The October 2022 Offering closed on October 19, 2022.

In connection with the October 2022 Offering, the Company agreed to pay A.G.P./Alliance Global Partners (the “Financial Advisor”) an aggregate cash fee equal to $750,000 and to reimburse the Financial Advisor for certain of its expenses in an amount not to exceed $135,000.

On January 10, 2023, the Company awarded an aggregate of 35,000 shares of restricted common stock to its employees which will vest pursuant to their respective vesting schedules provided that they remain employees on each such date.

On April 5, 2023, the Company entered into and consummated the initial closing (the “First Closing”) of the transactions contemplated by a Securities Purchase Agreement, dated as of April 5, 2023 (the “2023 Purchase Agreement”), between the Company and certain investors (the “2023 Purchasers”). At the First Closing, the Company issued and sold to the 2023 Purchasers Senior Secured Convertible Notes in the aggregate original principal amount of $3,000,000 (the “2023 Notes”) and warrants (the “2023 Warrants”). The 2023 Purchase Agreement provided for ten percent (10%) original interest discount resulting in gross proceeds to the Company of $2,700,000. No interest accrues under the Notes. The Warrants are exercisable for an aggregate 1,125,000 shares comprised of 375,000 warrants at an exercise price of $5.50 per share of the Company’s common stock, 375,000 warrants at an exercise price of $6.50 per share of common stock, and 375,000 warrants at an exercise price of $7.50 per share of common stock. Subject to certain conditions, within 18 months from the effectiveness date and while the 2023 Notes remain outstanding, the 2023 Purchasers have the right to require the Company to consummate a second closing of up to an additional $3,000,000 of 2023 Notes and 2023 Warrants on the same terms and conditions as the First Closing, except that the 2023 Notes may be subordinate to a mortgage on the Company’s headquarters building (the “Bank Mortgage”). The 2023 Notes are convertible into shares of common stock at the election of the 2023 Purchasers at any time at a fixed conversion price of $5.00 (the “Conversion Price”) per share of common stock. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for, common stock at a price below the then-applicable Conversion Price (subject to certain exceptions). Subject to certain conditions, including certain equity conditions, the Company may redeem some or all of the then outstanding principal amount of the 2023 Note for cash in an amount equal to 110% of the outstanding principal amount of the 2023 Notes (the “Optional Redemption Amount”). In addition, the Purchasers may, at their option, demand repayment at the Optional Redemption Amount upon five (5) business days’ written notice following (i) the closing by the Company of the Bank Mortgage, or (ii) a sale by the Company of common stock or common stock equivalents.

II-3

On June 24, 2024, the Company entered into a private placement transaction (the “June 2024 Private Placement”), pursuant to a Securities Purchase Agreement with certain institutional investors (the “June 2024 Purchasers”) for aggregate gross proceeds of approximately $2.9 million, before deducting fees to the placement agent and other expenses payable by the Company in connection with the June 2024 Private Placement. The Company intends to use the net proceeds from the June 2024 Private Placement for inventory purchases, artist costs for upcoming festivals, transaction cost, expanded sales, marketing, partial prepayment of an outstanding note and general working capital. Aegis Capital Corp. (“Aegis”), acted as the exclusive placement agent for the June 2024 Private Placement, which closed on June 25, 2024. As part of the June 2024 Private Placement, the Company issued an aggregate of 1,195,219 units and pre-funded units (collectively, the “Units”) at a purchase price of $2.51 per unit (less $0.00001 per pre-funded unit). Each Unit consists of (i) one share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (or one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”)), (ii) one Series A warrant to purchase one share of Common Stock (the “Series A Warrant”) and (iii) one Series B warrant to purchase such number of shares of Common Stock as will be determined on the Reset Date (as defined below) and in accordance with the terms therein (the “Series B Warrant”, and together with the Series A Warrant, the “Warrants”). The Pre-Funded Warrants are immediately exercisable at an exercise price of $0.001 per share of Common Stock and will not expire until exercised in full. The Series A Warrants will be exercisable at any time or times on or after the date Stockholder Approval (as defined in the Series A Warrant) is obtained, have an initial exercise price of $2.51 per share of Common Stock and a term of 5 years after the later of (a) the date that the Company obtains the Stockholder Approval and (b) the earlier of (i) the Resale Effective Date (as defined in the Registration Rights Agreement (as defined below)) registering all of the Registerable Securities (as defined in the Registration Rights Agreement) or (ii) the date that the Registerable Securities can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act. The Series B Warrants will be exercisable at any time or times on or after the date Stockholder Approval is obtained, have an initial exercise price of $0.001 per share of Common Stock and will not expire until exercised in full. The number of shares of Common Stock issuable under the Series B Warrants will be determined following the earliest to occur of: (i) the date on which a resale registration statement covering the resale of all Registrable Securities has been declared effective for 20 consecutive trading days, (ii) the date on which the June 2024 Purchasers may sell the Registrable Securities pursuant to Rule 144 under the Securities Act for a period of 20 consecutive trading days, and (iii) twelve months and 20 days following the issuance date of the Series B Warrants (the “Reset Date”), in each case, pursuant to the lowest daily weighted average trading price of the shares of Common Stock during a period of 20 trading days, subject to a pricing floor of $0.502 per share of Common Stock (the “Floor Price”), such that, assuming the Floor Price, the maximum number of shares of Common Stock underlying the Series A Warrants and Series B Warrants would be an aggregate of approximately 5,976,095 shares and 4,780,877 shares, respectively. The Company has undertaken to file a resale registration statement covering all of the Registrable Securities on behalf the June 2024 Purchasers pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), also entered into with the June 2024 Purchasers in connection with the June 2024 Private Placement. Pursuant to the Registration Rights Agreement, the Company shall file the resale registration statement within twenty (20) trading days after the closing of the June 2024 Private Placement, and the resale registration statement shall be effective within thirty (30) calendar days following the filing date (or, in the event of a full review by the United States Securities and Exchange Commission (the “SEC”), fifty (50) calendar days following the filing date).

On November 6, 2024, the Company entered into a Securities Purchase Agreement (the “November 2024 Securities Purchase Agreement”) with certain institutional investors (the “November 2024 Purchasers”), pursuant to which the Company has agreed to issue and sell to such November 2024 Purchasers, in a private placement transaction, (i) senior secured promissory notes in aggregate principal amount of $3,600,000 (the “Notes”), and (ii) 808,377 shares (the “Shares”) of Common Stock, for aggregate gross proceeds of approximately $3.0 million, before deducting placement agent fees and other offering expenses payable by the Company (such transaction, the “November 2024 Private Placement”). The November 2024 Private Placement closed on November 7, 2024 (the “November 2024 Private Placement Closing Date”). Pursuant to the November 2024 Securities Purchase Agreement, the Company is required to use approximately $2,015,623 of the net proceeds from the November 2024 Private Placement to pay, in full, all liabilities, obligations and indebtedness owing by the Company and its subsidiary, Kustom (the “Borrowers”), to Mosh Man, LLC (the “Lender”), in respect of that certain promissory note and note purchase agreement and related documents by and among the Borrowers and the Lender (collectively, the “Mosh Man Note”). The Company’s full repayment of the outstanding obligations under the Mosh Man Note will effectively terminate the public sale process of the collateral securing the Borrowers’ obligations thereunder, which sale process was disclosed by the Company in a Current Report on Form 8-K filed by the Company on October 28, 2024 and again November 4, 2024. The Company anticipates that the remaining net proceeds from the November 2024 Private Placement after repayment of the Mosh Man Note, and after deducting placement agent fees and other offering expenses, will meet the Company’s capital needs for approximately three months after the November 2024 Private Placement Closing Date, subsequent to which the Company anticipates that it will need to raise additional funds to implement its business plan and to service its ongoing operations. The Company also anticipates pursuing the sale of its video solutions business in the short term. Pursuant to the November 2024 Securities Purchase Agreement, the Company shall file within 30 days of the November 2024 Private Placement Closing Date a registration statement with the SEC for a public offering and use its reasonable best efforts to pursue and consummate a financing transaction within 90 days of the November 2024 Private Placement Closing Date. The proceeds of the public offering shall be used as set forth in the registration statement, including the repayment of the principal amounts of the Notes. The Company shall also file within 30 days of the November 2024 Private Placement Closing Date a registration statement on Form S-1 (or other appropriate form if the Company is not then S-1 eligible) providing for the resale by the November 2024 Purchasers of the Shares issued under the November 2024 Securities Purchase Agreement. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the filing thereof and to keep such registration statement effective at all times until no November 2024 Purchaser owns any Shares. Furthermore, pursuant to the November 2024 Securities Purchase Agreement, within five (5) days of the signing the November 2024 Securities Purchase Agreement, (i) the Company’s board of directors shall approve an amendment to the Bylaws setting the quorum required for a special meeting of stockholders to one-third of all stockholders entitled to vote at such special meeting and (ii) the Company shall file with the SEC a preliminary proxy statement on Schedule 14A announcing a meeting of stockholders for the purpose of approving the Series A and Series B warrants issued by the Company on June 25, 2024. On November 6, 2024, the Company adopted Amendment No. 1 to Bylaws with the approval of the Board. The Bylaws were amended to reduce the quorum requirement at any meeting of the Company’s stockholders to thirty-three and one-third percent (33 1/3%) of the stock issued and outstanding and entitled to vote at such meeting. Furthermore, in order to secure the Company’s obligations under the Notes, the November 2024 Securities Purchase Agreement provides that the Company shall cause its wholly owned subsidiaries, to the extent permitted under such subsidiaries’ existing obligations, to guarantee the payment of and performance of obligations under the Notes. The Company agreed to use best efforts to enter into subsidiary guarantees to that effect. On November 13, 2024, the Company entered into that certain Secured Subsidiary Guarantee (the “Guarantee”), by and among the Company, TicketSmarter, Kustom 440, Inc. (“Kustom 440”), and Kustom (each of TicketSmarter, Kustom 440 and Kustom a “Guarantor” and together, the “Guarantors”). Pursuant to the Guarantee, the Guarantors guarantee to the November 2024 Purchasers the prompt and complete payment and performance when due of the Obligations (as defined in the Guarantee).

Except as stated above, no underwriters were involved in the foregoing sales of securities. The issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated under the Securities Act. The recipients of securities in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the stock certificates and option agreements issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

II-4

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated August 23, 2022, between Digital Ally, Inc. and DGLY Subsidiary (filed as an exhibit to the Company’s Current Report on Form 8-K with the SEC on August 23, 2022).
2.2	Agreement and Plan of Merger, dated June 1, 2023, by and among Clover Leaf Capital Corp., CL Merger Sub, Inc., Yntegra Capital Investments LLC, in the capacity as the Purchaser Representative, Kustom Entertainment, Inc. and Digital Ally, Inc (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 6, 2023).
2.3	Amendment No. 1 to the Merger Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
3.1(i)(a)	Articles of Incorporation (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
3.1(i)(b)	Articles of Merger (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
3.1(i)(c)	Certificate of Amendment to Digital Ally, Inc.’s Articles of Incorporation (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on December 8, 2022).
3.1(i)(d)	Certificate of Amendment to Articles of Incorporation of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on February 7, 2023).
3.1(i)(e)	Certificate of Correction to Articles of Incorporation, filed on October 28, 2024 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 1, 2024).
3.1(i)(f)	Certificate of Correction to Articles of Incorporation, filed on October 30, 2024 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 1, 2024).
3.1(i)(g)	Certificate of Correction to Articles of Incorporation, filed on October 30, 2024 (duplicate filing) (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 5, 2024).
3.1(ii)(a)	Bylaws (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
3.1(ii)(b)	Amendment No. 1 to Bylaws of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 8, 2024).
4.1	Form of Common Stock Certificate (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on April 1, 2024).
4.2	Form of Common Stock Purchase Warrant of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 5, 2019).
4.3	Form of Pre-Funded Common Stock Purchase Warrant of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on January 28, 2021).
4.4	Form of Common Stock Purchase Warrant of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on January 28, 2021).
4.5	Form of Senior Secured Convertible Note, issued by Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
4.6	Form of Warrant of Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
4.7	Revolving Note, dated October 26, 2023, issued by Digital Ally, Inc.to Kompass Kapital Funding, LLC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC October 27, 2023).
4.8	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
4.9	Form of Series A Warrant (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
4.10	Form of Series B Warrant (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
4.11	Form of Pre-Funded Warrant (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
4.12	Form of Senior Secured Promissory Note (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 7, 2024).
4.13	Form of Guarantee (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 15, 2024).
4.14**	Form of Pre-Funded Warrant.
4.15**	Form of Series A Common Stock Warrant.
4.16**	Form of Series B Common Stock Warrant.
5.1**	Opinion of Sullivan & Worcester LLP.
10.1	2005 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.2	2006 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.3	Form of Stock Option Agreement (ISO and Non-Qualified) 2005 Stock Option Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.4	Form of Stock Option Agreement (ISO and Non-Qualified) 2006 Stock Option Plan (filed as an exhibit to the Company’s October 2006 Form SB-2).
10.5	Forms of Restricted Stock Agreement for 2005, 2006, 2007 and 2008 Stock Option and Restricted Stock Plans (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 23, 2010).

II-5

10.6	2011 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 1, 2011).
10.7	Form of Stock Option Agreement for 2011 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 1, 2011).
10.8	Amended and Restated 2015 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Current Report on Form S-8 with SEC on May 23, 2016).
10.9	Form of 2015 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
10.10	Digital Ally, Inc. 2018 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 with SEC on August 20, 2018).
10.11	Form of 2018 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
10.12	Digital Ally, Inc. 2020 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 with SEC on November 16, 2020).
10.13	Amendment to Digital Ally, Inc. 2020 Stock Option and Restricted Stock Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A with SEC on April 27, 2021).
10.14	Form of 2020 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on March 31, 2023).
10.15	Digital Ally, Inc. 2022 Stock Option and Restricted Stock Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A with SEC on October 28, 2022).
10.16	Form of 2022 Stock Option and Restricted Stock Plan Restricted Stock Grant Agreement under the 2022 Stock Option and Restricted Stock Plan (filed as an exhibit to the Company’s Registration Statement on Form S-8 with SEC on February 28, 2023).
10.17	Proceeds Investment Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 2, 2018).
10.18	Letter Agreement, dated as July 31, 2018, by and between Digital Ally, Inc. and Brickell Key Investments LP (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 2, 2018).
10.19	Form of Securities Purchase Agreement, dated as of January 11, 2021, by and between Digital Ally, Inc. and the Investors (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on January 12, 2021).
10.20	Form of Placement Agency Agreement, dated January 27, 2021, by and between Digital Ally, Inc. and Kingswood Capital Markets, division of Benchmark Investments, Inc (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC January 28, 2021).
10.21	Form of Securities Purchase Agreement, dated as of January 27, 2021, by and between Digital Ally, Inc. and the Investors (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC January 28, 2021).
10.22	Commercial Real Estate Sales Contract, dated February 24, 2021, between Digital Ally, Inc. and DDG Holding, LLC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on May 3, 2021).
10.23	Form of Operating Agreement of Nobility Healthcare, LLC, dated June 1, 2021 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 9, 2021).
10.24	Warrant Exchange Agreement, dated August 19, 2021, by and among Digital Ally, Inc. and the warrant holders who are signatories thereto (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 19, 2021).
10.25	Unit Purchase Agreement, dated September 2, 2021 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 9, 2021).
10.26	Form of Exchange Agreement, dated August 23, 2022 (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2022).
10.27	Form of Securities Purchase Agreement, dated October 13, 2022, between Digital Ally, Inc. and the investors thereto (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on October 19, 2022).
10.28	Form of Registration Rights Agreement, dated October 13, 2022, by and among Digital Ally, Inc. and the investors named therein (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on October 19, 2022).

II-6

10.29	Form of Securities Purchase Agreement, dated April 5, 2023, between Digital Ally, Inc. and certain Purchasers who are signatories thereto (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
10.30	Form of Security Agreement, dated April 5, 2023, between Digital Ally, Inc. and certain holders of Digital Ally, Inc.’s Senior Secured Convertible Notes who are signatories thereto (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
10.31	Form of Trademark Security Agreement, dated April 5, 2023, between Digital Ally, Inc. and a lender (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
10.32	Form of Patent Security Agreement, dated April 5, 2023, between Digital Ally, Inc. and between Digital Ally, Inc. and a lender (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
10.33	Form of Subsidiary Guaranty, dated April 5, 2023, by and among Digital Ally, Inc. and its direct and indirect subsidiaries and a lender (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
10.34	Form of Registration Rights Agreement, dated April 5, 2023, between Digital Ally, Inc. and certain Purchasers, who are signatories thereto (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on April 7, 2023).
10.35	Loan and Security Agreement, dated October 26, 2023, by and between Digital Ally, Inc., Digital Ally Healthcare, LLC, and Kompass Kapital Funding, LLC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on October 27, 2023).
10.36	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated October 26, 2023, by and between Digital Ally, Inc. and Kompass Kapital Funding, LLC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on October 27, 2023).
10.37	Lock-Up Agreement, dated June 1, 2023, by and between Clover Leaf Capital Corp., Yntegra Capital Investments, LLC, and Digital Ally, Inc (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 6, 2023).
10.38	Form of Securities Purchase Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
10.39	Form of Registration Rights Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
10.40	Placement Agent Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
10.41	Amendment No. 2 to the Lock-Up Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on June 28, 2024).
10.42	Letter Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on July 18, 2024).
10.43	Purchase and Sale Agreement, dated August 2, 2024, between Digital Ally, Inc. and Serenity Now, LLC (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 6, 2024).
10.44	Amendment (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on August 23, 2024).
10.45	Amendment No. 2 to the Merger Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 4, 2024).
10.46	Second Letter Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 13, 2024).
10.47	Amended Note (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on September 27, 2024).
10.48	Form of Securities Purchase Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 7, 2024).
10.49	Mutual Termination and Release Agreement, dated as of November 7, 2024, by and among Clover Leaf Capital Corp., CL Merger Sub, Inc., Yntegra Capital Investments LLC in the capacity as the Purchaser Representative, Kustom Entertainment, Inc. and Digital Ally, Inc. (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on November 8, 2024).
10.50	Form of First Amendment to Securities Purchase Agreement (filed as an exhibit to the Company’s Current Report on Form 8-K with SEC on December 11, 2024).
10.51**	Form of Placement Agent Agreement.
10.52**	Form of Securities Purchase Agreement.
21.1	Subsidiaries of Registrant (filed as an exhibit to the Company’s Annual Report on Form 10-K with SEC on April 1, 2024).
23.1*	Consent of RBSM LLP, independent registered public accounting firm.
23.2**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
107*	Filing Fee Table

+	Indicates management contract or compensatory plan.
*	Filed herewith.
**	To be filed by amendment.

II-7

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)	That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lenexa, State of Kansas, on January 23, 2025.

DIGITAL ALLY, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Chairman and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stanton E. Ross and Thomas J. Heckman, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Name	Position	Date

/s/ Stanton E. Ross	Chief Executive Officer and Director	January 23, 2025
Stanton E. Ross	(Principal Executive Officer)

/s/ Thomas J. Heckman	Chief Financial Officer, Secretary and Treasurer	January 23, 2025
Thomas J. Heckman	(Principal Financial Officer and Principal Accounting Officer)

/s/ D. Duke Daughtery	Director	January 23, 2025
D. Duke Daughtery

/s/ Leroy C. Richie	Director	January 23, 2025
Leroy C. Richie

/s/ Charles M. Anderson	Director	January 23, 2025
Charles M. Anderson

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